As filed with the Securities and Exchange Commission on May
1
9
, 2022
No.
333-261887

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIGBEAR.AI HOLDINGS, INC.
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Delaware	7372	85-4164597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
(410)
312-0885
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Kinley
Chief Financial Officer
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
(410)
967-0335
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy Cruickshank, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
BigBear.ai Intermediate Holdings, LLC	Delaware	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-1242144
BigBear.ai, LLC	Delaware	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-1259867
NuWave Solutions, L.L.C.	Maryland	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	52-2195680
PCI Strategic Management, LLC	Maryland	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-3441283
ProModel Government Solutions, Inc.	Utah	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	87-0458395
Open Solutions Group, LLC	Virginia	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	26-2253724

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May
1
9
, 2022
PRELIMINARY PROSPECTUS
BIGBEAR.AI HOLDINGS, INC.
12,325,772 Shares of Common Stock
Up to 11,569,920 Shares of Common Stock by the Selling Stockholders
366,533 warrants by the Selling Stockholders
6.00% Convertible Senior Notes due 2026 by the Selling Noteholders
Up to 23,709,503 Shares of Common Stock Underlying 2026 Convertible Notes

This prospectus relates to (a) the issuance by us of up to 12,325,772 shares of our common stock, par value $0.0001 per share (“
Common Stock
”), upon the exercise of warrants consisting of (i) 11,959,239 public warrants (as defined below) and (ii) 366,533 Private Placement Warrants (as defined below), each exercisable for one share of Common Stock at a price of $11.50 per share (“w arrants
”), (b) the resale from time to time of (i) up to 11,936,453 shares of Common Stock, consisting of 11,569,920 shares of Common Stock and 366,533 shares of Common Stock issuable upon the exercise of warrants and (ii) 366,533 warrants by the selling security holders named in this prospectus (each a “
Selling Stockholder
,” and, collectively, the “
Selling Stockholders
”) and (c) the resale from time to time of up to approximately $200,000,000 in aggregate principal amount of 6.00% convertible senior notes due 2026 (the “
2026 Convertible Notes
”) by the selling holders named in this prospectus (the “
Selling Noteholders
” and, together with the Selling Stockholders, the “
Selling Securityholders
”) and up to 23,709,503 shares of Common Stock issuable upon conversion of the 2026 Convertible Notes by the Selling Noteholders. See “
Selling Stockholders
” for the price that the selling securityholders paid for the common stock and warrants that are being registered for resale with this prospectus. Additionally, the shares being registered for resale will constitute a considerable percentage of our public float. Certain of the shares being registered for resale were purchased by the corresponding selling securityholders for prices considerably below the current market price of our common stock. See “
Risk Factors—The future sales of shares of Common Stock by existing stockholders, including the sales of shares of our Common Stock pursuant to this prospectus, may adversely affect the market price of the Company’s Common Stock.
”
With respect to our warrants, we do not believe it is likely that a warrant holder would elect to exercise its warrants when our common stock is trading below $11.50. See “
Summary of the Prospectus
,” “
Risk Factors—Risks Related to Our Common Stock—The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless
,” “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Use of Proceeds
” for further details.
On December 7, 2021, we consummated the business combination (the “
Business Combination
”) contemplated by that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021 and as may be further amended, supplemented or otherwise modified from time to time, the “
Merger Agreement
”), by and among GigCapital4, Inc., a Delaware corporation (“
GigCapital4
”), GigCapital4 Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of GigCapital4 (“
Merger Sub
”), BigBear.ai Holdings, LLC, a Delaware limited liability company, and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“
Ultimate
”), whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC (the “
First Merger
”), with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and, immediately after the First Merger, (b) BigBear.ai Holdings, LLC merged with and into GigCapital4 (the “
Second Merger,
” and together with the First Merger, the “
Mergers
”), with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.
We will bear all costs, expenses and fees in connection with the registration of the Common Stock, warrants and 2026 Convertible Notes and will not receive any proceeds from the sale of such securities. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock and warrants. The Selling Noteholders will bear all commissions and discounts, if any, attributable to their respective sales of the 2026 Convertible Notes and Common Stock underlying the 2026 Convertible Notes.
Our Common Stock and warrants are listed on The New York Stock Exchange (“
NYSE
”) under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange. On May 11, 2022, the closing sale prices of our Common Stock and warrants were $7.50 and $0.60 respectively.

Investing in our Common Stock, warrants and 2026 Convertible Notes involves risks that are described in the “
Risk Factors
” section beginning on page 15 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “
SEC
”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any warrants and conversion of 2026 Convertible Notes. We will not receive any proceeds from the sale of shares of Common Stock underlying the warrants or 2026 Convertible Notes pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “
Where You Can Find More Information
.”
On December 7, 2021, we consummated the Business Combination contemplated by the Merger Agreement, by and among GigCapital4, Merger Sub, BigBear.ai Holdings, LLC and Ultimate, whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and, immediately after the First Merger, (b) BigBear.ai Holdings, LLC merged with and into GigCapital4, with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.

FREQUENTLY USED TERMS
Unless otherwise specified, references to the “
Company
,” “
we
,” “
us
” or “
our,
” are to, (i) prior to the closing of the Business Combination, either (x) BigBear.ai Holdings, LLC (formerly known as Lake Intermediate, LLC) and its subsidiaries or (y) GigCapital4, Inc., as the context may require, and (ii) following the closing of the Business Combination, BigBear.ai Holdings, Inc. and its subsidiaries. Unless the section herein specifies otherwise, references to “
BigBear
” are to (i) prior to the closing of the Business Combination, Ultimate and its subsidiaries and (ii) following the closing of the Business Combination, BigBear.ai Holdings, Inc. and its subsidiaries. The term “
post-combination company
” refers to the Company following the consummation of the Business Combination.
In this prospectus:
“
2026
Convertible Notes
” means the 6.00% Convertible Senior Notes due 2026.
“
Aggregate Merger Consideration
” means the Cash Merger Consideration and the Equity Merger Consideration, in the aggregate.
“
Antares Credit Agreement
” means that certain Credit Agreement, dated as of December 21, 2020, by and among, inter alios
, BigBear.ai Intermediate Holdings, LLC (f/k/a Lake Finance, LLC), as the parent, BigBear.ai, LLC (f/k/a Lake Acquisition, LLC), as the borrower, the other borrowers party thereto, guarantors party thereto, Antares Capital LP, as administrative agent and collateral agent, and the lenders party thereto that was paid off on December 7, 2021.
“
Board
” or “
Board of Directors
” means the board of directors of the Company.
“
Business Combination
” means the transactions contemplated by the Merger Agreement, including (i) the merger of Merger Sub with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings, LLC continuing as the surviving company and as a wholly owned subsidiary of the Company, (ii) the merger of BigBear.ai Holdings, LLC (as the surviving company of the First Merger) with and into the Company, with the Company continuing as the surviving company and (iii) the payment of the Aggregate Merger Consideration to Ultimate as the sole equity holder of BigBear.ai. Holdings, LLC, as merger consideration.
“
Bylaws
” means our Bylaws, dated as of December 7, 2021.
“
Cash Merger Consideration
” means $75,000,000 in cash paid to Ultimate at the Closing pursuant to the terms of the Merger Agreement.
“
Certificate of Incorporation
” means the Second Amended and Restated Certificate of Incorporation of the Company.
“
Closing
” means the closing of the transactions contemplated by the Merger Agreement.
“
Closing Date
” means December 7, 2021.
“
Code
” means the Internal Revenue Code of 1986, as amended.
“
Common Stock
” means the shares of Common Stock of the Company, par value $0.0001 per share.
“
Convertible Note Investment
” means the private placement pursuant to which the Convertible Note Investors subscribed for the Convertible Notes for an aggregate purchase price of $200,000,000.
“
Convertible Note Investors
” means certain institutional investors that invested in the Convertible Note Investment.
“
Convertible Note Subscription Agreements
” means, collectively, those certain amended and restated subscription agreements entered into on November 29, 2021, between the Company and the Convertible Note Investors, pursuant to which such Convertible Note Investors purchased an aggregate of $200,000,000 in the Convertible Note Investment.

“
Credit Agreement
” means the Credit Agreement, dated as of December 7, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among, inter alios
, BigBear.ai Holdings, Inc., a Delaware corporation, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.
“
DGCL
” means the General Corporation Law of the State of Delaware.
“
EBITDA
” means earnings before interest, tax, depreciation and amortization.
“
Equity Merger Consideration
” means a number of shares of GigCapital4 Common Stock equal to the result of dividing
(i) the difference of (A) $1,125,000,000,
minus
(B) $75,000,000,
by
(ii) 10.00 (rounded up to the nearest whole number of shares) to be issued to Ultimate at the Closing pursuant to the terms of the Merger Agreement.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended.
“
First Effective Time
” means the effective time of the First Merger.
“
Founder
” means the Sponsor.
“
Founder Shares
” means the 10,051,600 shares of our Common Stock held by the Initial Stockholders.
“
GAAP
” means U.S. generally accepted accounting principles.
“
GigCapital4 Common Stock
” means common stock, par value $0.0001 per share, of GigCapital4.
“
HSR Act
” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“
Indenture
” means the amended and restated indenture entered into in connection with the Closing by and among the Company, the guarantors party thereto and the Indenture Trustee in its capacity as trustee thereunder, as amended.
“
Indenture Trustee
” means Wilmington Trust, National Association, a national banking association.
“
Initial Stockholders
” means the Sponsor, Nomura Securities International, Inc. and Oppenheimer & Co. Inc.
“
Insider Shares
” means the 18,000 shares of our Common Stock held by the Insiders.
“
Insiders
” means Dorothy D. Hayes and Brad Weightman.
“
Investor Rights Agreement
” means the Amended and Restated Investor Rights Agreement, dated as of December 6, 2021, by and among the Company, Ultimate, AE BBAI Aggregator, LP, the Sponsor, the Insiders, Oppenheimer & Co. Inc., Nomura Securities International, Inc., William Blair & Company, L.L.C. and BMO Capital Markets Corp., as further amended, restated or modified from time to time in accordance with its terms, pursuant to which the parties have set forth, among other things, their agreements with respect to certain governance matters, registration rights and lock-up
periods from and after the Closing.
“
IPO
” means GigCapital4’s initial public offering, consummated on February 8, 2021, through the sale of 35,880,000 public units at $10.00 per public unit.
“
JOBS Act
” means the Jumpstart Our Business Startups Act, as amended.

“
Majority Note Investors
” means each investor in the 2026 Convertible Notes, including such investors, their respective affiliates and accounts and funds controlled or managed by such investor or their respective affiliates) then committed to purchase at least $25,000,000 of the 2026 Convertible Notes.
“
Merger Agreement
” means that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021, and as it may be further amended from time to time), by and among the Company, Merger Sub, BigBear and Ultimate.
“
Merger Sub
” means GigCapital4 Merger Sub Corporation, a Delaware corporation, and, prior to the First Merger, a wholly-owned subsidiary of the GigCapital4.
“
Nasdaq
” means The Nasdaq Stock Market LLC.
“
NYSE
” means The New York Stock Exchange.
“
Private Placement Shares
” means the shares of our Common Stock included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the IPO.
“
Private Placement Units
” means the units, consisting of one share of Common Stock and one-third of one warrant to purchase one share of Common Stock, issued to the Initial Stockholders in a private placement that closed prior to the IPO.
“
Private Placement Warrants
” means the warrants included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.
“
public shares
” means shares of Common Stock included in the public units issued in the IPO.
“
public units
” means one unit, consisting of one public share of Common Stock and one-third of one warrant to purchase one share of Common Stock, issued in the IPO.
“
public warrants
” means the warrants included in the public units issued in the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.
“
Sarbanes-Oxley Act
” means the Sarbanes-Oxley Act of 2002, as amended.
“
SEC
” means the United States Securities and Exchange Commission.
“
Second Effective Time
” means the effective time of the Second Merger.
“
Securities Act
” means the Securities Act of 1933, as amended.
“
Special Meeting
” means the special meeting of the stockholders of GigCapital4 held on December 3, 2021.
“
Sponsor
” means GigAcquisitions4, LLC, a Delaware limited liability company.
“
Transfer Agent
” means Continental Stock Transfer & Trust Company.
“
Trust Account
” means the trust account of GigCapital4 that holds the proceeds from GigCapital4’s IPO and a portion of the proceeds from the sale of the Private Placement Units.
“
Trustee
” means Wilmington Trust, National Association.

v

“
Ultimate
” means BBAI Ultimate Holdings, LLC, a Delaware limited liability company formerly known as PCISM Ultimate Holdings, LLC and, prior to the Business Combination, the sole equity holder of BigBear.ai Holdings, LLC.
“
warrants
”
means the Private Placement Warrants and the public warrants.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the heading “Risk Factors.”
Company Overview
BigBear.ai Holdings, Inc.’s (“
BigBear
” or the “
Company
”) mission is guiding our customers to realize their best possible future by delivering transformative technologies and expert, actionable advice. Through this mission, we seek to empower people to make the right decisions, at the right time, every time.
Business Overview

BigBear.ai is a leader in the use of Artificial Intelligence (AI) and Machine Learning (ML) for decision support. We provide our customers with a competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity. We believe data – when leveraged effectively – can be a strategic asset for any organization. Through our mission-critical analytics solutions and operational expertise, we help our customers make sense of the world in which they operate, understand how known and previously unforeseen forces impact their operations, and determine which decision and course of action will best achieve their objectives.
BigBear.ai products and services are widely used by government agencies in the United States to support many of the nation’s most critical defense and intelligence capabilities. These customers operate in environments of unrivaled scale and complexity, where the cost of a poor decision can be very steep, and the cost of failure devastating. They demand the most sophisticated and capable AI, ML, and predictive analytics solutions available, from a provider who understands their complex operations and can rapidly deploy technology at scale with uncompromising reliability.
The need to make sense of enormous volumes of data is not unique to government agencies. Commercial enterprises have spent several decades amassing vast volumes of data, but few have the resources and AI expertise required to turn that data into actionable information for operational decision making. The complexity of integrating disparate, often dirty and incomplete data, and then applying highly technical AI tools to enrich, analyze, and predict outcomes with the data, has limited the adoption of AI for decision support in commercial markets.
At BigBear.ai, we are making AI-powered decision support accessible and scalable for any organization. Our solutions empower businesspeople to leverage more data sources, faster and easier, and to derive new insights hidden in the data – even flawed data – in a way that is visible, understandable, actionable, and trustworthy. As a result, our customers can crystallize and accelerate operational decision making to gain competitive advantage in real-world environments.
Products and Services
BigBear.ai offers a modular, cloud-based platform that addresses three phases of data-driven decision making: data curation, analysis, and guidance. The capabilities to support each phase are packaged as discrete applications for federal and commercial customers, deployed separately or together, enabling customers to ingest, interpret and visualize vast amounts of data, accurately predict outcomes, and guide decisions to achieve strategic objectives.

Data curation (delivered as Observe) is used to make data more complete, more accurate, and easier to use in analytics. It collects, normalizes, and integrates historical and real-time data from a wide range of sources, including BigBear.ai data collections, customer proprietary data, and third-party data, to create more holistic insights. Massive data sets containing any variety of text, graphics, video, and other media types, are distilled to identify relevant information associated with the customer’s operating environment, such as asset tracking, geopolitical events, public sentiment, stock market shifts, etc. Through data curation, knowledge is compounded and made more reliable.
Analysis (delivered as Orient and Panda) is used to interpret curated data. It employs storytelling techniques to make predictive analytics more accessible and actionable for decision makers. BigBear.ai provides hundreds of algorithms to uncover objects, activities, or events of interest from the data, applying discovery and visualization to explain patterns and influences that can affect outcomes. Using AI/ML and advanced mathematical models such as tensor completion, data is enriched and mined with depth and agility that far surpasses traditional business intelligence and analytics tools.
Guidance (delivered as Dominate) provides goal-oriented advice, allowing customers to state their desired outcomes (goals) and determine what decision or course of action will best produce those results. Users can easily modify scenarios to understand the potential impacts of each decision option and see the statistical likelihood of each outcome. With this prescriptive guidance, decision makers have clear foresight to act with confidence.
BigBear.ai also offers consulting services to design, customize, deploy, operate, and support our solutions for federal and commercial customers. Due to the breadth and depth of experience and expertise in our team, many of our customers rely on BigBear.ai resources to supplement their technical and operational staff for long-term engagements as well.
Customers
To date, BigBear.ai has predominantly served federal, military, and intelligence agencies of the U.S. government. Our list of marquee customers includes the Joint Staff, U.S. Army, U.S. Air Force, and Department of Homeland Security (DHS), where our entrenched relationships date back more than 20 years and provide the foundation of our technology and solutions. These customers entrust us with their most critical data and operations and represent most of our historical growth.
The power and agility of our platform and products make them equally valuable to commercial enterprises, particularly those dealing with global market dynamics, such as in manufacturing, supply-chain, and commercial space. Landmark customers such as Virgin Orbit and Terran Orbital use our solutions to enrich their satellite architectures with ML-based computer vision models and data pipelines, identifying new insights and opportunities while creating greater value in their commercial offerings. As new customers are acquired, new data sources, analysis tools, and integrated services are added to the BigBear.ai platform to support new industries and decision scenarios. Thus, every new engagement expands our capability baseline and opens the door to a considerable pipeline of new opportunities within that vertical market and within adjacent markets.
Historically, BigBear.ai has a 93% win rate on new contract opportunities, and a 100% recompete win rate with existing customers. This speaks to the value that our customers find in our solutions and the trust they place in our people to help guide their decisions and courses of action.

Revenue Mix
Approximately 49% of our revenue came from sales of our software solutions in 2021, but this is a change from as recent as 2016 when approximately 1% of the sales of the acquired companies that make up BigBear.ai today were for software solutions. As our software has matured to become a massively scalable, cloud-based solution, both legacy and new customers are transitioning away from exploratory, joint-development engagements toward engagements to quickly integrate and deploy our software for current operational needs.
Due to the sensitive and oftentimes classified nature of our work with government customers, a significant portion of BigBear.ai’s contracts still require our data scientists and software engineers to co-locate on-premises
with customers and develop solutions for unique environments and use cases. As a result, these engagements with high levels of non-recurring
engineering or research and development (R&D) expense typically yield gross margins between 40% and 50%. However, as we amass knowledge and Intellectual Property (IP), our proprietary products will require considerably less customization and we expect that new engagements will have considerably higher gross margins. While commercial deployments can be on-premises
(at a customer’s request), our commercial engagements are largely cloud-based deployments with gross margins that often exceed 60%.
As we evolve our commercial solutions to a pure SaaS model, we anticipate yielding gross margins of 80% or more on that business, comparable to other enterprise SaaS offerings in market. Despite the pivot toward high gross margin, SaaS-based customer engagements, we plan to maintain a portion of our revenue from strategic service-based engagements that will drive innovation and new market opportunities.
Competitive Advantage
BigBear.ai’s principle competitive advantage is that our products have been designed for – and proven in – highly demanding environments that require exceptional scalability, agility, accessibility, and reliability. The architecture of our platform extends these benefits to customers of all types and sizes. As a result, our customers experience added value from BigBear.ai solutions in these areas:

•
Time to Value
: The ability to assemble
pre-configured
analytics without coding, and gain access to a wide range of curated data that has been normalized and distilled “out of the box”, dramatically accelerates deployment and time to value. What typically requires months of set up with other decision support tools takes a fraction of time with BigBear.ai products, and users can gain value within minutes of initial login.

•
Business Scope
: Our products simplify the complexity that prevents broad adoption of
AI-based
analytics across business operations and industries. Support for imperfect, diverse data sources enhanced with AI/ML enhances the scope of questions (decisions) that can be addressed, while interactive visualization tools expose and explain new insights in ways non-technical
people can easily use.

•
Decision Confidence
: The unique combination of data enrichment, insight discovery, comprehensive if-then
analysis, and goal-oriented advice provides organizations with a level of certainty in their decision-making, courses of action, and outcomes that they can’t experience with typical analytics products.

•
Higher ROI
: Through our SaaS offering, customers can scale their usage cost-effectively based on their data and/or processing needs, avoiding the equipment and maintenance costs associated with on-premise
solutions. Further, our products are highly interoperable and easily integrated due to our modular platform architecture, so customers can leverage and build on prior technology investments, adding our powerful decision support capabilities to enhance existing operational or business intelligence systems.

Market Opportunity
BigBear.ai serves a large and rapidly growing addressable market. Our technology capabilities and expertise allow us to target a total addressable market (“
TAM
”) of more than $72 billion, growing to $310 billion by 2026, based upon third-party industry reports on the current and projected markets for government and commercial customers in the following areas: AI platforms, data analytics, and analytic data management and integration platforms. BigBear.ai plans to address this TAM through market penetration with our existing solutions, new vertically focused SaaS offerings, and inorganic portfolio expansion via strategic mergers and acquisitions (M&A).
Growth Strategy
BigBear.ai has multiple growth vectors, including performing on our existing backlog of approximately $466 million as of December 31, 2021, penetrating new federal and commercial markets, and investing in strategic M&A opportunities. Each of these growth vectors is underscored by our “land and expand” sales strategy.

(1)	MarketsAndMarkets, Inc., May, 2021.
Backlog Execution
: BigBear.ai’s existing funded and unfunded backlog as of December 31, 2021, comprised entirely of contracts that BigBear.ai has already won, accounts for approximately 84% of 2022 projected revenue.
Market Expansion
: Our largest opportunities lie in commercial and federal intelligence and defense markets where AI/ML technologies are still in the early adoption phase. Commercial customers can also operate under shorter sales cycles and are more apt to engage in pure SaaS/hosted licensing arrangements, requiring considerably less engineering/integration support and resulting in higher gross margins.
While the agility of our products allow them to address customer needs in nearly any industry segment, we will initially focus on commercial markets with similar characteristics to our federal engagements, such as manufacturing, supply chain, and commercial space. After growing our footprint in these markets, we will expand to new verticals and also bring our enhanced SaaS offerings back to the federal market for sale to current and new customers.

Strategic M&A
: A critical addition to the growth vectors above is the opportunity for strategic, inorganic growth. Given the importance of our expansion into commercial markets, opportunities that enable or accelerate commercial growth will be our initial priority. We generally pursue M&A opportunities based on:

(1)
Additive Technology: The potential to acquire technology that can accelerate growth in a specific commercial market. This can include new or proprietary data sets, market-specific analytics, and novel AI/ML approaches that improve the overall impact of our products.

(2)	Market Access: The opportunity to gain a strategic foothold in a high-growth market, thus immediately accelerating our growth in that space.
While we do not currently plan to pursue inorganic growth in our existing defense/intelligence markets, there could be unique opportunities that present enough strategic value to warrant consideration, especially if there is the possibility of acquiring solutions with commercial application or contracts with unserved federal agencies.
Land
 & Expand
: BigBear.ai has executed a successful “land and expand” sales strategy with our customers and has a proven record of growing customer relationships with new products and solutions. Our field team proudly boasts a 100% recompete win rate to date, and we have benefited from several new contract opportunities as a result of referrals made by highly satisfied current customers.
Research and Development:
BigBear.ai has more than 20 years of experience developing and deploying software products. Historically, much of our R&D has been funded and directed by defense and intelligence customers for their specific needs and objectives. The shift toward technical capabilities that could be applied more broadly began in 2019; in 2021 BigBear.ai invested roughly $6 million in R&D activities. These efforts have produced scalable, cloud-based products that are supporting both federal and commercial customers today.
We expect future investments in R&D will largely focus on expanding our robust team of software engineers, data scientists, and cloud engineers to support the following:

1.	Evolving our platform to a fully SaaS, mid-market-friendly offering

2.	Incorporating new, market-specific data sources into our data curation catalog and processes

3.	Creating new analytics modules and workflows for targeted vertical market use cases

4.	Optimizing our guidance capabilities for new business drivers, such as resource allocation/optimization and revenue-generating courses of action

5.	Expanding our cloud infrastructure to support commercial application development
Sales and Marketing
BigBear.ai will go to market with both direct sales and indirect channel partners within each of our targeted sectors, including but not limited to, defense, intelligence, federal civilian, manufacturing, supply chain, logistics, and commercial space. We are investing in marketing resources and programs for branding, demand generation, sales/channel enablement, and customer advocacy to develop our marketing and sales funnels and build engagement across the full customer lifecycle. We are also investing in the infrastructure and tools needed to ensure our sales and marketing programs are automated, efficient, and measurable.
Partners
BigBear.ai has strong relationships with cutting-edge technology vendors, such as Elastic, Confluent, KNIME, Qlik, and AWS. These partnerships allow us to deploy our solutions into customer environments quickly and efficiently, decreasing start-up
and integration time and costs.

BigBear.ai also manages a channel partner program to share technical training and documents on customer implementations, enabling close collaboration with our 16 channel partners to ensure customer success. Channel partners such as resellers and distributors will be a key component of our go-to-market
strategy to enter new vertical markets, as well as for international expansion.
Company Footprint and Management
As of December 31, 2021, we had 665 employees, of which over 80% held security clearances. Approximately 36% of our workforce is comprised of software engineers, data scientists, cloud/systems engineers, analysts, and cyber subject-matter experts.
BigBear.ai has headquarters in Columbia, MD, with additional office locations in Lexington, Massachusetts; Annapolis, Maryland; Ann Arbor Michigan; Chantilly, Virginia; San Diego, California; Madison, Alabama; Charlottesville, Virginia; Virginia Beach, Virginia; McLean, Virginia; and Reston, Virginia. In addition, many of our team members work at secure customer facilities in the U.S.
The BigBear.ai executive team is a driving force behind the company’s success. With strong industry experience and knowledge of both government and commercial markets, our executives are shaping the Company’s vision and market penetration strategies, while ensuring operational excellence. Further, the leadership team is committed to maintaining a corporate culture and employee value proposition that attracts the brightest talent in the industry.
Competition
Our competitors include software companies that develop horizontal solutions in the analytics, data management, and business intelligence markets, as well as vertically focused analytics tools within our target markets. We also face competition from government contractors and system integrators who are building custom solutions to enter this market. In many cases, we are competing with the internal software development efforts of our potential customers. Organizations frequently attempt to build their own decision support and analytics platforms using a patchwork of custom development, outside consultants, IT services companies, packaged and open-source software, and significant internal IT resources, before turning to BigBear.ai.
The principal competitive factors in the markets in which we operate include:

•	platform agility and product functionality

•	data security, privacy, and regulatory compliance

•	ease and speed of adoption, use, and deployment

•	product innovation and roadmap

•	pricing and cost structures

•	customer experience, including technical support and education

•	brand awareness and reputation

•	track record of success in complex environments
While we compete favorably on these factors, some of our competitors have greater name recognition, longer operating histories, broader customer bases, larger sales and marketing budgets, more technology, channel, and distribution partners, wider geographic presence, greater focus in specific vertical markets, lower labor and research and development costs, larger and more mature intellectual property portfolios, and substantially greater financial, technical, and other resources to provide support, make acquisitions, and develop and introduce new products.

Dr. Louis R. Brothers (Chief Executive Officer)
Dr. Brothers has served as the Chief Executive Officer at BigBear since June 2020. Prior to his current role, Dr. Brothers was the Chief Executive Officer at NuWave Solutions from June 2020 until its merger with PCI. Dr. Brothers has also served as the Chief Technology Officer of Peraton and a principal with The Chertoff Group. From 2014 to 2017, Dr. Brothers served as Under Secretary for Science and Technology at the U.S. Department of Homeland Security (DHS), where he was responsible for a science and technology portfolio that included basic and applied research, development, demonstration, testing, and evaluation with the purpose of helping DHS operational elements and the nation’s first responders achieve their mission objectives. From 2011 to 2014, Dr. Brothers served as Deputy Assistant Secretary of Defense for Research at the Department of Defense. In this position, Dr. Brothers was responsible for policy and oversight of the Department’s science and technology programs and laboratories. Dr. Brothers has also held senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and MIT Lincoln Laboratory. Dr. Brothers received a B.S. in Electrical Engineering from Tufts University, an M.S. in Electrical Engineering from Southern Methodist University, and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
Brian Frutchey (Chief Technology Officer)
Mr. Frutchey has served as the Chief Technology Officer at BigBear since 2021. Prior to his role at BigBear, Mr. Frutchey was an Executive Vice President at NuWave Solutions since 2016. Prior to his executive roles at NuWave and BigBear, Mr. Frutchey held multiple roles in the big data and analytics sector, including managing the National Geospatial-Intelligence Agency’s
In-Q-Tel
Interface Center’s predictive analytics and cloud orchestration portfolios, the U.S. European Command’s Joint Intelligence Operations Center Strategic Foresight and Open-Source Element capabilities, Endeca Technology’s Public Sector Division, and the U.S. Army as a Signal Corps officer. Mr. Frutchey received a B.S. in Electrical Engineering (Computers) from the University of Southern California.
Joshua Kinley (Chief Financial Officer)
Mr. Kinley has served as the Chief Financial Officer of BigBear since December 2020. Prior to that, Mr. Kinley was the founder and Chief Financial Officer of PCI since its formation in April 2008. Before founding PCI, Mr. Kinley worked in multiple roles in the intelligence sector, including as a Senior Director at SI International and as a military intelligence officer in the U.S. Army. Mr. Kinley received a B.S. in Life Sciences from the United States Military Academy at West Point and an M.B.A. from John Hopkins University with a focus on IT Management.
The Business Combination
On December 7, 2021, we consummated the Business Combination contemplated by the Merger Agreement, whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and (b) BigBear.ai Holdings, LLC merged with and into GigCapital4, with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.
Pursuant to the terms of the Merger Agreement, at the First Effective Time, each unit of limited liability company interest of BigBear.ai Holdings, LLC issued and outstanding immediately prior to the First Effective Time (other than units held in BigBear.ai Holdings, LLC’s treasury or owned by GigCapital4, Merger Sub or BigBear.ai Holdings, LLC immediately prior to the First Effective Time) were cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate (the “
Aggregate Merger Consideration
”), (i) in book entry, the Equity Merger Consideration, and (ii) $75,000,000, in each case without interest and otherwise in accordance with the terms of the Merger Agreement. The Equity Merger Consideration means a number of shares of GigCapital4 Common Stock equal to the result of dividing
(i) the difference of (A) $1,125,000,000,
 minus
 (B) $75,000,000,
 by
 (ii) 10.00 (rounded up to the nearest whole number of shares). Ultimate, as the sole member of BigBear.ai Holdings, LLC prior to the Business Combination, was paid the Aggregate Merger Consideration.
At the Second Effective Time, each unit of limited liability company interest of BigBear.ai Holdings, LLC issued and outstanding immediately prior to the Second Effective Time was cancelled and ceased to exist without any conversion thereof or payment therefor, and the capital stock of GigCapital4 outstanding immediately prior to the Second Effective Time remained outstanding as the capital stock of GigCapital4, which, collectively with the 2026 Convertible Notes issued at the Second Effective Time (as further described below) and the warrants entitling the holders to purchase one share of GigCapital4 Common Stock per warrant (“
GigCapital4 Warrants
”), constituted one hundred percent (100%) of the outstanding equity securities (and securities convertible into equity securities) of BigBear immediately after the Second Effective Time.
For more information about BigBear, please see the sections entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Management
.”
Risk Associated with Our Business
There are a number of risks related to our business and investing in our Common Stock, warrants and 2026 Convertible Notes that you should consider before deciding to invest. You should carefully consider all the information presented in the section entitled “
Risk Factors
” in this prospectus. Some of the principal risks related to our business include the following:

•	our limited operating history as a combined company makes it difficult to evaluate our current business and future prospects;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, financial condition, growth and the actions we may take in response thereto;

•	the high degree of uncertainty of the level of demand for and market utilization of our solutions and products;

•	substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results;

•	our dependency upon third-party service providers for certain technologies;

•	increases in costs, disruption of supply or shortage of materials, which could harm our business;

•	developments and projections relating to our competitors and industry;

•	the unavailability, reduction or elimination of government and economic incentives, which could have a material adverse effect on our business, prospects, financial condition and operating results;

•	our management team’s limited experience managing a public company;

•	the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses;

•	concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions;

•	if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the potential for the market price of our securities to decline;

•	the risk that the Business Combination disrupts current plans and operations of our business as a result of consummation of the transactions described herein;

•	the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations; and

•	other factors detailed under the section entitled “ Risk Factors .”
Emerging Growth Company
The Company is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended (the “
JOBS Act
”). As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “
Sarbanes-Oxley Act
”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
The Company will remain an emerging growth company until the earlier of (i) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (iv) the date on which the Company has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Corporate Information
BigBear is a Delaware corporation. Our principal executive offices are located at BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, and our telephone number is
(410) 312-0885.
Our principal website address is
https://bigbear.ai
. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus or any accompanying prospectus supplement.

THE OFFERING

Issuer	BigBear.ai Holdings, Inc.

Shares of Common Stock to be issued upon exercise of all Warrants	12,325,772 shares (including 11,959,239 public warrants and 366,533 private warrants).

Shares of Common Stock Offered by the Selling Stockholders	Up to 11,936,453 shares (including 366,533 shares issuable upon exercise of warrants held by the Selling Stockholders).

Warrants Offered by the Selling Stockholders	366,533 warrants.

Shares of Common Stock to be issued upon Conversion of the 2026 Convertible Notes	23,709,503 shares issuable upon the conversion of $200,000,000 in aggregate principal amount of outstanding 2026 Convertible Notes.

2026 Convertible Notes Offered by the Selling Noteholders	Up to $200,000,000 aggregate principal amount of 2026 Convertible Notes.

Outstanding	126,263,451 shares (as of May 11, 2022).

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. With respect to the shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We will not receive any of the proceeds from the sale of the shares of Common Stock or 2026 Convertible Notes by the Selling Noteholders. We intend to use any such proceeds for general corporate purposes. We do not believe it is likely that a warrant holder would elect to exercise its warrants when our common stock is trading below $11.50. See “
Risk Factors—General Risk Factors—
The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless
,” “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Use of Proceeds
” for further details.

Market for Common Stock, Warrants and 2026 Convertible Notes	Our Common Stock and warrants are currently traded on the NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.

Risk Factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus and the exhibits hereto that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in GigCapital4’s definitive proxy, dated November 5, 2021, related to the Business Combination under the heading “
Risk Factors
,” and other documents of GigCapital4 filed with the SEC prior to the Business Combination and that BigBear filed after the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear presently does not know or that BigBear currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear’s expectations, plans or forecasts of future events and views as of the date of this prospectus. BigBear anticipates that subsequent events and developments will cause BigBear’s assessments to change. However, while BigBear may elect to update these forward-looking statements at some point in the future, BigBear specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BigBear’s assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this prospectus is based on the estimates of BigBear management. BigBear obtained the industry, market and competitive position data used throughout this prospectus from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. BigBear believes its estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which BigBear obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data and the voluntary nature of the data gathering process. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our limited operating history as a combined company, which makes it difficult to evaluate our current business and future prospects;

•	our ability to sustain our revenue growth in the future;

•	our ability to execute our strategy to grow our business and increase our sales and the number and types of markets we compete in;

•	the length of our sales cycle and the time and expense associated with it;

•	our ability to grow our customer base and to expand our relationships with our existing customers, including with our government customers;

•	our reliance on customers in the public/government sector;

•	the market and our customers accepting and adopting our products, including our future new product offerings;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, financial condition, growth, and the actions we may take in response thereto;

•	competition in our industry;

•	our ability to gain contracts on favorable terms, including with our government customers;

•	our ability to grow, maintain and enhance our brand and reputation;

•	risks related to security and our technology, including cybersecurity;

•	our ability to maintain competitive pricing for our products;

•	our ability to secure financing necessary to operate and grow our business as planned, including through acquisitions;

•	the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products;

•	substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results;

•	our dependency upon third-party service providers for certain technologies;

•	increases in costs, disruption of supply or shortage of materials, which could harm our business;

•	developments and projections relating to our competitors and industry;

•	the unavailability, reduction or elimination of government and economic incentives, which could have a material adverse effect on our business, prospects, financial condition and operating results;

•	our existing debt and our ability to refinance it on more favorable terms;

•	our management team’s limited experience managing a public company;

•	our ability to hire, retain, train and motivate qualified personnel and senior management and ability to deploy our personnel and resources to meet customer demand;

•	our ability to successfully execute future joint ventures, channel sales relationships, platform partnerships, strategic alliances and subcontracting opportunities;

•	our ability to grow through acquisitions and successfully integrate any such acquisitions;

•	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

•	our compliance with governmental laws, trade controls, customs requirements and other regulations we are subject to;

•
the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses or otherwise found to have violated a law or regulation;

•	concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions;

•	the effect of economic downturns, depressions and recessions;

•	if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the potential for the market price of our securities to decline;

•	the risk that the Business Combination disrupted current plans and operations of our business as a result of consummation of the transactions described herein; and

•	the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “
Risk Factors
.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the
COVID-19
outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in the “
Risk Factors
” section and elsewhere in this prospectus may adversely affect us.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this prospectus. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus. These risk factors are not exhaustive. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” BigBear may face additional risks and uncertainties that are not presently known to it, or that BigBear currently deems immaterial, which may also impair BigBear’s business or financial condition. The following discussion should be read in conjunction with the consolidated financial statements and notes to the financial statements included herein. Additional risks, beyond those summarized below, may apply to our activities or operations as currently conducted, or as we may conduct them in the future, or in the markets in which we operate or may in the future operate. Consistent with the foregoing, we are exposed to a variety of risks, including risks associated with:
Risks Related to Our Business and Industry
We have a limited operating history, which makes it difficult to evaluate our prospects and future results of operations.
Since we commenced operations, our business has expanded organically through the delivery of enhanced solutions and expanded product offerings to our customers and through acquisitions. As a result of our limited operating history and evolving business, our ability to forecast our future results of operations is limited and subject to several uncertainties, including our ability to plan for and model future growth. Our historical revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our business could be adversely affected.
We may not be able to sustain our revenue growth rate in the future.
Although our revenue has increased in recent periods, there can be no assurances that revenue will continue to grow or do so at current rates, and you should not rely on the revenue of any prior quarterly or annual period as an indication of our future performance. Our revenue growth rate may decline in future periods. Many factors may contribute to declines in our revenue growth rate, including increased competition, slowing demand for our products and services from existing and new customers, a failure by us to continue capitalizing on growth opportunities including expansion into the commercial marketplace, strategic acquisitions, terminations of existing contracts or failure to exercise existing options by our customers, our failure to execute on the existing backlog of customer contracts, the maturation of our business, and a contraction of our overall market, among others. If our revenue growth rate declines, our business, financial condition, and results of operations could be adversely affected.
Our results of operations and cash flows are substantially affected by our mix of fixed-price and time-and-material
type contracts. Our profits may decrease and/or we may incur significant unanticipated costs if we do not accurately estimate the costs of these engagements.
We generate most of our revenue through various
time-and-material
and fixed-price contracts. Some of our arrangements with our customers are on fixed-price contracts, rather than contracts in which payment to us is determined on a time and materials or other basis. These fixed-price contracts allow us to benefit from cost savings, but subject us to the risk of potential cost overruns, particularly for firm fixed-price contracts because we assume all of the cost burden. If our initial estimates are incorrect, we can lose money on these contracts. U.S.

government contracts can expose us to potentially large losses because the U.S. government can hold us responsible for completing a project or, in certain circumstances, require us to pay the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications and can last for years, unforeseen events, such as technological difficulties, fluctuations in the price of raw materials, a significant increase in inflation in the U.S. or other countries, problems with our suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to us over time. Our failure to estimate accurately the resources and schedule required for a project, or our failure to complete our contractual obligations in a manner consistent with the project plan upon which our fixed-price contract was based, could adversely affect our overall profitability and could have a material adverse effect on our business, financial condition, and results of operations. We are consistently entering into contracts for large projects that magnify this risk. We have been required to commit unanticipated additional resources to complete projects in the past, which has occasionally resulted in losses on those contracts. We could experience similar situations in the future. In addition, we may fix the price for some projects at an early stage of the project engagement, which could result in a fixed price that is too low. Therefore, any changes from our original estimates could adversely affect our business, financial condition, and results of operations.
Our sales efforts involve considerable time and expense and our sales cycle is often long and unpredictable.
Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. As part of our sales efforts, we invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our products and services. In the “land” phase of our business model, we often deploy prototype capabilities to potential customers at no or minimal cost initially to them for evaluation purposes, and there is no guarantee that we will be able to convert these engagements into long-term sales arrangements. In addition, we currently have a limited direct sales force, and our sales efforts have historically depended on the significant involvement of our senior management team. The length of our sales cycle, from initial demonstration to sale of our products and services, tends to be long and varies substantially from customer to customer. Our sales cycle often lasts six to nine months but can extend to a year or more for some customers. Because decisions to purchase our software involve significant financial commitments, potential customers generally evaluate our software at multiple levels within their organization, each of which often have specific requirements, and typically involve their senior management.
Our results of operations depend on sales to enterprise customers, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the software, including, among others, that customer’s projections of business growth, uncertainty about economic conditions (including as a result of the ongoing
COVID-19
outbreak and the escalation of hostilities between Russia and Ukraine), capital budgets, anticipated cost savings from the implementation of our software, potential preference for such customer’s internally-developed software solutions, perceptions about our business and software, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our software and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, our business, financial condition, and results of operations could be adversely affected.

Historically, existing customers have expanded their relationships with us, which has resulted in a limited number of customers accounting for a substantial portion of our revenue. If existing customers do not make subsequent purchases from us or renew their contracts with us, if those renewals are otherwise delayed, or if our relationships with our largest customers are impaired or terminated, our revenue could decline, and our results of operations would be adversely impacted.
We derive a significant portion of our revenue from existing customers that expand their relationships with us. Increasing the size and number of the deployments of our existing customers is a major part of our growth strategy. We may not be effective in executing this or any other aspect of our growth strategy. For example, revenue earned from customers contributing in excess of 10% of consolidated revenues were derived from two customers comprising 32% of revenue for the twelve months ended December 31, 2021 (Successor). As of December 31, 2021, we have supported these customers for more than five years.
Each of our contracts with these customers includes termination for convenience provisions whereby the customer can unilaterally elect to terminate the contract. In the event of a termination, we may generally recover only our incurred or committed costs and settlement expenses and profit on work completed prior to the termination. Our 2021 revenues from these significant customers were mainly earned from large multi-year contracts. As of December 31, 2021, about $189 million of our approximate $466 million of total backlog is attributable to these significant customers. The estimated completion dates for these contracts range from 2022 to 2026. Of the $189 million of backlog related to these significant customers as of December 31, 2021 we expect to recognize almost a quarter of that amount as revenue by the end of 2022, with the remainder to be recognized as revenue by the end of 2026.
There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. Our concentration of revenue among a few of our customers increases the risk of quarterly fluctuations in our operating results and our sensitivity to any material, adverse developments experienced by our significant customers. Further, it is not possible for us to predict the future level of demand for our products and services that will be generated by these customers. As previously described, the terms of our contracts with these significant customers permit them to unilaterally terminate our arrangement at any time (subject to notice and certain other provisions). In addition, the terms and conditions under which we do business generally do not include commitments by those customers to purchase any specific quantities of products or services from us or to renew their contracts after the initial period. Even in those instances where we enter into an arrangement under which a significant customer agrees to purchase an agreed portion of its product or service needs from us (provided we meet our contractual obligations), the arrangement often includes pricing schedules with substantial price concessions that may apply regardless of the volume of products or services purchased, and those material customers may not purchase the volume of products or services we expect. If any of these major customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products and services or we could lose the customer. Any such development could have an adverse effect on our margins and financial position, and would negatively affect our sales and results of operations and/or trading price of our Common Stock. There can be no assurance that our sales will not continue to be sufficiently concentrated among a limited number of customers.
Certain customers, including customers that represent a significant portion of our business, have in the past reduced their spend with us as a result of budgetary pressure, which has reduced our anticipated future payments or revenue from these customers. It is not possible for us to predict the future level of demand from our larger customers for our software and applications.
While we generally engage customers through contracts with terms up to five years in length, our customers sometimes enter into shorter-term contracts, such as six-month
engagements for specific capability developments or enhancements, which may not provide for automatic renewal and may require the customer to opt-in to extend the term. Our customers have no obligation to renew, upgrade, or expand their agreements with us after the terms of their existing agreements have expired. In addition, many of our customer contracts permit the customer to terminate their contracts with us with little or no notice required. If one or more of our customers terminate their contracts with us, whether for convenience, for default in the event of a breach by us, or for other reasons specified in our contracts, as applicable; if our customers elect not to renew their contracts with us; if our customers renew their contractual arrangements with us for shorter contract lengths or for a reduced scope; or if our customers otherwise seek to renegotiate terms of their existing agreements on terms less favorable to us, our business and results of operations could be adversely affected. This adverse impact would be even more pronounced for customers that represent a material portion of our revenue or business operations.
Our ability to renew or expand our customer relationships may decrease or vary due to a number of factors, including our customers’ satisfaction or dissatisfaction with our software and services, the frequency and severity of software and implementation errors, our software’s reliability, our pricing, the effects of general economic conditions and budgets, competitive offerings or alternatives, or reductions in our customers’ spending levels. Achieving such renewal or expansion of our customer contracts may require us to increasingly engage in sophisticated and costly sales efforts that may not result in additional sales. If our customers do not renew or expand their agreements with us or if they renew their contracts for shorter lengths or on other terms less favorable to us, our revenue may decline or grow more slowly than expected, and our business could suffer. Additionally, if the contract awards process for our government customers is delayed due to budgetary constraints, political instability or other governmental delays in the awards process, expected revenues could be delayed, which could have a material adverse effect on our business. Our business, financial condition, and results of operations would also be adversely affected if we face difficulty collecting our accounts receivable from our customers or if we are required to refund customer deposits.
We may not realize the full deal value of our customer contracts, which may result in lower than expected revenue.
As of December 31, 2021 and December 31, 2020, the total remaining deal value of the contracts that we had been awarded by, or entered into with, commercial and government customers, including existing contractual obligations, contract options available to those customers, and anticipated follow-on
awards was approximately $465 million and $409 million, respectively.
The majority of these contracts contain termination for convenience provisions. Additionally, the U.S. federal government is prohibited from exercising contract options more than one year in advance. As a result, there can be no guarantee that our customer contracts will not be terminated or that contract options will be exercised.
We may not realize all of the revenue from the full deal value of our customer contracts. This is because the actual timing and amount of revenue under contracts included are subject to various contingencies, including exercise of contractual options, customers terminating their contracts, and renegotiations of contracts. In addition, delays in the completion of the U.S. government’s budgeting process, the use of continuing resolutions, and a potential lapse in appropriations, or similar events in other jurisdictions, could adversely affect our ability to timely recognize revenue under certain government contracts.
Our results of operations and our key business measures are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.
Our quarterly results of operations, including cash flows, have fluctuated significantly in the past and are likely to continue to do so in the future. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results, financial position, and operations are likely to fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our Common Stock.

The timing of our sales cycles is unpredictable and is impacted by factors such as government budgeting and appropriation cycles, varying commercial fiscal years, and changing economic conditions. This can impact our ability to plan and manage margins and cash flows. Our sales cycles are often long, and it is difficult to predict exactly when, or if, we will make a sale with a potential customer or how quickly we can move them from the “land” phase into the profitable “expand” phase. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large sales transactions in a quarter would impact our results of operations and cash flow for that quarter and any future quarters in which revenue from that transaction is lost or delayed. In addition, downturns in new sales may not be immediately reflected in our revenue because we generally recognize revenue over the term of our contracts. The timing of customer billing and payment varies from contract to contract. A delay in the timing of receipt of such collections, or a default on a large contract, may negatively impact our liquidity for the period and in the future. Because a substantial portion of our expenses are relatively fixed in the short-term and require time to adjust, our results of operations and liquidity would suffer if revenue falls below our expectations in a particular period.
Other factors that may cause fluctuations in our quarterly results of operations and financial position include, without limitation, those listed below:

•	the success of our sales and marketing efforts, including the success of pilot deployments;

•	our ability to increase our margins;

•	the timing of expenses and revenue recognition;

•	the timing and amount of payments received from our customers;

•	termination of one or more large contracts by customers, including for convenience;

•	the time- and cost-intensive nature of our sales efforts and the length and variability of sales cycles;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business and operations;

•	the timing and effectiveness of new sales and marketing initiatives;

•	changes in our pricing policies or those of our competitors;

•	the timing and success of new products, features, and functionality introduced by us or our competitors;

•	cyberattacks and other actual or perceived data or security breaches;

•
our ability to hire and retain employees, in particular, those responsible for the development, operations and maintenance, and selling or marketing of our software; and our ability to develop and retain talented sales personnel who are able to achieve desired productivity levels in a reasonable period of time and provide sales leadership in areas in which we are expanding our sales and marketing efforts;

•	the amount and timing of our stock-based compensation expenses;

•	changes in the way we organize and compensate our sales teams;

•	changes in the way we operate and maintain our software;

•	changes in the competitive dynamics of our industry;

•	the cost of and potential outcomes of future claims or litigation, which could have a material adverse effect on our business;

•	changes in laws and regulations that impact our business, such as the Federal Acquisition Streamlining Act of 1994 (“ FASA ”);

•	indemnification payments to our customers or other third parties;

•	ability to scale our business with increasing demands;

•	the timing of expenses related to any future acquisitions; and

•
general economic, regulatory, and market conditions, including the impact of the
COVID-19
pandemic and international affairs such as the escalation of hostilities between Russia and Ukraine which may cause financial market volatility.

In addition, our contracts generally contain termination for convenience provisions, and we may be obligated to repay prepaid amounts or otherwise not realize anticipated future revenue should we fail to provide future services as anticipated. These factors make it difficult for us to accurately predict financial metrics for future periods.
The variability and unpredictability of our quarterly results of operations, cash flows, or other operating metrics could result in our failure to meet our expectations or those of analysts that may cover us or investors with respect to revenue or other key metrics for a particular period. If we fail to meet or exceed such expectations for these or any other reasons, the trading price of our Common Stock could fall, and we could face costly lawsuits, including securities class action suits.
Our software is complex and may have a lengthy implementation process, and any failure of our software to satisfy our customers or perform as desired could harm our business, results of operations, and financial condition.
Our software and services are complex and are deployed in a wide variety of environments. Implementing our software can be a complex and lengthy process since we often configure our existing software for a customer’s unique environment. Inability to meet the unique needs of our customers may result in customer dissatisfaction and/or damage to our reputation, which could materially harm our business. Further, the proper use of our software may require training of the customer and the initial or ongoing services of our technical personnel over the contract term. If training and/or ongoing services require more of our expenditures than we originally estimated, our margins will be lower than projected.
In addition, if our customers do not use our software correctly or as intended, inadequate performance or outcomes may result. It is possible that our software may also be intentionally misused or abused by customers or their employees or third parties who obtain access and use of our software. Similarly, our software is sometimes used by customers with smaller or less sophisticated IT departments, potentially resulting in sub-optimal performance at a level lower than anticipated by the customer. Because our customers rely on our software and services to address important business goals and challenges, the incorrect or improper use or configuration of our software, failure to properly train customers on how to efficiently and effectively use our software, or failure to properly provide implementation or analytical or maintenance services to our customers may result in contract terminations or non-renewals,
reduced customer payments, negative publicity, or legal claims against us. For example, as we continue to expand our customer base, any failure by us to properly provide these services may result in lost opportunities for follow-on
expansion sales of our software and services.
Furthermore, if customer personnel are not well trained in the use of our software, customers may defer the deployment of our software and services, may deploy them in a more limited manner than originally anticipated, or may not deploy them at all. If there is substantial turnover of the company or customer personnel responsible for procurement and use of our software, our software may go unused or be adopted less broadly, and our ability to make additional sales may be substantially limited, which could negatively impact our business, results of operations, and growth prospects.
If we do not successfully develop and deploy new technologies to address the needs of our customers, our business and results of operations could suffer.
Our success has been based on our ability to design software that enables the integration of large amounts of data to facilitate advanced data analysis, knowledge management, and decision support in real-time. We spend substantial amounts of time and money researching and developing new technologies and enhanced versions of existing features to meet our customers’ and potential customers’ rapidly evolving needs. There is no assurance that our enhancements to our software or our new product features, capabilities, or offerings, including new product modules, will be compelling to our customers or gain market acceptance. If our research and development investments do not accurately anticipate customer demand or if we fail to develop our software in a manner that satisfies customer preferences in a timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our software.
The introduction of new products and services by competitors or the development of entirely new technologies to replace existing offerings could make our software obsolete or adversely affect our business, financial condition, and results of operations. We may experience difficulties with software development, design, or marketing that delay or prevent our development, introduction, or implementation of new software, features, or capabilities. We have in the past experienced delays in our internally planned release dates of new features and capabilities, and there can be no assurance that new software, features, or capabilities will be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, any of which could harm our business. Moreover, the design and development of new software or new features and capabilities to our existing software may require substantial investment, and we have no assurance that such investments will be successful. If customers do not widely adopt our new software, experiences, features, and capabilities, we may not be able to realize a return on our investment and our business, financial condition, and results of operations may be adversely affected.
Our new and existing software and changes to our existing software could fail to attain sufficient market acceptance for many reasons, including:

•	our failure to predict market demand accurately in terms of product functionality and to supply offerings that meet this demand in a timely fashion;

•	product defects, errors, or failures or our inability to satisfy customer service level requirements;

•	negative publicity or negative private statements about the security, performance, or effectiveness of our software or product enhancements;

•	delays in releasing to the market our new offerings or enhancements to our existing offerings, including new product modules;

•	introduction or anticipated introduction of competing software or functionalities by our competitors;

•	inability of our software or product enhancements to scale and perform to meet customer demands;

•
receiving qualified or adverse opinions in connection with security or penetration testing, certifications or audits, such as those related to IT controls and security standards and frameworks or compliance;

•	poor business conditions for our customers, causing them to delay software purchases;

•	reluctance of customers to purchase proprietary software products;

•	reluctance of our customers to purchase products hosted by our vendors and/or service interruption from such providers; and

•	reluctance of customers to purchase products incorporating open source software.
If we are not able to continue to identify challenges faced by our customers and develop, license, or acquire new features and capabilities to our software in a timely and cost-effective manner, or if such enhancements do not achieve market acceptance, our business, financial condition, results of operations, and prospects may suffer and our anticipated revenue growth may not be achieved.
Because we derive, and expect to continue to derive, a substantial percentage of our revenue from customers purchasing our software, market acceptance of these products, and any enhancements or changes thereto, is critical to our success.

The competitive position of our software depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of our software with such third-party products and services, our business, financial condition, and results of operations could be adversely impacted.
The competitive position of our software depends in part on its ability to operate with products and services of third parties, software services, and infrastructure, including but not limited to, in connection with our joint ventures, channel sales relationships, platform partnerships, strategic alliances, and other similar arrangements where applicable. As such, we must continuously modify and enhance our software to adapt to changes in, or to be integrated or otherwise compatible with, hardware, software, networking, browser, and database technologies. In the future, one or more technology companies may choose not to support the operation of their hardware, software, or infrastructure, or our software may not support the capabilities needed to operate with such hardware, software, or infrastructure. In addition, to the extent that a third party were to develop software or services that compete with ours, that provider may choose not to support one or more of our offerings. We intend to facilitate the compatibility of our software with various third-party hardware, software, and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition, and results of operations could be adversely impacted.
If we fail to manage future growth effectively, our business could be harmed.
Since our founding, we have experienced rapid growth. We operate in a growing market and have experienced, and may continue to experience, significant expansion of our operations. This growth has placed, and may continue to place, a strain on our employees, management systems, operational, financial, and other resources. As we have grown, we have increasingly managed larger and more complex deployments of our software and services with a broader base of government and commercial customers. As we continue to grow, we face challenges of integrating, developing, retaining, and motivating a rapidly growing employee base. In the event of continued growth of our operations, our operational resources, including our information technology systems, our employee base, or our internal controls and procedures may not be adequate to support our operations and deployments. Managing our growth may require significant expenditures and allocation of valuable management resources, improving our operational, financial, and management processes and systems, and effectively expanding, training, and managing our employee base. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, financial condition, and results of operations would be harmed. As our organization continues to grow, we may find it increasingly difficult to maintain the benefits of our traditional company culture, including our ability to quickly respond to customers, and avoid unnecessary delays that may be associated with a formal corporate structure. This could negatively affect our business performance or ability to hire or retain personnel in the near or long term.
In addition, our rapid growth may make it difficult to evaluate our future prospects. Our ability to forecast our future results of operations is subject to a number of uncertainties, including our ability to effectively plan for and model future growth. We have encountered in the past, and may encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If we fail to achieve the necessary level of efficiency in our organization as it grows, or if we are not able to accurately forecast future growth, our business, financial condition, and results of operations would be harmed.
If we are unable to hire, retain, train, and motivate qualified personnel and senior management and deploy our personnel and resources to meet customer demand around the world, our business could suffer.
Our ability to compete in the highly competitive technology industry depends upon our ability to attract, motivate, and retain qualified personnel. We are highly dependent on the continued contributions of our management team, including their customer relationships, expertise in science and technology, business development experience, and innovative management in both public and private sectors. These contributions are integral to our growth and would be difficult to replace. Some of our executive officers and key personnel are at-will
employees and may terminate their employment relationship with us at any time. The loss of the services of our key personnel and any of our other executive officers, and our inability to find suitable replacements, could result in a decline in sales, delays in product development, and harm to our business and operations.
At times, we have experienced, and we may continue to experience, difficulty in hiring and retaining personnel with appropriate qualifications, and we may not be able to fill positions in a timely manner or at all. Potential candidates may not perceive our compensation package, including our equity awards, as favorably as personnel hired prior to our listing. In addition, our recruiting personnel, methodology, and approach may need to be altered to address a changing candidate pool and profile. We may not be able to identify or implement such changes in a timely manner. In addition, we may incur significant costs to attract and recruit skilled personnel, and we may lose new personnel to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. As we move into new geographies, we will need to attract and recruit skilled personnel in those geographic areas, but it may be challenging for us to compete with traditional local employers in these regions for talent. If we fail to attract new personnel or fail to retain and motivate our current personnel who can meet our growing technical, operational, and managerial requirements on a timely basis or at all, our business may be harmed. In addition, certain personnel may be required to receive various security clearances and substantial training to work on certain customer engagements or to perform certain tasks. Necessary security clearances may be delayed or unsuccessful, which may negatively impact our ability to perform on our U.S. and
non-U.S.
government contracts in a timely manner or at all.
Our success depends on our ability to effectively source and staff people with the right mix of skills and experience to perform services for our customers, including our ability to transition personnel to new assignments on a timely basis. If we are unable to effectively utilize our personnel on a timely basis to fulfill the needs of our customers, our business could suffer.
We face intense competition for qualified personnel, especially software engineers and data scientists, in major U.S. markets, where a large portion of our personnel are based. We incur costs related to attracting, relocating, and retaining qualified personnel in these highly competitive markets, including leasing real estate in prime areas in these locations. Further, many of the companies with which we compete for qualified personnel have greater resources than we have. Additionally, laws and regulations, such as restrictive immigration laws, may limit our ability to recruit outside of the United States. If we fail to attract new personnel or to retain our current personnel, our business and operations could be harmed.
We seek to retain and motivate existing personnel through our compensation practices, company culture, and career development opportunities. We may need to invest significant amounts of cash and equity for new and existing employees, and we may never realize returns on these investments. If the perceived value of our equity awards declines, or if the mix of equity and cash compensation that we offer is less attractive than that of our competitors, it may adversely affect our ability to recruit and retain highly skilled personnel. Employees may also be more likely to leave us if the shares of our capital stock they own or the shares of our capital stock underlying their equity incentive awards have significantly reduced in value or the vested shares of our capital stock they own or vested shares of our capital stock underlying their equity incentive awards have significantly appreciated. In addition, many of our employees may receive significant proceeds from sales of our equity in the public markets at some point after the Closing, which may reduce their motivation to continue to work for us. Any of these factors could harm our business, financial condition, and results of operations.
If we are unable to successfully deploy our marketing and sales organization in a timely manner, or at all, or to successfully hire, retain, train, and motivate our sales personnel, our growth and long-term success could be adversely impacted.
We currently have a growing, but limited, direct sales force and our sales efforts have historically depended on the significant direct involvement of our senior management team. The successful execution of our strategy to increase our sales to existing customers, identify and engage new customers, and enter new markets will depend, among other things, on our ability to successfully build and expand our sales organization and operations. Identifying, recruiting, training, and managing sales personnel requires significant time, expense, and attention, including from our senior management and other key personnel, which could adversely impact our business, financial condition, and results of operations in the short and long term.
In order to successfully scale our unique sales model, we must, and we intend to continue to, increase the size of our direct sales force, both in the United States and outside of the United States, to generate additional revenue from new and existing customers while preserving the cultural and mission-oriented elements of our company. If we do not hire enough qualified sales personnel, our future revenue growth and business could be adversely impacted. It may take a significant period of time before our sales personnel are fully trained and productive, particularly in light of our unique sales model, and there is no guarantee we will be successful in adequately training and effectively deploying our sales personnel. In addition, we may need to invest significant resources in our sales operations to enable our sales organization to run effectively and efficiently, including supporting sales strategy planning, sales process optimization, data analytics and reporting, and administering incentive compensation arrangements. Furthermore, hiring personnel in new countries requires additional setup and upfront costs that we may not recover if those personnel fail to achieve full productivity in a timely manner. Our business would be adversely affected if our efforts to build, expand, train, and manage our sales organization are not successful. We periodically change and make adjustments to our sales organization in response to market opportunities, competitive threats, management changes, product introductions or enhancements, acquisitions, sales performance, increases in sales headcount, cost levels, and other internal and external considerations. Any future sales organization changes may result in a temporary reduction of productivity, which could negatively affect our rate of growth. In addition, any significant change to the way we structure and implement the compensation of our sales organization may be disruptive or may not be effective and may affect our revenue growth. If we are unable to attract, hire, develop, retain, and motivate qualified sales personnel, if our new sales personnel are unable to achieve sufficient sales productivity levels in a reasonable period of time or at all, if our marketing programs are not effective or if we are unable to effectively build, expand, and manage our sales organization and operations, our sales and revenue may grow more slowly than expected or materially decline, and our business may be significantly harmed.
Our ability to sell our software and services to customers is dependent on the quality of our offerings, and our failure to maintain the quality of our offerings could have a material adverse effect on our sales and results of operations.
Once our software is deployed and integrated with our customers’ existing information technology investments, our customers depend on our support to resolve any issues relating to our products. Increasingly, our software is deployed in large-scale, complex technology environments, and we believe our future success will depend on our ability to increase sales of our products into these environments. Our ability to provide effective ongoing support in a timely, efficient, or scalable manner may depend in part on our customers’ environments and their ability to maintain and/or modernize their IT infrastructure.
In addition, our ability to provide effective services is largely dependent on our ability to attract, train, and retain qualified personnel with experience in supporting customers on software such as ours. The number of our customers has grown significantly, and that growth has and may continue to put additional pressure on our services teams. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for our products. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations. In addition, as we continue to grow our operations and expand outside of the United States, we need to be able to provide efficient services that meet our customers’ needs globally at scale, and our services teams may face additional challenges, including those associated with operating the software and delivering support, training, and documentation in languages other than English and providing services across expanded time zones. If we are unable to provide efficient deployment and support services globally at scale, our ability to grow our operations may be harmed, and we may need to hire additional services personnel, which could negatively impact our business, financial condition, and results of operations.

Our customers typically need training in the proper use of and the variety of benefits that can be derived from our software to realize its full potential. If we do not effectively deploy, update, or upgrade our products, help our customers quickly resolve post-deployment issues, and provide effective ongoing support, our ability to sell additional products and services to customers could be adversely affected, we may face negative publicity, and our reputation with potential customers could be damaged. Many enterprise and government customers require higher levels of services than smaller customers. If we fail to meet the requirements of the larger customers, it may be more difficult to execute on our strategy to increase our penetration with larger customers. As a result, our failure to maintain high quality services may have a material adverse effect on our business, financial condition, results of operations, and growth prospects.
If we are not able to grow, maintain, and enhance our brand and reputation, our relationships with our customers, partners, and employees may be harmed, and our business and results of operations may be adversely affected.
We believe growing, maintaining, and enhancing our brand identity and reputation is important to our relationships with, and to our ability to attract and retain customers, partners, investors, and employees. The successful promotion of our brand depends upon our ability to continue to offer high-quality software, maintain strong relationships with our customers, the community, and others, while successfully differentiating our software from those of our competitors. Unfavorable media coverage may adversely affect our brand and reputation. We anticipate that as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand and reputation. If we do not successfully grow, maintain, and enhance our brand identity and reputation, or if we are unable to sell legacy products under the “BigBear.ai” brand name, we may fail to attract and retain employees, customers, investors, or partners, grow our business, or sustain pricing power, all of which could adversely impact our business, financial condition, results of operations, and growth prospects. Additionally, despite our internal safeguards and efforts to the contrary, we cannot guarantee that our customers will not ultimately use our software for purposes inconsistent with our company values, and such uses may harm our brand and reputation.
Our reputation and business may be harmed by news or social media coverage of BigBear, including, but not limited to, coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information.
Publicly available information regarding BigBear has historically been limited, in part due to the sensitivity of our work with customers or contractual requirements limiting or preventing public disclosure of certain aspects of our work or relationships with certain customers. As our business has grown and as interest in BigBear and the technology industry overall has increased, we have attracted, and may continue to attract, significant attention from news and social media outlets, including unfavorable coverage and coverage that is not directly attributable to statements authorized by our leadership, that incorrectly reports on statements made by our leadership or employees and the nature of our work, perpetuates unfounded speculation about company involvements, or that is otherwise misleading. If such news or social media coverage presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information regarding BigBear, such coverage could damage our reputation in the industry and with current and potential customers, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected. Due to the sensitive nature of our work and our confidentiality obligations and despite our ongoing efforts to provide increased transparency into our business, operations, and product capabilities, we may be unable to or limited in our ability to respond to such harmful coverage, which could have a negative impact on our business.
Our relationships with government customers and customers that are engaged in certain sensitive industries, including organizations whose products or activities are or are perceived to be harmful, has resulted in public criticism, including from political and social activists, and unfavorable coverage in the media. Criticism of our relationships with customers could potentially engender dissatisfaction among potential and existing customers, investors, and employees with how we address political and social concerns in our business activities. Conversely, being perceived as yielding to activism targeted at certain customers could damage our relationships with certain customers, including governments and government agencies with which we do business, whose views may or may not be aligned with those of political and social activists. Actions we take in response to the activities of our customers, up to and including terminating our contracts or refusing a particular product use case could harm our brand and reputation. In either case, the resulting harm to our reputation could:

•	cause certain customers to cease doing business with us;

•	impair our ability to attract new customers, or to expand our relationships with existing customers;

•	diminish our ability to hire or retain employees;

•	undermine our standing in professional communities to which we contribute and from which we receive expert knowledge; or

•	prompt us to cease doing business with certain customers.
Any of these factors could adversely impact our business, financial condition, and results of operations.
Our pricing for our software and services may change to address market conditions.
We may have to change or adjust our pricing model in response to general economic conditions, competitor pricing, customer budgets, pricing studies, or findings demonstrating how customers consume our products and services. Additionally, as we introduce our products into new markets, we may need to tailor our pricing structure to address conditions or trends in specific markets. In addition, as new and existing competitors introduce new products or services that compete with ours, or revise their pricing structures, we may be unable to attract new customers at the same price or based on the same pricing model as we have used historically. Moreover, as we continue to target selling our software and services to larger organizations, these larger organizations may demand substantial price concessions. In addition, we may need to change pricing policies to accommodate government pricing guidelines for our contracts with federal, state, and local government agencies. If we are unable to modify or develop pricing models and strategies that are attractive to existing and prospective customers, while enabling us to significantly grow our sales and revenue relative to our associated costs and expenses in a reasonable period of time, our business, financial condition, and results of operations may be adversely impacted.
If our government customers are not able or willing to accept our software-based business model, instead of a labor-based business model, our business and results of operations could be negatively impacted.
Our software is generally offered on a productized basis to minimize our customers’ overall cost of acquisition, maintenance, and deployment time of our products. Many of our government customers and potential customers are instead generally familiar with the practice of purchasing or licensing software through labor contracts, where custom software is written for specific applications, the intellectual property for specific use cases is often owned by the customer, and the software typically requires additional labor contracts for modifications, updates, and services during the life of that specific software. Customers may be unable or unwilling to accept our model of commercial software procurement. Should our customers be unable or unwilling to accept this model of commercial software procurement, our growth could be materially diminished, which could adversely impact our business, financial condition, results of operations, and growth prospects.
Certain estimates of market opportunity included in this prospectus may prove to be inaccurate.
This prospectus includes our internal estimates of the addressable market for our software and services. Market opportunity estimates, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates in this prospectus relating to the size of our target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market we estimate may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates in this prospectus, our business could fail to successfully address or compete in such markets.
We face intense competition in our markets, and we may lack sufficient financial or other resources to maintain or improve our competitive position.
The markets for our software are very competitive, and we expect such competition to continue or increase in the future. A significant number of companies are developing products that currently, or in the future may, compete with some or all aspects of our proprietary software. We may not be successful in convincing the management teams of our potential customers to deploy our software in lieu of existing software solutions or in-house
software development projects often favored by internal IT departments or other competitive products and services. In addition, our competitors include large enterprise software companies, government contractors, and system integrators, and we may face competition from emerging companies as well as established companies who have not previously entered this market. Additionally, we may be required to make substantial additional investments in our research, development, services, marketing, and sales functions in order to respond to competition, and there can be no assurance that we will be able to compete successfully in the future.
Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

•	greater name recognition, longer operating histories, and larger customer bases;

•	larger sales and marketing budgets and resources and the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•	broader, deeper, or otherwise more established relationships with technology, channel and distribution partners, and customers;

•	wider geographic presence or greater access to larger potential customer bases;

•	greater focus in specific geographies;

•	lower labor and research and development costs;

•	larger and more mature intellectual property portfolios; and

•	substantially greater financial, technical, and other resources to provide services, to make acquisitions, and to develop and introduce new products and capabilities.
In addition, some of our larger competitors have substantially broader and more diverse product and service offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages customers from purchasing our software, including by selling at zero or negative margins, product bundling, or offering closed technology software. Potential customers may also prefer to purchase from their existing provider rather than a new provider regardless of software performance or features. As a result, even if the features of our software offer advantages that others do not, customers may not purchase our software. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our software from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance, or value, we may see a decrease in demand for these offerings, which could adversely affect our business, financial condition, and results of operations.
In addition, new, innovative
start-up
companies and larger companies that are making significant investments in research and development may introduce products that have greater performance or functionality,

are easier to implement or use, incorporate technological advances that we have not yet developed, or implemented or may invent similar or superior software and technologies that compete with our software. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.
Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do. These competitive pressures in our market, or our failure to compete effectively, may result in fewer orders, reduced revenue and margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size
software firms and consequently customers’ willingness to purchase from such firms.
We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced margins, and loss of market share, any of which could harm our business and results of operations.
Our culture emphasizes rapid innovation and advancement of successful hires who may, in some cases, have limited prior industry expertise and prioritizes customer outcomes over short-term financial results, and if we cannot maintain or properly manage our culture as we grow, our business may be harmed.
We have a culture that encourages employees to quickly develop and launch key technologies and software intended to solve our customers’ most important problems and prioritizes the advancement of employees to positions of significant responsibility based on merit despite, in some cases, limited prior work or industry experience. Some of our hiring into technical roles comes through our internship program or from candidates joining us directly from undergraduate or graduate engineering programs rather than industry hires. Successful entry-level hires are often quickly advanced and rewarded with significant responsibilities, including in important customer-facing roles as project managers, development leads, and product managers. Larger competitors, such as defense contractors, system integrators, and large software and service companies that traditionally target large enterprises typically have more sizeable direct sales forces staffed by individuals with significantly more industry experience than our customer-facing personnel, which may negatively impact our ability to compete with these larger competitors. As our business grows and becomes more complex, the staffing of customer-facing personnel, some of whom may have limited industry experience, may result in unintended outcomes or in decisions that are poorly received by customers or other stakeholders. For example, in many cases we launch, at our expense, pilot deployments with customers without a long-term contract in place, and some of those deployments have not resulted in the customer’s adoption or expansion of its use of our software and services, or the generation of significant, or any, revenue or payments. In addition, as we continue to grow, including geographically, we may find it difficult to maintain our culture.
Our culture also prioritizes customer outcomes over short-term financial results, and we frequently make product and service decisions that may reduce our short-term revenue or cash flow if we believe that the decisions are consistent with our mission and responsive to our customers’ goals and thereby have the potential to improve our financial performance over the long term. These decisions may not produce the long-term benefits and results that we expect or may be poorly received in the short term by our investors, in which case our customer growth and our business, financial condition, and results of operations may be harmed.

We may not enter into relationships in select countries or with potential customers if their activities or objectives are inconsistent with our mission or values.
We generally do not enter into business with customers or governments whose positions or actions we consider inconsistent with our mission to support Western liberal democracy and its strategic allies. Our decisions to not enter into these relationships may not produce the long-term financial benefits and results that we expect, in which case our growth prospects, business, and results of operations could be harmed. Although we endeavor to do business with customers and governments that are aligned with our mission and values, we cannot predict how the activities and values of our government and private sector customers will evolve over time, and they may evolve in a manner inconsistent with our mission.
Joint ventures, channel sales relationships, platform partnerships, strategic alliances, or subcontracting opportunities may have a material adverse effect on our business, results of operations and prospects.
We expect to continue to enter into joint ventures, channel sales relationships (including original equipment manufacturer (“
OEM
”) and reseller relationships), platform partnerships, strategic alliances, and subcontracting relationships as part of our long-term business strategy. Joint ventures, channel sales relationships, platform partnerships, strategic alliances, subcontracting relationships, and other similar arrangements involve significant investments of both time and resources, and there can be no assurances that they will be successful. They may present significant challenges and risks, including that they may not advance our business strategy, we may get an unsatisfactory return on our investment or lose some or all of our investment, they may distract management and divert resources from our core business, including our business development and product development efforts, they may expose us to unexpected liabilities, they may conflict with our increased sales hiring and direct sales strategy, or we may choose a partner that does not cooperate as we expect them to and that fails to meet its obligations or that has economic, business, or legal interests or goals that are inconsistent with ours.
For example, in May 2021, we entered into a Joint Venture Agreement with JASINT Consulting Technologies, LLC to pursue various federal government opportunities. The agreement allowed us to share the considerable investment costs for the proposal and offer the customer the ability to award the contract to a single entity with considerable incumbency, but there is no guarantee the venture will be awarded the contract or any of the associated costs will be recovered.
Entry into certain joint ventures, channel sales relationships, platform partnerships, or strategic alliances now or in the future may be subject to government regulation, including review by U.S. or foreign government entities related to foreign direct investment. If a joint venture or similar arrangement were subject to regulatory review, such regulatory review might limit our ability to enter into the desired strategic alliance and thus our ability to carry out our long-term business strategy.
As our joint ventures, channel sales relationships, platform partnerships, and strategic alliances come to an end or terminate, we may be unable to renew or replace them on comparable terms, or at all. When we enter into joint ventures, channel sales relationships, platform partnerships, and strategic alliances, our partners may be required to undertake some portion of sales, marketing, implementation services, engineering services, or software configuration that we would otherwise provide. In such cases, our partner may be less successful than we would have otherwise been absent the arrangement and our ability to influence, or have visibility into, the sales, marketing, and related efforts of our partners may be limited. In the event we enter into an arrangement with a particular partner, we may be less likely (or unable) to work with one or more direct competitors of our partner with which we would have worked absent the arrangement. We may have interests that are different from our joint venture partners and/or which may affect our ability to successfully collaborate with a given partner. Similarly, one or more of our partners in a joint venture, channel sales relationship, platform partnership, or strategic alliance may independently suffer a bankruptcy or other economic hardship that negatively affects its ability to continue as a going concern or successfully perform on its obligation under the arrangement. Moreover, we cannot guarantee that the partners with whom we have strategic relationships will continue to devote the resources necessary to expand our reach and increase our distribution. In addition, customer satisfaction with our products provided in connection with these arrangements may be less favorable than anticipated, negatively impacting anticipated revenue growth and results of operations of arrangements in question. Further, some of our strategic partners offer competing products and services or work with our competitors. As a result of these and other factors, many of the companies with which we have or are seeking joint ventures, channel sales relationships, platform partnerships, or strategic alliances may choose to pursue alternative technologies and develop alternative products and services in addition to or in lieu of our software, either on their own or in collaboration with others, including our competitors. If we are unsuccessful in establishing or maintaining our relationships with these partners, our ability to compete in a given marketplace or to grow our revenue would be impaired, and our results of operations may suffer. Even if we are successful in establishing and maintaining these relationships with our partners, we cannot assure you that these relationships will result in increased customer usage of our software or increased revenue. Additionally, if our partners’ brand, reputation, or products are negatively impacted in any way, that could impact our expected outcomes in those markets.
In addition, some of our sales to government entities have been made, and in the future may be made, indirectly through our channel partners. Government entities may have statutory, contractual, or other legal rights to terminate contracts with our channel partners for convenience or due to a default, and, in the future, if the portion of government contracts that are subject to renegotiation or termination at the election of the government entity are material, any such termination or renegotiation may adversely impact our future operating results. In the event of such termination, it may be difficult for us to arrange for another channel partner to sell our software to these customers in a timely manner, and we could lose sales opportunities during the transition. Government entities routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government entity refusing to renew its subscription for our software, a reduction of revenue, or fines or civil or criminal liability if the audit uncovers improper or illegal activities.
Further, winding down joint ventures, channel sales relationships, platform partnerships, or other strategic alliances can result in additional costs, litigation, and negative publicity. Any of these events could adversely affect our business, financial condition, results of operations, and growth prospects.
We have business and customer relationships with certain entities who are stockholders or are affiliated with our directors, or both, and conflicts of interest may arise because of such relationships.
Some of our customers and other business partners are affiliated with certain of our directors or hold shares of our capital stock, or both. For example, in July 2021, we entered into a Memorandum of Understanding (MOU) with UAV Factory, a company owned by AE Industrial Partners, whereby BigBear will develop AI/ML capabilities for UAV Factory’s unmanned systems and components used in autonomous operations within the commercial and defense markets. We believe that the transactions and agreements that we have entered into with related parties are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our Board is faced with decisions that could have different implications for us and these other parties or their affiliates. In addition, conflicts of interest may arise between us and these other parties and their affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, including with competitors of such related parties, which could harm our business and results of operations.
If we are not successful in executing our strategy to increase our sales to larger customers, our results of operations may suffer.
An important part of our growth strategy is to increase sales of our software to large enterprises and government entities. Sales to large enterprises and government entities involve risks that may not be present (or that are present to a lesser extent) with sales to
small-to-mid-sized
entities, especially in commercial markets. These risks include:

•	increased leverage held by large customers in negotiating contractual arrangements with us;

•	changes in key decision makers within these organizations that may negatively impact our ability to negotiate in the future;

•	customer IT departments may perceive that our software and services pose a threat to their internal control and advocate for legacy or internally developed solutions over our software;

•	resources may be spent on a potential customer that ultimately elects not to purchase our software and services;

•	more stringent requirements in our service contracts, including stricter service response times, and increased penalties for any failure to meet service requirements;

•
increased competition from larger competitors, such as defense contractors, system integrators, or large software and service companies that traditionally target large enterprises and government entities and that may already have purchase commitments from those customers; and

•	less predictability in completing some of our sales than we have with smaller customers.
Large enterprises and government entities often undertake a significant evaluation process that results in a lengthy sales cycle, in some cases over 12 months, requiring approvals of multiple management personnel and more technical personnel than would be typical of a smaller organization. Due to the length, size, scope, and stringent requirements of these evaluations, we typically provide short-term pilot deployments of our software at no or minimal cost. We sometimes spend substantial time, effort, and money in our sales efforts without producing any sales. The success of the investments that we make depends on factors such as our ability to identify potential customers for which our software has an opportunity to add significant value to the customer’s organization, our ability to identify and agree with the potential customer on an appropriate pilot deployment to demonstrate the value of our software, and whether we successfully execute on such pilot deployment. Even if the pilot deployment is successful, we or the customer could choose not to enter into a larger contract for a variety of reasons. For example, product purchases by large enterprises and government entities are frequently subject to budget constraints, leadership changes, multiple approvals, and unplanned administrative, processing, and other delays, any of which could significantly delay or entirely prevent our realization of sales.
Finally, large enterprises and government entities typically (i) have longer implementation cycles, (ii) require greater product functionality and scalability and a broader range of services, including design services, (iii) demand that vendors take on a larger share of risks, (iv) sometimes require acceptance provisions that can lead to a delay in revenue recognition, (v) typically have more complex IT and data environments, and (vi) expect greater payment flexibility from vendors. Customers, and sometimes we, may also engage third parties to be the users of our software, which may result in contractual complexities and risks, require additional investment of time and human resources to train the third parties and allow third parties (who may be building competitive projects or engaging in other competitive activities) to influence our customers’ perception of our software. All these factors can add further risk to business conducted with these customers. If sales expected from a large customer for a particular quarter are not realized in that quarter or at all, our business, financial condition, results of operations, and growth prospects could be materially and adversely affected.
The ongoing global
COVID-19
outbreak has significantly affected our business and operations.
The
COVID-19
pandemic, and the numerous variants that have emerged in the last year, such as the Delta and Omicron variants, have had a significant and sustained negative impact on the global economy. It is unclear how long nations, populations, economies, and businesses will have to operate under the current conditions. Specifically, the
COVID-19
pandemic has created headwinds for our business in the form of slower customer operations, longer sales cycles, delayed contract awards, difficulty traveling to or meeting with prospective customers, and decreasing customer budgets as resources are focused on mitigating the impact of the pandemic.

Our internal measures to protect our workforce, including office closures, remote work arrangements, vaccination awareness campaigns, and office sanitization/disinfecting have been extremely successful, but there remain facets of our operations that are outside of our control. For that reason, we cannot guarantee that our business will not be materially impacted by
COVID-19
in the future. Among the largest potential impacts is the speed at which our government customers can return to normal operations, update procurement schedules, and award upcoming contracts. Our financial projections are largely based on advertised contract award dates, and changes to those schedules (when and if they are provided) may substantially impact our operations.
Moreover, to the extent the
COVID-19
pandemic adversely affects our business, financial condition, and results of operations, it may also have the effect of heightening many of the other risks described in this “
Risk Factors
” section, including but not limited to, those related to our ability to increase sales to existing and new customers, continue to perform on existing contracts, develop and deploy new technologies, expand our marketing capabilities and sales organization, generate sufficient cash flow to service our indebtedness, and comply with the covenants in the agreements that govern our indebtedness. The extent to which the COVID-19 pandemic will ultimately affect our financial condition and results of operations is unknown and will depend, among other things, on the duration of the pandemic, the actions undertaken by national, state and local governments and health officials to contain the virus or mitigate its effects, the safety and effectiveness of the vaccines that have been developed and the ability of pharmaceutical companies and governments to continue to manufacture and distribute those vaccines, changes to interest rates, and how quickly and to what extent economic conditions improve and normal business and operating conditions resume. Any one or a combination of these factors could negatively impact our business, financial condition and results of operations and prospects.
Unfavorable conditions in our industry or the global economy, or reductions in IT spending, could limit our ability to grow our business and negatively affect our results of operations.
Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers. The revenue growth and potential profitability of our business depend on demand for our platform. Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the global economy or individual markets, including changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare and terrorist attacks on the United States, Europe, Australia, the Asia Pacific region or elsewhere, could cause a decrease in business investments, including spending on IT and negatively affect our business. Political and military events in Ukraine, including the ongoing tensions and state of war between Ukraine and Russia, poor relations between the U.S. and Russia, and sanctions by the international community against Russia or separatist areas of Ukraine may also have an adverse impact on our employees, customers, partners, and vendors. In turn, any of these may adversely impact our ability to grow our business and negatively affect our results of operations.
If the market for our software and services develops more slowly than we expect, our growth may slow or stall, and our business, financial condition, and results of operations could be harmed.
The market for our software is rapidly evolving. Our future success will depend in large part on the growth and expansion of this market, which is difficult to predict and relies on a number of factors, including customer adoption, customer demand, changing customer needs, the entry of competitive products, the success of existing competitive products, potential customers’ willingness to adopt an alternative approach to data collection, storage, and processing and their willingness to invest in new software after significant prior investments in legacy data collection, storage, and processing software. The estimates and assumptions that are used to calculate our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of the organizations covered by our market opportunity estimates will pay for our software and services at all or generate any particular level of revenue for us. Even if the market in which we compete meets the size estimates and growth forecasts, our business could fail to grow at the levels we expect or at all for a variety of reasons outside our control, including competition in our industry. Further, if we or other data management and analytics providers experience security incidents, loss of or unauthorized access to customer data, disruptions in delivery, or other problems, this market as a whole, including our software, may be negatively affected. If software for the challenges that we address does not achieve widespread adoption, or there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions (including due to the
COVID-19
pandemic), security or privacy concerns, competing technologies and products, decreases in corporate spending, or otherwise, or, alternatively, if the market develops but we are unable to continue to penetrate it due to the cost, performance, and perceived value associated with our software, or other factors, it could result in decreased revenue and our business, financial condition, and results of operations could be adversely affected.
We will face risks associated with the growth of our business in new commercial markets and with new customer verticals, and we may neither be able to continue our organic growth nor have the necessary resources to dedicate to the overall growth of our business.
We plan to expand our operations in new commercial markets, including those where we may have limited operating experience, and may be subject to increased business, technology and economic risks that could affect our financial results. In recent periods, we have increased our focus on commercial customers. In the future, we plan to increasingly focus on such customers, including in the manufacturing, supply chain, and commercial space industries. Entering new verticals and expanding in the verticals in which we are already operating will continue to require significant resources and there is no guarantee that such efforts will be successful or beneficial to us. Historically, sales to new customers have often led to additional sales to the same customers or similarly situated customers. As we expand into and within new and emerging markets and heavily regulated industry verticals, we will likely face additional regulatory scrutiny, risks, and burdens from the governments and agencies which regulate those markets and industries. While this approach to expansion within new commercial markets and verticals has proven successful in the past, it is uncertain we will achieve the same penetration and organic growth in the future and our reputation, business, financial condition, and results of operations could be negatively impacted.
In the future, we may not be able to secure the financing necessary to operate and grow our business as planned, or to make acquisitions.
In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. As of December 31, 2021, we had approximately $195 million of indebtedness. Although we currently anticipate that our existing cash and cash equivalents will be sufficient to meet our cash needs for the next 12 months, additional funds may be required if our commercial sales do not develop as quickly as planned. If we require additional financing, we may not be able to obtain debt or equity financing on favorable terms, if at all. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. If adequate funds are not available on acceptable terms, or at all, we may be unable to, among other things:

•	develop new products, features, capabilities, and enhancements;

•	continue to expand our product development, sales, and marketing organizations;

•	hire, train, and retain employees;

•	respond to competitive pressures or unanticipated working capital requirements; or

•	pursue acquisition or other growth opportunities.
Our inability to take any of these actions because adequate funds are not available on acceptable terms could have an adverse impact on our business, financial condition, results of operations, and growth prospects.

We may need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to stockholders, restrict our operations or adversely affect our ability to operate our business.
Our ability to raise additional capital may be significantly affected by general market conditions, the market price of our ordinary shares, our financial condition, uncertainty about the future commercial success of our products, regulatory developments, the status and scope of our intellectual property, any ongoing arbitration or litigation, our compliance with applicable laws and regulations and other factors, many of which are outside our control. Furthermore, the Indenture governing the 2026 Convertible Notes contains limitations on our ability to incur debt and issue preferred and/or disqualified stock. Accordingly, we cannot be certain that we will be able to obtain additional financing on favorable terms or at all. If we are unable to obtain needed financing on acceptable terms, or otherwise, we may not be able to implement our business plan, which could have a material adverse effect on our business, financial condition and results of operations, including a decline in the trading price of our ordinary shares. Any additional equity financings could result in additional dilution to our then existing stockholders. In addition, we may enter into additional financings that restrict our operations or adversely affect our ability to operate our business and, if we issue equity, debt or other securities to raise additional capital or restructure or refinance our existing indebtedness, the new equity, debt or other securities may have rights, preferences and privileges senior to those of our existing stockholders.
Our ability to generate the amount of cash needed to pay interest and principal on any indebtedness and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.
Our ability to make scheduled payments on, or to refinance our obligations under, any indebtedness depends on our financial and operating performance and prevailing economic and competitive conditions. Certain of these financial and business factors, many of which may be beyond our control, are described above.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, raise additional equity capital, or restructure our debt. However, there is no assurance that such alternative measures may be successful or permitted under the agreements governing our indebtedness and, as a result, we may not be able to meet our scheduled debt service obligations. Even if successful, actions taken to improve short-term liquidity to meet our debt service and other obligations could harm our long-term business prospects, financial condition, and results of operations.
We cannot guarantee that we will be able to refinance our indebtedness or obtain additional financing on satisfactory terms or at all, including due to existing guarantees on our assets or our level of indebtedness and the debt incurrence restrictions imposed by the agreements governing our indebtedness. Further, the cost and availability of credit are subject to changes in the economic and business environment. If conditions in major credit markets deteriorate, our ability to refinance our indebtedness or obtain additional financing on satisfactory terms, or at all, may be negatively affected.
Our debt agreements contain restrictions that may limit our flexibility in operating our business.
Our Credit Agreement, our Indenture governing our 2026 Convertible Notes and related documents contain, and instruments governing any future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	create liens on certain assets;

•	incur additional debt or issue new equity;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	sell certain assets.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under our secured credit facility or instruments governing any future indebtedness of ours. Additionally, our credit facility is secured by substantially all of our assets. Upon a default, unless waived, the lenders under our secured credit facility could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under our credit agreement and force us into bankruptcy or liquidation. In addition, a default under our secured credit facility could trigger a cross default under agreements governing any future indebtedness. Our results of operations may not be sufficient to service our indebtedness and to fund our other expenditures, and we may not be able to obtain financing to meet these requirements. If we experience a default under our secured credit facility or instruments governing our future indebtedness, our business, financial condition, and results of operations may be adversely impacted.
In addition, the 2026 Convertible Notes mature on December 15, 2026. There are no assurances that that we will have sufficient funds available to satisfy the 2026 Convertible Notes at maturity, or that the holders will elect to convert the 2026 Convertible Notes into shares of our Common Stock.
As of December 31, 2021, we were in compliance with all covenants and restrictions associated with our debt agreements.
We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.
As part of our business strategy, we have engaged in strategic transactions in the past and expect to evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets in the future. We also may enter into relationships with other businesses to expand our products or our ability to provide services. An acquisition, investment or business relationship may result in unforeseen risks, operating difficulties and expenditures, including the following:

•
an acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

•	costs and potential difficulties associated with the requirement to test and assimilate the internal control processes of the acquired business;

•
we may encounter difficulties or unforeseen expenditures assimilating or integrating the businesses, technologies, infrastructure, products, personnel, or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us or if we are unable to retain key personnel, if their technology is not easily adapted to work with ours, or if we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise;

•	we may not realize the expected benefits of the acquisition;

•	an acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

•
an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

•
the potential impact on relationships with existing customers, vendors, and distributors as business partners as a result of acquiring another company or business that competes with or otherwise is incompatible with those existing relationships;

•
the potential that our due diligence of the acquired company or business does not identify significant problems or liabilities, or that we underestimate the costs and effects of identified liabilities;

•
exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to claims from former employees, customers, or other third parties, which may differ from or be more significant than the risks our business faces;

•	potential goodwill impairment charges related to acquisitions;

•	we may encounter difficulties in, or may be unable to, successfully sell any acquired products;

•	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

•
an acquisition may require us to comply with additional laws and regulations, or to engage in substantial remediation efforts to cause the acquired company to comply with applicable laws or regulations, or result in liabilities resulting from the acquired company’s failure to comply with applicable laws or regulations;

•	our use of cash to pay for an acquisition would limit other potential uses for our cash;

•	if we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants; and

•	to the extent that we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.
The occurrence of any of these risks could have a material adverse effect on our business, results of operations, and financial condition. Moreover, we cannot assure you that we would not be exposed to unknown liabilities.
Certain revenue metrics such as net dollar-based retention rate or annual recurring revenue may not be accurate indicators of our future financial results.
Other subscription-based software companies often report on metrics such as net dollar-based revenue retention rate, annual recurring revenue or other revenue metrics, and investors and analysts sometimes look to these metrics as indicators of business activity in a period for businesses such as ours. However, given our large concentration of business with government customers through non-traditional
contract arrangements, these metrics may not be relevant, available, or representative of the success of our operations. The gain or loss of even a single high-value customer contract could cause significant volatility in these metrics. If investors and analysts view our business through these metrics, the trading price of our common stock may be adversely affected.
Risks Related to Intellectual Property, Information Technology, Data Privacy and Security
If any of the systems of any third parties upon which we rely, our customers’ cloud or on-premises
environments, or our internal systems, are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of our software and services may be harmed, and we may lose business and incur losses or liabilities.
Our success depends in part on our ability to provide effective data security protection in connection with our software and services, and we rely on information technology networks and systems to securely store, transmit, index, and otherwise process electronic information. Because our software is used by our customers to store, transmit, index, or otherwise process and analyze large data sets that often contain proprietary, confidential, and/or sensitive information (including in some instances personal or identifying information and personal health information), our software is perceived as an attractive target for attacks by computer hackers or others seeking unauthorized access, and our software faces threats of unintended exposure, exfiltration, alteration, deletion, or loss of data. Additionally, because many of our customers use our software to store, transmit, and otherwise process proprietary, confidential, or sensitive information, and complete mission critical tasks, they have a lower risk tolerance for security vulnerabilities in our software and services than for vulnerabilities in other, less critical, software products and services.
We, and the third-party vendors upon which we rely, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Our and our third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks, and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party vendors may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place to protect our information and our customers’ information and to prevent data loss and other security breaches, we have not always been able to do so and there can be no assurance that in the future we will be able to anticipate or prevent security breaches or unauthorized access of our information technology systems or the information technology systems of the third-party vendors upon which we rely. Despite our implementation of network security measures and internal information security policies, data stored on personnel computer systems is also vulnerable to similar security breaches, unauthorized tampering, or human error.
Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. In addition, most of our customers, including U.S. government customers, contractually require us to notify them of data security breaches. If an actual or perceived breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may face direct or indirect liability, costs, or damages, contract termination, our reputation in the industry and with current and potential customers may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition, and results of operations could be materially and adversely affected.
Further, unauthorized access to our or our third-party vendors’ information technology systems or data or other security breaches could result in the loss of information; significant remediation costs; litigation, disputes, regulatory action, or investigations that could result in damages, material fines, and penalties; indemnity obligations; interruptions in the operation of our business, including our ability to provide new product features, new software, or services to our customers; damage to our operation technology networks and information technology systems; and other liabilities. Moreover, our remediation efforts may not be successful. Any or all of these issues, or the perception that any of them have occurred, could negatively affect our ability to attract new customers, cause existing customers to terminate or not renew their agreements, hinder our ability to obtain and maintain required or desirable cybersecurity certifications, and result in reputational damage, any of which could materially adversely affect our results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in our license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.

We maintain cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but our insurance may not be sufficient to cover all costs, claims, or liabilities associated with a potential data security incident. In addition, our insurance may not protect us against all claims and losses related to our software or a data security incident due to specified exclusions, deductibles and material change limitations and it may be difficult to insure against certain risks. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance
requirements, could harm our financial condition.
Issues in the use of AI and ML in our software may result in reputational harm or liability.
AI is enabled by or integrated into some of our software and is a significant and potentially growing element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Datasets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users
of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some AI scenarios present ethical issues. Though our technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.
We depend on computing infrastructure operated by Amazon Web Services (AWS) and other third parties to support some of our customers, and any errors, disruption, performance problems, or failure in their or our operational infrastructure could adversely affect our business, financial condition, and results of operations.
We rely on the technology, infrastructure, and software applications, including software-as-a-service
offerings, of certain third parties, such as AWS, in order to host or operate some or all of certain key platform features or functions of our business, including our cloud-based services, customer relationship management activities, billing and order management, and financial accounting services. Additionally, we rely on computer hardware purchased in order to deliver our software and services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues, or other performance deficiencies, if they are updated such that our software become incompatible, if these services, software, or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise, or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in our software, cause our software to fail, cause our revenue and margins to decline, or cause our reputation and brand to be damaged, and we could be exposed to legal or contractual liability, our expenses could increase, our ability to manage our operations could be interrupted, and our processes for managing our sales and servicing our customers could be impaired until equivalent services or technology, if available, are identified, procured, and implemented, all of which may take significant time and resources, increase our costs, and could adversely affect our business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if enforceable, we may have additional liability to our customers or third-party providers.
We have experienced, and may in the future experience, disruptions, failures, data loss, outages, and other performance problems with our infrastructure and cloud-based offerings due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, employee misconduct, capacity constraints, denial of service attacks, phishing attacks, computer viruses, malicious or destructive code, or other security-related incidents, and our disaster recovery planning may not be sufficient for all situations. If we experience disruptions, failures, data loss, outages, or other performance problems, our business, financial condition, and results of operations could be adversely affected.
Our systems and the third-party systems upon which we and our customers rely are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the
COVID-19
pandemic, geopolitical and similar events, or acts of misconduct. Moreover, we have business operations in San Diego, California, which is a seismically active region. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our or our third-party vendors’ hosting facilities, or within our systems or the systems of third parties upon which we rely, could result in interruptions, performance problems, or failure of our infrastructure, technology, or software, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to one of these facilities, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions could harm our reputation and brand and adversely affect our business.
Furthermore, our software are in many cases important or essential to our customers’ operations, including in some cases, their cybersecurity or oversight and compliance programs, and subject to service level agreements (“
SLAs
”). Any interruption in our service, whether as a result of an internal or third-party issue, could damage our brand and reputation, cause our customers to terminate or not renew their contracts with us or decrease use of our software and services, require us to indemnify our customers against certain losses, result in our issuing credit or paying penalties or fines, subject us to other losses or liabilities, cause our software to be perceived as unreliable or unsecure, and prevent us from gaining new or additional business from current or future customers, any of which could harm our business, financial condition, and results of operations.
Moreover, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected. The provisioning of additional cloud hosting capacity requires lead time. AWS and other third parties have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If any third parties increase pricing terms, terminate, or seek to terminate our contractual relationship, establish more favorable relationships with our competitors, or change or interpret their terms of service or policies in a manner that is unfavorable with respect to us, we may be required to transfer to other cloud providers or invest in a private cloud. If we are required to transfer to other cloud providers or invest in a private cloud, we could incur significant costs and experience possible service interruption in connection with doing so, or risk loss of customer contracts if they are unwilling to accept such a change.
A failure to maintain our relationships with our third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect our ability to deliver effective products and solutions to our customers and adversely affect our business and results of operations.
Our policies regarding customer confidential information and support for individual privacy and civil liberties could cause us to experience adverse business and reputational consequences.
We strive to protect our customers’ confidential information and individuals’ privacy consistent with applicable laws, directives, and regulations. From time to time, government entities may seek our assistance with obtaining information about our customers or could request that we modify our software in a manner to permit access or monitoring. In light of our confidentiality and privacy commitments, we may legally challenge law enforcement or other government requests to provide information, to obtain encryption keys, or to modify or weaken encryption. To the extent that we do not provide assistance to or comply with requests from government entities, or if we challenge those requests publicly or in court, we may experience adverse political, business, and reputational consequences among certain customers or portions of the public. Conversely, to the extent that we do provide such assistance, or do not challenge those requests publicly in court, we may experience adverse political, business, and reputational consequences from other customers or portions of the public arising from concerns over privacy or the government’s activities.
Failure to adequately obtain, maintain, protect and enforce our intellectual property and other proprietary rights could adversely affect our business.
Our success and ability to compete depends in part on our ability to protect our proprietary methods and technologies in the United States and other jurisdictions outside the United States so that we can prevent others from using our inventions and proprietary information and technology. Despite our efforts, third parties may attempt to disclose, obtain, copy, or use our intellectual property or other proprietary information or technology without our authorization, and our efforts to protect our intellectual property and other proprietary rights may not prevent such unauthorized disclosure or use, misappropriation, infringement, reverse engineering or other violation of our intellectual property or other proprietary rights.
We have devoted substantial resources to the development of our proprietary software. In order to protect our proprietary technologies and processes, we rely in part on trade secret laws and confidentiality agreements with our employees, consultants, and third parties. These agreements may not effectively prevent unauthorized disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets, in which case we would not be able to assert trade secret rights or develop similar technologies and processes.
Further, laws in certain jurisdictions may afford little or no trade secret protection, and any changes in, or unexpected interpretations of, the intellectual property laws in any jurisdiction in which we operate may compromise our ability to enforce our intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our software, brand, and other intangible assets may be diminished, and competitors may be able to more effectively replicate our software products. Any of these events would harm our business.
In addition, we may be the subject of intellectual property infringement or misappropriation claims, which could be very time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages if we are found to have infringed patents, copyrights, trademarks, or other intellectual property rights, or breached trademark co-existence
agreements or other intellectual property licenses and could require us to cease using or to rebrand all or portions of our software. Any of our patents, copyrights, trademarks, or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation.
In addition, any of our copyrights, trademarks, or other intellectual property or proprietary rights may be challenged, narrowed, invalidated, held unenforceable, or circumvented in litigation or other proceedings, including, where applicable, opposition, reexamination, inter partes
review, post-grant review, interference, nullification and derivation proceedings, and equivalent proceedings in foreign jurisdictions, and such intellectual property or other proprietary rights may be lost or no longer provide us meaningful competitive advantages. Such proceedings may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us. Third parties also may legitimately and independently develop products, services, and technology similar to or duplicative of our software. In addition to protection under intellectual property laws, we rely on confidentiality or license agreements that we generally enter into with our corporate partners, employees, consultants, advisors, vendors, and customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached or challenged, or that such breaches will be detected. Furthermore, non-disclosure
provisions can be difficult to enforce, and even if successfully enforced, may not be entirely effective. We cannot guarantee that any of the measures we have taken will prevent infringement, misappropriation, or other violation of our technology or other intellectual property or proprietary rights. Because we may be an attractive target for cyberattacks, we also may have a heightened risk of unauthorized access to, and misappropriation of, our proprietary and competitively sensitive information. We may be required to spend significant resources to monitor and protect our intellectual property and other proprietary rights, and we may conclude that in at least some instances the benefits of protecting our intellectual property or other proprietary rights may be outweighed by the expense or distraction to our management. We may initiate claims or litigation against third parties for infringement, misappropriation, or other violation of our intellectual property or other proprietary rights or to establish the validity of our intellectual property or other proprietary rights. Any such litigation, whether or not it is resolved in our favor, could be time-consuming, result in significant expense to us and divert the efforts of our technical and management personnel. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.
We may in the future be subject to intellectual property rights claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.
Our success and ability to compete also depends in part on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property or other proprietary rights of third parties. Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks, and trade secrets and frequently pursue litigation based on allegations of infringement, misappropriation, or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantial resources to enforce their intellectual property rights and to defend claims that may be brought against them. Such litigation also may involve non-practicing
patent assertion entities or companies who use their patents to extract license fees by threatening costly litigation or that have minimal operations or relevant product revenue and against whom our patents may provide little or no deterrence or protection. While we have not received any notices to date, we may receive notices in the future that claim we have infringed, misappropriated, misused, or otherwise violated other parties’ intellectual property rights, and, to the extent we become exposed to greater visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or other violation claims, which is not uncommon with respect to software technologies in particular. There may be third-party intellectual property rights, including issued patents or pending patent applications, that cover significant aspects of our technologies, or business methods. There may also be third-party intellectual property rights, including trademark registrations and pending applications, that cover the goods and services that we offer in certain regions. We may also be exposed to increased risk of being the subject of intellectual property infringement, misappropriation, or other violation claims as a result of acquisitions and our incorporation of open source and other third-party software into, or new branding for, our software, as, among other things, we have a lower level of visibility into the development process with respect to such technology or the care taken to safeguard against infringement, misappropriation, or other violation risks. In addition, former employers of our current, former, or future employees may assert claims that such employees have improperly disclosed to us confidential or proprietary information of these former employers. Any intellectual property claims, with or without merit, are difficult to predict, could be very time-consuming and expensive to settle or litigate, could divert our management’s attention and other resources, and may not be covered by the insurance that we carry. These claims could subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed a third party’s intellectual property rights. These claims could also result in our having to stop using technology, branding or marks found to be in violation of a third party’s rights and any necessary rebranding could result in the loss of goodwill. We could be required to seek a license for the intellectual property, which may not be available on commercially reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our expenses. As a result, we could be required to develop alternative
non-infringing
technology, branding or marks, which could require significant effort and expense. If we cannot license rights or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of one or more of our software or features, we could lose existing customers, and we may be unable to compete effectively. Any of these results would harm our business, financial condition, and results of operations.
Further, certain of our agreements with customers and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of third-party claims of intellectual property infringement, misappropriation, or other violations of intellectual property rights, damages caused by us to property or persons, or other liabilities relating to or arising from our software, services, or other contractual obligations. Large indemnity payments could harm our business, financial condition, and results of operations. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other existing customers and new customers and harm our business and results of operations.
Real or perceived errors, failures, defects, or bugs in our software could adversely affect our results of operations and growth prospects.
Because we offer very complex software, undetected errors, defects, failures, or bugs may occur, especially when software or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Our software is often installed and used in large-scale computing environments with different operating systems, software products and equipment, and data source and network configurations, which may cause errors or failures in our software or may expose undetected errors, failures, or bugs in our software. Despite testing by us, errors, failures, or bugs may not be found in new software or releases until after commencement of commercial shipments. In the past, errors have affected the performance of our software and can also delay the development or release of new software or capabilities or new versions of software, adversely affect our reputation and our customers’ willingness to buy software from us, and adversely affect market acceptance or perception of our software. Many of our customers use our software in applications that are critical to their businesses or missions and may have a lower risk tolerance to defects in our software than to defects in other, less critical, software products. Any errors or delays in releasing new software or new versions of software or allegations of unsatisfactory performance or errors, defects or failures in released software could cause us to lose revenue or market share, increase our service costs, cause us to incur substantial costs in redesigning the software, cause us to lose significant customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect our business, results of operations and financial condition. In addition, our software could be perceived to be ineffective for a variety of reasons outside of our control. Hackers or other malicious parties could circumvent our or our customers’ security measures, and customers may misuse our software resulting in a security breach or perceived product failure. Real or perceived errors, failures, or bugs in our software and services, or dissatisfaction with our services and outcomes, could result in customer terminations and/or claims by customers for losses sustained by them. In such an event, we may be required, or we may choose, for customer relations or other reasons, to expend additional resources in order to help correct any such errors, failures, or bugs. Although we have limitation of liability provisions in certain of our customer agreements, these provisions may not be enforceable in some circumstances, may vary in levels of protection across our agreements, or may not fully or effectively protect us from such claims and related liabilities and costs. The sale and support of our products also entail the risk of product liability claims. We maintain insurance to protect against certain claims associated with the use of our software and services, but our insurance coverage may not adequately cover all claims and liabilities asserted against us. In addition, our insurance may not protect us against all losses due to specified exclusions, deductibles and material change limitations and it may be difficult to insure against certain risks. Even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation and divert management’s time and other resources.
In addition, our software integrates a wide variety of other elements, and our software must successfully interoperate with products from other vendors and our customers’ internally developed software. As a result, when problems occur for a customer using our software, it may be difficult to identify the sources of these problems, and we may receive blame for a security, access control, or other compliance breach that was the result of the failure of one of other elements in a customer’s or another vendor’s IT, security, or compliance infrastructure. The occurrence of software or errors in data, whether or not caused by our software, could delay or reduce market acceptance of our software and have an adverse effect on our business and financial performance, and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems could harm our business, financial condition, and results of operations. If an actual or perceived breach of information correctness, auditability, integrity, or availability occurs in one of our customers’ systems, regardless of whether the breach is attributable to our software, the market perception of the effectiveness of our software could be harmed. Alleviating any of these problems could require additional significant expenditures of our capital and other resources and could cause interruptions, delays, or cessation of our product licensing, which could cause us to lose existing or potential customers and could adversely affect our business, financial condition, results of operations, and growth prospects.
We rely on the availability of licenses to third-party technology that may be difficult to replace or that may cause errors or delay implementation of our software and services should we not be able to continue or obtain a commercially reasonable license to such technology.
Our software may include intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these software or to seek new licenses for existing or new software or other products. There can be no assurance that the necessary licenses would be available on commercially acceptable terms, if at all. Third parties may terminate their licenses with us for a variety of reasons, including actual or perceived failures or breaches of security or privacy, or reputational concerns, or they may choose not to renew their licenses with us. In addition, we may be subject to liability if third-party software that we license is found to infringe, misappropriate, or otherwise violate intellectual property or privacy rights of others. The loss of, or inability to obtain, certain third-party licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in product roll-backs, delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our software, and may have a material adverse effect on our business, financial condition, and results of operations. Moreover, the inclusion in our software of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to differentiate our software from products of our competitors and could inhibit our ability to provide the current level of service to existing customers.
In addition, any data that we license from third parties for potential use in our software may contain errors or defects, which could negatively impact the analytics that our customers perform on or with such data. This may have a negative impact on how our software is perceived by our current and potential customers and could materially damage our reputation and brand.
Changes in or the loss of third-party licenses could lead to our software becoming inoperable or the performance of our software being materially reduced resulting in our potentially needing to incur additional research and development costs to ensure continued performance of our software or a material increase in the costs of licensing, and we may experience decreased demand for our software.
Our software contains “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.
Our software is distributed with software licensed by its authors or other third parties under “open source” licenses. Some of these licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open-source software, and that we license these modifications or derivative works under the terms of a particular open-source license or other license granting third-parties certain rights of further use. If we combine our proprietary software with open-source software in a certain manner, we could, under certain provisions of the open-source licenses, be required to release the source code of our proprietary software. In addition to risks related to license requirements, usage of open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide updates, warranties, support, indemnities, assurances of title, or controls on origin of the software. Likewise, some open-source projects have known security and other vulnerabilities and architectural instabilities, or are otherwise subject to security attacks due to their wide availability, and are provided on an
“as-is”
basis. We have established processes to help alleviate these risks, including a review process for screening requests from our development organization for the use of open source software, and the use of software tools to review our source code for open source software, but we cannot be sure that all open source software is submitted for approval prior to use in our software or that such software tools will be effective. In addition, open source license terms may be ambiguous and many of the risks associated with usage of open source software cannot be eliminated, and could, if not properly addressed, negatively affect our business. If we were found to have inappropriately used open source software, we may be required to re-engineer
our software, to release proprietary source code, to discontinue the sale of our software in the event re-engineering
could not be accomplished on a timely basis, or to take other remedial action that may divert resources away from our development efforts, any of which could adversely affect our business, results of operations, financial condition, and growth prospects. In addition, if the open source software we use is no longer maintained by the relevant open source community, then it may be more difficult to make the necessary revisions to our software, including modifications to address security vulnerabilities, which could impact our ability to mitigate cybersecurity risks or fulfill our contractual obligations to our customers. We may also face claims from others seeking to enforce the terms of an open source license, including by demanding release of the open source software, derivative works or our proprietary source code that was developed using such software. Such claims, with or without merit, could result in litigation, could be time-consuming and expensive to settle or litigate, could divert our management’s attention and other resources, could require us to lease some of our proprietary code, or could require us to devote additional research and development resources to change our software, any of which could adversely affect our business.
Additionally, we have intentionally made certain proprietary software available on an open source basis, both by contributing modifications back to existing open source projects, and by making certain internally developed tools available pursuant to open source licenses, and we plan to continue to do so in the future. While we have established procedures, including a review process for any such contributions, which is designed to protect any code that may be competitively sensitive, we cannot guarantee that this process has always been applied consistently. Even when applied, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely, and we may be unable to prevent our competitors or others from using such contributed software source code for competitive purposes, or for commercial or other purposes beyond what we intended.
Many of these risks associated with usage of open source software could be difficult to eliminate or manage, and could, if not properly addressed, negatively affect the performance of our offerings and our business.
Risks Related to Legal, Regulatory and Accounting
Our estimates and projections may prove to be inaccurate and certain of our assets may be at risk of future impairment.
The accounting for some of our most significant activities is based on judgments and estimates, which are complex and subject to many variables. For example, accounting for sales using the percentage-of-completion
method requires that we assess risks and make assumptions regarding schedule, cost, technical and performance issues for numerous contracts, many of which are long-term in nature. Additionally, we initially allocate the purchase price of acquired businesses based on a preliminary assessment of the fair value of identifiable assets acquired and liabilities assumed. For significant acquisitions, we may use a one-year
measurement period to analyze and assess a number of factors used in establishing the asset and liability fair values as of the acquisition date which could result in adjustments to asset and liability balances.

We have $91.6 million of goodwill assets recorded on our consolidated balance sheet as of December 31, 2021, from previous acquisitions, which represents approximately 24% of our total assets as of the end of this period. These goodwill assets are subject to annual impairment testing and more frequent testing upon the occurrence of certain events or significant changes in circumstances that indicate goodwill may be impaired. If we experience changes or factors arise that negatively affect the expected cash flows of a reporting unit, we may be required to write off all or a portion of the reporting unit’s related goodwill. Business deterioration, contract cancellations or terminations, or market pressures could cause our sales, earnings and cash flows to decline below current projections and could cause goodwill and intangible assets to be impaired.
Our business is subject to complex and evolving U.S. and
non-U.S.
laws and regulations regarding privacy, data protection and security, technology protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or otherwise harm our business.
We are subject to a variety of local, state, national, and international laws and directives and regulations in the United States and abroad that involve matters central to our business, including privacy and data protection, data security, data storage, retention, transfer and deletion, technology protection, and personal information. Foreign data protection, data security, privacy, and other laws and regulations can impose different obligations or be more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations, which, depending on the regime, may be enforced by private parties or government entities, are constantly evolving and can be subject to significant change, and they are likely to remain uncertain for the foreseeable future. In addition, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving software and technology industry in which we operate and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. A number of proposals are pending before U.S. federal, state, and foreign legislative and regulatory bodies that could significantly affect our business. For example, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the European Economic Area to certain other jurisdictions, including the United States, could result in further limitations on the ability to transfer data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that permit cross-border data transfers. The California state legislature passed the California Consumer Privacy Act (“
CCPA
”) in 2018 and California voters approved a ballot measure subsequently establishing the California Privacy Rights Act (“
CPRA
”) in 2020, which will jointly regulate the processing of personal information of California residents and increase the privacy and security obligations of entities handling certain personal information of California residents, including requiring covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt out of certain sales of personal information. The CCPA came into effect on January 1, 2020, and the California Attorney General may bring enforcement actions, with penalties for violations of the CCPA. The CPRA will go into effect on January 1, 2023 instilling enforcement authority in a new dedicated regulatory body, the California Privacy Protection Agency, which will begin carrying out enforcement actions as soon as six months after the enactment date. While aspects of both the CCPA and CPRA and their interpretations remain to be determined in practice, we are committed to complying with their obligations. We cannot yet fully predict the impact of the CCPA and CPRA on our business or operations, but developments regarding these and all privacy and data protection laws and regulations around the world may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to maintain compliance on an ongoing basis. Outside of the United States, virtually every jurisdiction in which we operate has established its own legal framework relating to privacy, data protection, and information security matters with which we and/or our customers must comply. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, retention, disclosure, security, transfer, and other processing of data that identifies or may be used to identify or locate an individual. Some countries and regions, including the European Union, are considering or have passed legislation that imposes significant obligations in connection with privacy, data protection, and information security that could increase the cost and complexity of delivering our software and services, including the European General Data Protection Regulation (“
GDPR
”) which took effect in May 2018. Complying with the GDPR or other data protection laws and regulations as they emerge may cause us to incur substantial operational costs or require us to modify our data handling practices on an ongoing basis.
Non-compliance
with the GDPR specifically may result in administrative fines or monetary penalties of up to 4% of worldwide annual revenue in the preceding financial year or €20 million (whichever is higher) for the most serious infringements and could result in proceedings against us by governmental entities or other related parties and may otherwise adversely impact our business, financial condition, and results of operations.
The overarching complexity of privacy and data protection laws and regulations around the world pose a compliance challenge that could manifest in costs, damages, or liability in other forms as a result of failure to implement proper programmatic controls, failure to adhere to those controls, or the malicious or inadvertent breach of applicable privacy and data protection requirements by us, our employees, our business partners, or our customers.
In addition to government regulation, self-regulatory standards and other industry standards may legally or contractually apply to us, be argued to apply to us, or we may elect to comply with such standards or to facilitate our customers’ compliance with such standards. Because privacy, data protection, and information security are critical competitive factors in our industry, we may make statements on our website, in marketing materials, or in other settings about our data security measures and our compliance with, or our ability to facilitate our customers’ compliance with, these standards. We also expect that there will continue to be new proposed laws and regulations concerning privacy, data protection, and information security, and we cannot yet determine the impact such future laws, regulations and standards, or amendments to or re-interpretations
of existing laws and regulations, industry standards, or other obligations may have on our business. New laws, amendments to or re-interpretations
of existing laws and regulations, industry standards, and contractual and other obligations may require us to incur additional costs and restrict our business operations. As these legal regimes relating to privacy, data protection, and information security continue to evolve, they may result in ever-increasing public scrutiny and escalating levels of enforcement and sanctions. Furthermore, because the interpretation and application of laws, standards, contractual obligations and other obligations relating to privacy, data protection, and information security are uncertain, these laws, standards, and contractual and other obligations may be interpreted and applied in a manner that is, or is alleged to be, inconsistent with our data management practices, our policies or procedures, or the features of our software, or we may simply fail to properly develop or implement our practices, policies, procedures, or features in compliance with such obligations. If so, in addition to the possibility of fines, lawsuits, and other claims, we could be required to fundamentally change our business activities and practices or modify our software, which could have an adverse effect on our business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to fulfill existing obligations, make enhancements, or develop new software and features could be limited. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our software.
These existing and proposed laws and regulations can be costly to comply with and can make our software and services less effective or valuable, delay or impede the development of new products, result in negative publicity, increase our operating costs, require us to modify our data handling practices, limit our operations, impose substantial fines and penalties, require significant management time and attention, or put our data or technology at risk. Any failure or perceived failure by us or our software to comply with the laws, regulations, directives, policies, industry standards, or legal obligations of the U.S., European Union, or other governmental or non-governmental
bodies at the regional, national, or supra-national level relating to privacy, data protection, or information security, or any security incident that results in actual or suspected loss of or the unauthorized access to, or acquisition, use, release, or transfer of, personal information, personal data, or other customer or sensitive data or information may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, indemnification or other contractual obligations, other remedies, including fines or demands that we modify or cease existing business practices, or adverse publicity, and related costs and liabilities, which could significantly and adversely affect our business and results of operations.

Failure to comply with governmental laws and regulations could harm our business, and we may be the subject of legal and regulatory inquiries, which may result in monetary payments or may otherwise negatively impact our reputation, business, and results of operations.
Our business is subject to regulation by various federal, state, local, and foreign governments in which we operate. In certain jurisdictions, the regulatory requirements imposed by foreign governments may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, administrative proceedings, sanctions, enforcement actions, disgorgement of profits, fines, damages, litigation, civil and criminal penalties, termination of contracts, exclusion from sales channels or sales opportunities, injunctions, or other consequences. Such matters may include, but are not limited to, claims, disputes, allegations, or investigations related to alleged violations of laws or regulations relating to anti-corruption requirements, lobbying or conflict-of-interest
requirements, export or other trade controls, data privacy or data protection requirements, or laws or regulations relating to employment, procurement, cybersecurity, securities, or antitrust/competition requirements. The effects of recently imposed and proposed actions are uncertain because of the dynamic nature of governmental action and responses. We may be subject to government inquiries that drain our time and resources, tarnish our brand among customers and potential customers, prevent us from doing business with certain customers or markets, including government customers, affect our ability to hire, attract and maintain qualified employees, or require us to take remedial action or pay penalties. From time to time, we receive formal and informal inquiries from governmental agencies and regulators regarding our compliance with laws and regulations or otherwise relating to our business or transactions. Any negative outcome from such inquiries or investigations or failure to prevail in any possible civil or criminal litigation could adversely affect our business, reputation, financial condition, results of operations, and growth prospects.
We may become involved in legal, regulatory, and administrative inquiries and proceedings, and unfavorable outcomes in litigation or other matters could negatively impact our business, financial conditions, and results of operations.
We may, from time to time, be involved in and subject to litigation or proceedings for a variety of claims or disputes, or regulatory inquiries. These claims, lawsuits, and proceedings could involve labor and employment, discrimination and harassment, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret, and other proprietary rights), class actions, general contract, tort, defamation, data privacy rights, antitrust, common law fraud, government regulation, or compliance, alleged federal and state securities and “blue sky” law violations or other investor claims, and other matters. Derivative claims, lawsuits, and proceedings, which may, from time to time, be asserted against our directors by our stockholders, could involve breach of fiduciary duty, failure of oversight, corporate waste claims, and other matters. In addition, our business and results may be adversely affected by the outcome of currently pending and any future legal, regulatory, and/or administrative claims or proceedings, including through monetary damages or injunctive relief.
Additionally, if customers fail to pay us under the terms of our agreements, we may be adversely affected due to the cost of enforcing the terms of our contracts through litigation. Litigation or other proceedings can be expensive and time consuming and can divert our resources and leadership’s attention from our primary business operations. The results of our litigation also cannot be predicted with certainty. If we are unable to prevail in litigation, we could incur payments of substantial monetary damages or fines, or undesirable changes to our software or business practices, and accordingly, our business, financial condition, or results of operations could be materially and adversely affected. Furthermore, if we accrue a loss contingency for pending litigation and determine that it is probable, any disclosures, estimates, and reserves we reflect in our financial statements with regard to these matters may not reflect the ultimate disposition or financial impact of litigation or other such matters. These proceedings could also result in negative publicity, which could harm customer and public perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

Failure to comply with anti-bribery and anti-corruption laws could subject us to penalties and other adverse consequences.
Since we may operate and sell our software and services around the world, we will be subject to the United States Foreign Corrupt Practices Act (“
FCPA
”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the United States Travel Act, and other anti-corruption and anti-bribery laws and regulations in the jurisdictions in which we currently or may do business, both domestic and abroad, including potentially the U.K. Bribery Act. These laws and regulations generally prohibit improper payments or offers of improper payments to government officials, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage.
Corruption issues pose a risk in every country and jurisdiction, but in many countries, particularly in countries with developing economies, it may be more common for businesses to engage in practices that are prohibited by the FCPA or other applicable laws and regulations, and our activities in these countries pose a heightened risk of unauthorized payments or offers of payments by one of our employees or third-party business partners, representatives, and agents that could be in violation of various laws including the FCPA. The FCPA and other applicable anti-bribery and anti-corruption laws also may hold us liable for acts of corruption and bribery committed by our third-party business partners, representatives, and agents. We and our third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies, or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of our employees or such third parties even if we do not explicitly authorize such activities. The FCPA or other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent improper payments. While we have implemented policies and procedures to address compliance with such laws, we cannot assure you that our employees or other third parties working on our behalf will not engage in conduct in violation of our policies or applicable law for which we might ultimately be held responsible. Violations of the FCPA and other applicable anti-corruption laws may result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, as well as severe criminal or civil sanctions, including suspension or debarment from U.S. government contracting, and we may be subject to other liabilities and adverse effects on our reputation, which could negatively affect our business, results of operations, financial condition, and growth prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant legal defense costs and other professional fees. Our exposure for violating these laws increases as our
non-U.S.
presence expands and as we increase sales and operations in foreign jurisdictions.
Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.
Our offerings are subject to U.S. export controls, including with respect to encryption technology incorporated into certain of our offerings. Certain of our controlled software offerings and the underlying technology may be exported outside of the United States or accessed by
non-U.S.
persons (wherever located) only with the required export authorizations, which may include license requirements in some circumstances. Additionally, our current or future products or services may be classified under the Export Administration Regulations (“
EAR
”) administered by the U.S. Department of Commerce, Bureau of Industry and Security or as defense articles subject to the International Traffic in Arms Regulations (“
ITAR
”) administered by the U.S. Department of State, Directorate of Defense Trade Controls. If a product, or component of a product, is classified under the ITAR, or is ineligible for an encryption license exception under the EAR, then the product or component could be exported outside the United States (or accessed by
non-U.S.
persons) only if we obtain the applicable export license or qualify for a different license exception. In certain contexts, the services we provide might be classified as defense services subject to the ITAR separately from the products we provide. Compliance with the EAR, ITAR, and other applicable regulatory requirements regarding the export or deemed export of our products, including new releases of our products and/or the performance of services, may create delays in or increase the cost of the introduction of our products in
non-U.S.
markets, prevent our customers with
non-U.S.
operations from deploying our products throughout their global systems or, in some cases, prevent the export of our products to some countries altogether.
Furthermore, our activities are subject to the economic sanctions laws and regulations administered by the U.S. Department of the Treasury, Office of Foreign Assets Control and U.S. Department of State, and other jurisdictions. Such controls prohibit the shipment or transfer of certain products and services without the required export authorizations or export to countries, governments, and persons targeted by applicable sanctions. We take precautions to prevent our offerings from being exported in violation of these laws, including: (i) seeking to proactively classify our software and obtain authorizations for the export and/or import of our software where appropriate, (ii) implementing certain technical controls and screening practices to reduce the risk of violations, and (iii) requiring compliance with U.S. export control and sanctions obligations in customer and vendor contracts. However, we cannot guarantee the precautions we take will prevent violations of export control and sanctions laws.
As discussed above, if we misclassify a product or service, export or provide access to a product or service in violation of applicable export control or sanctions laws or regulations, or otherwise fail to comply with export or sanctions laws or regulations, we may be denied export privileges or subjected to significant per violation fines or other penalties, and our software may be denied entry into other countries. Any decreased use of our software or limitation on our ability to export or sell our software would likely adversely affect our business, results of operations and financial condition. Violations of U.S. sanctions or export control laws can result in fines or penalties, including civil penalties of up to $300,000 or twice the value of the transaction, whichever is greater, per EAR violation and a civil penalty that could exceed $1,000,000 for ITAR violations, depending on the circumstances of the violation or violations. In the event of criminal knowing and willful violations of these laws, fines of up to $1,000,000 per violation and possible incarceration for responsible employees and managers could be imposed.
We also note that if we or our business partners or counterparties, including licensors and licensees, prime contractors, subcontractors, sublicensors, vendors, customers, contractors, or agents fail to obtain appropriate import, export, or re-export
licenses or permits, notwithstanding regulatory requirements or contractual commitments to do so, or if we fail to secure such contractual commitments where necessary, we may also be adversely affected, through reputational harm as well as other negative consequences, including government investigations and penalties. For instance, violations of U.S. sanctions or export control laws can result in fines or penalties, including significant civil and criminal penalties per violation, depending on the circumstances of the violation or violations.
Negative consequences for violations or apparent violations of trade control laws or regulations may include the absolute loss of the right to sell our software or services to the government of the United States, or to other public bodies, or a reduction in our ability to compete for such sales opportunities. Further, complying with export control and sanctions regulations for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities.
Also, various countries, in addition to the United States, regulate the import and export of certain encryption and other dual-use
or defense technology or services, including import and export permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our software or could limit our customers’ abilities to implement our software in those countries. Any new export restrictions, new legislation, changes in economic sanctions, or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons, or technologies targeted by such regulations, could result in decreased use of our software by existing customers with
non-U.S.
operations, declining adoption of our software by new customers with
non-U.S.
operations, limitation of our expansion into new markets, and decreased revenue.

Changes in accounting principles or their application to us could result in unfavorable accounting charges or effects, which could adversely affect our results of operations and growth prospects.
We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“
GAAP
”). In particular, we make certain estimates and assumptions related to the adoption and interpretation of these principles including the recognition of our revenue and the accounting of our stock-based compensation expense with respect to our financial statements. If these assumptions turn out to be incorrect, our financial results and position could materially differ from our expectations and could be materially adversely affected. A change in any of these principles or guidance, or in their interpretations or application to us, may have a significant effect on our reported results, as well as our processes and related controls, and may retroactively affect previously reported results or our forecasts, which may negatively impact our financial statements.
If our judgments or estimates relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.
The preparation of our financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” the results of which form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Common Stock. Significant judgments, estimates, and assumptions used in preparing our consolidated financial statements include, or may in the future include, those related to revenue recognition, stock-based compensation, intangible assets, including goodwill, and income taxes.
We could be subject to additional tax liabilities.
We are subject to federal, state, and local income taxes in the U.S. Determining our provision for income taxes requires significant management judgment, and the ultimate tax outcome may be uncertain. In addition, our provision for income taxes is subject to volatility and could be adversely affected by many factors, including, among other things, changes to our operating or holding structure, changes in the amounts of earnings in jurisdictions with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, and changes in U.S. tax laws. Tax authorities may disagree with our calculation of research and development tax credits, cross-jurisdictional transfer pricing, or other matters and assess additional taxes, interest, or penalties. While we regularly assess the likely outcomes of these examinations to determine the adequacy of our provision for income taxes and we believe that our financial statements reflect adequate reserves to cover any such contingencies, there can be no assurance that the outcomes of such examinations will not have a material impact on our results of operations and cash flows. If tax authorities change applicable tax laws, our overall taxes could increase, and our financial condition or results of operations may be adversely impacted.
Our ability to use our net operating loss carryforwards may be limited.
As of December 31, 2021, we had $34.7 million of U.S. federal and $46.0 million of U.S. state net operating loss (“
NOLs
”) carryforwards available to reduce future taxable income. While the federal NOL carryforwards can be carried forward indefinitely, state NOLs begin to expire in the year ending December 31, 2031. It is possible that we will not generate taxable income in time to use these NOL carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal NOLs incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such NOLs is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state NOL carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change
NOL carryforwards and other
pre-change
attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by
“5-percent
stockholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We have not yet undertaken an analysis of whether the Business Combination constitutes an “ownership change” for purposes of Section 382 and Section 383 of the Code. BigBear or its subsidiaries may have previously undergone an “ownership change.” In addition, the Business Combination, or future issuances or sales of our Common Stock, including certain transactions involving our Common Stock that are outside of its control, could result in future “ownership changes.” “Ownership changes” that have occurred in the past or that may occur in the future, including in connection with the Business Combination, could result in the imposition of an annual limit on the amount of pre-ownership
change NOLs and other tax attributes BigBear and its subsidiaries can use to reduce their respective taxable incomes, potentially increasing and accelerating their liability for income taxes, and also potentially causing those tax attributes to expire unused. States may impose other limitations on the use of BigBear’s and its subsidiaries’ NOLs. Any limitation on using NOLs could, depending on the extent of such limitation and the NOLs previously used, result in BigBear or its subsidiaries retaining less cash after payment of U.S. federal and state income taxes during any year in which BigBear or its subsidiaries have taxable income, rather than losses, than BigBear and its subsidiaries would be entitled to retain if such NOLs were available as an offset against such income for U.S. federal and state income tax reporting purposes, which could adversely impact our operating results.
Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income taxes which could harm our results of operations.
There is a risk that certain U.S. state tax authorities where we do not currently file a state income tax return could assert that we are liable for state and local income taxes based upon income or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income tax purposes. If a state tax authority successfully asserts that our activities give rise to a nexus, we could be subject to state and local taxation, including penalties and interest attributable to prior periods. Such tax assessments, penalties and interest may adversely impact our results of operations.
Our results of operations may be harmed if we are required to collect sales or other related taxes for our license arrangements in jurisdictions where we have not historically done so.
States and some local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. We collect and remit U.S. sales and use tax, value-added tax (“
VAT
”), and goods and services tax (“
GST
”) in several jurisdictions. It is possible, however, that we could face sales tax, VAT, or GST audits and that our liability for these taxes could exceed our estimates as state tax authorities could still assert that we are obligated to collect additional tax amounts from our customers and remit those taxes to those authorities. We could also be subject to audits for which we have not accrued tax liabilities. Jurisdictions may seek to impose incremental or new sales, use, or other tax collection obligations on us or may determine that such taxes should have, but have not been, paid by us.

Risks Related to Our Relationships and Business with the Public Sector
A significant portion of our business depends on sales to the public/government sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.
We derive a significant portion of our revenue from contracts with the federal government and government agencies, and we believe that the success and growth of our business will continue to depend on our successful procurement of government contracts. For example, we have historically derived, and expect to continue to derive, a significant portion of our revenue from sales to agencies of the U.S. federal government, either directly by us or through other government contractors. Our perceived relationship with the U.S. government could adversely affect our business prospects in certain
non-U.S.
geographies or with certain
non-U.S.
governments.
Sales to government agencies are subject to a number of challenges and risks. Selling to government agencies can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. We also must comply with laws and regulations relating to the formation, administration, and performance of contracts, which provide public sector customers rights, many of which are not typically found in commercial contracts.
Further, governmental and highly regulated entities may demand contract terms that differ from our standard arrangements and may be less favorable than terms agreed with private sector customers. In our experience, government entities often require shorter term subscriptions than our private sector customers due to budget cycles. Government entities and highly regulated organizations typically have longer implementation cycles, sometimes require acceptance provisions that can lead to a delay in revenue recognition, can have more complex IT and data environments, and may expect greater payment flexibility from vendors.
Contracts with governmental entities may also include preferential pricing terms, including, but not limited to, “most favored customer” pricing. In the event that we are successful in being awarded a government contract, such award may be subject to appeals, disputes, or litigation, including but not limited to bid protests by unsuccessful bidders.
Accordingly, our business, financial condition, results of operations, and growth prospects may be adversely affected by certain events or activities, including, but not limited to:

•	changes in fiscal or contracting policies or decreases in available government funding;

•	changes in government programs or applicable requirements;

•	restrictions in the grant of personnel security clearances to our employees;

•	ability to maintain facility clearances required to perform on classified contracts for U.S. federal government agencies;

•
changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding;

•
changes in the government’s attitude towards the capabilities that we offer, especially in the areas of national defense, cybersecurity, and critical infrastructure, including the financial, energy, telecommunications, and healthcare sectors;

•	changes in the government’s attitude towards us as a company or our software as a viable or acceptable software solution;

•
appeals, disputes, or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government;

•	the adoption of new laws or regulations or changes to existing laws or regulations;

•
budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies;

•	influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers;

•	changes in political or social attitudes with respect to security or data privacy issues;

•
potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the COVID-19 outbreak; and

•	increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors.
Any such event or activity, among others, could cause governments and governmental agencies to delay or refrain from purchasing our software and services in the future, reduce the size or payment amounts of purchases from existing or new government customers, or otherwise have an adverse effect on our business, results of operations, financial condition, and growth prospects.
We have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties.
We derive a substantial portion of our revenue from contracts with U.S. defense and intelligence agencies and intend to enter into additional contracts with the U.S. government in the future. This subjects us to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts, which in certain cases are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate contracts, in whole or in part, for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered supplies or services from another source.
Some of our federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under these contracts. In addition, government contracts normally contain additional compliance requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized disclosure and accounting requirements unique to government contracts;

•
financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

•	public disclosures of certain contract and company information; and

•	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.
Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including the possibility of treble damages and significant penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.
We have contracts with government agencies that involve classified programs, which may limit investor insight into portions of our business.
We derive a portion of our revenue from programs with government agencies that are subject to security restrictions (e.g., contracts involving classified information, classified contracts, and classified programs), which preclude the dissemination of information and technology that is classified for national security purposes under applicable law and regulation. In general, access to classified information, technology, facilities, or programs requires appropriate personnel security clearances, is subject to additional contract oversight and potential liability, and may also require appropriate facility clearances and other specialized infrastructure. In the event of a security incident involving classified information, technology, facilities, or programs or personnel holding clearances, we may be subject to legal, financial, operational, and reputational harm. We are limited in our ability to provide specific information about these classified programs, their risks, or any disputes or claims relating to such programs. As a result, investors have less insight into our classified programs than our other businesses and therefore less ability to fully evaluate the risks related to our classified business or our business overall. However, historically the business risks associated with our work on classified programs have not differed materially from those of our other government contracts.
Our business could be adversely affected if our employees cannot obtain and maintain required personnel security clearances, or we cannot establish and maintain a required facility security clearance.
Certain government contracts may require our employees to maintain various levels of security clearances and may require us to maintain a facility security clearance to comply with U.S. and international government agency requirements. Many governments have strict security clearance requirements for personnel who perform work in support of classified programs. Obtaining and maintaining security clearances for employees typically involves a lengthy process, and it can be difficult to identify, recruit, and retain employees who already hold security clearances. If our employees are unable to obtain security clearances in a timely manner, or at all, or if our employees who hold security clearances are unable to maintain their clearances or terminate employment with us, then we may be unable to comply with relevant U.S. and international government agency requirements, or our customers requiring classified work could choose to terminate or decide not to renew one or more contracts requiring employees to obtain or maintain security clearances upon expiration. To the extent we are not able to obtain or maintain a facility security clearance, we may not be able to bid on or win new classified contracts, and existing contracts requiring a facility security clearance could be terminated, either of which would have an adverse impact on our business, financial condition, and results of operations.
Most of our customer contracts may be terminated by the customer at any time for convenience and may contain other provisions permitting the customer to discontinue contract performance, and if terminated contracts are not replaced, our results of operations may differ materially and adversely from those anticipated. In addition, our contracts with government customers often contain provisions with additional rights and remedies favorable to such customers that are not typically found in commercial contracts.
Most of our contracts, including our government contracts, contain termination for convenience provisions. Customers that terminate such contracts may also be entitled to a pro rata refund of the amount of the customer deposit for the period of time remaining in the contract term after the applicable termination notice period expires. Government contracts often contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. These rights and remedies allow government customers, among other things, to:

•	terminate existing contracts for convenience with short notice;

•	reduce orders under or otherwise modify contracts;

•
for contracts subject to the Truth in Negotiations Act, reduce the contract price or cost where it was increased because a contractor or subcontractor furnished cost or pricing data during negotiations that was not complete, accurate, and current;

•
for some contracts, (i) demand a refund, make a forward price adjustment, or terminate a contract for default if a contractor provided inaccurate or incomplete data during the contract negotiation process and (ii) reduce the contract price under triggering circumstances, including the revision of price lists or other documents upon which the contract award was predicated;

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	decline to exercise an option to renew a multi-year contract or issue task orders in connection with indefinite delivery/indefinite quantity (“ IDIQ ”) contracts;

•
claim rights in solutions, systems, or technology produced by us, appropriate such work-product for their continued use without continuing to contract for our services, and disclose such work-product to third parties, including other government agencies and our competitors, which could harm our competitive position;

•
prohibit future procurement awards with a particular agency due to a finding of organizational conflicts of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors, or the existence of conflicting roles that might bias a contractor’s judgment;

•
subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest and may also result in a requirement to resubmit offers for the contract or in the termination, reduction, or modification of the awarded contract;

•	suspend or debar us from doing business with the applicable government agency; and

•	control or prohibit the export of our services.
If a customer were to unexpectedly terminate, cancel, or decline to exercise an option to renew with respect to one or more of our significant contracts, or if a government were to suspend or debar us from doing business with such government, our business, financial condition, and results of operations would be materially harmed.
Failure to comply with laws, regulations, or contractual provisions applicable to our business could cause us to lose government customers or our ability to contract with the U.S. and other governments.
As a government contractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and inclusion on government contract vehicles, which affect how we and our partners do business with government agencies. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling our software and services to our government customers. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance
in the past, could lead to claims for damages from our channel partners, penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government could adversely impact, and could have a material adverse effect on, our business, results of operations, financial condition, public perception, and growth prospects.
Evolving government procurement policies and increased emphasis on cost over performance could adversely affect our business.
Federal, state, local, and foreign governments and government agencies could implement procurement policies that negatively impact our profitability. Changes in procurement policy favoring more non-commercial
purchases, different pricing, or evaluation criteria or government contract negotiation offers based upon the customer’s view of what our pricing should be may affect the predictability of our margins on such contracts or make it more difficult to compete on certain types of programs.
Governments and government agencies are continually evaluating their contract pricing and financing practices, and we have no assurance regarding the full scope and recurrence of any study and what changes will be proposed, if any, and their impact on our financial position, cash flows, or results of operations.
Increased competition and bid protests in a budget-constrained environment may make it more difficult to maintain our financial performance and customer relationships.
A substantial portion of our business is awarded through competitive bidding. Even if we are successful in obtaining an award, we may encounter bid protests from unsuccessful bidders on any specific award. Bid protests could result, among other things, in significant expenses to us, contract modifications, or even loss of the contract award. Even where a bid protest does not result in the loss of a contract award, the resolution can extend the time until contract activity can begin and, as a result, delay the recognition of revenue. We also may not be successful in our efforts to protest or challenge any bids for contracts that were not awarded to us, and we would be required to incur significant time and expense in such efforts.
In addition, governments and agencies increasingly have relied on competitive contract award types, including IDIQ and other multi-award contracts, which have the potential to create pricing pressure and to increase our costs by requiring us to submit multiple bids and proposals. Multi-award contracts require us to make sustained efforts to obtain orders under the contract. The competitive bidding process entails substantial costs and managerial time to prepare bids and proposals for contracts that may not be awarded to us or may be split among competitors.
We are experiencing increased competition while, at the same time, many of our customers are facing budget pressures, cutting costs, identifying more affordable solutions, performing certain work internally rather than hiring contractors, and reducing product development cycles. To remain competitive, we must maintain consistently strong customer relationships, seek to understand customer priorities, and provide superior performance, advanced technology solutions, and service at an affordable cost with the agility that our customers require to satisfy their objectives in an increasingly price competitive environment. Failure to do so could have an adverse impact on our business, financial condition, and results of operations.
The U.S. government may procure
non-commercial
developmental services rather than commercial products, which could materially impact our future U.S. government business and revenue.
U.S. government agencies, including our customers, often award large developmental item and service contracts to build custom software rather than firm fixed-price contracts for commercial products. The U.S. government is required to procure commercial items and services to the maximum extent practicable in accordance with FASA, 10 U.S.C. § 2377; 41 U.S.C. § 3307, and the U.S. government may instead decide to procure non-commercial
developmental items and services if commercial items and services are not practicable.

In order to challenge a government decision to procure developmental items and services instead of commercial items and services, we would be required to file a bid protest at the agency level and/or with the Government Accountability Office. This can result in contentious communications with government agency legal and contracting offices and may escalate to litigation in federal court. The results of any future challenges or potential litigation cannot be predicted with certainty, however, and any dispute or litigation with the U.S. government may not be resolved in our favor; moreover, whether or not it is resolved in our favor, such disputes or litigation could result in significant expense and divert the efforts of our technical and management personnel. These proceedings could adversely affect our reputation and relationship with government customers and could also result in negative publicity, which could harm customer and public perception of our business. Any change in or repeal of FASA, or a contrary interpretation of FASA by a court of competent jurisdiction, could adversely affect our competitive position for U.S. federal government contracts.
A decline in the U.S. and other government budgets, changes in spending or budgetary priorities, or delays in contract awards may significantly and adversely affect our future revenue and limit our growth prospects.
Because we generate a substantial portion of our revenue from contracts with U.S. government agencies, our results of operations could be adversely affected by government spending caps or changes in government budgetary priorities, as well as by delays in the government budget process, program starts, or the award of contracts or orders under existing contract vehicles, including as a result of a new U.S. administration. Current U.S. government spending levels for defense-related and other programs may not be sustained beyond government fiscal year 2021. Future spending and program authorizations may not increase or may decrease or shift to programs in areas in which we do not provide services or are less likely to be awarded contracts. Such changes in spending authorizations and budgetary priorities may occur as a result of shifts in spending priorities from defense-related and other programs as a result of competing demands for federal funds and the number and intensity of military conflicts or other factors.
The U.S. government also conducts periodic reviews of U.S. defense strategies and priorities which may shift Department of Defense budgetary priorities, reduce overall spending, or delay contract or task order awards for defense-related programs from which we would otherwise expect to derive a significant portion of our future revenue. A significant decline in overall U.S. government spending, a significant shift in spending priorities, the substantial reduction or elimination of defense-related programs, or significant budget-related delays in contract or task order awards for large programs could adversely affect our future revenue and limit our growth prospects.
Risks Related to the 2026 Convertible Notes
Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the 2026 Convertible Notes.
In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. Our indebtedness could have important consequences to the holders of the 2026 Convertible Notes, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•
requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

•	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

•	possibly placing us at a competitive disadvantage compared to our competitors that have less debt;

•	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable; and

•	exposing us to the risk of increased interest rates because certain of our borrowings, including our Credit Agreement, are subject to variable rates of interest.
In addition, it is possible that we may need to incur additional indebtedness in the future in the ordinary course of business. We paid off our Antares Credit Agreement on December 7, 2021 and the Credit Agreement we entered into on December 7, 2021 was undrawn as of December 31, 2021.
The terms of our Credit Agreement and our Indenture that governs the 2026 Convertible Notes allow us to incur additional debt subject to certain limitations; however, there is no assurance that additional financing will be available to us on terms favorable to us, if at all. In addition, if new debt is added to the then existing debt levels, the risks described above could intensify.
Our Credit Agreement and our Indenture contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness. See “
Description of Securities—2026 Convertible Notes
.”
We may be able to incur substantial indebtedness. This could exacerbate the risks to our financial condition described above and prevent us from fulfilling our obligations under the 2026 Convertible Notes.
We may be able to incur significant additional indebtedness in the future and this could result in additional risk. Although the Credit Agreement and our Indenture contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. In the future we may draw on the Credit Agreement to reinforce our liquidity position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the
COVID-19
pandemic and geopolitical uncertainty. We paid off our Antares Credit Agreement on December 7, 2021 and the Credit Agreement we entered into on December 7, 2021 was undrawn as of December 31, 2021.
If we incur any additional indebtedness that ranks equally with the 2026 Convertible Notes, subject to any collateral arrangements, the holders of that debt will be entitled to share ratably in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up as a company. This may have the effect of reducing the amount of proceeds paid to our creditors and shareholders. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could increase. Any of these risks could materially impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.
Our obligation to offer to redeem the 2026 Convertible Notes upon the occurrence of a fundamental change will be triggered only by certain specified transactions, and may discourage a transaction that could be beneficial to the holders of our Common Stock and the 2026 Convertible Notes.
The term “fundamental change” in the Indenture is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or the market value of the new notes or our common stock. See “
Description of Securities—2026 Convertible Notes—Fundamental Change.”
The delisting of our shares from trading on the NYSE is a fundamental change. Our obligation to offer to redeem the new notes upon a fundamental change would not necessarily afford holders of such notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. If a fundamental change occurs, there are no assurances that we will have sufficient funds to redeem the 2026 Convertible Notes.

See “—
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the 2026 Convertible Notes
.”
We may not be able to generate sufficient cash to service all of our indebtedness, including the 2026 Convertible Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations, including the 2026 Convertible Notes, depends on our financial condition and results of operations, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the 2026 Convertible Notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the 2026 Convertible Notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the Indenture that governs the 2026 Convertible Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.
Further, our Credit Agreement and our Indenture contain provisions that will restrict our ability to dispose of assets and use the proceeds from any such disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the 2026 Convertible Notes.
If we cannot make scheduled payments on our indebtedness, to the extent applicable, we will be in default and holders of the 2026 Convertible Notes could declare all outstanding principal and interest to be due and payable and the lenders under the Credit Agreement could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we breach the covenants under our debt instruments, we would be in default under such instruments. The holders of such indebtedness could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your entire investment in the 2026 Convertible Notes.
The Credit Agreement and the Indenture contain terms which restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
The Credit Agreement and the Indenture contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including, among other things, restrictions on our ability to:

•	incur or guarantee additional indebtedness or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to us or the guarantors;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.
The covenants in the Indenture that governs the 2026 Convertible Notes are subject to important exceptions and qualifications, which are described under “
Description of Securities—2026 Convertible Notes
.”
These covenants may limit our ability to optimally operate our business. In addition, our Credit Agreement requires that we meet certain financial tests, including a leverage ratio test and a fixed charge coverage ratio test.
These restrictive covenants could adversely affect our ability to:

•	finance our operations;

•	make needed capital expenditures;

•	make strategic acquisitions or investments or enter into joint ventures;

•	withstand a future downturn in our business, the industry or the economy in general;

•	engage in business activities, including future opportunities, that may be in our best interest; and

•	plan for or react to market conditions or otherwise execute our business strategies.
These restrictions may affect our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.
As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
Our failure to comply with the restrictive covenants described above and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and the termination of future funding commitments by our lenders. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.
The Credit Agreement and the Indenture contain cross-default provisions that could result in the acceleration of all of our indebtedness.
A breach of the covenants under our Credit Agreement or our Indenture could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Credit Agreement would permit the lenders under the Credit Agreement to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay amounts due and payable under the Credit Agreement, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our guarantors may not have sufficient assets to repay that indebtedness. Additionally, we may not be able to borrow money from other lenders to enable us to refinance our indebtedness.
The 2026 Convertible Notes are effectively subordinated to our indebtedness under the Credit Agreement and our other secured indebtedness to the extent of the value of the assets securing that indebtedness.
The 2026 Convertible Notes are not secured by any of our assets. As a result, the 2026 Convertible Notes and the guarantees are effectively subordinated to our existing and future secured indebtedness (including any indebtedness under the Credit Agreement) with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness are available to pay obligations on the 2026 Convertible Notes only after all secured indebtedness has been paid in full. We paid off our Antares Credit Agreement on December 7, 2021 and the Credit Agreement we entered into on December 7, 2021 was undrawn as of December 31, 2021. The holders of the 2026 Convertible Notes may receive less, ratably, than the holders of secured indebtedness in the event of our or any of the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.
The 2026 Convertible Notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the 2026 Convertible Notes.
Each of our existing and future domestic restricted subsidiaries that is a borrower under or that guarantees obligations under the Credit Agreement or that guarantees certain of our other indebtedness is a guarantor of the 2026 Convertible Notes (subject to certain exceptions). Our subsidiaries that do not guarantee the 2026 Convertible Notes, including all of our non-domestic
subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the 2026 Convertible Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The 2026 Convertible Notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor
subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before the 2026 Convertible Note Holders would be entitled to any payment.
In addition, the Indenture, subject to some limitations, permits these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.
In addition, our subsidiaries that provide, or will provide, guarantees of the 2026 Convertible Notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•
upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by the Indenture;

•
upon the release or discharge of such Guarantor’s obligations under the Credit Agreement or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon;

•
upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the Indenture;

•	upon the discharge of the 2026 Convertible Notes, as provided in Article 3 of the Indenture; or

•	as provided in Article 10 of the Indenture.
If any guarantee is released, no holder of the 2026 Convertible Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities (including trade payables and preferred stock, if any), whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the 2026 Convertible Notes. See “
Description of Securities—2026 Convertible Notes—Notes Guarantees
.”
Federal and state fraudulent transfer laws may permit a court to void the 2026 Convertible Notes or the guarantees and, if that occurs, the noteholders may not receive any payments on the 2026 Convertible Notes.
Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the 2026 Convertible Notes and the incurrence of the guarantees of the 2026 Convertible Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the 2026 Convertible Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if BigBear or a guarantor, as applicable,
(1)    issued the 2026 Convertible Notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or
(2)    received less than reasonably equivalent value or fair consideration in return for either issuing the 2026 Convertible Notes or incurring the guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the issuer or such guarantor, as applicable, was insolvent or rendered insolvent by reason of the issuance of the 2026 Convertible Notes or the incurrence of its guarantees;

•
the issuance of the 2026 Convertible Notes or the incurrence of its guarantees left the issuer or such guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the issuer or such guarantor intended to, or believed that it would, incur indebtedness beyond its ability to pay as they mature; or

•
the issuer or such guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the 2026 Convertible Notes.
We cannot be certain as to the standards a court would use to determine whether or not we or a guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the 2026 Convertible Notes or the guarantees would be subordinated to other indebtedness. In general, however, a court would deem an entity insolvent if:

•	the sum of its indebtedness, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its indebtedness as it became due.
If a court were to find that the issuance of the 2026 Convertible Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the 2026 Convertible Notes or that guarantee, could subordinate the 2026 Convertible Notes or that guarantee to our presently existing and future indebtedness or of the relevant guarantor or could require the holders of the 2026 Convertible Notes to repay any amounts received with respect to the 2026 Convertible Notes or that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, the noteholders may not receive any repayment on the 2026 Convertible Notes. Further, the voiding of the 2026 Convertible Notes could result in an event of default with respect to our and our subsidiaries’ other indebtedness that could result in acceleration of that indebtedness.
Although each guarantee entered into in connection with the 2026 Convertible Notes will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or fraudulent transfer, this provision may not be effective as a legal matter to protect those guarantees from being voided under fraudulent conveyance or fraudulent transfer law or otherwise, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.
In addition, as noted above, any payment by us pursuant to the 2026 Convertible Notes or by a guarantor under a guarantee made at a time we or such guarantor was found to be insolvent could be voided and required to be returned to the issuer or such guarantor if such payment is made to an insider within a one-year
period prior to a bankruptcy filing or within 90 days for any non-insider
party and such payment would give such insider or
non-insider
party (as the case may be) more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case.
Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the 2026 Convertible Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of 2026 Convertible Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of 2026 Convertible Notes and (3) equitable subordination is not inconsistent with the provisions of the United States Bankruptcy Code.
There is no existing public trading market for the 2026 Convertible Notes, and holders’ ability to sell the 2026 Convertible Notes will be limited.
There is no existing public market for the 2026 Convertible Notes. No market for the 2026 Convertible Notes may develop, and any market that develops may not persist. We cannot assure the noteholders as to the liquidity of any market that may develop for the 2026 Convertible Notes, their ability to sell their 2026 Convertible Notes or the price at which they would be able to sell their 2026 Convertible Notes. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The liquidity of any trading market and the trading price of such notes may be adversely affected by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.
Even though the 2026 Convertible Notes are convertible into shares of our Common Stock, the terms of the 2026 Convertible Notes will not provide protection against some types of important corporate events.
The 2026 Convertible Notes are convertible into shares of our Common Stock. Certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the 2026 Convertible Notes. See “
Description of Securities—2026 Convertible Notes
.”
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.
There can be no assurances that any rating assigned to our debt securities will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the 2026 Convertible Notes. Credit ratings are not recommendations to purchase, hold or sell the 2026 Convertible Notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the 2026 Convertible Notes.
Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the 2026 Convertible Notes is subsequently lowered or withdrawn for any reason, our noteholders may not be able to resell their 2026 Convertible Notes at a favorable price or at all.
Risks Related to Our Common Stock
We have convertible debt that may be converted into Common Stock in the future, which would cause immediate and substantial dilution to our stockholders.
On December 7, 2021, we issued the 2026 Convertible Notes in the aggregate principal of $200.0 million. The 2026 Convertible Notes are convertible into up to 23,709,503 shares of Common Stock, with an initial conversion rate of 86.9565 shares of Common Stock per $1,000 principal amount of 2026 Convertible Notes (subject to adjustment up to 117.586 per $1,000 principal amount of 2026 Convertible Notes, and further adjustment up to 23,709,503 in the event of a Make-Whole Fundamental Change and maximum downward adjustment to $9.775). The issuance of shares of Common Stock upon any conversion of the 2026 Convertible Notes will result in dilution to the interests of other stockholders.
Our only significant asset is our ownership interest in our subsidiaries and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.
We have no direct operations and no significant assets other than our ownership of our subsidiaries. We will depend on our subsidiaries for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of our subsidiaries may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.
The ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by our Credit Agreement which our subsidiaries are party from time to time, including the existing loan and security agreement described in “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” and the terms of the 2026 Convertible Notes, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit to us from our subsidiaries will be permitted only to the extent there is an applicable exception to the investment covenants under our Credit Agreement. Similarly, any dividends, distributions or similar payments to us from our subsidiaries will be permitted only to the extent there is an applicable exception to the dividends and distributions covenants under our Credit Agreement.

Because we have no current plans to pay cash dividends on shares of common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of Common Stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.
Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.
We had 366,533 Private Placement Warrants that were issued concurrently with the IPO. The Private Placement Warrants and the shares of Common Stock issuable upon the exercise of the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units sold in the IPO, in which case the 366,533 Private Placement Warrants could be redeemed by the Company for $3,665 (or $0.01 per Warrant). Under GAAP, we are required to evaluate contingent exercise provisions of these warrants and then their settlement provisions to determine whether they should be accounted for as a warrant liability or as equity. Any settlement amount not equal to the difference between the fair value of a fixed number of our equity shares and a fixed monetary amount precludes these warrants from being considered indexed to its own stock, and therefore, from being accounted for as equity. As a result of the provision that the Private Placement Warrants, when held by someone other than the initial purchasers or their permitted transferees, will be redeemable by us, the requirements for accounting for these warrants as equity are not satisfied. Therefore, we are required to account for these Private Placement Warrants as a warrant liability and record (a) that liability at fair value, which was determined as the same as the fair value of the warrants included in the units sold in the IPO, and (b) any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Common Stock.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
Following the Business Combination, the price of our securities have fluctuated significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never fully develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of our securities may be more limited than if our securities were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be sustained. Recently, we have repurchased 9,952,803 shares of our Common Stock pursuant to several of our Forward Share Purchase Agreements. As a result of these repurchases, the amount of Common Stock trading freely on NYSE may be reduced, which could have a material effect on the liquidity of our Common Stock. Additionally, because approximately $101,021,000 that was restricted pursuant to the Forward Share Purchase Agreements was used to repurchase shares pursuant to the Forward Share Purchase Agreements, it will not be released to us from the escrow and be available to us.

There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.
Our Common Stock is listed on the NYSE under the symbol “BBAI.” If the NYSE delists our shares from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•
a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of our Common Stock;

•
being required to repurchase the 2026 Convertible Notes at a price equal to the principal amount plus accrued and unpaid interest (see “
Description of Securities—2026 Convertible Notes—Fundamental Change”
);

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
General Risk Factors
Adverse economic conditions or reduced technology spending may adversely impact our business.
Our business depends on the economic health of our current and prospective customers and overall demand for technology. In addition, the purchase of our software and services is often discretionary and typically involves a significant commitment of capital and other resources. A further downturn in economic conditions, global political and economic uncertainty, a lack of availability of credit, a reduction in business confidence and activity, the curtailment of government or corporate spending, public health concerns or emergencies, financial market volatility, and other factors have in the past and may in the future affect the industries to which we sell our software and services. Our customers may suffer from reduced operating budgets, which could cause them to defer or forego purchases of our software or services. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our customers, and the increased pace of consolidation in certain industries may result in reduced overall spending on our offerings. Uncertainty about global and regional economic conditions, a downturn in the technology sector or any sectors in which our customers operate, or a reduction in information technology spending even if economic conditions are stable, could adversely impact our business, financial condition, and results of operations in a number of ways, including longer sales cycles, lower prices for our software and services, material default rates among our customers, reduced sales of our software or services, and lower or no growth.
We cannot predict the timing, strength, or duration of any crises, economic slowdown, or any subsequent recovery generally, or for any industry in particular. Although certain aspects of the effects of a crisis or an economic slowdown may provide potential new opportunities for our business, we cannot guarantee that the net impact of any such events will not be materially negative. Accordingly, if the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition, and results of operations could be adversely affected.
We have and will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.
As a public company, we are subject to the reporting requirements of the Exchange Act, the listing standards of the NYSE, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations, and financial condition. Although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses. Additionally, as a public company subject to additional rules and regulations and oversight, we may not have the same flexibility we had as a private company.
In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed.
We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, results of operations, and financial condition.
We may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act applicable to us.
We are required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of us as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable after the Business Combination. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to financial reporting misstatements and adverse regulatory consequences and could harm investor confidence and the market price of the Company’s shares of common stock.
Natural disasters and other events beyond our control could harm our business.
Natural disasters or other catastrophic events may cause damage or disruption to our operations,
non-U.S.
commerce and the global economy, and thus could have a negative effect on us. Our business operations are subject to interruption by natural disasters, earthquakes, flooding, fire, power shortages, pandemics such as the recent spread of
COVID-19,
terrorism, political unrest, telecommunications failure, vandalism, cyberattacks,

geopolitical instability, war, the effects of climate change (such as drought, wildfires, increased storm severity, and sea level rise), and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers, could decrease demand for our services, could make existing customers unable or unwilling to fulfill their contractual requirements to us, including their payment obligations, and could cause us to incur substantial expense, including expenses or liabilities arising from potential litigation. Our insurance may not be sufficient to cover losses or additional expense that we may sustain. Customer data could be lost, significant recovery time could be required to resume operations and our financial condition and results of operations could be adversely affected in the event of a major natural disaster or catastrophic event.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We are subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
We may be forced to later write-down or
write-off
assets, restructure our operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash
items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.
We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.
We will face increased legal, accounting, administrative and other costs and expenses as a public company that we and our subsidiaries did not incur as private companies. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (the “
PCAOB
”) and the securities exchanges impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we and our subsidiaries have not done previously. For example, we have created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been and will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”
If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Common Stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants is available. Under the terms of the Warrant Agreement, dated as of February 8, 2021, between GigCapital4 and the Transfer Agent (the “
Warrant Agreement
”), we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in us may be reduced or the warrants may expire worthless.
There is no guarantee that the warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.
The exercise price for the warrants is $11.50 per share of Common Stock. There is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
In addition, the Company’s warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other change. Accordingly, the Company may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a warrant.

The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless.
The exercise price of our public warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a public warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the public warrants are less likely to ever be in the money and more likely to expire worthless. We do not believe it is likely that a warrant holder would elect to exercise its warrants when our common stock is trading below $11.50 and any cash proceeds that would be received by the Company are dependent on the trading price of the common stock underlying the warrants. We do not believe that the warrant holders’ failure to exercise warrants for cash would have a material impact on our liquidity, financial position or results of operations.
Our warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Our public warrants issued as part of GigCapital4’s IPO are exercisable for up to one share of Common Stock at $11.50 per share. The additional shares of Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.
We have no obligation to net cash settle the warrants.
In no event will we have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the warrants may expire worthless.
If we fail to introduce or acquire new products or services that achieve broad market acceptance on a timely basis, or if our products or services are not adopted as expected, we will not be able to compete effectively.
We operate in a highly competitive, quickly changing environment, and the combined company’s future success depends on its ability to develop or acquire, and introduce new products and services that achieve broad market acceptance. Our ability to successfully introduce and market new products is unproven. Because we have a limited operating history and the market for our products, including newly acquired or developed products, is rapidly evolving, it is difficult to predict the company’s operating results, particularly with respect to any new products that it may introduce. Our future success will depend in large part upon our ability to identify demand trends in the market in which we operate and quickly develop or acquire, and design, manufacture and sell, products and services that satisfy these demands in a cost-effective manner.
In order to differentiate our products and services from competitors’ products, we will need to increase focus and capital investment in research and development, including software development. If any products currently sold by, and services offered by, us do not continue, or if our new products or services fail to achieve widespread market acceptance, or if we are unsuccessful in capitalizing on opportunities in the market in which we will operate, our future growth may be slowed and our business, results of operations and financial condition could be materially adversely affected. Successfully predicting demand trends is difficult, and it is very difficult to predict the effect that introducing a new product or service will have on existing product or service sales. It is possible that we may not be successful with our new products and services, and as a result our future growth may be slowed and our business, results of operations and financial condition could be materially adversely affected. Also, we may not be able to respond effectively to new product or service announcements by competitors by quickly introducing competitive products and services.

In addition, we may acquire companies and technologies in the future. In these circumstances, the combined company may not be able to successfully manage integration of the new product and service lines with the combined company’s existing suite of products and services. If we are unable to effectively and successfully further develop these new product and service lines, we may not be able to increase or maintain sales (as compared to sales of BigBear on a standalone basis), and our gross margin (as compared to sales of BigBear on a standalone basis) may be adversely affected.
Furthermore, the success of our new products will depend on several factors, including, but not limited to, market demand costs, timely completion and introduction of these products, prompt resolution of any defects or bugs in these products, our ability to support these products, differentiation of new products from those of our competitors, market acceptance of these products, delays and quality issues in releasing new products and services. The occurrence of one or more of the foregoing factors may result in lower quarterly revenue than expected, and we may in the future experience product or service introductions that fall short of our projected rates of market adoption.
If our products fail to achieve and sustain sufficient market acceptance, the combined company’s revenue will be adversely affected.
Our success will depend on its ability to develop and market products that are recognized and accepted as reliable, enabling and cost-effective. Some potential customers of the combined company may already use products similar to what we currently offer and similar to what we may offer in the future and may be reluctant to replace those products with what we currently offer or which we may offer in the future. Market acceptance of our products and technology will depend on many factors, including our ability to convince potential customers that our products and technology are an attractive alternative to existing products and technology. Prior to adopting our products and technology, some potential customers may need to devote time and effort to testing and validating our systems. Any failure of our systems to meet these customer benchmarks could result in potential customers choosing to retain their existing systems or to purchase systems other than the company’s.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities may vary significantly from their prices on the date the Business Combination was executed.
In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for BigBear’s stock and trading in the shares of our Common Stock has not been active. Accordingly, the valuation ascribed to BigBear and our Common Stock in the Business Combination may not be indicative of the price that prevailed in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced services and products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our securities available for public sale;

•	any major change in the board or management;

•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.
Broad market and industry factors may materially harm the market price of our securities irrespective of its operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
The future sales of shares of Common Stock by existing stockholders, including the sales of shares of Common Stock pursuant to this prospectus, may adversely affect the market price of the Company’s Common Stock.
Sales of a substantial number of shares of the Company’s Common Stock in the public market could occur at any time. If the Company’s stockholders sell, or the market perceives that the Company’s stockholders intend to sell, substantial amounts of the Company’s Common Stock in the public market, the market price of the Company’s Common Stock could decline. The Sponsor (as defined below) has distributed to its members 850,000 shares of Common Stock and 283,333 warrants that it paid in the aggregate $8,500,000 to purchase (or $10 for a unit of one share and one-third warrant). In addition, for the 8,702,000 shares of Common Stock that are still held by our Sponsor, it paid the nominal price of approximately $0.003 per share for such shares of Common Stock. The Common Stock still held and not yet distributed by the Sponsor to its members represent approximately 6.9% of the total outstanding shares of the Company’s Common Stock. As a result of these nominal prices (even factoring in the price paid for the securities already distributed to its members) compared with the market prices of our Common Stock and Warrants, the Sponsor, or each of its members upon distribution, is likely to earn a positive return on its investment even if other holders of shares of Common Stock, including our public stockholders, experience a negative return on their investment in the Company’s securities. As a result, certain of the selling stockholders may be incentivized to sell its securities when others are not.
Further, the market price of our Common Stock could decline as a result of the perception that such sales could occur, including in connection with the shares offered hereby. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Our Common Stock has a relatively small public float. As a result, sales of substantial amounts of shares of our Common Stock, or even the potential for such sales, may materially and adversely affect prevailing market prices for our common stock. In the future, we may also issue securities in connection with investments or acquisitions. The amount of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.
If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Company’s securities adversely, the price and trading volume of the Company’s securities could decline.
The trading market for our securities are influenced by the research and reports that industry or securities analysts may publish about us, our business, its market, or its competitors. If any of the analysts who cover BigBear, change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause its stock price or trading volume to decline.
Resales of the shares of Common Stock included in the Merger Consideration could depress the market price of our Common Stock.
We have approximately 126,263,451 shares of Common Stock outstanding as of May 11, 2022. The shares held by the Company’s public stockholders are freely tradable and a large number of shares of Common Stock may be sold in the market. Rule 144 is available for the resale of shares of our Common Stock that are not registered for resale once one year has elapsed from December 7, 2021, the date that we filed the Current Report on Form
8-K
following the Closing that included the required Form 10 information that reflects we are no longer a shell company. Such sales of shares of Common Stock or the perception of such sales may depress the market price of our Common Stock.
We may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date BigBear sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by BigBear, BigBear may exercise its redemption right even if BigBear is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the holder (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. Historical trading prices for our Common Stock have not exceeded the $18.00 per share threshold at which the public warrants become redeemable. In the event BigBear exercises its redemption right, holders of the warrants would be notified of such redemption as described in our Warrant Agreement. Specifically, in the event that BigBear elects to redeem all of the outstanding warrants, BigBear shall fix a date for the redemption (the “
Redemption Date
”). Notice of redemption shall be mailed by first class mail, postage prepaid, by BigBear not less than 30 days prior to the Redemption Date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the warrants will be notified of such redemption via the Company’s posting of the redemption notice to DTC. None of the private placement warrants and warrants underlying the units issuable upon conversion of working capital loan will be redeemable by BigBear so long as they are held by their initial purchasers or their permitted transferees.
Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation as well as provisions of Delaware law, could impair a takeover attempt.
Our Second Amended and Restated Certificate of Incorporation (the “
Certificate of Incorporation
”) contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•
the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and

•
the requirement that a meeting of stockholders may only be called by members of our Board or the stockholders holding a majority of our shares, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of BigBear or changes in our Board and our management.
As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of BigBear Common Stock. Any provision of the Certificate of Incorporation or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay,
say-on-frequency
and
say-on-golden
parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following

February 11, 2026, the fifth anniversary of the IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates
exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible
debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our Common Stock less attractive because we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.
Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, we will be required to provide management’s assessment on internal controls commencing with the annual report for fiscal year ended December 31, 2022, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of BigBear as a privately held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of BigBear are documented, designed or operating.
Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of BigBear or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.
We did not design and maintain effective information technology (“
IT
”) general controls for information systems that are relevant to the preparation of the financial statements, including user access controls to ensure appropriate segregation of duties. These IT deficiencies noted above did not result in a misstatement to the financial statements for the Company; however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of
IT-dependent
controls that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. We are in the process of implementing measures designed to improve our internal control over financial reporting.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the Company’s business, investments and results of operations.
The Company is subject to laws, regulations and rules enacted by national, regional and local governments. In particular, the Company is required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on the Company’s business and results of operations.
The Company is a “controlled company” within the meaning of the applicable rules of the NYSE and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
Ultimate controls a majority of the voting power of BigBear Common Stock outstanding, and the Company is a “controlled company” within the meaning of applicable rules of the NYSE. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board consists of independent directors;

•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•
that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.
We are relying on these exemptions now or in the future. As a result, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.
Our Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, or employees.
Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or employees which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in our Certificate of Incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our certificate of incorporation will provide that, unless we consent in writing to the selection of an alternate forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We note that there is uncertainty as to whether a court would enforce the choice of forum provision with respect to claims under the Securities Act, and that investors cannot waive compliance with the Securities Act and the rules and regulations thereunder.
The future exercise of registration rights may adversely affect the market price of our Common Stock.
Certain of our stockholders have registration rights for restricted securities. We are obligated to register certain securities, including all of the shares of Common Stock held by the Initial Stockholders, shares of Common Stock received by Ultimate as part of the Business Combination, and the 2026 Convertible Notes Shares, if applicable. Sales of a substantial number of shares of Common Stock pursuant to this prospectus in the public market could occur at any time our prospectus remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

USE OF PROCEEDS
All of the Common Stock and warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. All of the Common Stock and 2026 Convertible Notes offered by the Selling Noteholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will not receive any proceeds from the sale of shares of Common Stock or 2026 Convertible Notes by the Selling Securityholders. With respect to the shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.
We do not believe it is likely that a warrant holder would elect to exercise their warrants when our common stock is trading below $11.50 and any cash proceeds that would be received by the Company is dependent on the trading price of the common stock underlying the warrants. We do not believe that the warrant holders’ failure to exercise warrants for cash would have a material impact on our liquidity, financial position or results of operations.

DETERMINATION OF OFFERING PRICE
Our Common Stock and warrants are listed on NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.
The actual offering price by the Selling Stockholders of the shares of Common Stock and the warrants and by the Selling Noteholders of the shares of Common Stock and the 2026 Convertible Notes covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholders or as otherwise described in the section entitled “
Plan of Distribution
.”

BUSINESS
Company Overview
BigBear.ai Holdings, Inc.’s mission is guiding our customers to realize their best possible future by delivering transformative technologies and expert, actionable advice. Through this mission, we seek to empower people to make the right decisions, at the right time, every time.
Business Overview

BigBear.ai is a leader in the use of Artificial Intelligence (AI) and Machine Learning (ML) for decision support. We provide our customers with a competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity. We believe data – when leveraged effectively – can be a strategic asset for any organization. Through our mission-critical analytics solutions and operational expertise, we help our customers make sense of the world in which they operate, understand how known and previously unforeseen forces impact their operations, and determine which decision and course of action will best achieve their objectives.
BigBear.ai products and services are widely used by government agencies in the United States to support many of the nation’s most critical defense and intelligence capabilities. These customers operate in environments of unrivaled scale and complexity, where the cost of a poor decision can be very steep, and the cost of failure devastating. They demand the most sophisticated and capable AI, ML, and predictive analytics solutions available, from a provider who understands their complex operations and can rapidly deploy technology at scale with uncompromising reliability.
The need to make sense of enormous volumes of data is not unique to government agencies. Commercial enterprises have spent several decades amassing vast volumes of data, but few have the resources and AI expertise required to turn that data into actionable information for operational decision making. The complexity of integrating disparate, often dirty and incomplete data, and then applying highly technical AI tools to enrich, analyze, and predict outcomes with the data, has limited the adoption of AI for decision support in commercial markets.

At BigBear.ai, we are making AI-powered decision support accessible and scalable for any organization. Our solutions empower businesspeople to leverage more data sources, faster and easier, and to derive new insights hidden in the data – even flawed data – in a way that is visible, understandable, actionable, and trustworthy. As a result, our customers can crystallize and accelerate operational decision making to gain competitive advantage in real-world environments.
Products and Services
BigBear.ai offers a modular, cloud-based platform that addresses three phases of data-driven decision making: data curation, analysis, and guidance. The capabilities to support each phase are packaged as discrete applications for federal and commercial customers, deployed separately or together, enabling customers to ingest, interpret and visualize vast amounts of data, accurately predict outcomes, and guide decisions to achieve strategic objectives.

Data curation (delivered as Observe) is used to make data more complete, more accurate, and easier to use in analytics. It collects, normalizes, and integrates historical and real-time data from a wide range of sources, including BigBear.ai data collections, customer proprietary data, and third-party data, to create more holistic insights. Massive data sets containing any variety of text, graphics, video, and other media types, are distilled to identify relevant information associated with the customer’s operating environment, such as asset tracking, geopolitical events, public sentiment, stock market shifts, etc. Through data curation, knowledge is compounded and made more reliable.
Analysis (delivered as Orient and Panda) is used to interpret curated data. It employs storytelling techniques to make predictive analytics more accessible and actionable for decision makers. BigBear.ai provides hundreds of algorithms to uncover objects, activities, or events of interest from the data, applying discovery and visualization to explain patterns and influences that can affect outcomes. Using AI/ML and advanced mathematical models such as tensor completion, data is enriched and mined with depth and agility that far surpasses traditional business intelligence and analytics tools.
Guidance (delivered as Dominate) provides goal-oriented advice, allowing customers to state their desired outcomes (goals) and determine what decision or course of action will best produce those results. Users can easily modify scenarios to understand the potential impacts of each decision option and see the statistical likelihood of each outcome. With this prescriptive guidance, decision makers have clear foresight to act with confidence.

BigBear.ai also offers consulting services to design, customize, deploy, operate, and support our solutions for federal and commercial customers. Due to the breadth and depth of experience and expertise in our team, many of our customers rely on BigBear.ai resources to supplement their technical and operational staff for long term engagements as well.
Customers
To date, BigBear.ai has predominantly served federal, military, and intelligence agencies of the U.S. government. Our list of marquee customers includes the Joint Staff, U.S. Army, U.S. Air Force, and Department of Homeland Security (DHS), where our entrenched relationships date back more than 20 years and provide the foundation of our technology and solutions. These customers entrust us with their most critical data and operations and represent most of our historical growth.
The power and agility of our platform and products make them equally valuable to commercial enterprises, particularly those dealing with global market dynamics, such as in manufacturing, supply chain, and commercial space. Landmark customers such as Virgin Orbit and Terran Orbital use our solutions to enrich their satellite architectures with ML-based computer vision models and data pipelines, identifying new insights and opportunities while creating greater value in their commercial offerings. As new customers are acquired, new data sources, analysis tools, and integrated services are added to the BigBear.ai platform to support new industries and decision scenarios. Thus, every new engagement expands our capability baseline and opens the door to a considerable pipeline of new opportunities within that vertical market and within adjacent markets.
Historically, BigBear.ai has a 93% win rate on new contract opportunities, and a 100% recompete win rate with existing customers. This speaks to the value that our customers find in our solutions and the trust they place in our people to help guide their decisions and courses of action.

Revenue Mix
Approximately 49% of our revenue came from sales of our software solutions in 2021, but this is a change from as recent as 2016 when approximately 1% of the sales of the acquired companies that make up BigBear.ai today were for software solutions. As our software has matured to become a massively scalable, cloud-based solution, both legacy and new customers are transitioning away from exploratory, joint-development engagements toward engagements to quickly integrate and deploy our software for current operational needs.
Due to the sensitive and oftentimes classified nature of our work with government customers, a significant portion of BigBear.ai’s contracts still require our data scientists and software engineers to co-locate on-premises
with customers and develop solutions for unique environments and use cases. As a result, these engagements with high levels of non-recurring
engineering or research and development (R&D) expense typically yield gross margins between 40% and 50%. However, as we amass knowledge and Intellectual Property (IP), our proprietary products will require considerably less customization and we expect that new engagements will have considerably higher gross margins. While commercial deployments can be on-premises
(at a customer’s request), our commercial engagements are largely cloud-based deployments with gross margins that often exceed 60%.
As we evolve our commercial solutions to a pure SaaS model, we anticipate yielding gross margins of 80% or more on that business, comparable to other enterprise SaaS offerings in market. Despite the pivot toward high gross margin, SaaS-based customer engagements, we plan to maintain a portion of our revenue from strategic service-based engagements that will drive innovation and new market opportunities.
Competitive Advantage
BigBear.ai’s principle competitive advantage is that our products have been designed for – and proven in – highly demanding environments that require exceptional scalability, agility, accessibility, and reliability. The architecture of our platform extends these benefits to customers of all types and sizes. As a result, our customers experience added value from BigBear.ai solutions in these areas:

•
Time to Value
: The ability to assemble
pre-configured
analytics without coding, and gain access to a wide range of curated data that has been normalized and distilled “out of the box”, dramatically accelerates deployment and time to value. What typically requires months of set up with other decision support tools takes a fraction of time with BigBear.ai products, and users can gain value within minutes of initial login.

•
Business Scope
: Our products simplify the complexity that prevents broad adoption of
AI-based
analytics across business operations and industries. Support for imperfect, diverse data sources enhanced with AI/ML enhances the scope of questions (decisions) that can be addressed, while interactive visualization tools expose and explain new insights in ways non-technical
people can easily use.

•
Decision Confidence
: The unique combination of data enrichment, insight discovery, comprehensive if-then
analysis, and goal-oriented advice provides organizations with a level of certainty in their decision-making, courses of action, and outcomes that they can’t experience with typical analytics products.

•
Higher ROI
: Through our SaaS offering, customers can scale their usage cost-effectively based on their data and/or processing needs, avoiding the equipment and maintenance costs associated with on-premise
solutions. Further, our products are highly interoperable and easily integrated due to our modular platform architecture, so customers can leverage and build on prior technology investments, adding our powerful decision support capabilities to enhance existing operational or business intelligence systems.

Market Opportunity
BigBear.ai serves a large and rapidly growing addressable market. Our technology capabilities and expertise allow us to target a TAM of more than $72 billion, growing to $310 billion by 2026, based upon third-party industry reports on the current and projected markets for government and commercial customers in the following areas: AI platforms, data analytics, and analytic data management and integration platforms. BigBear.ai plans to address this TAM through market penetration with our existing solutions, new vertically focused SaaS offerings, and inorganic portfolio expansion via strategic mergers and acquisitions (M&A).
Growth Strategy
BigBear.ai has multiple growth vectors, including performing on our existing backlog of approximately $466 million as of December 31, 2021, penetrating new federal and commercial markets, and investing in strategic M&A opportunities. Each of these growth vectors is underscored by our “land and expand” sales strategy.

(1)	MarketsAndMarkets, Inc., May, 2021.
Backlog Execution
: BigBear.ai’s existing funded and unfunded backlog as of December 31, 2021, comprised entirely of contracts that BigBear.ai has already won, accounts for approximately 84% of 2022 projected revenue.
Market Expansion
: Our largest opportunities lie in commercial and federal intelligence and defense markets where AI/ML technologies are still in the early adoption phase. Commercial customers can also operate under shorter sales cycles and are more apt to engage in pure SaaS/hosted licensing arrangements, requiring considerably less engineering/integration support and resulting in higher gross margins.
While the agility of our products allow them to address customer needs in nearly any industry segment, we will initially focus on commercial markets with similar characteristics to our federal engagements, such as manufacturing, supply chain, and commercial space. After growing our footprint in these markets, we will expand to new verticals and also bring our enhanced SaaS offerings back to the federal market for sale to current and new customers.
Strategic M&A
: A critical addition to the growth vectors above is the opportunity for strategic, inorganic growth. Given the importance of our expansion into commercial markets, opportunities that enable or accelerate commercial growth will be our initial priority. We generally pursue M&A opportunities based on:

(1)
Additive Technology: The potential to acquire technology that can accelerate growth in a specific commercial market. This can include new or proprietary data sets, market-specific analytics, and novel AI/ML approaches that improve the overall impact of our products.

(2)	Market Access: The opportunity to gain a strategic foothold in a high-growth market, thus immediately accelerating our growth in that space.
While we do not currently plan to pursue inorganic growth in our existing defense/intelligence markets, there could be unique opportunities that present enough strategic value to warrant consideration, especially if there is the possibility of acquiring solutions with commercial application or contracts with unserved federal agencies.
Land
 & Expand
: BigBear.ai has executed a successful “land and expand” sales strategy with our customers and has a proven record of growing customer relationships with new products and solutions. Our field team proudly boasts a 100% recompete win rate to date, and we have benefited from several new contract opportunities as a result of referrals made by highly satisfied current customers.
Research and Development:
BigBear.ai has more than 20 years of experience developing and deploying software products. Historically, much of our R&D has been funded and directed by defense and intelligence customers for their specific needs and objectives. The shift toward technical capabilities that could be applied more broadly began in 2019; in 2021 BigBear.ai invested roughly $6 million in R&D activities. These efforts have produced scalable, cloud-based products that are supporting both federal and commercial customers today.
We expect future investments in R&D will largely focus on expanding our robust team of software engineers, data scientists, and cloud engineers to support the following:

1.	Evolving our platform to a fully SaaS, mid-market-friendly offering

2.	Incorporating new, market-specific data sources into our data curation catalog and processes

3.	Creating new analytics modules and workflows for targeted vertical market use cases

4.	Optimizing our guidance capabilities for new business drivers, such as resource allocation/optimization and revenue-generating courses of action

5.	Expanding our cloud infrastructure to support commercial application development
Sales and Marketing
BigBear.ai will go to market with both direct sales and indirect channel partners within each of our targeted sectors, including but not limited to, defense, intelligence, federal civilian, manufacturing, supply chain, logistics, and commercial space. We are investing in marketing resources and programs for branding, demand generation, sales/channel enablement, and customer advocacy to develop our marketing and sales funnels and build engagement across the full customer lifecycle. We are also investing in the infrastructure and tools needed to ensure our sales and marketing programs are automated, efficient, and measurable.
Partners
BigBear.ai has strong relationships with cutting-edge technology vendors, such as Elastic, Confluent, KNIME, Qlik, and AWS. These partnerships allow us to deploy our solutions into customer environments quickly and efficiently, decreasing start-up
and integration time and costs.
BigBear.ai also manages a channel partner program to share technical training and documents on customer implementations, enabling close collaboration with our 16 channel partners to ensure customer success. Channel partners such as resellers and distributors will be a key component of our go-to-market
strategy to enter new vertical markets, as well as for international expansion.

Company Footprint and Management
As of December 31, 2021, we had 665 employees, of which over 80% held security clearances. Approximately 36% of our workforce is comprised of software engineers, data scientists, cloud/systems engineers, analysts, and cyber subject-matter experts.
BigBear.ai has headquarters in Columbia, MD, with additional office locations in Lexington, Massachusetts; Annapolis, Maryland; Ann Arbor Michigan; Chantilly, Virginia; San Diego, California; Madison, Alabama; Charlottesville, Virginia; Virginia Beach, Virginia; McLean, Virginia; and Reston, Virginia. In addition, many of our team members work at secure customer facilities in the U.S.
The BigBear.ai executive team is a driving force behind the company’s success. With strong industry experience and knowledge of both government and commercial markets, our executives are shaping the Company’s vision and market penetration strategies, while ensuring operational excellence. Further, the leadership team is committed to maintaining a corporate culture and employee value proposition that attracts the brightest talent in the industry.
Competition
Our competitors include software companies that develop horizontal solutions in the analytics, data management, and business intelligence markets, as well as vertically focused analytics tools within our target markets. We also face competition from government contractors and system integrators who are building custom solutions to enter this market. In many cases, we are competing with the internal software development efforts of our potential customers. Organizations frequently attempt to build their own decision support and analytics platforms using a patchwork of custom development, outside consultants, IT services companies, packaged and open-source software, and significant internal IT resources, before turning to BigBear.ai.
The principal competitive factors in the markets in which we operate include:

•	platform agility and product functionality

•	data security, privacy, and regulatory compliance

•	ease and speed of adoption, use, and deployment

•	product innovation and roadmap

•	pricing and cost structures

•	customer experience, including technical support and education

•	brand awareness and reputation

•	track record of success in complex environments
While we compete favorably on these factors, some of our competitors have greater name recognition, longer operating histories, broader customer bases, larger sales and marketing budgets, more technology, channel, and distribution partners, wider geographic presence, greater focus in specific vertical markets, lower labor and research and development costs, larger and more mature intellectual property portfolios, and substantially greater financial, technical, and other resources to provide support, make acquisitions, and develop and introduce new products.
Dr. Louis R. Brothers (Chief Executive Officer)
Dr. Brothers has served as the Chief Executive Officer at BigBear since July 2020. Prior to his current role, Dr. Brothers was the Chief Executive Officer at NuWave Solutions from June 2020 until its merger with PCI.

Dr. Brothers has also served as the Chief Technology Officer of Peraton and a principal with The Chertoff Group. From 2014 to 2017, Dr. Brothers served as Under Secretary for Science and Technology at the U.S. Department of Homeland Security (DHS), where he was responsible for a science and technology portfolio that included basic and applied research, development, demonstration, testing, and evaluation with the purpose of helping DHS operational elements and the nation’s first responders achieve their mission objectives. From 2011 to 2014, Dr. Brothers served as Deputy Assistant Secretary of Defense for Research at the Department of Defense. In this position, Dr. Brothers was responsible for policy and oversight of the Department’s science and technology programs and laboratories. Dr. Brothers has also held senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and MIT Lincoln Laboratory. Dr. Brothers received a B.S. in Electrical Engineering from Tufts University, an M.S. in Electrical Engineering from Southern Methodist University, and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
Brian Frutchey (Chief Technology Officer)
Mr. Frutchey has served as the Chief Technology Officer at BigBear since 2021. Prior to his role at BigBear, Mr. Frutchey was an Executive Vice President at NuWave Solutions since 2016. Prior to his executive roles at NuWave and BigBear, Mr. Frutchey held multiple roles in the big data and analytics sector, including managing the National Geospatial-Intelligence Agency’s
In-Q-Tel
Interface Center’s predictive analytics and cloud orchestration portfolios, the U.S. European Command’s Joint Intelligence Operations Center Strategic Foresight and Open-Source Element capabilities, Endeca Technology’s Public Sector Division, and the U.S. Army as a Signal Corps officer. Mr. Frutchey received a B.S. in Electrical Engineering (Computers) from the University of Southern California.
Joshua Kinley (Chief Financial Officer)
Mr. Kinley has served as the Chief Financial Officer of BigBear since December 2020. Prior to that, Mr. Kinley was the founder and Chief Financial Officer of PCI since its formation in April 2008. Before founding PCI, Mr. Kinley worked in multiple roles in the intelligence sector, including as a Senior Director at SI International and as a military intelligence officer in the U.S. Army. Mr. Kinley received a B.S. in Life Sciences from the United States Military Academy at West Point and an M.B.A. from John Hopkins University with a focus on IT Management.
Seasonality
We generally experience seasonality in the timing of recognition of revenue as a result of the timing of the execution of our contracts, as we have historically executed many of our contracts in the third and fourth quarters due to the fiscal year ends and procurement cycles of our customers. See “
Risk Factors—Risks Related to Our Business and Industry—Our sales efforts involve considerable time and expense and our sales cycle is often long and unpredictable
” and “
Risk Factors—Risks Related to Our Business and Industry—Our results of operations and our key business measures are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations
.” Additionally, recurring delays in the federal government’s budgeting process can adversely affect the award of new contracts or growth on existing contracts during continuing resolutions.
Regulatory
Our business activities are subject to various federal, state, local, and foreign laws, rules, and regulations. Compliance with these laws, rules, and regulations has not had, and is not expected to have, a material effect on our capital expenditures, results of operations and competitive position as compared to prior periods. Nevertheless, compliance with existing or future governmental regulations, including, but not limited to, those pertaining to global trade, consumer and data protection, and taxes, could have a material impact on our business in subsequent periods.

For more information on the potential impacts of government regulations affecting our business, see the section titled “
Risk Factors
” contained in this prospectus.
Intellectual Property
We believe that our intellectual property rights are valuable and important to our business. We rely on a combination of patents, copyrights, trademarks, trade secrets, know-how,
contractual provisions, and confidentiality procedures to protect our intellectual property rights.
We seek to protect our proprietary inventions relevant to our business through patent protection in the United States and abroad; however, we are not dependent on any particular patent or application for the operation of our business.
In addition to the protection provided by our intellectual property rights, we enter into proprietary information and invention assignment agreements or similar agreements with our employees, consultants, and contractors. We further control the use of our proprietary technology and intellectual property rights through provisions in our agreements with customers.
Legal Proceedings
We are subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, we believe that we have valid defenses with respect to any matters currently pending against us and we intend to vigorously defend against such matters. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on our consolidated balance sheets, statements of operations or cash flows.
Human Capital
Our employees are critical to the success of our business. As of December 31, 2021, we had 665 full-time employees, substantially all of which are employed in the United States. We also engage part-time employees, independent contractors, and third-party personnel to supplement our workforce.
None of our employees is represented by a labor union. We have not experienced any work stoppages due to employee disputes, and we believe that our employee relations are strong.
Our human capital resources objectives include recruiting, retaining, training, and motivating our personnel. The principal purposes of our incentive compensation policies are to attract, retain, and reward personnel through the granting of equity-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their ability and achieve our objectives. We strive to foster a diverse and inclusive culture and environment that encourages active dialogue and robust engagement on the issues most salient to employee satisfaction and believe our employees are empowered to play a significant role in shaping the direction and success of the company.
Facilities
We have facilities throughout the United States, totaling approximately 68,000 square feet as of December 31, 2021. Our headquarters is located in Columbia, Maryland, in proximity to the defense industry. We also have locations in Ann Arbor, Michigan, San Diego, California, Lexington, Massachusetts, Annapolis, Maryland, Madison, Alabama, and in various cities throughout Virginia including Charlottesville, Virginia Beach, McLean, and Reston. Each of these facilities is strategically located near major national security or civil space community facilities, key customer facilities, commercial space centers and/or prestigious engineering talent pools. Our current footprint is sufficient to support near-term growth. However, as we continue to grow, we plan to continue and even accelerate the pace of leasehold improvements so that our facility capacity is not a limiting factor on our growth.

EXECUTIVE COMPENSATION
Overview
We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal
Year-End
Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Furthermore, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most-highly compensated executive officers for the year ended December 31, 2021:

•	Dr. Louis R. Brothers, Chief Executive Officer;

•	Joshua Kinley, Chief Financial Officer;

•	Brian Frutchey, Chief Technology Officer; and

•	Sean Battle, Former Chief Strategy Officer.
Summary Compensation Table
The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the two most recently completed fiscal years.

Name and Principal Position	Year	Salary	Bonus (2)	Stock Awards (3)		Option Awards (5)		All Other Compensation (10)	Total
Dr. Louis R. Brothers,	2021	$312,921	$227,500	$401,200		$8,306,478	(6)	$25,962	$9,274,061
Chief Executive Officer	2020	$159,231	$245,000			—		—	$404,231

Joshua Kinley,	2021	$305,489	$105,000	$175,525		$3,471,897	(7)	$18,125	$4,076,036
Chief Financial Officer	2020	$429,865	—			—		$56,824	$486,689

Brian Frutchey,	2021	$253,996	$114,000	$122,241		$1,975,388	(8)	$18,393	$2,484,018
Chief Technology Officer

Sean Battle, (1)	2021	$320,716	$110,250	$130,390	(4)	$7,342,000	(9)	$24,652	$7,928,008
Chief Strategy Officer	2020	$432,867	—			—		$48,410	$481,277

(1)	Sean Battle resigned from his position as Chief Strategy Officer, effective December 7, 2021 and ceased to be an employee of BigBear as of that date.
(2)	For 2021, the amounts reported in the Bonus column represent each applicable Named Executive Officer’s discretionary annual incentive bonus earned for fiscal year 2021.
(3)
The amounts reported in the Stock Awards column represent the grant date fair value of restricted stock units with respect to Big Bear common stock (the “
RSUs
”) granted in 2021 to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“
ASC 718
”). The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the RSUs. See “—
Narrative Disclosure to Summary Compensation Table—Restricted Stock Units
” below for additional details. While the RSUs were treated as “granted” in 2021 for accounting purposes, for Section 16 reporting purposes, the grants were contingent upon, and effective as of, the filing of our registration statement on Form S-8 registering shares to be issues pursuant to awards under our 2021 Long Term Incentive Plan (the “
Plan
”), which was filed with the Commission on April 5, 2022. See Note Q (Equity-Based Compensation) to the Company’s 2021 Consolidated Financial Statements for the assumptions used in determining the fair value of the RSUs.
(4)	Amounts for Sean Battle represent RSUs granted for his services as a non-employee director following his resignation effective December 7, 2021.
(5)
The amounts reported in the Option Awards column represent the grant date fair value of stock options with respect to Big Bear common stock and Class B Units in PCISM Ultimate Holdings (the “
Incentive Units
”), in each case, granted in 2021 to the Named Executive Officers as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options or the Incentive Units. See “—
Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards
” and “—
Narrative Disclosure to Summary Compensation Table—Stock Option Awards
” below for additional details. While the Incentive Units were modified to accelerate vesting of certain tranches on July 29, 2021, there was no incremental ASC 718 value associated with such modification. See Note Q (Equity-Based Compensation) to the Company’s 2021 Consolidated Financial Statements for the assumptions used in determining the fair value of the Option Awards and Incentive Units.

(6)
For Dr. Brothers, this number consists of $521,478, which is the grant date fair value of the stock options granted in 2021 and $7,785,000, which is the grant date fair value of the Incentive Units granted to him in 2021.

(7)
For Mr. Kinley, this number consists of $228,147, which is the grant date fair value of the stock options granted in 2021 and $3,243,750, which is the grant date fair value of the Incentive Units granted to him in 2021.

(8)
For Mr. Frutchey, this number consists of $158,888, which is the grant date fair value of the stock options granted in 2021 and $1,816,500, which is the grant date fair value of the Incentive Units granted to him in 2021.

(9)
For Mr. Battle, this number consists of $5,190,000, which is the grant date fair value of the Incentive Units granted in 2021 and $2,152,000, which is the incremental increase in value associated with a modification to Mr. Battle’s tranche II Incentive Units resulting from the acceleration of certain ASC 718 vesting conditions in connection with his termination of employment.

(10)	The amounts reported in the “All Other Compensation” column for the fiscal year ended December 31, 2021 consist of the following:

Name	Company 401(k) Matching Contributions (a)	Car Allowance (b)	Director Compensation Fees (c)
Dr. Louis R. Brothers	$13,050	$12,912	$—
Joshua Kinley	$18,125	$—	$—
Brian Frutchey	$18,393	$—	$—
Sean Battle	$18,488	$—	$6,164

(a)	See below under “ —Additional Narrative Disclosure—Retirement Benefits ” for additional information regarding 401(k) plan contributions.
(b)	Represents the Company’s payment of a stipend for car expenses available only to Dr. Brothers.
(c)	Represents director fees payable to Mr. Battle for his services as a non-employee director following the termination of his employment.
Narrative Disclosure to Summary Compensation Table
Employment Arrangements with Named Executive Officers
Dr. Brothers is party to an offer letter with NuWave Solutions Holdings, LLC, dated May 22, 2020, and Messrs. Battle and Kinley are each party to an employment agreement with PCI dated October 23, 2020; Mr. Frutchey is not party to either an offer letter or employment agreement. Dr. Brothers’ offer letter and Messrs.

Battle’s and Kinley’s employment agreements each provide for an annual base salary and target bonus opportunity as follows: for Dr. Brothers, a base salary of $300,000 and target annual bonus of 70% of his base salary; for Mr. Battle, a base salary of $315,000 and target annual bonus of 35% of his base salary; and for Mr. Kinley, a base salary of $300,000 and target annual bonus of 35% of his base salary. Dr. Brothers’ offer letter also provides for a grant of incentive units in an amount equal to 1.5% of the total equity of the Company upon the establishment of a management incentive plan. These incentive units were granted in the first quarter of the 2021 fiscal year, as described in “
—Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards
” below.
Dr. Brothers’ offer letter and Messrs. Battle’s and Kinley’s employment agreements also provide for certain severance benefits upon resignation by the applicable Named Executive Officer for “Good Reason,” and/or upon termination by BigBear without “Cause.” Please see “
—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Employment Arrangements with Named Executive Officers
” below for more details regarding the severance benefits provided to our Named Executive Officers under the applicable offer letter and employment agreements.
Incentive Unit Awards
PCISM Ultimate Holdings adopted an Employee Equity Plan effective February 16, 2021 (the “
Equity Plan
”) to provide incentives to present and future directors, officers, employees and other service providers of PCISM Ultimate Holdings and its subsidiaries in the form of Class B Units (“
Incentive Units
”). Under the terms of the applicable award documentation, the Incentive Units are divided into three tranches: Tranche I Incentive Units (40% of the Incentive Units granted), Tranche II Incentive Units (40% of the Incentive Units granted) and Tranche III Incentive Units (20% of the Incentive Units granted). Tranche I, Tranche II and Tranche III Incentive Units are subject to service-based and/or performance-based vesting conditions, subject in certain cases to acceleration upon an “Exit Sale,” as defined in the applicable award agreement, with the Tranche II Incentive Units vesting only upon the consummation of an Exit Sale if certain investor return thresholds are met. Holders of Incentive Units are subject to certain restrictive covenants, including perpetual confidentiality and non-disparagement
covenants and
non-competition
and customer and employee
non-solicitation
covenants that apply during the service period and for one year thereafter. In connection with the Business Combination, the Board accelerated the vesting of the Incentive Units such that all Tranche I and Tranche III Incentive Units became fully vested, while the Tranche II Incentive Units will continue to vest in accordance with their terms. The Board then further modified the Tranche II Incentive Units such that the occurrence of any event (whether or not such event constitutes an Exit Sale) in which the investor return threshold applicable to the Tranche II Units is met will result in full vesting of the Tranche II Units.
In connection with Mr. Battle’s termination of employment, the Board agreed to modify the terms of Mr. Battle’s Tranche II Units such that they continue to vest following his termination of employment as if he remained employed.
Each of the Named Executive Officers was granted an award of Incentive Units in February 2021 as follows: Dr. Brothers, 1,500,000 Incentive Units; Mr. Kinley, 625,000 Incentive Units; Mr. Frutchey, 350,000 Incentive Units; and Mr. Battle, 1,000,000 Incentive Units.
Stock Options Awards
In connection with the closing of the Business Combination on December 7, 2021, the Board authorized a special one-time
grant of stock options (“
Option Awards
”) to key individuals, including our Named Executive Officers, pursuant to our 2021 Long Term Incentive Plan (the “
Plan
”). Each Option Award corresponds to the right to purchase one share of BigBear common stock at an exercise price of $9.99 per share. The Option Awards vest in equal annual installments over four years from the date of grant, subject to the applicable executive’s continued employment through each vesting date and may be exercised only to the extent such Option Awards are vested. For information regarding the treatment of the Option Awards upon a termination of employment or change in control, see “
—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options
” below.
Restricted Stock Units
On December 7, 2021, the Board also approved grants of RSUs to each of our Named Executive Officers. These RSUs were granted effective when the Company filed the registration statement on Form
S-8
registering the shares of Big Bear common stock issuable under the Plan, which was filed with the Commission on April 5, 2022. The RSUs, other than those granted to Mr. Battle, will vest in equal annual installments on each of the first four anniversaries of the date of the closing of the Business Combination and are subject to similar treatment as the Option Awards upon a termination of employment or change in control. The RSUs granted to Mr. Battle were granted in connection with his services as a non-employee director following his resignation and vest in full on December 7, 2022, subject to his continuing to provide services as a non-employee director through such date. While the RSUs were not granted for Section 16 reporting purposes until 2022, they were treated as granted for purposes of ASC 718 when they were approved in 2021 and therefore are included in this disclosure.
Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the outstanding stock and option awards held by each of our Named Executive Officers as of December 31, 2021.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (6)	Number of Securities Underlying Unexercised Options (#) Unexercisable (7)	Option Exercise Price ($) (8)	Option Expiration Date (8)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (9)
Dr. Louis R. Brothers	2/16/2021	(1)(2)	900,000	600,000	N/A	N/A	—	—
	12/07/2021	(3)	—	100,000	$9.99	12/07/2031	—	—
	12/07/2021 (4)						40,000	$226,400
Joshua Kinley	2/16/2021	(1)(2)	375,000	250,000	N/A	N/A	—	—
	12/07/2021	(3)	—	43,750	$9.99	12/07/2031	—	—
	12/07/2021 (4)						17,500	$99,050
Brian Frutchey	2/16/2021	(1)(2)	210,000	140,000	N/A	N/A	—	—
	12/07/2021	(3)	—	30,469	$9.99	12/07/2031	—	—
	12/07/2021 (4)						12,188	$68,981
Sean Battle	2/16/2021	(1)(2)	600,000	400,000	N/A	N/A	—	—
	12/07/2021 (5)						13,000	$73,580

(1)
Reflects information regarding Incentive Units granted to our Named Executive Officers that were outstanding as of December 31, 2021. The Incentive Units represent membership interests in PCISM Ultimate Holdings that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation
S-K
as an instrument with an “option-like feature.” For more information on the Incentive Units, see “
Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards
” above.

(2)
Each of the Named Executive Officers was granted an award of Incentive Units on February 16, 2021. Under the terms of the applicable award documentation, the Incentive Units were initially divided into three tranches: Tranche I Incentive Units, Tranche II Incentive Units and Tranche III Incentive Units. In connection with the closing of the Business Combination, the Board took action to accelerate the vesting of the Tranche I and Tranche III Units. Tranche II Incentive Units will fully performance-vest once certain investor return thresholds are met (see “
Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control
” below).
(3)
Reflects information regarding stock options granted to our Named Executive Officers that were outstanding as of December 31, 2021. These stock options vest in installments of 25% on each of December 7, 2022, December 7, 2023, December 7, 2024 and December 7, 2025, subject to the Named Executive Officer’s continued employment through each vesting date. For more information on these stock options, see “
Narrative Disclosure to Summary Compensation Table—Stock Options
” above.

(4)
Each of our Named Executive Officers, other than Mr. Battle, was granted RSUs under the Plan that vest in installments of 25% on each of December 7, 2022, December 7, 2023, December 7, 2024 and December 7, 2025, subject to the Named Executive Officer’s continued employment through each vesting date. For more information on these RSUs, see “
Narrative Disclosure to Summary Compensation Table—Restricted Stock Units
” above.

(5)
Mr. Battle was granted RSUs under the Plan that vest in full on December 7, 2022, subject to his continued services as a non-employee director through such date. For more information on these RSUs, see “Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” above.

(6)	For grants of Incentive Units, amounts in this column reflect the number of Tranche I and Tranche III Incentive Units, which were all fully vested as of December 31, 2021.
(7)	For grants of Incentive Units, amounts in this column reflect the number of Tranche II Incentive Units that are all unvested as of December 31, 2021.
(8)	The Incentive Units are not traditional stock options and, therefore, do not have an exercise price or option expiration date associated with them.
(9)	Calculated by multiplying the number of RSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2021 of $5.66.
Additional Narrative Disclosure
Retirement Benefits
We maintain the PCI Strategic Management 401(k) Plan, a
tax-qualified
retirement plan that provides all regular employees of PCI with an opportunity to save for retirement on a tax-advantaged
basis. Under the 401(k) plan, participants, including Messrs. Battle and Kinley, may elect to defer a portion of their compensation on a pre-tax
basis and have it contributed to the 401(k) plan subject to applicable annual limits under the Code.
Pre-tax
contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We provide direct contributions in an amount equal to 3% of each participants’ salary. We also match 100% of a participant’s contributions that exceed 3% of his or her base salary, with such matching contributions not to exceed 3% of the participant’s base salary. Employee elective deferrals are 100% vested at all times. As a U.S.
tax-qualified
retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Potential Payments Upon Termination or Change in Control
Employment Arrangements with Named Executive Officers
As described above in the “
—Narrative Disclosure to the Summary Compensation Table—Employment Arrangements with Named Executive Officers
,” the offer letter with Dr. Brothers and the employment agreements with Messrs. Battle and Kinley provide for severance benefits upon the occurrence of certain terminations of employment. Dr. Brothers’ offer letter provides that upon termination of his employment without “Cause,” he will receive continued payments of his then-current base salary for six months. The severance benefits described in this paragraph are subject to Dr. Brothers’ execution of a general release of claims in favor of NuWave and continuing compliance with restrictive covenants, including non-competition
and
non-solicitation
covenants that extend for six months following termination of his employment without “Cause.” If Dr. Brothers’ employment is terminated for any other reason, then he will not be entitled to any severance payments and the duration of his post-employment
non-competition
and
non-solicitation
covenants will generally extend for a period of six months following such termination of employment (or 24 months following termination of employment due to a resignation that occurs within 120 days of a qualifying liquidity event). Dr. Brothers’ offer letter also contains customary nondisclosure and non-disparagement
covenants.
For purposes of Dr. Brothers’ offer letter, “
Cause
” generally means: (i) the commission of a felony or other crime involving moral turpitude; (ii) the commission of any act or omission involving moral turpitude, dishonesty or fraud; (iii) the commission of any act or omission which is significantly injurious to NuWave or any of its subsidiaries or other affiliates; (iv) reporting to work under the influence of alcohol or illegal drugs, or the use of illegal drugs or the illegal use of legally controlled substances (whether or not at the workplace) or other conduct causing the NuWave or any of its subsidiaries or other affiliates public disgrace or disrepute or significant economic harm, whether if in conjunction with the performance of any duties for the Company or any of its subsidiaries or other affiliates, or otherwise; (v) failure to perform duties as reasonably directed by the board of managers of NuWave; (vi) any act or omission aiding or abetting a competitor, supplier or customer of NuWave or any of its subsidiaries or other affiliates to the disadvantage or detriment of NuWave or any of its subsidiaries or other affiliates; (vii) breach of any fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or other affiliates; or (viii) any breach of the restrictive covenants set forth in the offer letter or any other material breach of the offer letter or any policies or procedures of NuWave.
Messrs. Battle and Kinley’s employment agreements provide that upon termination of their employment by PCI for any reason other than for “Cause” or upon their resignation for “Good Reason,” they will receive continued payments of their then-current base salary for 12 months, in addition to any accrued but unpaid benefits. If the executive’s employment is terminated by the Company for “Cause,” by the executive without “Good Reason,” or due to his death or disability, he will receive any accrued but unpaid benefits. The severance benefits described in this paragraph are subject to the executive’s execution of a general release of claims and continuing compliance with restrictive covenants, including customary nondisclosure, assignment of intellectual property and mutual non-disparagement
covenants and
non-competition
and
non-solicitation
covenants that apply for one year following a termination of their employment.
For purposes of Messrs. Battle and Kinley’s employment agreements:
“
Cause
” means (i) the executive’s indictment for, conviction of or plea of nolo contendere to a felony, any crime involving moral turpitude or a fraud, (ii) the executive’s engagement in fraud, theft, embezzlement or other act involving dishonesty with respect to PCI or its affiliates, (iii) any act or omission of the executive that brings or could reasonably be expected to bring PCI or any of its affiliates into substantial public disgrace or disrepute or otherwise materially injures the integrity, character or reputation of PCI or its affiliates, (iv) gross negligence or gross misconduct by the executive with respect to PCI or any of its affiliates, (v) the executive’s material non-performance
of the duties reasonably assigned to him, (vi) the executive’s insubordination or failure to follow the directions of the board of directors of PCI (and for Mr. Kinley, directions of the Chief Executive Officer), (vii) the executive’s breach of the provisions of the restrictive covenants set forth in his employment agreement or any other applicable restrictive covenants with PCI or any of its affiliates, (viii) the executive’s breach of a material employment policy of PCI or any of its affiliates or (ix) any other material breach by the executive of the employment agreement or any other agreement with PCI or any of its affiliates, subject, where applicable, to customary notice and cure periods.
“
Good Reason
”
means (i) PCI’s breach of any material term of the employment agreement that is not cured within 15 days after PCI’s receipt of written notice from the executive specifying the nature of the breach, or (ii) a relocation of the executive’s principal office to a location more than 25 miles from the executive’s current office location.
Incentive Unit Awards
Tranche II Incentive Units granted pursuant to the Equity Plan will fully performance-vest upon the occurrence of any event in which certain investor return thresholds are achieved. The Tranche II Incentive Units are not subject to accelerated vesting in any other scenario, including upon a termination of the Named Executive Officer’s employment or services.

Stock Options
In the event a Change in Control is consummated and the Option Award is not assumed or substituted, any unvested portion of the Option Award that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control; and the Board may, in its sole discretion, extend the exercise period of the Option Award through any date that is prior to the 10th anniversary of the applicable grant date. Upon an executive’s termination of service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason (each as defined below), in each case, within two years following the consummation of a Change in Control, any unvested portion of an Option Award, as of immediately prior to the executive’s termination of service, will automatically vest upon such termination of service.
For purposes of Messrs. Battle’s and Kinley’s Option Awards, “Good Reason” and “Cause” have the meanings ascribed to them in their respective employment agreements. See above under “
—Employment Arrangements with Named Executive Officers
,” for additional information regarding the definition of “Good Reason” and “Cause” for Messrs. Battle and Kinley.
For purposes of Dr. Brothers’ Option Award, “Cause” has the meaning ascribed to it in his offer letter. See above under “
—Employment Arrangements with Named Executive Officers
,” for additional information regarding the definition of “Cause” for Dr. Brothers.
For purposes of Dr. Brothers’ Option Award, “Good Reason” means, subject to certain notice and cure provisions, the occurrence of any of the following events without the written consent of Dr. Brothers: (i) a material reduction in base salary or target annual bonus opportunity other than a general reduction in base salary or target annual bonus opportunity that affects all similarly situated executives in substantially the same proportions; (ii) a material diminution in duties, authorities or responsibilities (other than temporarily while Dr. Brothers is physically or mentally incapacitated or as required by applicable law and excluding duties, authorities or responsibilities that have been assigned to Dr. Brothers on a temporary or interim basis); or (iii) a relocation of his primary work location by more than fifty (50) miles from Dr. Brothers’ primary work location immediately prior to such relocation.
For purposes of the Option Awards, “Change in Control” is defined in the Plan and generally means (excluding dispositions by AE or its affiliates): (i) any person becoming the beneficial owner of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) a merger, reorganization or consolidation in which voting securities are issued unless the voting securities of the Company outstanding immediately prior to such transaction continue to represent more than 50% of the outstanding voting securities of the Company or surviving entity, (iii) during a period of two consecutive years, individuals who constitute the Board at the beginning of such period cease to constitute a majority of the Board (except for individuals whose election or nomination was approved by at least two-thirds
of the directors still in office) or (iv) a complete liquidation or dissolution of the Company or a sale of substantially all the Company’s assets to a third party.
Restricted Stock Units
For the Named Executive Officers other than Mr. Battle, in the event a Change in Control is consummated and the RSUs are not assumed or substituted, any unvested portion of the RSUs that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control. Additionally, for the RSUs held by the Named Executive Officers other than Mr. Battle, upon the termination of the Named Executive Officer’s service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason, in each case, within two years following the consummation of a Change in Control, any unvested portion of the RSUs as of immediately prior to the Named Executive Officer’s termination of service will automatically vest upon such termination of service.

For the RSUs held by Mr. Battle, in the event a Change in Control is consummated, the RSUs will fully vest as of immediately prior to the Change in Control, so long as Mr. Battle continues to provide services as a non-employee director through the consummation of such Change in Control. In the event that Mr. Battle’s services as a non-employee director terminate due to his resignation or his decision not to stand for reelection as a member of the Board, (i) if, as of the date of such termination of service, Mr. Battle has served as a member of the Board for at least three years during any period after December 7, 2021, all of the RSUs will fully vest as of the date of such termination of service or (ii) otherwise, a pro rata portion of the RSUs will vest based on the number of days from the grant date to the date of such termination of services. If Mr. Battle’s services are terminated for any other reason, all unvested RSUs will be forfeited.
For purposes of the RSUs, “Good Reason,” “Cause” and “Change in Control” have the same meanings as for the Option Awards. See above under “—
Stock Options
” for additional information regarding these definitions.
Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee
member of BigBear’s Board during fiscal year 2021. Other than as set forth in the table and described more fully below, BigBear did not pay any compensation, reimburse any expense of, make any equity awards or non-equity
awards to, or pay any other compensation to, any of the other non-employee
members of the Board in 2021.

Name	Fees Earned or Paid in Cash ($) (2)		Stock Awards($) (5)	Total ($)
Pamela Braden	$6,230		$130,390	$136,620
Peter Cannito	$21,045	(3)	$180,390	$201,435
Dr. Raluca Dinu	$6,230		$130,390	$136,620
Paul Fulchino	$15,385	(4)	$167,890	$183,275
Jeffrey Hart (1)	$6,295		$130,390	$136,685
Dorothy D. Hayes	$6,557		$130,390	$136,947
Raanan I. Horowitz	$6,230		$130,390	$136,620
Dr. Avi Katz	$6,295		$130,390	$136,685
Kirk Konert (1)	$6,393		$130,390	$136,783

(1)	Pursuant to assignment agreements, Messrs. Hart and Konert have transferred all of their beneficial interests in their board fees and RSUs to AE Industrial Partners, LP.
(2)	The amounts in this column represent the portion of quarterly fees attributable to board service in the 2021 fiscal year.
(3)
Consists of $13,832 earned by Mr. Cannito in respect of his service on the Board prior to the Business Combination and $7,213 earned by Mr. Cannito in respect of his service on the Board following the Business Combination.

(4)
Consists of $9,221 earned by Mr. Fulchino in respect of his service on the Board prior to the Business Combination and $6,164 earned by Mr. Fulchino in respect of his service on the Board following the Business Combination.

(5)
The amounts in this column represent the aggregate grant date fair value of RSUs granted in the 2021 fiscal year equal to $130,390 to each non-employee director. The assumptions used in calculating the grant date fair value of the awards reported pursuant to ASC 718 are set forth in Note Q - Equity-Based Compensation to the consolidated financial statements for the year ended December 31, 2021. The RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board. While the RSUs were not granted for Section 16 reporting purposes until 2022, they were treated as granted for purposes of ASC 718 when they were approved in 2021 and are therefore included in this disclosure. In addition to the RSUs, for their service on the Board prior to the Business Combination, each of Messrs. Cannito and Fulchino elected to receive a portion of such amounts in the form of fully vested Class A common units in

PCISM Ultimate Holdings. The amounts for Messrs. Cannito and Fulchino in this column include the grant date fair value of Class A common units as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 equal to $50,000 for Mr. Cannito and $37,500 for Mr. Fulchino.
Director Compensation Policy
In connection with the Business Combination, we adopted a director compensation policy pursuant to which each non-employee
director will receive an annual cash retainer of $90,000, payable in quarterly installments in advance. In addition, each non-employee
director who serves as the
non-employee
chair of the Board or as a member or chair of a committee will receive the following annual amounts, payable in quarterly installments in advance:

Position	Annual Retainer
Non-Employee Chair of the Board:	$20,000
Audit Committee Chair:	$10,000
Audit Committee Member:	$5,000
Compensation Committee Chair:	$7,500
Compensation Committee Member:	$6,000
Nominating and Governance Committee Chair:	$5,000
Nominating and Governance Committee Member:	$4,000

In addition to the cash retainers set forth above, under the director compensation policy, beginning in 2023, each non-employee
director will receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Such RSU awards will fully vest on the first anniversary of the grant date, subject to the director’s continued service through such date, and will accelerate vesting so as to become fully vested immediately prior to a Change of Control (as defined in the Plan and as described in “
—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options
” above).
On December 7, 2021, the Board approved grants of RSUs to each of our non-employee
directors, which grants became effective on April 5, 2022, which was the date the Company filed a registration statement on Form
S-8
registering shares under the Plan. The RSUs will vest in full on the first anniversary of the date of the closing of the Business Combination. In the event that a non-employee director’s services terminate due to the director’s resignation or decision not to stand for reelection as a member of the Board, (i) if, as of the date of such termination of service, the non-employee director has served as a member of the Board for at least three years during any period after December 7, 2021, all of the RSUs will fully vest as of the date of such termination of service or (ii) otherwise, a pro rata portion of the RSUs will vest based on the number of days from the grant date to the date of such termination of service. If a non-employee director’s services are terminated for any other reason, all unvested RSUs will be forfeited.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that BigBear.ai Holdings, Inc. management believes is relevant to an assessment and understanding of BigBear.ai’s consolidated results of operations and financial condition. The following discussion and analysis should be read in conjunction with BigBear.ai’s audited consolidated financial statements and notes to those statements included elsewhere in this registration statement. Certain information contained in this management discussion and analysis includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements,” and “Risk Factors” in this registration statement. Unless the context otherwise requires, all references in this section to the “Company,” “BigBear.ai” “we,” “us” or “our” refer to BigBear.ai Holdings, Inc.
The following discussion and analysis of financial condition and results of operations of BigBear.ai is provided to supplement the consolidated financial statements and the accompanying notes of BigBear.ai included elsewhere in this registration statement. We intend for this discussion to provide the reader with information to assist in understanding BigBear.ai’s audited consolidated financial statements and the accompanying notes, the changes in those financial statements and the accompanying notes from period to period along withthe primary factors that accounted for those changes.
The discussion and analysis of financial condition and results of operations of BigBear.ai is organized as follows:

•
Business Overview
:
This section provides a general description of BigBear.ai’s business, our priorities and the trends affecting our industry in order to provide context for management’s discussion and analysis of our financial condition and results of operations.

•	Recent Developments : This section provides recent developments that we believe are necessary to understand our financial condition and results of operations.

•	Results of Operation s : This section provides a discussion of our current period, pro forma information and historical results of operations.

•	for the three months ended March 31, 2022 (the “ 2022 Interim Period ”) and March 31, 2021 (the “ 2021 Interim Period ”)

•	the year ended December 31, 2021 (the “ Successor 2021 Period”)

•	the period from May 22, 2020 through December 31, 2020 (the “ Successor 2020 Period” )

•	the period from January 1, 2020 through October 22, 2020 (the “ Predecessor 2020 Period”)

•	the year ended December 31, 2019 (the “ Predecessor 2019 Period” )

•	the year ended December 31, 2020 after giving effect to each acquisition as if each had been completed as of January 1, 2020 (the “ Successor 2020 Pro Forma Period ”).

•	Liquidity and Capital Resources : This section provides an analysis of our ability to generate cash and to meet existing or reasonably likely future cash requirements.

•
Critical Accounting Policies and Estimates
: This section discusses the accounting policies and estimates that we consider important to our financial condition and results of operations and that require significant judgment and estimates on the part of management in their application. In addition, our significant accounting policies, including critical accounting policies, are summarized in Note B to the accompanying consolidated financial statements included in this registration statement.

Business Overview
Our mission is to enable real-time decision-making dominance and provide competitive advantage for our customers through the application of our novel artificial intelligence, machine learning, and technical consulting solutions and services that make sense of sensitive, proprietary, and commercial data in complex, rapidly changing environments.
Our customized solutions (Observe, Orient, and Dominate) allow customers to catalog, curate, manage, automate, and visualize data feeds that can be leveraged to inform decision-making and create decision advantages in the most complex operational environments. Our combination of the latest AI/ML technologies, along with hands-on
support from our team members is critical, especially for government customers, for several reasons:

•	it provides us with opportunities to interact directly with our customers and build intimate customer relationships;

•	it allows us to work alongside our customers and understand their needs so that we can better tailor agile solutions to meet those needs as mission objectives evolve;

•	it grants access to real operational environments where we can test current and future technology-enabled solutions;

•	it offers insights into the future technology needs of our customers, which helps inform our investment in research and development and the design of new offerings; and

•	it presents unique and complex challenges that require us to operationalize the latest breakthroughs in AI/ML technologies and push the envelope in terms of flexibility and scale.
These factors along with our success in the development and deployment of our solutions for government customers strengthens the value proposition of our commercial enterprise offerings.
We provide our customers with an unrivaled competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity. Our defense and intelligence customers operate in some of the most complex and data intensive environments, and we believe that the design and agility of our solutions make them equally valuable to commercial enterprises. Our data, analytics, and decision-making solutions already focus on issues such as transportation and logistics, geographical infrastructure, movement patterns, customer demand signals, economic/market analysis, and demand forecasting. We believe that our solutions can more readily provide commercial customers with superior results in shorter timeframes than our competitors. While our push into commercial markets is still in its nascent stages, our efforts have already yielded several new relationships and a considerable pipeline of opportunities which we plan to capitalize on in the next year.
Recent Developments
Acquisition Activity
ProModel Acquisition
On April 7, 2022, the Company’s subsidiary BigBear.ai, LLC acquired ProModel Corporation (“
ProModel
”), a leader in simulation-based predictive and prescriptive analytic software for process improvement enabling organizations to make better decisions, for $16.1 million, subject to certain adjustments. This acquisition complements the Company’s previous acquisition of ProModel’s Government Services business, ProModel Government Solutions Inc, which closed on December 21, 2020. The recent acquisition of ProModel Corporation was funded through a combination of cash on hand and newly issued shares of common stock of the Company.
Merger Agreement and Public Company Costs
On June 4, 2021, GigCapital4, Inc. (“
GigCapital4
”) entered into the Merger Agreement with GigCapital4 Merger Sub Corporation (“
Merger Sub
”), BigBear.ai Holdings, and BBAI Ultimate Holdings.

Pursuant to the Merger Agreement, (i) Merger Sub merged with and into BigBear.ai Holdings, with BigBear.ai Holdings being the surviving entity in the merger (the “
First Merger
”), and (ii) immediately following the First Merger, BigBear.ai Holdings merged with and into GigCapital4, with GigCapital4 being the surviving entity in the merger (the “
Second Merger,
” and together with the First Merger, the “
Mergers
” and together with the other transactions contemplated by the Merger Agreement, the “
Business Combination
”).
On December 7, 2021, the Mergers were consummated and upon the closing of the Mergers, GigCapital4, Inc. was renamed to BigBear.ai Holdings, Inc. The Mergers are accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of the Company in many respects. BigBear.ai Holdings was deemed the accounting predecessor and the combined entity is the successor SEC registrant, BigBear.ai.
As a result of the Mergers, BigBear.ai issued 105,000,000 shares of common stock and paid $75,000 to BBAI Ultimate Holdings in exchange for units of the Company. BigBear.ai received aggregate gross proceeds of $101,958 from the trust account and PIPE proceeds and $200,000 from the issuance of the convertible notes financing. BigBear.ai issued 8,000,000 shares of PIPE financing and 1,495,320 shares of common stock to certain advisors in lieu of cash for fees payable for services in connection with the Merger or GigCapital4’s IPO. Proceeds from the Merger were partially used to fund the $114,393 repayment of the Antares Loan and transaction costs of $9,802.
The convertible notes financing bear interest at a rate of 6.0% per annum, payable semi-annually, and are convertible into shares of Common Stock at an initial conversion price of $11.50. The conversion price is subject to adjustments, including but not limited to, a conversion rate Reset (as defined in the Indenture) 180 days after December 7, 2021 should certain daily volume-weighted average price thresholds be met. The convertible notes mature on December 15, 2026.
As a result of forward share purchase agreements executed with certain stockholders prior to the stockholder vote, $101,021 of the proceeds from the trust account will be restricted for up to a period of three months following the Merger, at which point each shareholder will have the right to sell its shares to BigBear.ai for $10.15. Until the end of the three-month period, stockholders can sell shares on the open market provided the share price is at least $10.00 per share. If stockholders sell any shares in the open market within the first month of the three-month period and at a price greater than $10.05, BigBear.ai will pay the shareholders $0.05 per share sold.
Immediately prior to the closing of the Merger, but following the consummation of GigCapital4’s domestication to a Delaware corporation, the authorized capital stock of GigCapital4 consisted of 501,000,000 shares, including (i) 500,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock. 135,566,227 shares of common stock and no shares of the preferred stock were outstanding as of December 31, 2021. At the effective time of the Merger, 100 units of BigBear.ai Holdings were cancelled and automatically deemed for all purposes to represent the Parent’s right to receive, in the aggregate, $75 million in cash and shares in GigCapital4, and Parent exchanged its 100 units of BigBear.ai Holdings for 105,000,000 shares of BigBear.ai’s common stock. In addition, 8,000,000 shares of PIPE financing were issued and 1,495,320 shares were issued to certain advisors. AE became the majority stockholder of the Company, via its ownership of Parent, following the close of the Merger (83.5%).
COVID-19
Operational Posture and Current Impact
The
COVID-19
pandemic continued to cause business impacts in the first quarter of 2022 primarily driven by the emergence of the Omicron variant in late 2021 with a resulting increase in COVID cases in early 2022. During the first quarter of 2022, our performance was adversely affected by supply chain disruptions and delays, as well as labor challenges associated with employee absences, travel restrictions, site access, quarantine restrictions, remote work, and adjusted work schedules. We are actively engaging with our customers and are continuing to take measures to protect the health and safety of our employees by encouraging them to get vaccinated, including booster shots.

The ultimate impact of
COVID-19
on our operations and financial performance in future periods, including our ability to execute on our customer contracts in the expected timeframe, remains uncertain and will depend on future pandemic-related developments, including the duration of the pandemic, potential subsequent waves of
COVID-19
infection or potential new variants (e.g. Ba.2), the effectiveness and adoption of
COVID-19
vaccines and therapeutics, supplier impacts and related government actions to prevent and manage disease spread, including the implementation of any federal, state, local or foreign vaccine mandates, all of which are uncertain and cannot be predicted. The long-term impacts of
COVID-19
on government budgets and other funding priorities that impact demand for our solutions are also difficult to predict but could negatively affect our future results and performance.
Significant Contract Awards
During the Successor 2021 Period, we were awarded more than $150 million of new contract awards, bringing total backlog to $465.7 million as of December 31, 2021. Key developments include the following:

•	entered into a one-year contract with the Defense Intelligence Agency to develop a force element tracking and identity platform utilizing Machine Assisted Rapid Repository Services solution;

•	awarded the five-year, single award TACTICALCRUISER contract by the United States Cyber Command;

•	entered into a memorandum of understanding with Redwire Corporation for the development of advanced cyber resiliency capabilities for future space missions;

•	awarded one of two Global Force Information Management Phase 1 Prototype contracts by the United States Army;

•
entered into a three-year commercial partnership with Terran Orbital to support manufacturing and supply chain optimization, constellation tasking optimization, space situational awareness analytics, and sensor exploitation to identify relevant insights; and

•
entered into a multi-year commercial partnership with Virgin Orbit for the real-time deployment of
AI-powered
software for mobile assets in the field; the development of applications that can identify objects, analyze ground material, map land and monitor climate in space; and the use of innovative products that fuse data from multiple intelligence data.

Palantir Commercial Partnership
On November 15, 2021, we announced a commercial partnership with Palantir Technologies Inc. (“
Palantir
”), a software company that builds enterprise data platforms for use by organizations with complex and sensitive data environments, under which our and Palantir’s products will be integrated to extend the operating system for the modern enterprise with data and AI that provide advice and other actionable insights for complex business decisions. As part of the integrated product offering, Palantir’s Foundry platform will be integrated with our Observe, Orient and Dominate solutions, creating powerful machine learning extensions for the Palantir ecosystem that will provide global data collection, generate actionable insights, and deliver anticipatory intelligence at enterprise scale to address high-growth federal and commercial verticals including space, retail, logistics and energy. We will have an opportunity to extend Palantir’s products with its forecasting, course of action optimization, conflation, computer vision, natural language processing, and other predictive analytics via low-code
interfaces.
Components of Results of Operations
Revenues
We generate revenue by providing our customers with highly customizable solutions and services for data ingestion, data enrichment, data processing, artificial intelligence, machine learning, predictive analytics and predictive visualization. We have a diverse base of customers, including government defense, government intelligence, as well as various commercial enterprises.

Cost of Revenues
Cost of revenues primarily includes salaries, stock-based compensation expense, and benefits for personnel involved in performing the services described above as well as allocated overhead and other direct costs.
We expect that cost of revenues will increase in absolute dollars as our revenues grow and will vary from period-to-period
as a percentage of revenues.
Selling, General and Administrative (“SG&A”)
SG&A expenses include salaries, stock-based compensation expense, and benefits for personnel involved in our executive, finance, accounting, legal, human resources, and administrative functions, as well as third-party professional services and fees, and allocated overhead.
We expect that SG&A expenses will increase in absolute dollars as we hire additional personnel and enhance our systems, processes, and controls to support the growth in our business as well as our increased compliance and reporting requirements as a public company.
Research and Development
Research and development expenses primarily consist of salaries, stock-based compensation expense, and benefits for personnel involved in research and development activities as well as allocated overhead. Research and development expenses are expensed in the period incurred.
We expect research and development expenses to increase in future periods as we continue to invest in research and development activities to achieve our operational and commercial goals.
Transaction Expenses
Transaction expenses consist of acquisition costs and other related expenses incurred in acquiring NuWave, PCI, Open Solutions, and ProModel as well as costs associated with evaluating other acquisition opportunities.
We expect to incur acquisition costs and other related expenses periodically in the future as we continue to seek acquisition opportunities to expand our technological capabilities.
Net Increase (Decrease) in Fair Value of Derivatives
Net increase (Decrease) in fair value of derivatives consists of fair value remeasurements of private warrants and written put options.
Loss on Extinguishment of Debt
Loss on extinguishment of debt consists of the derecognition of the remaining unamortized debt issuance costs related to the Antares Capital Credit Facility upon its settlement. See the
Liquidity and Capital Resources
section
Antares Capital Credit Agreement
below for more information.
Interest Expense
Interest expense consists primarily of interest expense, commitment fees, and debt issuance cost amortization under our debt agreements.
Income Tax Expense (Benefit)
Income tax expense (benefit) consists of income taxes related to federal and state jurisdictions in which we conduct business.

Segments
We have two operating segments, Cyber & Engineering and Analytics, which were determined based on the manner in which the chief operating decision maker (“
CODM
”), who is our Chief Executive Officer, manages our operations for purposes of allocating resources and evaluating performance. Various factors, including our organizational and management reporting structure, customer type, economic characteristics, financial metrics and other factors were considered in determining these operating segments. Our operating segments are described below:
Cyber & Engineering
The Cyber & Engineering segment provides
high-end
technology and management consulting services to its customers. This segment focuses in the areas of cloud engineering and enterprise IT, cybersecurity, computer network operations and wireless, systems engineering, as well as strategy and program planning. The segment’s primary solutions relate to the development and deployment of customized solutions in the areas of cloud engineering and IT infrastructure, cybersecurity and computer network operations, data analytics and visualization, and system engineering and program planning.
Analytics
The Analytics segment provides
high-end
technology and consulting services to its customers. This segment focuses on the areas of big data computing and analytical solutions, including predictive and prescriptive analytics solutions. The segment’s primary solutions assist customers in aggregating, interpreting, and synthesizing data to enable real-time decision-making capabilities.
Results of Operations
2022 Interim Period and 2021 Interim Period
The table below presents our consolidated statements of operations for the following periods:

	Three Months Ended March 31,
	2022	2021
Revenues	$36,390	$35,570
Cost of revenues	26,523	25,290

Gross margin	9,867	10,280
Operating expenses:
Selling, general and administrative	22,020	10,114
Research and development	2,874	928
Transaction expenses	1,399	—

Operating loss	(16,426)	(762)
Net decrease in fair value of derivatives	(1,263)	—
Interest expense	3,555	1,860
Other expense (income)	30	(1)

Loss before taxes	(18,748)	(2,621)
Income tax expense (benefit)	77	(184)

Net loss	$(18,825)	$(2,437)

Revenues

	Three Months Ended March 31,		Change
	2022	2021	Amount	%
Revenues
Cyber & Engineering	$17,333	$18,559	$(1,226)	(6.6)%
Analytics	19,057	17,011	2,046	12.0%

Total Revenues	$36,390	$35,570	$820	2.3%

Cyber & Engineering revenues decreased by $1,226 during the 2022 Interim Period as compared to the 2021 Interim Period as a result of lower volume on certain customer contracts.
Analytics revenues increased by $2,046 during the 2022 Interim Period as compared to the 2021 Interim Period, primarily driven by a new contract award to build a prototype solution that was awarded in the second half of 2021.
Cost of Revenues

	Three Months Ended March 31,		Change
	2022	2021	Amount	%
Cost of revenues
Cyber & Engineering	$14,048	$14,911	$(863)	(5.8)%
Analytics	12,475	10,379	2,096	20.2%

Total cost of revenues	$26,523	$25,290	$1,233	4.9%

Cost of revenues as a percentage of revenues
Cyber & Engineering	81%	80%
Analytics	65%	61%

Cyber & Engineering cost of revenues as a percentage of Cyber & Engineering revenues increased to 81% for the 2022 Interim Period as compared to 80% for the 2021 Interim Period due to increased use of subcontractors during the 2022 Interim Period as compared to the 2021 Interim Period.
Analytics cost of revenues as a percentage of Analytics revenues increased to 65% for the 2022 Interim Period as compared to 61% for the 2021 Interim Period due to lower margins on certain prototype contracts as compared to the 2021 Interim Period.
SG&A

	Three Months Ended March 31,		Change
	2022	2021	Amount	%
SG&A	$22,020	$10,114	$11,906	117.7%

SG&A as a percentage of revenues	61%	28%
SG&A expenses as a percentage of total revenues for 2022 Interim Period increased to 61% as compared to 28% for the 2021 Interim Period, which was primarily driven by $3,427 investment in commercial start-up
costs, $3,071 of equity-based compensation cost, $1,346 in professional fees and $1,221 related to D&O insurance. The increase in SG&A as a percentage of revenues was also driven by increased payroll, information technology and employee recruiting expenses to increase personnel in advance of planned growth in our business as well as our increased compliance and reporting requirements as a public company.

Additionally, the increase for the 2022 Interim Period includes $703 related to capital market advisory fees related to advisors who assisted with the Business Combination and various integration projects and $2,375 of non-recurring
integration costs to streamline business functions across the Company and realize synergies from our acquisitions.
Research and Development

	Three Months Ended March 31,		Change
	2022	2021	Amount	%
Research and development	$2,874	$928	$1,946	209.7%

Research and development expenses increased by $1,946 during the 2022 Interim Period as compared to the 2021 Interim Period. The increase in research and development expenses was driven by increased hiring and headcount in our innovations lab as well as investment in various research projects aimed at continuing to develop and refine our solutions, including enhancing features and functionality, adding new modules, and improving the application of the latest AI/ML technologies in the solutions we deliver to our customers.
Transaction Expenses

	Three Months Ended March 31,
	2022	2021
Transaction expenses	$1,399	$—

Transaction expenses for the 2022 Interim Period consist of acquisition costs and other related expenses incurred in acquiring ProModel Corporation.
Net Decrease in Fair Value of Derivatives
The net decrease in fair value of derivatives of $1,263 for the 2022 Interim Period consists of fair value remeasurements of written put options and private warrants. The written put option balance was $— as of March 31, 2021.
Interest Expense

	Three Months Ended March 31,		Change
	2022	2021	Amount	%
Interest expense	$3,555	$1,860	$1,695	91.1%

Interest expense increased by $1,695 during the 2022 Interim Period as compared to the 2021 Interim Period. The increase in interest expense was primarily driven by the higher principal balance of debt associated with our Convertible Notes as compared to the principal balance of debt under our Antares Capital Credit Facility, which was fully settled and terminated in December 2021 in connection with the Business Combination. See the
Liquidity and Capital Resources
section below for more information.
Income Tax Expense (Benefit)

	Three Months Ended March 31,		Change
	2022	2021	Amount	%
Income tax expense (benefit)	$77	$(184)	$261	141.8%

Effective tax rate	(0.4)%	7.0%

The increase in the effective tax rate for the 2022 Interim Period from the 2021 Interim Period was primarily due to recognition of a full valuation allowance on the Company’s deferred tax balances. The effective tax rate for the 2022 Interim Period differs from the U.S. federal income tax rate of 21.0% primarily due to state and local income taxes, and the change in valuation allowance.
As of March 31, 2022, the Company has determined that it is not more-likely-than-not
that substantially all of its deferred tax assets will be realized in the future, and continues to have a full valuation allowance established against its deferred tax assets.
Refer to Note H—Income Taxes of the Notes to consolidated financial statements included in this registration statement for more information.
Supplemental Non-GAAP Information
The Company uses Adjusted EBITDA to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Adjusted EBITDA is a financial measure not calculated in accordance with GAAP. With respect to the periods presented below, Adjusted EBITDA is defined as net income (loss) adjusted for interest expense (income), net, income tax expense (benefit), depreciation and amortization, equity-based compensation, net decrease in fair value of derivatives, capital market advisory fees, non-recurring

integration costs, commercial

start-up

costs, and transaction expenses.

Non-GAAP financial

performance measures are used to supplement the financial information presented on a GAAP basis.

This non-GAAP financial

measure should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures

may not be comparable to other similarly titled measures of other companies.
Adjusted EBITDA –
Non-GAAP
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), computed in accordance with GAAP:

	Three Months Ended March 31,
	2022	2021
Net loss	$(18,825)	$(2,437)
Interest expense	3,555	1,860
Income tax expense (benefit)	77	(184)
Depreciation and amortization	1,772	1,921

EBITDA	(13,421)	1,160
Adjustments:
Equity-based compensation 1	3,858	25
Net decrease in fair value of derivatives 2	(1,263)	—
Capital market advisory fees 3	703	1,540
Non-recurring integration costs 4	2,375	—
Commercial start-up costs 5	3,427	—
Transaction expenses 6	1,399	—

Adjusted EBITDA	$(2,922)	$2,725

1	Equity-based compensation includes approximately $2.7 million related to legacy equity compensation plans.
2
The decrease in fair value of derivatives primarily relates to the changes in the fair value of certain Forward Share Purchase Agreements (FPAs) that were entered into prior to the closing of the Business Combination and were fully settled during the first quarter of 2022.

3	The Company incurred capital market and advisory fees related to advisors assisting with the Business Combination.
4	Non-recurring internal integration costs related to the Business Combination.
5	Commercial start-up costs includes certain non-recurring expenses associated with tailoring the Company’s software products for commercial customers and use cases.
6	Transaction expenses related to the acquisition of ProModel Corporation, which closed on April 7, 2022.
Free Cash Flow
Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures. Management believes free cash flow is useful to investors, analysts and others because it provides a meaningful measure of the Company’s ability to generate cash and meet its debt obligations.
The table below presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, computed in accordance with GAAP:

	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities	$(7,529)	$893
Capital expenditures, net	(359)	(170)

Free cash flow	$(7,888)	$723

Successor 2021 Period, Successor 2020 Period, Predecessor 2020 Period, Successor Pro Forma 2020 Period, and Predecessor 2019 Period
This section provides a discussion of the results of operations for the following periods:

•
The results of operations for the Successor 2021 Period include the results of PCI, NuWave, Open Solutions, ProModel and BigBear.ai from the beginning of the period (January 1, 2021–December 31, 2021).

•
The results of operations for the Successor 2020 Period include the results of NuWave, PCI, Open Solutions, and ProModel from each of their respective acquisition dates and BigBear.ai from the beginning of the period through December 31, 2020 (May 22, 2020–December 31, 2020).

•
The Successor Pro Forma 2020 Period includes the results of operations for the Successor 2020 Period and reflects the impact of the acquisitions of NuWave, PCI, Open Solutions and ProModel as if they each occurred on January 1, 2020 (January 1, 2020–December 31, 2020).

•
The results of operations for the Predecessor 2020 Period include the results of PCI from January 1, 2020 through October 22, 2020, the date immediately preceding PCI’s acquisition date (January 1, 2021–October 22, 2021).

•	The results of operations for the Predecessor 2019 Period include the results of PCI for the year ended December 31, 2019 (January 1, 2019–December 31, 2019).

As described above and as illustrated in the table below, the periods presented are not directly comparable.

	Successor 2021 Period	Successor 2020 Period	Successor Pro Forma 2020 Period	Predecessor 2020 Period	Predecessor 2019 Period
PCI	January 1, 2021– December 31, 2021	October 23, 2020– December 31, 2020	January 1, 2020– December 31, 2020	January 1, 2020– October 22, 2020	January 1, 2019– December 31, 2019
Open Solutions		December 2, 2020– December 31, 2020
ProModel		December 21, 2020– December 31, 2020		Not Applicable	Not Applicable
NuWave		June 19, 2020– December 31, 2020
BigBear.ai		May 22, 2020– December 31, 2020
The following table presents our consolidated statements of operations:

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
Revenues	$145,578	$31,552	$59,765	$73,626	$138,992
Cost of revenues	111,510	22,877	46,755	56,130	96,133

Gross margin	34,068	8,675	13,010	17,496	42,859
Operating expenses:
Selling, general and administrative	106,507	7,909	7,632	11,004	30,235
Research and development	6,033	530	85	110	615
Transaction expenses	—	10,091	—	—	10,091

Operating (loss) income	(78,472)	(9,855)	5,293	6,382	1,918
Net increase in fair value of derivatives	33,353	—	—	—	—
Loss on extinguishment of debt	2,881	—	—	—	—
Interest expense	7,762	616	1	127	8,396

(Loss) income before taxes	(122,468)	(10,471)	5,292	6,255	(6,478)
Income tax expense (benefit)	1,084	(2,633)	3	9	(1,795)

Net (loss) income	$(123,552)	$(7,838)	$5,289	$6,246	$(4,683)

The following table summarizes our Successor 2020 Pro Forma Period statements of operations:

		NuWave	PCI	Open Solutions	Pro Model
	Lake Intermediate (Historical)	January 1, 2020– June 18, 2020 (Historical)	January 1, 2020– October 22, 2020 (Historical)	January 1, 2020– December 1, 2020 (Historical)	January 1, 2020– December 20, 2020 (Historical)	Acquisition Accounting Adjustments		Successor Pro Forma 2020
Revenues	$31,552	$10,809	$59,765	$22,693	$15,782	(1,609	)(a)	$138,992
Cost of revenues	22,877	5,436	46,755	13,183	9,491	(1,609	)(a)	96,133

Gross Margin	8,675	5,373	13,010	9,510	6,291	—		42,859
Operating expenses:
Selling, general and administrative	7,909	3,266	7,632	4,192	1,555	5,681	(b)	30,235
Research and development	530	—	85	—	—	—		615
Transaction expenses	10,091	—	—	—	—	—		10,091

Operating income (loss)	(9,855)	2,107	5,293	5,318	4,736	(5,681)		1,918
Interest expense	616	—	1	(3)	—	7,782	(c)	8,396

(Loss) income before taxes	(10,471)	2,107	5,292	5,321	4,736	(13,463)		(6,478)
Income tax expense (benefit)	(2,633)	(6)	3	61	1,169	(389	)(d)	(1,795)

Net (loss) income	$(7,838)	$2,113	$5,289	$5,260	$3,567	$(13,074)		$(4,683)

Acquisition Accounting Adjustments:

a.	Adjustment to eliminate $1,609 of pre-acquisition intercompany revenues and cost of revenues between NuWave and ProModel.

b.	Adjustment to include pre-acquisition amortization of the acquired intangible assets of $735 for NuWave, $922 for PCI, $2,331 for Open Solutions, and $1,693 for ProModel.

c.
Adjustment to (1) include the interest expense of $861 to finance the NuWave Acquisition, $1,873 to finance the PCI Acquisition, $2,131 to finance the Open Solutions Acquisition, and $2,918 to finance the ProModel Acquisition as if each acquisition had taken place on January 1, 2020, based on the effective interest rate of the credit facility used to finance the acquisitions, and (2) eliminate $1 of pre-acquisition
interest expense, including amortization of deferred financing fees, related to the outstanding debt balances for PCI, which were settled by the sellers of PCI with proceeds from the sale.

d.
Adjustment for income taxes of $113 expense for NuWave, $522 expense for PCI, $119 expense for Open Solutions and $(1,143) benefit for ProModel, applying a statutory tax rate of 21% as if the acquisitions had taken place on January 1, 2020.

Revenues

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
Revenues
Cyber & Engineering	$74,879	$15,584	$59,765	$73,626	$75,349
Analytics	70,699	15,968	—	—	63,643

Total Revenues	$145,578	$31,552	$59,765	$73,626	$138,992

Total revenues were $145,578 for the Successor 2021 period as compared to $31,552 for the Successor 2020 Period, $59,765 for the Predecessor 2020 Period, $73,626 for the Predecessor 2019 Period, and $138,992 for the Successor 2020 Pro Forma Period.
Cyber & Engineering revenues were $74,879 for the Successor 2021 Period as compared to $15,584 for the Successor 2020 Period, $59,765 for the Predecessor 2020 Period, $73,626 for the Predecessor 2019 Period, and $75,349 for the Successor 2020 Pro Forma Period. Revenues increased $59,295 in the Successor 2021 Period relative to the Successor 2020 Period as the Successor 2021 Period includes the results of PCI for the entire 2021 fiscal year whereas the Successor 2020 Period includes the results of PCI from October 23, 2020 through December 31, 2020, Revenues increased $15,114 and $1,253 in the Successor 2021 Period relative to the Predecessor 2020 Period and Predecessor 2019 Period, respectively, as a result of increased volume and new contract awards. Revenues decreased approximately $470 relative to the Successor 2020 Pro Forma Period. This decrease is primarily attributable to lower volume.
Analytics revenues were $70,699 for the Successor 2021 Period as compared to $15,968 for the Successor 2020 Period, and $63,643 for the Successor 2020 Pro Forma Period. Analytics revenues increased $54,731 from the Successor 2020 Period due to the full year of activity for NuWave, Open Solutions, and ProModel. Analytics revenues increased $7,056 from the Successor 2020 Pro Forma Period. This increase was primarily attributable to new contract awards.
For the year ended December 31, 2021, we had $145.6 million in revenues, which was lower than our projected revenues of $173.0 million due to lower volume and contract renewals than anticipated. We do not believe these lower-than-projected revenues have had a material impact on our liquidity or financial position. In the future, actual results may differ from expectations as a result of a variety of risks and changes in circumstances. See “
Risk Factors—Risks Related to Legal, Regulatory and Accounting—Our estimates and projections may prove to be inaccurate and certain of our assets may be at risk of future impairment
.”
Cost of Revenues

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
Cost of revenues
Cyber & Engineering	$59,658	$12,273	$46,755	$56,130	$59,028
Analytics	51,852	10,604	—	—	37,105

Total cost of revenues	$111,510	$22,877	$46,755	$56,130	$96,133

Cost of revenues as a percentage of revenues
Cyber & Engineering	80%	79%	78%	76	78%
Analytics	73%	66%	—%	—%	58%
Total cost of revenues was $111,510 for the Successor 2021 Period as compared to $22,877 for the Successor 2020 Period, $46,755 for the Predecessor 2020 Period, $56,130 for the Predecessor 2019 Period, and $96,133 for the Successor 2020 Pro Forma Period.
Cyber & Engineering cost of revenues as a percentage of Cyber & Engineering revenues was 80% for the Successor 2021 Period as compared to 79%, 78%, 76%, and 78% for the Successor 2020 Period, Predecessor 2020 Period, Predecessor 2019 Period, and Successor 2020 Pro Forma Period, respectively. The increase in cost of revenues as a percentage of revenue in the Successor 2021 Period relative to the Predecessor 2020 Period, Predecessor 2019 Period, and Successor 2020 Pro Forma Period was primarily driven by increased subcontractor costs.
Analytics cost of revenues as a percentage of Analytics revenues was 73% for the Successor 2021 Period as compared to 66% and 58% for the Successor 2020 Period and Successor 2020 Pro Forma Period, respectively.

The increase in cost of revenues as a percentage of revenues for the Successor 2021 Period relative to the Successor 2020 Period and Successor 2020 Pro Forma Period was due to increased subcontractor costs.
SG&A

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
SG&A	$106,507	$7,909	$7,632	$11,004	$30,235

SG&A as a percentage of revenues	73%	25%	13%	15%	22%
SG&A expenses as a percentage of total revenues for the Successor 2021 Period was 73% as compared to 25% for the Successor 2020 Period, 13% for the Predecessor 2020 Period, 15% for the Predecessor 2019 Period, and 22% for the Successor 2020 Pro Forma Period. The increase in selling, general and administrative expenses as a percentage of revenues for the Successor 2021 Period relative to the Successor 2020 Period, Predecessor 2020 Period, Predecessor 2019 Period, and Successor 2020 Pro Forma Period was primarily driven by $53,463 of equity-based compensation cost recognized under the Class B Unit Incentive Plan. See the
Equity-Based Compensation
section
Class
 B Unit Incentive Plan
below for more information. The increase in SG&A as a percentage of revenues was also driven by increased payroll, information technology and employee recruiting expenses to increase personnel in advance of planned growth in our business as well as our increased compliance and reporting requirements as a public company. Since January of 2021, we have hired approximately 70 employees across various corporate functions, including hires to support our transition to a public company, and within the business development team to focus on our commercial growth strategy. Additionally, the increase for the Successor 2021 Period includes $6,917 related to capital market advisory fees related to advisors assisting with preparation for the Business Combination and various integration projects and $1,783 of non-recurring
integration costs to streamline business functions across the Company and realize synergies from our acquisitions.
Research and Development

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
Research and development	$6,033	$530	$85	$110	$615

Research and development expenses were $6,033 for the Successor 2021 Period as compared to $530 for the Successor 2020 Period, $85 for the Predecessor 2020 Period, $110 for the Predecessor 2019 Period, and $615 for the Successor 2020 Pro Forma Period. The increase in research and development expenses was driven by increased investment in various research projects aimed at continuing to develop and refine our solutions, including enhancing features and functionality, adding new modules, and improving the application of the latest AI/ML technologies in the solutions we deliver to our customers.
Transaction Expenses

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
Transaction expense	$—	$10,091	$—	$—	$10,091

Transaction expense was $—for the Successor 2021 Period as compared to $10,091 for the Successor 2020 Period, $—for the Predecessor 2020 Period, $—for the Predecessor 2019 Period, and $10,091 for the Successor

2020 Pro Forma Period. The transaction expense in the Successor 2020 Period and the Successor 2020 Pro Forma Period relate to the diligence and integration costs associated with the purchases of NuWave, PCI, Open Solutions, and ProModel as well as costs associated with evaluating other acquisition opportunities.
Net Increase in Fair Value of Derivatives
The net increase in fair value of derivatives of $33,353 for the Successor 2021 Period consists of fair value remeasurements of private warrants and written put options.
Loss on Extinguishment of Debt
The loss on extinguishment of debt of $2,881 for the Successor 2021 Period consists of the derecognition of the remaining unamortized debt issuance costs related to the Antares Capital Credit Facility upon its settlement. See the
Liquidity and Capital Resources
section
Antares Capital Credit Agreement
below for more information.
Interest Expense

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
Interest expense	$7,762	$616	$1	$127	$8,396

Interest expense was $7,762 for the Successor 2021 Period as compared to $616 for the Successor 2020 Period, $1 for the Predecessor 2020 Period, $127 for the Predecessor 2019 Period, and $8,396 for the Successor 2020 Pro Forma Period. The interest expense in the Successor 2021 period was primarily incurred in connection with BigBear.ai Holdings’ Antares Capital Credit Facility, which was entered into in December 2020. See the
Liquidity and Capital Resources
section below for more information.
Income Tax Expense (Benefit)

	Successor		Predecessor
	2021 Period	2020 Period	2020 Period	2019 Period
Income tax expense (benefit)	$1,084	$(2,633)	$3	$9
Effective tax rate	(0.9)%	25.1%	0.1%	0.1%
Income tax expense was $1,084 for the Successor 2021 Period as compared to income tax benefit of $(2,633) for the Successor 2020 Period. The increase in income tax expense was primarily driven by a valuation allowance recognized on the Company’s deferred tax balances. The income tax expense for the Predecessor 2020 Period and Predecessor 2019 Period were insignificant because the Predecessor was established and taxed as a partnership.
The effective tax rate for the Successor 2021 Period differs from the U.S. federal income tax rate of 21.0% primarily due to state and local income taxes, non-deductible
Class B Incentive Unit equity-based compensation, a
non-deductible
unrealized increase in the fair value of derivatives, and the change in valuation allowance. The effective tax rate for the Successor 2020 Period differs from the U.S. federal income tax rate of 21.0% primarily due to state and local income taxes. The effective tax rate for the Predecessor 2020 Period and Predecessor 2019 Period differs from the U.S. federal income tax rate of 0.0% due to state and local income taxes.
A valuation allowance is provided for deferred income tax assets when it is more likely than not that future tax benefits will not be realized. The Company assesses whether a valuation allowance should be established against deferred tax assets based upon consideration of all available evidence, both positive and negative, using a more likely than not standard. This assessment considers, among other matters, the Company’s history of losses, the duration of statutory carryforward periods, the Company’s experience with tax attributes expiring, impacts of enacted changes in tax laws and tax planning strategies, and the taxable income generated through the future reversals of deferred tax liabilities. In making such judgments, significant weight is given to evidence that can be objectively verified. After analyzing all available evidence, the Company determined it was more likely that it would be not able to utilize all of its deferred tax assets, and has therefore established a full valuation allowance.
Refer to Note K–Income Taxes of the Notes to consolidated financial statements included in this registration statement for more information.
Supplemental
Non-GAAP
Information
The Company uses Adjusted EBITDA to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Adjusted EBITDA is a financial measure not calculated in accordance with GAAP. With respect to the periods presented below, Adjusted EBITDA is defined as net income (loss) adjusted for interest expense (income), net, income tax expense (benefit), depreciation and amortization, acquisition costs, acquisition integration costs, capital market and advisory fees and equity-based compensation.
Non-GAAP
financial performance measures are used to supplement the financial information presented on a GAAP basis. This non-GAAP
financial measure should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP
measures may not be comparable to other similarly titled measures of other companies.
Adjusted
EBITDA–Non-GAAP
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), computed in accordance with GAAP:

	Successor		Predecessor		Successor
	2021 Period	2020 Period	2020 Period	2019 Period	Pro Forma 2020
Net income (loss)	$(123,552)	$(7,838)	$5,289	$6,246	$(4,683)
Interest expense	7,762	616	1	127	8,396
Income tax expense (benefit)	1,084	(2,633)	3	9	(1,795)
Depreciation and amortization	7,262	1,028	52	50	6,990

EBITDA	(107,444)	(8,827)	5,345	6,432	8,908
Adjustments:
Equity-based compensation 1	60,615	—	80	104	1,097
Net increase in fair value of derivatives 2	33,353	—	—	—	—
Loss on extinguishment of debt 3	2,881	—	—	—	—
Transaction bonuses 4	1,089	—	—	—	—
Capital market advisory fees 5	6,917	—	—	—	—
Termination of legacy benefits 6	1,639	—	—	—	—
Management fees 7	1,001	414	—	—	414
Non-recurring integration costs 8	1,783	—	—	—	—
Commercial start-up costs 9	3,018	—	—	—	—
Transaction expenses 10	—	10,091	—	—	10,091

Adjusted EBITDA	$4,852	$1,678	$5,425	$6,536	$20,510

1	Equity-based compensation includes approximately $60.4 million related to legacy equity compensation plans, including Tranches that vested upon the successful consummation of the Business Combination.

2
The increase in fair value of derivatives primarily relates to the changes in the fair value of certain Forward Purchase Agreements that were entered into prior to the closing of the Business Combination.

3	Loss on extinguishment of debt consists of the derecognition of the remaining unamortized debt issuance costs related to the Antares Capital Credit Facility upon its settlement.
4	Bonuses paid to certain employees related to the closing of the Business Combination.
5	The Company incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.
6	In the third quarter of 2021, the Company elected to terminate certain legacy employee incentive benefits with final payments made in the fourth quarter of 2021.
7	Management and other related consulting fees paid to AE Partners. These fees will no longer be accrued or paid subsequent to the Business Combination.
8	Non-recurring internal integration costs related to the Business Combination.
9	Commercial start-up costs includes certain non-recurring expenses associated with tailoring the Company’s software products for commercial customers and use cases.
10
For the Successor 2020 Period and the Successor Pro Forma 2020 Period, the Company incurred acquisition costs related to the purchase of NuWave, PCI, Open Solutions and ProModel in 2020. Costs include both diligence and integration costs after each company was acquired.

Free Cash Flow
Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures. Management believes free cash flow is useful to investors, analysts and others because it provides a meaningful measure of the Company’s ability to generate cash and meet its debt obligations.
The table below presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, computed in accordance with GAAP:

	Successor		Predecessor
	2021 Period	2020 Period	2020 Period	2019 Period
Net cash (used in) provided by operating activities	$(19,782)	$(7,416)	$8,614	$4,121
Capital expenditures, net	(639)	(155)	(121)	(18)

Free cash flow	$(20,421)	$(7,571)	$8,493	$4,103

Free cash flow from acquired businesses		19,770

Operating cash flow from acquired businesses		20,000
Capital expenditures of acquired businesses		(230)

Pro Forma free cash flow (i)		$12,199

(i)
The Successor 2020 Pro Forma Period free cash flow represents free cash flow for the year ended December 31, 2020, adjusted for estimated free cash flow for NuWave, PCI, Open Solutions, and ProModel as if each of those transactions occurred at the beginning of the period. Adjustments to reflect the estimated free cash flows from acquired businesses includes certain transaction costs (and the associated tax impacts) not already included in the net loss, where applicable. The Successor 2020 Pro Forma Period free cash flow was not prepared in accordance with GAAP or the pro forma rules of Regulation
S-X
promulgated by the SEC and should not be considered as an alternative to net cash provided by (used in) operating activities determined in accordance with GAAP. We believe that the inclusion of Successor 2020 Pro Forma Period free cash flow is appropriate to provide additional information to investors because securities analysts and other investors may use this non-GAAP
financial measure to assess our operating performance across periods on a consistent basis. The Successor 2020 Pro Forma Period free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Key Performance Indicators
Backlog
We view growth in backlog as a key measure of our business growth. Backlog represents the estimated dollar value of contracts that we have been awarded for which work has not yet been performed, and in certain cases, our estimate of known opportunities for future contract awards on customer programs that we are currently supporting.
The majority of our historical revenues are derived from contracts with the Federal Government and its various agencies. In accordance with the general procurement practices of the Federal Government, most contracts are not fully funded at the time of contract award. As work under the contract progresses, our customers may add incremental funding up to the initial contract award amount. We generally do not deliver goods and services to our customers in excess of the appropriated contract funding.
At the time of award, certain contracts may include options for our customers to procure additional goods and services under the contract. Options do not create enforceable rights and obligations until exercised by our customers and thus we only recognize revenues related to options as each option is exercised. Contracts with such provisions may or may not specify the exact scope, nor corresponding price, associated with options; however, these contracts will generally identify the expected period of performance for each option. In cases where we have negotiated the estimated scope and price of an option in the contract with our customer, we use that information to measure our backlog and we refer to this as Priced Unexercised Options. If a contract does not specify the scope, level-of-effort,
or price related to options to procure additional goods and services, we estimate the backlog associated with those options based on our discussions with our customer, our current level of support on the customer’s program, and the period of performance for each option that was negotiated in the contract. We refer to this as Unpriced Unexercised Options.
Many of the customer programs we support relate to key national security and defense interests. At the end of a contract, our customers may elect to modify our existing contract, in order to extend the period under which we provide additional goods and services or may elect to continue to procure additional goods and services from us under a new contract. If our customer notifies us that a program we currently support will be continuing under a new contract, we estimate the backlog associated with that anticipated future contract (“
Anticipated
Follow-on
Awards
”) based on the assumption that (i) we are highly likely to be awarded the contract because we are the incumbent, (ii) the program we support is of critical importance to national security and defense, and (iii) that if the contract was awarded to a different party, the transition would be highly disruptive to the achievement of our customer’s objectives. For purposes of estimating backlog related to Anticipated
Follow-on
Awards, we assume that the goods and services that we will deliver under that future contract will be generally similar in scope and pricing compared to our current contract and that our current level of support on the customer program will persist under the new contract. Potential contract awards with existing customers on completely new programs, or with any new customer that we have not worked with historically, would not be included in Anticipated
Follow-on
Awards as there is far greater uncertainty as to whether those opportunities will be awarded to us.
We define backlog in these categories to provide the reader with additional context as to the nature of our backlog and so that the reader can understand the varying degrees of risk, uncertainty, and where applicable, management’s estimates and judgements used in determining backlog at the end of a period. The categories of backlog are further defined below.

•
Funded Backlog.
Funded backlog represents the contract value of goods and services to be delivered under existing contracts for which funding is appropriated or otherwise authorized less revenues previously recognized on these contracts.

•
Unfunded backlog.
Unfunded backlog represents the contract value, or portion thereof, of goods and services to be delivered under existing contracts for which funding has not been appropriated or otherwise authorized.

•
Priced Unexercised Options:
Priced unexercised contract options represent the value of goods and services to be delivered under existing contracts if our customer elects to exercise all of the options available in the contract. For priced unexercised options, we measure backlog based on the corresponding contract values assigned to the options as negotiated in our contract with our customer.

•
Unpriced Unexercised Options:
Unpriced unexercised contract options represent the value of goods and services to be delivered under existing contracts if our customer elects to exercise all of the options available in the contract. For unpriced unexercised options, we estimate backlog generally under the assumption that our current level of support on the contract will persist for each option period.

•
Anticipated
Follow-on
Awards:
Anticipated
Follow-on
Awards represents our estimate of the value of goods and services to be delivered under a contract that has not yet been awarded to us, but where we believe we are highly likely to be awarded the contract because we are the incumbent on an ongoing customer program, the program we support is of critical importance to national security, and that if the contract was awarded to a different party, the transition would be highly disruptive to the achievement of our customer’s objectives. We estimate backlog related to Anticipated
Follow-on
Awards based on the assumption that the goods and services that we will deliver under the anticipated future contract will be generally similar in scope and pricing compared to our current contract and that our current level of support on that program will persist under the new contract.

The following table summarizes certain backlog information (in thousands):

	Successor
	March 31, 2022	December 31, 2021	December 31, 2020
Funded	$65,303	$91,187	$63,048
Unfunded	70,214	68,203	45,795
Priced, unexercised options	150,572	143,969	57,345
Unpriced, unexercised options	125,689	119,747	175,509
Anticipated Follow-on Awards	46,882	42,582	66,864

Total backlog	$458,660	$465,688	$408,561

Liquidity and Capital Resources
Our primary sources of liquidity are cash flows provided by our operations and access to existing credit facilities. Our primary short-term cash requirements are to fund payroll obligations, working capital, operating lease obligations, and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of the timing of receipts and disbursements related to long-term contracts.
Our medium-term to long-term cash requirements are to service and repay debt and to invest in facilities, equipment, technologies, and research and development for growth initiatives.
Our ability to fund our cash needs will depend, in part, on our ability to generate cash in the future, which depends on our future financial results. Our future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. Our future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.
We do not expect to rely materially on the cash exercise of warrants to fund our operations. We do not believe it is likely that a warrant holder would elect to exercise their warrants when our common stock is trading below $11.50 and any cash proceeds that would be received by the Company is dependent on the trading price of the common stock underlying the warrants. We believe that our cash from operating activities generated from continuing operations during the year, together with the cash on the balance sheet and available borrowings under our existing credit facilities, will be adequate for the next 12 months to meet our anticipated uses of cash flow, including payroll obligations, working capital, operating lease obligations, capital expenditures and debt service costs. While we intend to reduce debt over time using cash provided by operations, we may also attempt to meet long-term debt obligations, if necessary, by obtaining capital from a variety of additional sources or by refinancing existing obligations. These sources include public or private capital markets, bank financings, proceeds from dispositions or other third-party sources.
For the year ended December 31, 2021, we had $145.6 million in revenues, which was lower than our previously projected revenues of $173 million primarily due to delays in awards of government contracts and the impact of the federal governments continuing resolution. We do not believe these lower-than-projected revenues have had a material impact on our liquidity or financial position. In the future, actual results may differ from expectations as a result of a variety of risks and changes in circumstances. See “
Risk Factors—Risks Related to Legal, Regulatory and Accounting—Our estimates and projections may prove to be inaccurate and certain of our assets may be at risk of future impairment
.”
Our available liquidity consists primarily of available cash and cash equivalents and available borrowings from our existing credit facilities. The following table details our available liquidity:

	Successor
	March 31, 2022	December 31, 2021	December 31, 2020
Available cash and cash equivalents	$59,978	$68,900	$9,704
Available borrowings from our existing credit facilities	50,000	50,000	15,000

Total available liquidity	$109,978	$118,900	$24,704

The following table summarizes our existing credit facilities:

	Successor
	March 31, 2022	December 31, 2021	December 31, 2020
Convertible Notes	$200,000	$200,000	$—
Bank of America Senior Revolver	—	—	—
Antares Capital Term Loan	—	—	110,000
D&O Financing Loan	3,074	4,233	—

Total debt	203,074	204,233	110,000

Less: unamortized issuance costs	9,147	9,636	3,006

Total debt, net	193,927	194,597	106,994

Less: current portion	3,074	4,233	1,100

Long-term debt, net	$190,853	$190,364	$105,894

Antares Capital Credit Agreement
On December 21, 2020, BigBear.ai entered into the Antares Capital Credit Agreement, which includes the following:

(i)
$110 million term loan (the “
Antares Capital Term Loan
”) that was to mature on December 21, 2026. Proceeds from the Antares Capital Term Loan were used to finance the acquisition of ProModel, pay acquisition-related costs, fund working capital needs and other general corporate purposes;

(ii)
$15 million revolving credit facility (the “
Antares Capital Revolving Credit Facility
”) that was to mature on December 21, 2026. Proceeds from the revolving credit facility were used to fund working capital needs, and other general corporate purposes. As of December 31, 2020 (Successor), the balance of the Antares Capital Revolving Credit Facility of $15 million was undrawn and available to BigBear.ai.

The Antares Capital Credit Agreement was secured by a security interest in all rights, title or interest in or to certain assets and properties owned by BigBear.ai and the guarantors included in the Antares Capital Credit Agreement. The Antares Capital Credit Agreement required BigBear.ai to meet customary affirmative and negative covenants, default provisions, representations and warranties and other terms and conditions. BigBear.ai was required to make mandatory prepayments of the outstanding principal and accrued interest under the Antares Capital Credit Agreement (i) upon the occurrence of certain events and (ii) to the extent a specified net leverage ratio is exceeded as evaluated on any test period ending date. The test period ending dates are March 31, June 30, September 30 and December 31 each year, which started on March 31, 2021.
BigBear.ai could prepay the Antares Capital Term Loan and the Antares Capital Revolving Credit Facility (collectively the “
Loans
”) at any time without any premium or penalty; however, the minimum amount of prepayment for the Antares Capital Term Loan and the Antares Capital Revolving Credit Facility was $250 and $100, respectively. In addition, the Antares Capital Term Loan was to be repaid quarterly in principal payments of $275 with the first repayment on March 31, 2021.
Upon consummation of the Merger on December 7, 2021, aggregated gross proceeds were partially used to fund the $114,393 repayment of the Loans, including accrued interest of $136. The Company recognized a loss of $2,881 on the consolidated statements of operations for the extinguishment of the Loans related to the remaining unamortized debt issuance costs. The Antares Capital Credit Agreement required BigBear.ai to meet certain financial and other covenants. BigBear.ai Holdings was in compliance with all covenants through the extinguishment of the Loans.
Bank of America Senior Revolver
On December 7, 2021, BigBear.ai entered into a new senior Credit Agreement with Bank of America, N.A., providing BigBear.ai with a $50.0 million senior secured revolving credit facility (the
“Senior Revolver”
). Proceeds from the Senior Revolver will be used to fund working capital needs, capital expenditures, and other general corporate purposes. The Senior Revolver matures on December 7, 2025.
The Senior Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day
notice, referred to as the “swing loans.” Any issuance of letters of credit or making of a swing loan will reduce the amount available under the revolving credit facility. BigBear.ai may increase the commitments under the Senior Revolver in an aggregate amount of up to the greater of $18.8 million or 100% of consolidated adjusted EBITDA plus any additional amounts so long as certain conditions, including compliance with the applicable financial covenants for such period, in each case on a pro forma basis, are satisfied.
The Credit Agreement requires BigBear.ai to meet certain financial and other covenants. As of March 31, 2022, BigBear.ai was in compliance with the covenant requirements.
As of March 31, 2022, the Company had not drawn on the Senior Revolver. Unamortized debt issuance costs of $545 were recorded on the balance sheet and are presented in Other non-current
assets.
Convertible Notes
Upon consummation of the Merger, the Company issued $200.0 million of unsecured convertible notes (the “
Convertible Notes
”) to certain investors. The Convertible Notes bear interest at a rate of 6.0% per annum, payable semi-annually, and not including any interest payments that are settled with the issuance of shares, are convertible into 17,391,304 shares of the Company’s common stock at an initial Conversion Price of $11.50. The Conversion Price is subject to adjustments, including but not limited to, a Conversion Rate Reset 180 days after November 30, 2021 should certain daily volume-weighted average price thresholds be met. The Convertible Notes mature on December 15, 2026.
The Convertible Notes require the Company to meet certain financial and other covenants. As of March 31, 2022, the Company was in compliance with all covenants.
As of December 31, 2022, the Company has an outstanding balance of $200.0 million related to the Convertible Notes, which is recorded on the balance sheet net of approximately $9.1 million of unamortized debt issuance costs.
D&O Financing Loan
On December 8, 2021, the Company entered into a $4,233 loan (the “D&O Financing Loan”) with AFCO Credit Corporation to finance the Company’s directors and officers insurance premium. The D&O Financing Loan has an interest rate of 1.50% per annum and a maturity date of December 8, 2022.
Cash Flows
The table below summarizes certain information from our consolidated statements of cash flows for the following periods:

	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities	(7,529)	893
Net cash used in investing activities	(359)	(394)
Net cash used in financing activities	(102,055)	(275)

Net (decrease) increase in cash and cash equivalents and restricted cash	(109,943)	224
Cash and cash equivalents and restricted cash at the beginning of period	169,921	9,704

Cash and cash equivalents and restricted cash at the end of the period	$59,978	$9,928
The table below summarizes certain information from our consolidated statements of cash flows for the following periods:

	Successor				Predecessor
	2022 Interim Period	2021 Interim Period	2021 Period	2020 Period	2020 Period	2019 Period
Net cash (used in) provided by operating activities	(7,529)	893	(19,782)	(7,416)	8,614	4,121
Net cash used in investing activities	(359)	(394)	(863)	(184,869)	(121)	(18)
Net cash provided by (used in) financing activities	(102,055)	(275)	180,862	201,989	(9,773)	(2,839)

Net increase (decrease) in cash and cash equivalents and restricted cash	(109,943)	224	160,217	9,704	(1,280)	1,264
Cash and cash equivalents and restricted cash at beginning of year	169,921	9,704	9,704	—	1,644	380

Cash and cash equivalents and restricted cash at end of year	$59,978	$9,928	$169,921	$9,704	$364	$1,644

Operating activities
For the 2022 Interim Period, net cash used in operating activities was $7,529. Net loss before deducting depreciation, amortization and other non-cash items
was $13,761 and was further impacted by a favorable change in net working capital of $6,232 which contributed to operating cash flows during this period. The favorable change in net working capital was largely driven by an increase in accrued liabilities of $6,307 primarily due to increases in accrued interest and accrued transaction expenses, a decrease in accounts receivable of $1,981, and an increase in accounts payable of $1,150. These increases were partially offset by a decrease in contract liabilities of $1,415 and an increase in contract assets of $2,306.
For the 2021 Interim Period, net cash used in operating activities was $893. Net loss before deducting depreciation, amortization and other non-cash
items was $550 and was further impacted by a favorable change in net working capital of $1,443 during this period. The favorable change in net working capital was largely driven by a decrease in contract assets of $897 and an increase in accrued liabilities of $2,316. These increases were partially offset by an increase in accounts receivable of $1,442 and an increase in prepaid and other current assets of $653.
For the Successor 2021 Period, net cash used in operating activities was $19,782. Net loss before deducting depreciation, amortization and other non-cash
items generated a cash outflow of $17,706 and was further impacted by an unfavorable change in net working capital of $2,076 contributed to operating cash flows during this period. The unfavorable change in net working capital was largely driven by an increase in accrued liabilities of $2,845, an increase in contract liabilities of $3,666, and an increase in accounts payable of $2,744. These increases were partially offset by increases in accounts receivable of $7,179 and prepaid expenses and other assets of $6,437.
For the Successor 2020 Period, net cash used in operating activities was $7,416. Net loss before deducting depreciation, amortization and other non-cash
items generated a cash outflow of $9,387 and was further impacted by a favorable change in net working capital of $1,971 during this period. The favorable change in net working capital was largely driven by a decrease in contract assets of $3,868 and an increases in accrued liabilities of $1,224 and accounts payable of $1,111. These increases were partially offset by an increase in accounts receivable of $4,000.
For the Predecessor 2020 period, net cash provided by operating activities was $8,614. Net income before deducting depreciation, amortization and other non-cash
items generated a cash inflow of $5,413 while favorable changes in net working capital of $3,201 contributed to operating cash flows during this period. The favorable change in net working capital was largely driven by an decrease for accounts receivable of $6,818, partially offset by an increase in contract assets of $4,300.
For the Predecessor 2019 Period, net cash provided by operating activities was $4,121. Net income before deducting depreciation, amortization and other non-cash
items generated a cash inflow of $6,398. This cash outflow was offset by unfavorable changes in net working capital of $2,277 during this period. The unfavorable change in net working capital was largely driven by an increase for accounts receivable of $2,488.
Investing activities
For the 2022 Interim Period, net cash used in investing activities was $359, consisting of the purchase of property and equipment of $359.
For the 2021 Interim Period, net cash used in investing activities was $394, consisting of the purchase of property and equipment of $170 and the settlement of escrow amounts related to the acquisition of businesses of $224.
For the Successor 2021 Period, net cash used in investing activities was $863, consisting of the purchase of property and equipment of $645 and the settlement of escrow amounts related to the acquisition of businesses of $224.

For the Successor 2020 Period, net cash used in investing activities was $184,869, consisting of $184,714 used for the acquisitions of NuWave, PCI, Open Solutions, and ProModel, and $155 used for the purchase of property and equipment.
For the Predecessor 2020 Period, net cash used in investing activities was $121, consisting of the purchase of property and equipment.
For the Predecessor 2019 Period, net cash used in investing activities was $18, consisting of the purchase of property and equipment.
Financing activities
For the 2022 Interim Period, net cash used in financing activities was $102,055, consisting of the purchase of Company shares as a result of settlement of the FPAs of $100,896, and the partial repayment of short-term borrowings of $1,159 related to the D&O Financing Loan.
For the three months ended March 31, 2021, net cash used in financing activities was $275, consisting of the partial repayment of the term loan of $275.
For the Successor 2021 Period, net cash provided by financing activities was $180,862, consisting primarily of the proceeds from the issuance of convertible notes of $200,000, proceeds from the Merger of $101,958, and net proceeds from short-term borrowings of $4,233. These cash inflows were partially offset primarily by the repayment of the term loan of $110,000, the payment of Merger transaction costs of $9,802, and the payment of debt issuance costs of $5,527.
For the Successor 2020 Period, net cash provided by financing activities was $201,989, consisting of proceeds from long term debt of $107,249, proceeds from the issuance of promissory notes of $91,283 and cash inflows from the Parent’s contribution of $95,047. These cash inflows were partially offset primarily by repayment of the promissory notes of $91,283.
For the Predecessor 2020 Period, net cash used by financing activities was $9,773, consisting of consisting of the proceeds from long term debt of $2,000, offset by distributions to members of $9,773 and repayment of long-term debt of $2,000.
For the Predecessor 2019 Period, net cash used by financing activities was $2,839, consisting of repayment of long-term debt of $2,000 and distributions to members of $839.
Critical Accounting Policies and Estimates
Our significant accounting policies are summarized in Note B of our audited consolidated financial statements for the year ended December 31, 2021 included in this registration statement. For the critical accounting estimates used in preparing our consolidated financial statements, we make assumptions and judgments that can have a significant impact on revenue, cost and expenses, and other expense (income), net, in our consolidated statements of operations, as well as, on the value of certain assets and liabilities on our consolidated balance sheets. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe are reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions.
In accordance with the Company’s policies, we regularly evaluate estimates, assumptions, and judgments; our estimates, assumptions, and judgments are based on historical experience and on factors we believe are reasonable under the circumstances. The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If our assumptions or conditions change, the actual results the Company reports may differ from these estimates. We believe the following critical accounting policies affect the more significant estimates, assumptions, and judgments we use to prepare our consolidated financial statements.

Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS”) Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Business Combinations, Goodwill and Intangible Assets
Under the acquisition method of accounting, the Company recognizes tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at acquisition date. The accounting for business combinations requires us to make significant estimates and assumptions, especially with respect to goodwill and intangible assets.
Goodwill
The Company allocates the fair value of purchase consideration in a business combination to tangible assets acquired, liabilities assumed and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is allocated to goodwill. The allocation of the purchase consideration requires management to make significant estimates and assumptions, especially with respect to intangible assets. These estimates can include, but are not limited to, future expected cash flows from acquired customers and acquired technology from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable, and, as a result, actual results may differ from estimates. During the measurement period, which is up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.
We assess goodwill for impairment at least annually, as of the October 1, and whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. For the purposes of impairment testing, we have determined that we have two reporting units. Our test of goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. We performed a qualitative assessment at the end of 2021 and based on our qualitative assessment, a quantitative assessment was necessary. Following the quantitative assessment, it was determined that no goodwill impairment would be recognized for the year ended December 31, 2021.
The discounted cash flow approach requires management to make certain assumptions based upon information available at the time the valuations are performed. Actual results could differ from these assumptions. We believe the assumptions used are reflective of what a market participant would have used in calculating fair value considering current economic conditions.

Additional risks for goodwill across all reporting units include, but are not limited to:

•	our failure to reach our internal forecasts could impact our ability to achieve our forecasted levels of cash flows and reduce the estimated discounted value of our reporting units;

•	adverse technological events that could impact our performance;

•	volatility in equity and debt markets resulting in higher discount rates; and

•	significant adverse changes in the regulatory environment or markets in which we operate.
It is not possible at this time to determine if an impairment charge would result from these factors. We will continue to monitor our goodwill for potential impairment indicators in future periods.
Intangible assets
Identifiable finite-lived intangible assets, including technology and customer relationships, have been acquired through the Company’s various business combinations. The fair value of the acquired technology and customer relationships has been estimated using various underlying judgments, assumptions, and estimates. Potential changes in the underlying judgments, assumptions, and estimates used in our valuations of acquired intangible assets could result in different estimates of the future fair values. A potential increase in discount rates, a reduction in projected cash flows or a combination of the two could lead to a reduction in estimated fair values, which may result in impairment charges that could materially affect our financial statements in any given year. The approaches used for determining the fair value of finite-lived technology and customer relationships acquired depends on the circumstances; the Company has used the income approach (within the income approach, various methods are available such as multi-period excess earnings, with and without, incremental and relief from royalty methods). Within each income approach method, a tax amortization benefit is included, which represents the tax benefit resulting from the amortization of that intangible asset depending on the tax jurisdiction where the intangible asset is held.
Finite-lived intangible assets are reported at cost, net of accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives. Significant judgment is also required in assigning the respective useful lives of intangible assets. Our assessment of intangible assets that have a finite life is based on a number of factors including the competitive environment, market share, brand history, underlying product life cycles, attrition rate, operating plans, cash flows (i.e., economic life based on the discounted and undiscounted cash flows), future usage of intangible assets and the macroeconomic environment.
We evaluate the recoverability of our intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the intangible assets are expected to generate. If such review indicates that the carrying amount of our intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value.
Revenue Recognition
The recognition and measurement of revenue requires the use of judgments and estimates. Specifically, judgment is used in interpreting complex arrangements with nonstandard terms and conditions and determining when all criteria for revenue recognition have been met. The Company’s revenues are derived from the sale of artificial intelligence, machine learning, and technical consulting solutions and services.
The Company engages in long-term contracts for production and service activities and generally recognizes revenue over time (versus point in time recognition) due to the fact that the Company’s ongoing performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date. The Company considers the nature of these contracts and the types of solutions and services provided when determining the proper accounting for a particular contract. The Company performs under various types of contracts, which generally include firm-fixed-price (“
FFP
”) and
time-and-materials
(“
T&M
”) contracts.
The Company assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, the Company considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as one single contract for revenue recognition purposes.
The Company evaluates the solutions or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. Significant judgment is required in determining performance obligations, and these decisions could change the amount of revenue and profit recorded in a given period.
The Company determines the transaction price for each contract based on the consideration the Company expects to receive for the solutions or services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant revenue reversal and if necessary constrains the amount of variable consideration recognized in order to mitigate this risk.
At the inception of a contract, the Company estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on
contracts until they become legally enforceable. Contracts are often subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. Our contracts with the U.S. Government often contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Therefore, such modifications are accounted for as if they were part of the existing contract and recognized as a cumulative adjustment to revenue. We account for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.
For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone selling price of the solution or service underlying each performance obligation. In circumstances where the standalone selling price is not directly observable, we estimate the standalone selling price using the expected cost-plus margin approach.
The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the solutions and services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the solution or service. Substantially all of the Company’s revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer.
For performance obligations to deliver solutions with continuous transfer of control to the customer, revenue is recognized based on the extent of progress towards completion of the performance obligation, generally using the percentage-of-completion
cost-to-cost
measure of progress for our contracts because it best depicts the transfer of control to the customer as we incur costs on our contracts. Under the percentage-of-completion
cost-to-cost
measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation(s).

Our cost estimation process is based on the professional knowledge of our professionals and draws on their significant experience and judgment. Accounting for long-term contracts requires significant judgment relative to estimating total contract revenues and costs, in particular, assumptions relative to the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed. The Company’s estimates are based upon the professional knowledge and experience of its personnel, who review each long-term contract to assess the contract’s schedule, performance, technical matters and estimated cost at completion. Changes in estimates are applied retrospectively for contracts executed after the date of acquisition and are applied via the Accounting Standards Codification (“
ASC
”) 805,
Business Combinations
(“
ASC 805
”) reset method described above for contracts existing at the date of acquisition. When adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods.
Impairment of Long-Lived Assets
The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows to which the asset relates is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No such impairment charges were recognized during the periods presented.
Using a discounted cash flow method involves significant judgment and requires the Company to make significant estimates and assumptions, including long-term projections of cash flows, market conditions and appropriate discount rates. Judgments are based on historical experience, current market trends, consultations with external valuation specialists and other information. If facts and circumstances change, the use of different estimates and assumptions could result in a materially different outcome. The Company generally develops these forecasts based on recent sales data, projections based on existing backlog, acquisitions, and estimated future growth of the market in which it operates.
Income Taxes
Significant judgments are required in order to determine the realizability of tax assets. In assessing the need for a valuation allowance, we evaluate all significant available positive and negative evidence, including historical operating results, estimates of future sources of taxable income, carry-forward periods available, the existence of prudent and feasible tax planning strategies and other relevant factors. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions in its provision (benefit) for income taxes.
Warrants
As part of GigCapital4’s Initial Public Offering, public and private warrants were issued, which were assumed by BigBear.ai upon consummation of the Merger. Warrants are accounted for in accordance with the guidance of ASC 815,
Derivatives and Hedging
(“
ASC 815
”), under which private warrants do not meet the criteria for equity treatment and are classified as liabilities measured at fair value. Public warrants meet the criteria for equity classification. The Company measured the private warrant liability at fair value at the closing of the Merger and then at each reporting period with changes in fair value recognized in the consolidated statements of operations.

Written Put Option
Our Forward Purchase Agreements provided that each of the purchasers would not redeem their shares and instead would hold the shares for a period of up to three months following the consummation of our business combination at which time they had the right to sell them to the Company for $10.15 per share (the “
Written Put Option
”). If stockholders had sold any shares in the open market within the first month of the three-month period and at a price greater than $10.05 per share, the Company was obligated to pay the stockholders $0.05 per share sold. No such shares were sold in the open market. The Written Put Option is a liability under ASC 480,
Distinguishing Liabilities from Equity
, because it embodies an obligation to repurchase the Company’s shares by paying cash. Furthermore, the Written Put Option meets the definition of derivative under ASC 815. Therefore, the Written Put Option is classified as a current liability and is measured at fair value on the Company’s consolidated balance sheet. The unrealized gains and losses from changes in the fair value of the Written Put Option is reflected in the consolidated statements of operations.
Equity-based Compensation
Pursuant to ASC 718,
Compensation–Stock Compensation
, equity-based awards are measured at fair value on the grant date. For equity classified equity-based awards without performance conditions, the Company recognizes equity-based compensation cost on a straight-line basis over the vesting period of the award. For equity classified equity-based awards with performance conditions, the Company recognizes equity-based compensation cost using the accelerated attribution method over the requisite service period when the Company determines it is probable that the performance condition will be satisfied. The Company recognizes forfeitures of equity-based awards in the period they occur.
Equity-Based Compensation
Predecessor
On June 11, 2019, the Predecessor granted 100 Class B Incentive Units to a Member in consideration for the Member’s services to the Predecessor, subject to terms and conditions stated in the profits interest grant agreement. The Class B Incentive Units granted upon full vesting represented 10% interest in the Predecessor. The Class B Incentive Units were non-voting
profits interest which were subject to vesting and restrictions. According to the vesting schedule, 10 Units vested on June 11, 2019 and 90 Units would vest on January 1, 2024. The Class B Incentive Units shall have the same voting rights as the Class A Members beginning on January 1, 2024.
The Class B Incentive Units granted only had a service condition, and equity-based compensation for the Class B Incentive Units was recognized on a straight-line basis over the requisite service period. The fair value of the awards for which equity-based compensation cost was recognized was estimated using the Black-Scholes options pricing model, which uses assumptions such as a risk-free interest rates, discount rates and volatility rates. The historical volatility used in the determination of the fair value of the Class B Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Predecessor.
Successor
Class A Units Granted to Board of Directors
Certain members of the board of directors of the Company have elected to receive their compensation for their services as a board member in stock, Class A Units of BBAI Ultimate Holdings. The number of Units granted or to be granted by BBAI Ultimate Holdings are determined by dividing the compensation payable for the quarter by the fair value of the Class A units at the end of each respective quarter. The total value of the Class A units granted to such directors for the year ended December 31, 2021 is $86, and is reflected in the selling, general and administrative expenses within the consolidated statements of operations.

Class B Unit Incentive Plan
In February 2021, the Company’s Parent adopted a written compensatory benefit plan (the “
Class
 B Unit Incentive Plan
”) to provide incentives to present and future directors, managers, officers, employees, consultants, advisors, and/or other service providers of the Company’s Parent or its Subsidiaries in the form of the Parent’s Class B Units (“
Incentive Units
”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“
Tranche I
,” “
Tranche II
,” and “
Tranche III
”). Tranche I Incentive Units are subject to performance-based, service-based, and market-based conditions. The grant date fair value for the Incentive Units was $5.19.
On July 29, 2021, the Company’s Parent amended the Class B Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Merger Agreement. The Company’s Parent also amended the Class B Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class B Unit Incentive Plan, rather than only upon the occurrence of an Exit Sale, subject to the market-based condition stipulated in the Class B Unit Incentive Plan prior to its amendment.
Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The performance conditions required to vest per the amended Incentive Plan remain improbable until they occur due to the unpredictability of the events required to meet the vesting conditions. As such events are not considered probable until they occur, recognition of equity-based compensation for the Incentive Units is deferred until the vesting conditions are met. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their modification date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
On December 7, 2021, the previously announced merger was consummated. As a result, the Tranche I and Tranche III Incentive Units immediately became fully vested and the performance condition for the Tranche II Incentive Units was met. The fair value determined at the date of the amendment of the Class B Unit Incentive Plan was immediately recognized as compensation expense on the vesting date for Tranches I and III. Compensation expense for the Tranche II Incentive Units is recognized over the derived service period of thirty months from the modification date, which resulted in approximately 17% of the compensation expense for Tranche II being recognized during the year ended December 31, 2021. The remaining compensation expense for the Tranche II Incentive Units will be recognized over the remaining service period of approximately 25 months. Additionally, the Company’s Parent modified the vesting conditions for three former employees. Under the original terms of the grant agreements, Incentive Units are forfeited upon separation. Due to the amended agreement, the Incentive Units held by the three former employees will continue to vest through the vesting date. The result of the amended agreement is an accounting modification that resulted in 100% of the compensation expense being recognized for the three former employees based on the modification date fair value. The incremental compensation cost recognized as a result of the modification was $4,572 during the year ended December 31, 2021. The total compensation expense recognized by the Company for Tranches I, II, and III Incentive Units, including the effects of the modification, was $60,349 during the year ended December 31, 2021, of which $53,463 was recognized in selling, general and administrative expense and $6,886 in cost of sales.
As of December 31, 2021 (Successor), there was approximately $22.7 million of unrecognized compensation costs related to Incentive Units.
Stock Options
On December 7, 2021, the Company adopted the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (the “
Plan
”). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by providing eligible employees, prospective employees, consultants, and non-employee

directors of the Company the opportunity to receive stock- and cash-based incentive awards. Pursuant to the Plan, the Company’s Board of Directors granted certain grantees Options to purchase shares of the Company’s common stock at an exercise price of $9.99. The Options vest 25% on each anniversary of the grant date. Vesting is contingent upon continued employment or service to the Company; both the vested and unvested portion of a Grantee’s Option will be immediately forfeited and cancelled if the Grantee ceases employment or service to the Company. The Options expire on the 10th anniversary of the grant date. The Company recognizes equity-based compensation expense for the Options equal to the fair value of the awards on a straight-line basis over the service based vesting period. The Company recognized $42 and $1 in stock compensation expense in selling, general and administrative expense and cost of revenues, respectively, during the year ended December 31, 2021. As of December 31, 2021, there was approximately $2,471 of unrecognized compensation costs related to the Options.
Restricted Stock Units
On December 7, 2021, pursuant to the Plan, the Company’s Board of Directors communicated the key terms and committed to grant Restricted Stock Units (“
RSUs
”) to certain employees and nonemployee directors. The grant date of this award is December 7, 2021. The Company granted 273,300 RSUs to employees, 25% of which will vest on the first anniversary of the grant date, 25% on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and 25% on the fourth anniversary of the grand date. The Company granted 130,000 RSUs to nonemployee directors, 100% of which will vest on the first anniversary of the grant date. Vesting of the RSUs is subject to the grantee’s continued service through the vesting date. The grant-date fair value of the RSUs was $10.03. The Company recognizes equity-based compensation expense for RSUs on a straight-line over the requisite service period. During the year ended December 31, 2021, the Company recognized $134 and $3 of equity-based compensation expense in selling, general and administrative expense and cost of revenues, respectively. As of December 31, 2021, there was approximately $3,908 of unrecognized compensation costs related to the RSUs.
Performance Stock Units
On December 7, 2021, pursuant to the Plan, the Company’s Board of Directors communicated the key terms and committed to grant Performance Stock Units (“
PSUs
”) to an employee. The grant date of this award is December 7, 2021. The percentage of vesting is based on achieving certain performance criteria during each of the four fiscal years ended December 31, 2022 through December 31, 2025, provided that the employee remains in continuous service on each vesting date. Vesting will not occur unless a minimum performance criteria threshold is achieved. There is a maximum of 37,500 PSUs available to vest during each of the four performance periods. The Company recognized no equity-based compensation expense for the PSUs during the year ended December 31, 2021 as it was not considered probable that the performance conditions would be achieved.

MANAGEMENT
Executive Officers and Board of Directors
The following persons serve as our executive officers and directors:

Name	Age	Position
Dr. Louis R. Brothers	62	Chief Executive Officer, Director
Jeffry Dyer	50	President of Commercial
Brian Frutchey	44	Chief Technology Officer
Samuel Gordy	61	Chief Operating Officer
Joshua Kinley	47	Chief Financial Officer
Carolyn Blankenship	59	General Counsel and Secretary
Sean Battle	52	Director
Peter Cannito	49	Director, Chairman
Pamela Braden	64	Director
Dr. Raluca Dinu	48	Director
Paul Fulchino	75	Director
Jeffrey Hart	32	Director
Dorothy D. Hayes	71	Director
Raanan I. Horowitz	61	Director
Dr. Avi Katz	64	Director
Kirk Konert	35	Director
Dr.
 Louis R. Brothers
.
Dr. Brothers serves as a member of our Board and has been our Chief Executive Officer since June 2020. Prior to that role, Dr. Brothers was the Chief Executive Officer at NuWave Solutions from June 2020 until its merger with PCI. Dr. Brothers has also served as the Chief Technology Officer of Peraton and a principal with The Chertoff Group. From 2014 to 2017, Dr. Brothers served as Under Secretary for Science and Technology at the U.S. Department of Homeland Security (DHS), where he was responsible for a science and technology portfolio that included basic and applied research, development, demonstration, testing, and evaluation with the purpose of helping DHS operational elements and the nation’s first responders achieve their mission objectives. From 2011 to 2014, Dr. Brothers served as Deputy Assistant Secretary of Defense for Research at the Department of Defense. In this position, Dr. Brothers was responsible for policy and oversight of the Department’s science and technology programs and laboratories. Dr. Brothers has also held senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and MIT Lincoln Laboratory. Dr. Brothers received a B.S. in Electrical Engineering from Tufts University, an M.S. in Electrical Engineering from Southern Methodist University, and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
We believe that Dr. Brothers is qualified to serve on our Board based on his business experience, particularly working in executive positions for technology companies and various departments within the U.S. government providing services for the defense and homeland security industries.
Jeffry Dyer
. Mr. Dyer has served as our President of Commercial since November 1, 2021. Mr. Dyer is also responsible for all aspects of BigBear’s growing business in the commercial sector, including oversight of the P&L and leadership of sales, marketing, and product development functions. Mr. Dyer brings more than 30 years of sales management and technical sales experience, most recently serving as the Senior Vice President of North American Sales & Operations at Sisense, Inc., a position he had held since October 2018. Prior to that, Mr. Dyer was the Senior Vice President of Worldwide Sales at Skytap (October 2016 to October 2018). Prior to that, Mr. Dyer held a series of senior sales management positions at companies including MicroStrategy, EndPlay, Intershop Communications, SAP America, and Adobe Systems. Mr. Dyer attended Seattle University.
Brian Frutchey
. Mr. Frutchey has served as the Chief Technology Officer at BigBear since 2021. Prior to his role at BigBear, Mr. Frutchey was an Executive Vice President at NuWave Solutions since 2016. Prior to his executive roles at NuWave and BigBear, Mr. Frutchey held multiple roles in the big data and analytics sector, including managing the National Geospatial-Intelligence Agency’s
In-Q-Tel
Interface Center’s predictive analytics and cloud orchestration portfolios, the U.S. European Command’s Joint Intelligence Operations Center Strategic Foresight and Open-Source Element capabilities, Endeca Technology’s Public Sector Division, and the U.S. Army as a Signal Corps officer. Mr. Frutchey received a B.S. in Electrical Engineering (Computers) from the University of Southern California.
Samuel Gordy
. Mr. Gordy has been our Chief Operating Officer since November 2021. As Chief Operating Officer and President of Federal, Mr. Gordy oversees BigBear’s day-to-day
business operations and will design, build, manage and scale the organization to facilitate BigBear’s evolution to the next stage of successful and profitable growth in the Federal division. Mr. Gordy joined BigBear from IBM, where he had worked since January 2016, most recently as General Manager and Chief Strategy Officer, US Public and Federal Market and previously as General Manager, US Federal and Government Industries. Prior to that, Mr. Gordy served in increasingly senior leadership and operational roles at Leidos and SAIC and served as a U.S. Naval Intelligence Officer. Mr. Gordy earned his bachelor’s degree from the Georgetown University School of Foreign Service and received an MBA from George Washington University. Mr. Gordy brings deep experience overseeing the maturation of product strategy in publicly traded companies that do business with the federal government.
Joshua Kinley
. Mr. Kinley has served as the Chief Financial Officer of BigBear since December 2020. Prior to that, Mr. Kinley was the founder and Chief Financial Officer of PCI since its formation in April 2008. Before founding PCI, Mr. Kinley worked in multiple roles in the intelligence sector, including as a Senior Director at SI International and as a military intelligence officer in the U.S. Army. Mr. Kinley received a B.S. in Life Sciences from the United States Military Academy at West Point and an M.B.A. from John Hopkins University with a focus on IT Management.
Carolyn Blankenship
. Ms. Blankenship has served as our General Counsel and Secretary since March 2022. From 2001 to 2022, Ms. Blankenship fulfilled numerous roles at Reuters and Thomson Reuters. First, she served as Vice President, Principal Legal Counsel specializing in Intellectual Property from 2001 to 2008. From 2008 to 2018, she was the Senior Vice President, Associate General Counsel specializing in Intellectual Property. From 2018 to 2022, she served as the General Counsel, Innovation & Product. Before 2001, Ms. Blankenship held a variety of IP-related positions as both in-house and outside counsel, including at Skadden, Arps, Slate, Meagher & Flom LLP and Priceline.com. Ms. Blankenship has also been a Visiting Lecturer at the University of Pennsylvania Carey Law School and Princeton University. As an undergraduate, Carolyn attended the Massachusetts Institute of Technology for two years and went on to earn a B.A. in Biology from Harvard College. She holds a Juris Doctor from Arizona State University College of Law and clerked for the Hon. Noel Fidel of the Arizona State Court of Appeals.
Sean Battle
. Mr. Battle has served as Vice-Chairman of BigBear since December 2020. Mr. Battle serves as a member of our Board and is our former Chief Strategy Officer. Mr. Battle has over 30 years of distinguished experience in the Intelligence Community (IC) and the Department of Defense. Mr. Battle began his career as a Signals Analyst in the U.S. Air Force. Before co-founding
PCI Strategic Management, LLC (PCI), Mr. Battle served as a Civilian Executive with the National Security Agency, where he was responsible for the End User Computing Portfolio for the Agency. Mr. Battle was responsible for developing and executing a technology modernization plan for all Agency employees in this role. As the former Chief Strategy Officer of BigBear, Mr. Battle was responsible for leading integration, marketing and communications, facilitating mergers and acquisitions, strategic partnerships, and licensing opportunities consistent with enterprise strategy, goals, and objectives. Mr. Battle joined BigBear in 2021 upon the merger of NuWave Solutions and PCI. Previously, Mr. Battle was
Co-Founder
and Chief Executive Officer of PCI. As the Chief Executive Officer of PCI, Mr. Battle leveraged his extensive management and leadership experience to develop and execute PCI’s strategic plans, contract management, and business development. Under Mr. Battle’s leadership, PCI won four Prime contracts, expanded to 14 states, and has repeatedly been recognized as one of the best places to work both in the
Mid-Atlantic
and nationally. In a very competitive market, Mr. Battle’s strategic planning and leadership were crucial in guiding PCI from its infancy as a small business to a major player in the full and open marketplace. Mr. Battle holds a J.D. from the University of Maryland, Baltimore, School of Law and a B.S. in Business Administration from Hawaii Pacific University. Mr. Battle has been a member of the Maryland Bar for 18 years and is active in the Armed Forces Communication Electronics Association (AFCEA) and the Fort Meade Alliance (FMA).
We believe that Mr. Battle is qualified to serve on our Board because of his extensive technology and data analytics experience, particularly working with various defense and intelligence agencies within the U.S. government.
Peter Cannito
.
Mr. Cannito serves as a member of our Board. Mr. Cannito has served as chairman and Chief Executive Officer of Redwire, a space solutions company, since June 2020. Mr. Cannito also serves as an Operating Partner at AE Industrial Partners (June 2019 to present). Prior to his current role, Mr. Cannito served as a consultant at NSNext, LLC from January 2019 until June 2019. Prior to that, Mr. Cannito served as the Chief Executive Officer of Polaris Alpha from June 2016 until December 2018, a high-tech solutions provider developing systems for the DoD and Intelligence Community. Prior to that, Mr. Cannito previously held executive roles, including Chief Executive Officer and Chief Operating Officer, at EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an M.B.A. from the University of Maryland, and served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director on our Board.
We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director on our Board.
Pamela Braden
. Ms. Braden serves as a member of our Board. Ms. Braden is an Operating Partner at AE Industrial, bringing over 35 years of experience in the defense, technology and government services industries. Prior to joining AE Industrial in 2022, Ms. Braden was the Chief Executive Officer and Founder of Gryphon Technologies, an engineering services firm that became an AE Industrial portfolio company in 2018. Under Ms. Braden’s leadership and AE Industrial’s guidance, Gryphon grew to over $300 million with 1,500 engineers and technical personnel over a period of three years. The company pivoted from a privately owned engineering services firm into a leader in digital engineering, working with cyber assessment tools, migrating engineering data to the cloud, and performing predictive analytics on that data for national security organizations. Prior to Gryphon, Ms. Braden served as an executive at various government sector focused startups that ultimately grew into successful large businesses. We believe that Ms. Braden’s decades of directorial experience in the defense field qualifies her to be a director on our Board.
We believe that Ms. Braden’s decades of directorial experience in the defense field qualifies her to be a director on our Board.
Dr.
 Raluca Dinu
. Dr. Dinu serves as a member of our Board. Dr. Dinu
co-founded
GigCapital4 with Dr. Avi Katz, and served as a member of the board of directors, President, Chief Executive Officer and Secretary of GigCapital4 since its inception in December 2020. Upon the closing of GigCapital4’s business combination with BigBear.ai, Dr. Dinu became a member of the board of directors and a member of the Audit Committee. Dr. Dinu has spent approximately 20 years in international executive positions within the TMT industry working for privately held start-ups,
middle-cap
companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Dinu served as the President and Chief Executive Officer of GIG2 from August 2019 until the closing of its business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 and as a member of the board of directors, Chair of the Compliance Committee, and member of the Audit Committee and Compensation Committee of GIG2 (now UpHealth, Inc.) since March 2019. Dr. Dinu has served on the board of directors of GIG3 (now Lightning eMotors, Inc.) since February 2020 and has served as the president, chief executive officer and secretary and on the board of directors of GigCapital5, Inc. since February 2021. Dr. Dinu has served as the Chief Executive Officer, President and Secretary of GigInternational1 as well as a member of its board of directors since its inception in February 2021. Dr. Dinu has held leadership positions at several other companies, including at IDT’s Optical Interconnects Division (as vice president and general manager), GigPeak (as executive vice president, chief operation officer, executive vice president of Global Sales and Marketing, and senior vice president of Global Sales and Marketing),
Brazil-Photonics
(as a director) and Lumera Corporation (as vice president of engineering). Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an
Executive-M.B.A.
from Stanford University. Dr. Dinu has an Audit Committee Certificate and Compensation Committee Certificate from Harvard Business School, Executive Education Program. Dr. Dinu is married to Dr. Katz, one of our directors and GigCapital4’s Executive Chairman of the Board prior to the Business Combination.
We believe that Dr. Dinu is qualified to serve on our Board based on her business experience as a board member of a publicly listed company and her investing experience.
Paul Fulchino
. Mr. Fulchino serves as a member of our Board. Mr. Fulchino has served as Operating Partner of AE Industrial Partners, LLC since June 2015. In addition, Mr. Fulchino has been the Chairman of AEI HorizonX Ventures since 2019, where he serves on the Executive Committee and the M&A Committee. Mr. Fulchino provides the Board with executive leadership and experience, strategic thinking and extensive knowledge and expertise regarding the commercial aviation industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings to the Board experience as a public company director, assisting both Spirit AeroSystems Holdings (currently, since 2006) and Wesco Aircraft Holdings (previously, from 2008 to 2020) in that role. Prior to his current role, Mr. Fulchino served as a Senior Advisor to Boeing from April 2010 until December 2014. Prior to that, Mr. Fulchino held executive roles, including Chief Executive Officer, at Aviall, in which period Aviall became a wholly owned subsidiary of Boeing. Mr. Fulchino was also President and Chief Operating Officer of B/E Aerospace and President and Vice Chairman of Mercer Management Consulting. Mr. Fulchino received a bachelor’s degree in Mathematics from Boston College and an M.B.A. from Columbia Business School. Mr. Fulchino also attended the United States Military Academy at West Point.
We believe that Mr. Fulchino’s extensive experience in mergers and acquisitions and the commercial aviation industry, as well as his executive leadership experience qualifies him to serve as a director on our Board.
Jeffrey Hart
. Mr. Hart serves as a member of our Board. Mr. Hart joined AE Industrial Partners, LLC in 2015 as an associate, and has served as a Principal since October 2020. Mr. Hart sat on the board of Redwire Space, Inc. before it was taken public via SPAC merger. Mr. Hart also sits on the board of Fire Team Solutions, Alpine and Edge Autonomy Holdings, Inc. (“Edge Autonomy”) formerly known as UAV Factory, all AE Industrial portfolio companies. Before joining AE Industrial, Mr. Hart was an investment banking analyst at RBC Capital Markets from 2013 to 2015. Mr. Hart earned his undergraduate degree from Colorado Mesa University.
We believe that Mr. Hart’s experience serving on the boards of multiple companies in the defense and technology sectors qualifies him to serve as a director on our Board.
Dorothy D. Hayes
. Ms. Hayes serves as a member of our Board. Ms. Hayes was previously on the board of GigCapital4, prior to its business combination with BigBear.ai. Ms. Hayes has served on the board of directors of GigCapital5 since its inception in February 2021 and GigInternational1 since its inception in March 2021 where she serves as chair of the Audit Committee for both boards. Ms. Hayes was appointed as a director of Intevac, Inc. in June 2019, where she currently serves as the Chairwoman of the Audit Committee. From 2003 until her retirement in 2008, Ms. Hayes served as Corporate Controller and Chief Accounting Officer and later as Chief

Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard, a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes currently serves on the Board of Directors at First Tech Federal Credit Union, a cooperative financial institution. She previously chaired the Board of First Tech Federal Credit Union from 2016 until April 2022. Ms. Hayes previously chaired the Audit Committee of the Vantagepoint Funds, a captive mutual fund series of ICMA Retirement Corporation, and the Audit Committee for Range Fuels, a privately held biofuels company. Ms. Hayes currently serves as a board member or trustee of various non-profit
and philanthropic organizations including: Encore.org, Center for Excellence in Nonprofits and the Computer History Museum. Ms. Hayes holds an M.S. in Finance from Bentley University (1987), and received both an MS in Business Administration (1976) and a B.A. in Elementary Education (1972) from the University of Massachusetts, Amherst. Ms. Hayes maintains the NACD Board Leadership Fellow credential and has been a several-time attendee at Stanford Directors College. Ms. Hayes participates actively in Women Corporate Directors (WCD), the National Association of Corporate Directors (NACD), Financial Executives International (FEI), and the Athena Alliance. Ms. Hayes is a Senior Fellow of the American Leadership Forum—Silicon Valley, was a recipient of the YWCA TWIN award (1986) and was named to AGENDA Magazine’s Diversity 100—Top Diverse Board Candidates (2010).
We believe that Ms. Hayes is qualified to serve on our Board based on her business experience and her financial expertise.
Raanan I. Horowitz
. Mr. Horowitz serves as a member of our Board. Mr. Horowitz has served on the board of directors of GigInternational1 as an independent director since March 2021, and has served on its Audit Committee since March 2021. He has also served on the board of directors GigCapital5, Inc. since September 2021 and has served on its Audit Committee since September 2021. Mr. Horowitz is the President, Chief Executive Officer, and a member of the board of directors of Elbit Systems of America, LLC, a leading provider of high-performance products and systems solutions for the defense, homeland security, commercial aviation, and life sciences diagnostics markets. Mr. Horowitz was appointed to such positions in 2007. Elbit Systems of America, LLC is a wholly owned subsidiary of Elbit Systems Ltd., a global source of innovative, technology-based systems for diverse defense and commercial applications with more than 19,500 employees in 15 countries. Prior to being appointed to lead Elbit Systems of America, LLC, Mr. Horowitz served as the Executive Vice President and General Manager of EFW, Inc., a subsidiary of Elbit Systems of America, from 2003 to 2007. In 2014, 2015, 2018 and 2022, The Ethisphere Institute named Elbit Systems of America one of the “World’s Most Ethical Companies.” In addition, Mr. Horowitz is active in the A&D industry, serving on the Board of Governors of the Aerospace Industries Association since 2008, the board of directors for the National Defense Industrial Association since 2015, as a member of Business Executives for National Security since 2014, and as a member of the Wall Street Journal Chief Executive Officer Council since 2018. Previously, Mr. Horowitz served on the National Board of Directors for one of the nation’s largest volunteer health organizations, the Leukemia & Lymphoma Society, from 2009 to 2018. Mr. Horowitz earned a Master of Business Administration degree from the Seidman School of Business (1993) at Grand Valley State University in Allendale, Michigan. Mr. Horowitz was also awarded a Master of Science degree in Electrical Engineering (1991) and a Bachelor of Science degree in Mechanical Engineering (1981) from

Tel-Aviv

University in Israel.
We believe that Mr. Horowitz is qualified to serve on our Board based on his business experience, particularly working in executive positions for technology companies providing services for the defense and homeland security industries.
Dr.
 Avi Katz
. Dr. Katz serves as a member of our Board. Dr. Katz is the Founding Managing Partner of GigCapital Global, a serial issuer of Private-to-Public Equity (PPE) entities, also known as Special Purpose

Acquisition Companies (SPACs), which since middle of 2017 has issued and completed initial public offerings of six PPE entities, and closed Business Combinations of four of the PPE entities with technology, media and telecommunications (TMT) companies, including GigCapital4 which he co-founded together with Dr. Raluca Dinu and served as its Executive Chairman of the board of directors prior to the Closing of the Business Combination with BigBear in December of 2021. Dr. Katz spent approximately 33 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Katz has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Katz has held leadership positions, and Executive Chairman of the board of directors of all the GigCapital Global issued PPE companies, including GigCapital, Inc. (“
GIG1
”), which completed its initial public offering in December 2017 and later a business combination with Kaleyra in November of 2019 (NYSE KLR); GigCapital2, Inc., which completed its initial public offering in June 2019 and later a business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 (NYSE UPH); GigCapital3, Inc. (“
GIG3
”), which completed its initial public offering in May 2020 and later a business combination with Lightning Systems in May 2021 (NYSE ZEV), Inc.; GigInternational1, Inc. (“
GigInt1
”), which completed its initial public offering in May 2021 and GigCapital5, Inc. (“
GIG5
”), which completed its initial public offering in September 2021. In parallel to GigCapital Global operations, Dr. Katz is also the co-founder of Cognizer and was the Executive Chairman of Cognizer’s board of directors from its inception in December 2018 until August 2020. Prior to GIG1, GIG2 and GIG3, GIG4, GIG5 and GigIn1, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak (NYSE American: formerly GIG), originally known as GigOptix, Inc. Dr. Katz served as Chairman of the Board, Chief Executive Officer and President of GigOptix / GigPeak. From its inception in 2007 until its sale in April 2017 to IDT for $250 million in cash, during which period the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and member of the board of directors of Intransa, Inc., and from 2000 to 2003, Dr. Katz was the chief executive officer and a member of the board of directors of Equator Technologies. Dr. Katz has held several leadership positions over the span of his career within the technology industry since serving as member of Technical Staff at AT&T Bell Laboratories at Murray Hill, New Jersey, in the 1980s, and has made numerous angel investments in high-tech companies around the world. Dr. Katz is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Navy ASW class, and holds a B.Sc. and Ph.D. in Semiconductors Materials from the Technion (Israel Institute of Technology). Dr. Katz is a serial entrepreneur, holds many U.S. and international patents, has published many technical papers and is the editor of a number of technical books. We believe that Dr. Katz is qualified to serve on our Board based on his business experience as a founder, inventor, chief executive officer and director of a publicly listed company and his investing experience.
We believe that Dr. Katz is qualified to serve on our Board based on his business experience as a founder, inventor, chief executive officer and director of a publicly listed company and his investing experience.
Kirk Konert
. Mr. Konert serves as a member of our Board. Mr. Konert has served with AE Industrial Partners, LLC, as a Partner since October 2019 and as a Principal starting in August 2014. Mr. Konert sits on the boards of multiple AE Industrial portfolio companies, including AMPAC, Atlas Aerospace, Belcan, Columbia Helicopters, Pangiam Holdings, ThayerMahan, Redwire, and Edge Autonomy. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert earned his undergraduate degree from Davidson College.
We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director on our Board.
Classified Board of Directors
Our Board is currently comprised of 11 members, who were voted upon by the stockholders at the Special Meeting. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising, as nearly as possible,
one-third
of the directors to serve three-year terms. Each Class I director, consisting of Sean Battle, Paul Fulchino, Dorothy D. Hayes and Raanan I. Horowitz, has a term that expires at the Company’s annual meeting of stockholders in 2022, each Class II director, consisting of Pamela Braden, Dr. Louis R. Brothers, Dr. Raluca Dinu and Dr. Avi Katz, has a term that expires at the Company’s annual meeting of stockholders in 2023, and each Class III director, consisting of Peter Cannito, Jeffrey Hart and Kirk Konert, has a term that expires at the post-combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.
Status as a Controlled Company
Ultimate possesses the ability to vote a majority of BigBear’s Common Stock outstanding. As a result, BigBear is a “controlled company” under the NYSE corporate governance requirements.
Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of the board consist of independent directors;

•
the requirement that the controlled company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the requirement that the controlled company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

BigBear utilizes these exemptions. As a result, BigBear may not have a majority of independent directors on the Board, and the compensation committee and nominating and governance committee may not consist entirely of independent directors and the compensation committee and nominating and governance committee may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.
Committees of the Board of Directors
The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. The Board may also convene additional committees as necessary and in accordance with the organizational documents of the post-combination company.
Audit Committee
The audit committee is responsible for, among other matters:

•
assisting the Board in the oversight of (i) the accounting and financial reporting processes of the Company and the audits of the financial statements of Company, (ii) the preparation and integrity of the financial statements of the Company, (iii) the compliance by the Company with financial statement and regulatory requirements, (iv) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and (v) the qualifications and independence of the Company’s independent registered public accounting firm;

•
reviewing with each of the internal and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

•
reviewing and discussing with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

•
reviewing and discussing with management, internal auditors and independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;

•
receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•
reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” prior to the filing of the Company’s Annual Report on Form
10-K
and Quarterly Reports on Form
10-Q;

•
reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

•
discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance
sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving the Company and other contingent liabilities;

•
meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•
reviewing and approving all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation
S-K
prior to the Company entering into such transactions;

•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

•
reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raises material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.
Our audit committee consists of Pamela Braden, Dr. Raluca Dinu and Dorothy D. Hayes, each of whom qualifies as an independent director according to the rules and regulations of the SEC and the corporate governance standards of the NYSE with respect to audit committee membership. Dorothy D. Hayes serves as chairperson of the audit committee. Each member of the audit committee is financially literate and our Board has determined that Dorothy D. Hayes qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Our Board has adopted a written charter for the audit committee, which is available on our corporate website https://ir.bigbear.ai. The information on our website is not part of this prospectus.
Compensation Committee
The compensation committee is responsible for, among other matters:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

•
reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the Company’s philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s directors;

•	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the Board;

•
reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

•	reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;

•	annually evaluating the Committee’s performance and the committee’s charter and recommending to the Board any proposed changes to the charter or the committee; and

•
undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

Our compensation committee consists of Jeffrey Hart, Dr. Avi Katz and Kirk Konert, with Kirk Konert serving as chair of the compensation committee. Under the NYSE listing standards, as a controlled company,

BigBear is not required to have a compensation committee composed entirely of independent directors. While BigBear relies upon this exemption for controlled companies, the Board has determined that Kirk Konert is independent. The Board adopted a written charter for the compensation committee, which is available on our corporate website
https://ir.bigbear.ai.
The information on our website is not part of this prospectus.
Nominating and Governance Committee
The compensation committee is responsible for, among other matters:

•	developing and recommending to the Board the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the Board and election by the stockholders at the next annual meeting.
The nominating and governance committee has not established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Our nominating and governance committee consists of Sean Battle, Paul Fulchino and Raanan I. Horowitz, with Raanan I. Horowitz serving as chair of the nominating and governance committee. Under the NYSE listing standards, as a controlled company, BigBear is not required to have a nominating and governance committee composed entirely of independent directors. While BigBear relies upon this exemption for controlled companies, the Board determined that Raanan I. Horowitz is independent.
BigBear adopted a written charter for the nominating and governance committee, which is available on our corporate website at
https://ir.bigbear.ai.
The information on our website is not part of this prospectus.
Code of Ethics
We have adopted a Code of Ethics applicable to our management team and employees in accordance with applicable federal securities laws. We have previously filed copies of our Code of Ethics and the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at the SEC’s website at
www.sec.gov
. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form
8-K.
See “
Where You Can Find More Information
.”
Communications with the Board of Directors
Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, Attention: Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of our Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

Executive Compensation
The following disclosure concerns the compensation of individuals who serve as the Company’s named executive officers and directors.
Summary Compensation Table
The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary		Bonus		All Other Compensation (5)	Total
Dr. Louis R. Brothers,	2020	$159,231	(1)	$245,000		$—	$404,231
Chief Executive Officer

Joshua Kinley,	2020	$429,865	(2)	$—	(4)	$56,824	$486,689
Chief Financial Officer

Sean Battle,	2020	$432,867	(3)	$—	(4)	$48,410	$481,277
Chief Strategy Officer

(1)
Dr. Brothers commenced employment on June 19, 2020 and, as such, the salary amount reported represents salary amounts actually paid to Dr. Brothers for the portion of the year during which he was employed.

(2)	Consists of $385,197 for services provided to PCI prior to its acquisition on October 23, 2020 and $44,688 for services provided to BigBear and its affiliates following such acquisition.
(3)	Consists of $385,877 for services provided to PCI prior to its acquisition on October 23, 2020 and $46,990 for services provided to BigBear and its affiliates following such acquisition.
(4)	Messrs. Kinley and Battle did not receive bonus payments in fiscal year 2020 due to their commencement of employment with BigBear, in each case, on October 23, 2020.
(5)	The amounts reported in the All Other Compensation column consist of the following:

Name	Company 401(k) Matching Contributions (a)	Term Life Insurance Premiums (b)	Long-Term Disability Premiums (b)	Dental, Vision and Medical Care Premiums (b)	Supplemental Accidental Death and Dismemberment Insurance Premiums (b)	Tax Return Preparation Services
Joshua Kinley	17,100	710	7,856	28,342	750	867
Sean Battle	17,100	—	4,171	24,323	750	867

(a)	See below under “ —Additional Narrative Disclosure—Retirement Benefits ” for additional information regarding 401(k) plan contributions.
(b)	Represents the Company portion of premiums for coverage under benefit plans available only to certain executives.
Compensation Philosophy and Objectives
The Company has developed an executive compensation program that is consistent with BigBear’s existing compensation policies and philosophies, which are designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.
Decisions on the executive compensation program are made by the compensation committee of the Board, which was established at the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

The Company anticipates that decisions regarding executive compensation will reflect a belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Company anticipates that the compensation committee will seek to implement the compensation policies and philosophies by linking a significant portion of the post-combination company’s executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
Compensation for the Company’s executive officers has three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.
Employment Agreements
The Company entered into new employment agreements with the named executive officers identified above subject to the terms of any previous employment agreements or severance agreements with BigBear, and that these employment agreements will be reviewed annually by the compensation committee to the extent recommended upon advice and counsel of its advisors.
Annual Bonuses
The Company uses annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers. Following the end of each year, it is expected that the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2022, the Company will establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.
Equity-Based Awards
The Company uses equity-based awards to reward long-term performance of the named executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers. Any awards would be made in accordance with the executive compensation program discussed in the section entitled “
—Executive Compensation—Compensation Philosophy and Objectives
,” including the recommendations of management relating thereto.
Other Compensation
The Company maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. The Company also expects to continue to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.
Deductibility of Executive Compensation
Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer, the chief financial officer, the three other most highly paid executive officers of a publicly traded corporation, and anyone previously subject to Section 162(m). The Company policy is to consider the tax impact of its compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to its executive officers.

However, to retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. The right to grant compensation that is not deductible is expressly reserved, and the post-combination company may do so.
Director Compensation Following the Business Combination
The Company’s compensation committee will determine the annual compensation to be paid to the members of our Board.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 11,936,453 shares of Common Stock (including 366,533 shares issuable upon exercise of warrants held by the Selling Stockholders) and 366,533 warrants. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock or warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock and warrants beneficially owned, the aggregate number of shares of Common Stock and warrants that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock and warrants beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 126,263,451 shares of Common Stock outstanding as of May 11, 2022.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock or warrants. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “
Plan of Distribution
.”

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	% (1)			Shares	%
GigAcquisitions4, LLC (2)(3)(5)	8,702,000	6.9%	8,702,000	—	—	—
Dr. Raluca Dinu (2)(5)(10)	8,730,333	6.9%	8,730,333	7,083	—	—
Dr. Avi S. Katz (2)(3)(4)(10)	8,730,333	6.9%	8,730,333	7,083	—	—
Oppenheimer & Co. Inc.† (6)(10)	1,033,536	*	1,033,536	66,560	—	—
William Blair & Company, L.L.C.† (7)	313,000	*	313,000	—	—	—
BMO Capital Markets Corp.† (8)	248,000	*	248,000	—	—	—
Nomura Securities International† (9)(10)	150,384	*	150,384	16,640	—	—
Dorothy D. Hayes (2)(12)	12,000	*	12,000	—	—	—
Brad Weightman (2)(10)(11)	9,333	*	9,333	833	—	—
Lynrock Lake LP (10)(13) (25)	293,333	*	293,333	73,333	—	—
Greenhaven Road Capital Fund 2, LP (10)(14) (25)	76,707		76,707	19,177	—	—
Greenhaven Road Capital Fund 1, LP (10)(14) (25)	56,627	*	56,627	14,157	—	—
Glazer Special Opportunity Fund I, LP (10)(15) (25)	133,333	*	133,333	33,333	—	—
BlackPoint LT Partners, LLC—Series Sponsor 1 (10)(16) (25)	93,333	*	93,333	23,333	—	—
Shorefield Global Limited (10)(17) (25)	66,667	*	66,667	16,667	—	—
CPC Sponsor Opportunities I, LP (10)(18) (25)	36,333	*	36,333	9,083	—	—
CPC Sponsor Opportunities I (Parallel), LP (10)(18) (25)	30,333	*	30,333	7,583	—	—
Greentree Financial Group, Inc. (10)(19) (25)	13,334	*	13,334	3,334	—	—
John Dexheimer (10) (25)	6,667	*	6,667	1,667	—	—
Erik Thoresen–Roth (10)(20) (25)	26,667	*	26,667	6,667	—	—
Erik Thoresen–Individual (10) (25)	26,667	*	26,667	6,667	—	—
James and Kimberly Fanucchi Living Trust UTD November 12, 2007 (10)(21) (25)	3,333	*	3,333	833	—	—
Randy M. Haykin & Patricia M. Haykin Trust (10)(22) (25)	6,667	*	6,667	1,667	—	—
Andrea Betti-Berutto (10) (25)	13,334	*	13,334	3,334	—	—
Don Errigo (10) (25)	13,334	*	13,334	3,334	—	—
Peter Wang (10) (25)	3,333	*	3,333	833	—	—
Gil Frostig (10) (25)	3,333	*	3,333	833	—	—
Manjeet Bavage (25)	3,333	*	3,333	833	—	—
Joseph and Nancy Lazzara Family Trust (10)(23) (25)	3,333	*	3,333	833	—	—
Anil Chaudhry (10) (25)	10,000	*	10,000	2,500	—	—
Ram Ofir (10) (25)	3,333	*	3,333	833	—	—
Enrico Saggese (10) (25)	6,667	*	6,667	1,667	—	—
Cavalry Fund 1 LP (10)(24) (25)	133,333	*	133,333	33,333	—	—
Neil Miotto (10) (25)	10,000	*	10,000	2,500	—	—

*	Less than 1%
†	Registered broker-dealer or affiliate of broker-dealer.
(1)	We have based percentage ownership on 126,263,451 shares of Common Stock outstanding as of May 11, 2022.
(2)	The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California 94303.
(3)
Includes 8,702,000 shares held by GigAcquisitions4, LLC (the “
Sponsor
”). The shares held by GigAcquisitions4, LLC are beneficially owned by Dr. Avi Katz, who is the manager of the Sponsor and who has sole voting and dispositive power over the shares held by GigAcquisitions4, LLC. Dr. Katz is a member of our Board and co-founder of GigCapital4. Prior to the Closing of the Business Combination he served as a member and Executive Chairman of GigCapital4’s board of directors. See “
Management
.” The Common

Stock held by the Sponsor were initially acquired in connection with our predecessor’s formation and were purchased for approximately $0.0027927 per share.
(4)
Includes 21,250 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock (and the 7,083 shares of Common Stock into which these warrants are exercisable) that were distributed by the Sponsor to Dr. Katz. Such shares and warrants were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit.

(5)
Includes 8,702,000 shares held by GigAcquisitions4, LLC. Dr. Dinu is a member of GigFounders, LLC, which has a financial and voting interest in GigAcquisitions4, LLC as a member of GigAcquisitions4, LLC and that entitles this partnership to participate in any economic return of GigAcquisitions4, LLC in accordance with terms negotiated with the other holders of financial and voting interests in GigAcquisitions4, LLC. Accordingly, the shares of Common Stock held by GigAcquisitions4, LLC, subject to the interests of such other holders, are indirectly and beneficially owned by Dr. Dinu by virtue of her financial interest in GigFounders, LLC. Also includes 21,250 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock (and the 7,083 shares of Common Stock into which these warrants are exercisable) that were distributed by the Sponsor to Dr. Dinu. Such shares and warrants were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit. Dr. Dinu is a member of our Board and co-founder of GigCapital4. Prior to the Closing of the Business Combination, she served as a member of the board of directors, President, Chief Executive Officer and Secretary of GigCapital4. See “
Management
.”

(6)
The business address for this entity is 85 Broad Street, New York, New York 10004. Oppenheimer & Co. Inc. (“
Oppenheimer
”) served as an underwriter in our predecessor’s initial public offering and entered into that certain Unit Purchase Agreement dated February 9, 2021 by and among the Company, Nomura Securities International, Inc. and Oppenheimer through which Oppenheimer purchased 199,680 private units at a combined fair market value of $10.00 per unit; each unit consisting of one share of common stock of the Company and one-third of one warrant, each whole warrant exercisable to purchase one share of Common Stock. In addition, Oppenheimer received 833,856 additional shares of Common Stock as compensation for investment banking services rendered to our predecessor pursuant to the Payment Agreements (defined below). At the time of grant, the Common Stock had a grant date value of $10.00 per share.

(7)
The business address for this entity is 150 N. Riverside Plaza, 43rd Floor, Chicago, Illinois 60606. William Blair & Company, L.L.C. received 313,000 shares of Common Stock as compensation for investment banking services rendered to our predecessor pursuant to the Payment Agreements (defined below). At the time of grant, the Common Stock had a grant date value of $10.00 per share.

(8)
The business address for this entity is 151 West 42nd Street, 32nd Floor, New York, New York 10036. BMO Capital Markets Corp. received 248,000 shares of Common Stock as compensation for investment banking services rendered to our predecessor pursuant to the Payment Agreements (defined below). At the time of grant, the Common Stock had a grant date value of $10.00 per share.

(9)
The business address for this entity is Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316. Nomura Securities International, Inc. (“
Nomura”
) served as an underwriter in our predecessor’s initial public offering and entered into that certain Unit Purchase Agreement dated February 9, 2021 by and among the Company, Nomura and Oppenheimer through which Nomura purchased 49,920 private units at a combined fair market value of $10.00 per unit; each unit consisting of one share of common stock of the Company and one-third of one warrant, each whole warrant exercisable to purchase one share of Common Stock. In addition, Nomura received 100,464 additional shares of Common Stock as compensation for investment banking services rendered to our predecessor pursuant to the Payment Agreements (defined below). At the time of grant, the Common Stock had a grant date value of $10.00 per share.

(10)	Includes shares of Common Stock underlying warrants that are exercisable within 60 days.
(11)
Mr. Weightman was the Chief Financial Officer of GigCapital4 prior to the Closing of the Business Combination. Includes 6,000 shares of Common Stock held by Mr. Weightman which were transferred as consideration for services rendered to our predecessor and had a grant date value of approximately $10.03 per share. The remaining shares of Common Stock and the warrants for the purchase of shares of Common

Stock (and the shares of Common Stock into which these warrants are exercisable) were distributed by the Sponsor to Mr. Weightman. Such shares and warrants were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit.
(12)
Ms. Hayes is a member of our Board and was a member of the board of directors of GigCapital4 prior to the Closing of the Business Combination. See “
Management
.” The Common Stock held by Ms. Hayes were transferred as consideration for services rendered to our predecessor and had a grant date value of $10.03 per share.

(13)
Shares held by Lynrock Lake Master Fund LP. Lynrock Lake LP is the investment manager of Lynrock Lake Master Fund LP, and pursuant to an investment management agreement, Lynrock Lake LP has been delegated full voting and investment power over the shares held by Lynrock Lake Master Fund LP. Cynthia Paul, the Chief Investment Officer of Lynrock Lake LP and Sole Member of Lynrock Lake Partners LLC, the general partner of Lynrock Lake LP, may be deemed to exercise voting and investment power over the shares held by Lynrock Lake Master Fund LP. The address of the foregoing entities is c/o Lynrock Lake LP, 2 International Drive, Suite 130, Rye Brook, New York 10573.

(14)
Greenhaven Road Investment Management, LP, the authorized agent of Greenhaven Road Capital Fund 1, LP (“
Fund 1
”) and Greenhaven Road Capital Fund 2, LP (“
Fund 2
”), has discretionary authority to vote and dispose of the shares held by Fund 1 and Fund 2 and may be deemed to be the beneficial owner of these shares. Scott Stewart Miller, in his capacity as investment manager of Greenhaven Road Investment Management, LP, may be deemed to have investment discretion and voting power over the shares held by Fund 1 and Fund 2. Fund 1, Fund 2, and Mr. Miller disclaim any beneficial ownership of these shares. The address of the foregoing individual and entities is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(15)
Voting and investment power over the shares held by Glazer Special Opportunity Fund I, LP resides with its investment manager, Glazer Capital, LLC (“
Glazer Capital
”). Mr. Paul J. Glazer (“
Mr. Glazer
”) serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entity. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individual and entities is c/o Glazer Capital, LLC, 250 West 55th Street, Suite 30A, New York, New York 10019.

(16)
SkyView Investment Advisors, LLC, the authorized agent of BlackPoint LT Partners, LLC – Series Sponsor 1 has discretionary authority to vote and dispose of the shares held by BlackPoint LT Partners, LLC Series Sponsor and may be deemed to be the beneficial owner of these shares. William Carroll and Chris Turi, in their capacity as investment managers of SkyView Investment Advisors, LLC, may be deemed to have investment discretion and voting power over the shares held by BlackPoint LT Partners, LLC Series Sponsor. BlackPoint LT Partners, LLC – Series Sponsor 1, Mr. Carroll and Mr. Turi disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is 595 Shrewsbury Ave, Suite 203, Shresbury, New Jersey 07702.

(17)
Stephen King, in his capacity as sole director of Shorefield Global Limited, may be deemed to have investment discretion and voting power over the shares held by Shorefield Global Limited. The address of the individual and entity is 22/F Lyndhurst Tower, 1 Lyndhurst Terrace, Central Hong Kong.

(18)
Carnegie Park Capital LLC (“
CPC
”) is the investment manager for each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (collectively, the “
CPC Funds
”). Mr. Edward T. Chen (“
Mr. Chen
”) serves as the Managing Partner of CPC and exercises sole voting and dispositive power over the shares owned by the CPC Funds. Accordingly, Mr. Chen may be deemed to beneficially own the shares owned by the CPC Funds. However, Mr. Chen disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Chen may have therein, directly or indirectly. The address of the foregoing individual and entities is c/o Carnegie Park Capital LLC, 200 East 94th Street, Suite 2109, New York, New York 10128.

(19)
Greentree Financial Group, Inc., the authorized agent of Greentree, has discretionary authority to vote and dispose of the shares held by GreenTree and may be deemed to be the beneficial owner of these shares. Chris Cottone, in his capacity as investment manager of Greentree Financial Group, Inc., may be deemed to have investment discretion and voting power over the shares held by Greentree. GreenTree and Mr. Cottone disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is 7951 S.W. 6th Street, Suite 216, Plantation, Florida 33324.
(20)
Millennium Trust Company, LLC, in its capacity as Custodian, FBO Erik Thorensen Roth IRA XXXX12921, may be deemed to have investment discretion and voting power over the shares held by the Erik Thorensen Roth IRA XXXX12921. Millennium Trust Company, LLC disclaims any beneficial ownership of these shares. The address of the Erik Thorensen Roth IRA XXXX12921 is 2001 Spring Road, Suite 700, Oak Brook, Illinois 60523.

(21)
James Fanucchi, in his capacity as trustee of the James & Kimberly Fanucchi Living Trust UTD November 12, 2007, may be deemed to have investment discretion and voting power over the shares held by the James & Kimberly Fanucchi Living Trust UTD November 12, 2007. The address of the James & Kimberly Fanucchi Living Trust UTD November 12, 2007 is 12123 Brookglen Dr., Saratoga, California 95070.

(22)
Randy M. Haykin, in his capacity as trustee of the Randy M. Haykin & Patricia M. Haykin Trust, may be deemed to have investment discretion and voting power over the shares held by the Randy M. Haykin & Patricia M. Haykin Trust. The address of the Randy M. Haykin & Patricia M. Haykin Trust is 7908 Paragon Circle, Pleasanton, California 94588.

(23)
Joseph J. Lazzara, in his capacity as trustee of the Joseph & Nancy Lazzara Family Trust, may be deemed to have investment discretion and voting power over the shares held by the Joseph & Nancy Lazzara Family Trust. The address of the Joseph & Nancy Lazzara Family Trust is 1406 Saint Kitty Lane, Foster City, California 94404.

(24)
Voting and investment power over the shares held by Cavalry Fund I LP resides with Thomas Walsh (“
Mr. Walsh
”), the Manager of Cavalry Fund 1 LP. Mr. Walsh may be deemed to be the beneficial owner of the shares held by such entity. Mr. Walsh, however, disclaims any beneficial ownership of the shares held by such entity. The address of the foregoing individual and entities is c/o Cavalry Fund 1 LP, 61 Kinderkamack Rd., Woodcliff Lake, New Jersey 07677.

(25)
The shares of Common Stock and the warrants for the purchase of shares of Common Stock (and the shares of Common Stock into which these warrants are exercisable) were distributed by the Sponsor to its members. Such shares and warrants were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit.

SELLING NOTEHOLDERS
The following table sets forth the names of the Selling Noteholders, the aggregate principal amount of 2026 Convertible Notes held by each Selling Noteholder, the amount of 2026 Convertible Notes that may be sold by each Selling Noteholder under this prospectus, the number of shares of Common Stock issuable upon conversion or payment of interest with respect to the 2026 Convertible Notes and that may be sold by each Selling Noteholder under this prospectus and the number of 2026 Convertible Notes and shares of common stock underlying the 2026 Convertible Notes that each Selling Noteholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after termination of this offering none of the 2026 Convertible Notes or the shares of Common Stock issuable upon the conversion of the 2026 Convertible Notes and covered by this prospectus will be beneficially owned by the Selling Noteholders and (ii) the Selling Noteholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Noteholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. When we refer to the “Selling Noteholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Noteholders’ interest in the 2026 Convertible Notes or shares of Common Stock issuable upon conversion of the 2026 Convertible Notes other than through a public sale.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. All of the 2026 Convertible Notes were sold by the Company for an aggregate purchase price equal to 100.00% of the principal amount.
The Selling Noteholders may sell or otherwise transfer all, some or none of such shares in this offering. See “
Plan of Distribution
.”

	2026 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2026 Convertible Notes to be sold in this offering	Maximum Shares of Common Stock Issuable Upon Conversion of the Principal Amount of 2026 Convertible Notes That May be Sold (1)	2026 Convertible Notes Beneficially Owned After this Offering
Name of Selling Noteholder	Principal Amount of 2026 Convertible Notes	%
Alberta Investment Management Corporation (2)	$5,000,000.00	2.50%	$5,000,000.00	587,931	—
Bancroft Fund Ltd. (3)	$2,000,000.00	1.00%	$2,000,000.00	235,172	—
Capital Ventures International (4)	$2,000,000.00	1.00%	$2,000,000.00	235,172	—
DBSO TRG Fund (A) L.P. (5)	$1,374,000.00	0.69%	$1,374,000.00	161,563	—
Drawbridge Special Opportunities Fund LP (6)	$28,626,000.00	14.31%	$28,626,000.00	3,366,025	—
Drawbridge Special Opportunities Fund Ltd. (7)	$5,095,000.00	2.55%	$5,095,000.00	599,102	—
EJF Debt Opportunities Master Fund, L.P. (8)	$2,665,000.00	1.33%	$2,665,000	313,367	—
Ellsworth Growth & Income Fund Ltd. (9)	$2,000,000.00	1.00%	$2,000,000.00	235,172	—
Fortress Vintage Securities Fund L.P. (10)	$2,405,000.00	1.20%	$2,405,000.00	282,795	—
Gabelli Convertible & Income Securities Fund (11)	$1,000,000.00	0.50%	$1,000,000.00	117,586	—
Highbridge Capital Management, LLC (12)	$37,305,000.00	19.22%	$37,305,000.00	4,386,556	—
Intrepid Income Fund (13)	$4,000,000.00	2.00%	$4,000,000.00	470,345	—

	2026 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2026 Convertible Notes to be sold in this offering	Maximum Shares of Common Stock Issuable Upon Conversion of the Principal Amount of 2026 Convertible Notes That May be Sold (1)	2026 Convertible Notes Beneficially Owned After this Offering
Name of Selling Noteholder	Principal Amount of 2026 Convertible Notes	%
LMR CCSA Master Fund Limited (14)	$5,000,000.00	2.50%	$5,000,000.00	587,931	—
LMR Master Fund Limited (15)	$5,000,000.00	2.50%	$5,000,000.00	587,931	—
Marathon Blue Grass Credit Fund LP (16)	$9,403,000.00	4.70%	$9,403,000.00	1,105,663	—
Marathon Centre Street Partnership LP (17)	$25,956,000.00	12.98%	$25,956,000.00	3,052,070	—
Osterweis Growth and Income Fund (18)	$650,000.00	0.33%	$650,000.00	76,431	—
Osterweis Strategic Income Fund (19)	$28,350,000.00	14.18%	$28,350,000.00	3,333,571	—
Polar Capital Funds — Global Absolute Return Fund (20)	$2,060,000.00	1.03%	$2,060,000.00	242,227	—
Polar Capital Funds PLC — Global Convertible Fund (21)	$8,440,000.00	4.22%	$8,440,000.00	992,428	—
Polygon Convertible Opportunity Master Fund (22)	$10,000,000.00	5.00%	$10,000,000.00	1,175,863	—
Riva Ridge Master Fund, Ltd. (23)	$2,165,000.00	1.08%	$2,165,000.00	254,574	—
TRS Credit Fund LP (24)	$11,141,000.00	5.57%	$11,141,000.00	1,310,028	—

(1)
Calculated based on a conversion rate of 117.5863 shares of common stock per $1,000 principal amount of 2026 Convertible Notes. The initial conversion rate is of the 2026 Convertible Notes is 86.9565 shares of Common Stock per $1,000 principal amount of the 2026 Convertible Notes, which may be adjusted to up to 117.5863 per $1,000 principal amount of the 2026 Convertible Notes. The 2026 Convertible Notes are initially convertible into 17,391,304 shares of Common Stock, which may be increased to up to 23,709,503 in certain circumstances as more fully described in this Registration Statement.

(2)
Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages the funds on behalf of a diverse set of Alberta public sector clients for which it serves as its investment manager. The business address of this entity is 1600-10250 101 ST NW, Edmonton, Alberta T5J 3P4, Canada.

(3)
Gabelli Funds, LLC (“
Gabelli Funds
”), a wholly owned subsidiary of GAMCO Investors, Inc. (“
GBL
”), is a limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “
Advisers Act
”). Gabelli Funds provides advisory services for Bancroft Fund Ltd., a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(4)
Susquehanna Advisors Group, Inc., the authorized agent of Capital Ventures International (“
CVI
”), has discretionary authority to vote and dispose of the 2026 Convertible Notes held by CVI and may be deemed to be the beneficial owner of these 2026 Convertible Notes. Michael Ferry may also be deemed to have investment discretion and voting power over the 2026 Convertible Notes held by CVI through Susquehanna Advisors Group, Inc. Mr. Ferry disclaims any such beneficial ownership of the 2026 Convertible Notes. The business address for Capital Ventures International is P.O. Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1103, Cayman Islands. The business address of Susquehanna Advisors Group, Inc. and Michael Ferry is 401 E. City Ave, Suite 220, Bala Cynwyd, Pennsylvania 19004.

(5)
DBSO TRG Fund (A) Advisors LLC (“
TRG Advisors
”), is the investment manager of DBSO TRG Fund (A) L.P. (“
TRG
”), and TRG’s general partner is DBSO TRG Fund (A) GP LLC (“
TRG GP
”). As the Co-Chief Investment Officers of TRG Advisors and TRG GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by TRG, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(6)
Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“
DBSO Advisors
”), is the investment manager of Drawbridge Special Opportunities Fund LP (“
DBSO
”). As the Co-Chief Investment Officers of DBSO Advisors, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by DBSO, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(7)
Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“
DBSO Advisors
”), is the investment manager of Drawbridge Special Opportunities Fund Ltd. (“
DBSO Ltd
”). As the Co-Chief Investment Officers of DBSO Advisors, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by DBSO Ltd, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(8)
EJF Debt Opportunities GP, LLC is the general partner of EJF Debt Opportunities Master Fund, L.P. EJF Capital LLC is the sole member and managing member of EJF Debt Opportunities GP, LLC. Emanuel J. Friedman is the controlling member of EJF Capital LLC. The business address of each of the foregoing entities and Mr. Friedman is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

(9)
Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company and an investment adviser registered under the Advisers Act. Gabelli Funds provides advisory services for Ellsworth Growth & Income Fund Ltd., a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(10)
Fortress Vintage Securities Fund Advisors LLC (“
Vintage Advisors
”), is the investment manager of Fortress Vintage Securities Fund LP (“
Vintage
”) and Fortress Vintage Securities Fund GP LLC (“
Vintage GP
”) is the general partner of Vintage. As the Co-Chief Investment Officers of Vintage Advisors and Vintage GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by Vintage, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(11)
Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company and an investment adviser registered under the Advisers Act. Gabelli Funds provides advisory services for Gabelli Convertible and Income Securities Fund, a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(12)
Ownership of the 2026 Convertible Notes before the offering includes (i) $10,435,000 aggregate principal amount of 2026 Convertible Notes held by Highbridge SPAC Opportunity Fund, L.P. (“
SOF
”) and (ii) $26,870,000 aggregate principal amount of 2026 Convertible Notes held by Highbridge Tactical Credit Master Fund, L.P. (“
TCF
” and, together with SOF, the “
Highbridge Funds
”). Highbridge Capital Management, LLC (“
HCM
”), the trading manager of the Highbridge Funds, may be deemed to be the beneficial owner of the 2026 Convertible Notes (and the shares of Common Stock into which such 2026 Convertible Notes may convert) held by the Highbridge Funds. Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the 2026 Convertible Notes (and the shares of Common Stock into which such 2026 Convertible Notes may convert) held by the Highbridge Funds. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these securities. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, New York 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(13)
Investment decisions for Intrepid Income Fund regarding the 2026 Convertible Notes listed above are made by its Vice President and Portfolio Manager, Mr. Hunter Hayes. The address of Intrepid Income Fund and Mr. Hunter Hayes is 1400 March Landing Parkway, Suite 106, Jacksonville Beach, Florida 32250.

(14)	LMR Partners LLP (“ LMR Partners ”) is the investment manager of LMR CCSA Master Fund Limited and LMR Master Fund Limited (together, the “ LMR Securityholders ”). Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the 2026 Convertible Notes held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104 Cayman Islands.
(15)
LMR Partners is the investment manager of the LMR Securityholders. Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the 2026 Convertible Notes held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104 Cayman Islands.

(16)
Marathon Asset Management, L.P. is the manager of Marathon Blue Grass Credit Fund LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

(17)
Marathon Asset Management, L.P. is the manager of Marathon Centre Street Partnership LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

(18)
Carl Kaufman, the co-lead Portfolio Manager and Managing Director of Fixed Income of the investment manager, has voting or investment power over the 2026 Convertible Notes reported herein that are held by this entity. John Osterweis is also co-lead Portfolio Manager. Mr. Kaufman and Mr. Osterweis each disclaim beneficial ownership in the 2026 Convertible Notes reported herein except to the extent of his pecuniary interest therein. The principal business address of the forgoing persons and entities is c/o Osterweis Capital Management, 1 Maritime Plaza, Suite 800, San Francisco, California 94111.

(19)
Carl Kaufman, the lead Portfolio Manager and Managing Director of Fixed Income of the investment manager, has voting or investment power over the 2026 Convertible Notes reported herein that are held by this entity. Mr. Kaufman disclaims beneficial ownership in the 2026 Convertible Notes reported herein except to the extent of his pecuniary interest therein. The principal business address of the forgoing person and entities is c/o Osterweis Capital Management, 1 Maritime Plaza, Suite 800, San Francisco, California 94111.

(20)
Voting and investment power over the 2026 Convertible Notes resides with this entity’s investment manager, Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor. Polar Capital Partners Limited is the controlling partner of Polar Capital LLP. Polar Capital Partners Limited is 100% owned by Polar Capital Holdings Plc, a listed LSE AIM holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported 2026 Convertible Notes, other than to the extent they may or may not hold 2026 Convertible Notes directly of the Polar Capital Funds plc Global Absolute Return Fund. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(21)
Voting and investment power over the 2026 Convertible Notes resides with this entity’s investment manager, Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor. Polar Capital Partners Limited is the controlling partner of Polar Capital LLP. Polar Capital Partners Limited is 100% owned by Polar Capital Holdings Plc, a listed LSE AIM holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported 2026 Convertible Notes, other than to the extent they may or may not hold 2026 Convertible Notes directly of the Polar Capital Funds plc Global Convertible Fund. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(22)
The 2026 Convertible Notes listed above are held directly by Polygon Convertible Opportunity Master Fund. TFG Asset Management L.P., Polygon Global Partners LP, Polygon Global Partners LLP and Polygon Management Ltd. have voting and dispositive power over the 2026 Convertible Notes held by the Polygon Convertible Opportunity Master Fund. Patrick G. G. Dear and Reade E. Griffith control TFG Asset Management L.P., Polygon Global Partners LP, Polygon Global Partners LLP and Polygon Management Ltd. The business address of Polygon Convertible Opportunity Master Fund, Polygon Management Ltd. and TFG Asset Management L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. The business address of Polygon Global Partners LP is 399 Park Avenue, 22nd Floor, New York, New York 10022. The business address of Polygon Global Partners LLP and Messrs. Dear and Griffith is c/o Polygon Global Partners LLP, 4 Sloane Terrace, London, SW1X9DQ, United Kingdom.

(23)
Stephen Golden has voting and investment power over the securities as the Managing Member of Riva Ridge Master Fund, Ltd. The business address of Riva Ridge Master Fund, Ltd. is 55th Fifth Avenue, 18th Floor, New York, New York 10003.

(24)
Marathon Asset Management, L.P. is the manager of TRS Credit Fund LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

DESCRIPTION OF SECURITIES
The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. The Certificate of Incorporation is attached as an exhibit to this prospectus. We urge you to read the Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the Company’s Common Stock, the Warrant Agreements, and the Indenture for the 2026 Convertible Notes.
General
The Certificate of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable (i) in connection with the Business Combination pursuant to the Merger Agreement and (ii) upon conversion of the 2026 Convertible Notes will be, duly authorized, validly issued, fully paid and non-assessable.
As of May 11, 2022, there were 126,263,451 shares of Common Stock outstanding, held of record by approximately ten holders of Common Stock, no shares of preferred stock outstanding and 12,325,772 warrants outstanding held of record by approximately four holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Certificate of Incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.
Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
In the event of a liquidation, dissolution or winding up of the Company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock.
Our stockholders have no conversion, preemptive or other subscription rights. Stockholders of GigCapital4 who sold or converted their stock into their share of the Trust Account still have the right to exercise the warrants that they may hold.
Preferred Stock
There are no shares of preferred stock outstanding. Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. No shares of preferred stock were issued or registered in connection with the Business Combination. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although the Company does not currently intend to issue any shares of preferred stock, the Company cannot assure you that it will not do so in the future.

Warrants
As of May 11, 2022, there were 12,325,772 warrants outstanding, of which 11,959,239 were public warrants and 366,533 are Private Placement Warrants. Each warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Only whole warrants are exercisable. The public warrants will expire at 5:00 p.m., New York City time, on December 7, 2026, the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.
No public warrants will be exercisable for cash unless the Company has an effective and current prospectus covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a prospectus covering the issuance of the shares of Common Stock issuable upon exercise of the public warrants is not effective within 90 days from the Closing, warrant holders may, until such time as there is an effective prospectus and during any period when the Company shall have failed to maintain an effective prospectus, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.
The Private Placement Warrants are identical to the public warrants except that such Private Placement Warrants will be exercisable for cash (even if a prospectus covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Initial Stockholders or their affiliates.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a prospectus under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.
A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up
of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up
or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock)
multiplied by
(ii) one (1),
minus
the quotient of (x) the price per share of Common Stock paid in such rights offering divided by
(y) the fair market value of such share. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of Common Stock as reported during the
10-trading-day
period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination, (d) as a result of the repurchase of shares of Company Stock if the Business Combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying
the warrant exercise price immediately prior to such adjustment by
a fraction (x) the numerator of which will be the number of shares of

Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by Company stockholders as provided for in the proposed Certificate of Incorporation or as a result of the repurchase of shares of Common Stock by us if the Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus
the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Dividends
The Company has not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash is within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if the Company incurs any indebtedness, our ability to declare dividends may be limited by restrictive covenants the Company may agree to in connection therewith. See “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
—
Liquidity and Capital Resources
” and “
—2026 Convertible Notes—Certain Covenants
” for a discussion of restrictions in the Credit Agreement and the Indenture on our and our subsidiaries’ ability to pay dividends or other payments to us and our stockholders, as applicable.
Election of Directors
The Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the Special Meeting, Class I directors were elected to an initial one-year
term (and three-year terms subsequently), the Class II directors were elected to an initial two-year
term (and three-year terms subsequently) and the Class III directors were elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our Transfer Agent and Warrant Agent
The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
Our Certificate of Incorporation provides that the Board is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Board is classified, directors may be removed only with cause by a majority of our outstanding shares.
In addition, the Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special Meeting of Stockholders
The Certificate of Incorporation provides that special meetings of our stockholders may be called only by the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the Board. Stockholders of BigBear will not be eligible and has no right to call a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to
Rule 14a-8
of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. The Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with
Rule 14a-8
(or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Securities Eligible for Future Sale
The Company has 126,263,451 shares of Common Stock outstanding as of May 11, 2022. Of these shares, 11,001,358 public shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (“
Rule 144
”). All of the remaining 115,262,093 outstanding shares (including all 366,533 Private Placement Units and their component shares) are, and any shares of Common Stock issued upon conversion of the Convertible Notes will be, restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144 under the Securities Act, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our Initial Stockholders are able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after the Closing.
Investor Rights Agreement
Pursuant to the Investor Rights Agreement, BigBear is filing this shelf prospectus within 45 days of the Closing in respect of all registrable securities under the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, certain parties are entitled to customary piggyback rights on registered offerings of equity securities of BigBear and certain other registration rights, including unlimited shelf take-downs and, in the case of Ultimate, together with any of its permitted transferees that have executed a joinder to the Investor Rights Agreement (collectively, the “
Partner
”), demand registration rights following the expiration of the
Lock-Up
Period (as defined below). Any underwritten offering of BigBear’s equity securities will be subject to customary cut-back
provisions. Pursuant to the Investor Rights Agreement, BigBear has agreed to cooperate and use commercially reasonable efforts to consummate the applicable registered offerings initiated by the parties and will pay the fees and expenses of such offerings (including reasonable and documented fees of one counsel for the parties participating in such offering).
The Investor Rights Agreement replaced and by its terms, at the Closing, terminated the Registration Rights Agreement, dated as of February 8, 2021, by and among GigCapital4, the Initial Stockholders, and the Insiders (the “
Registration Rights Agreement
”).
2026 Convertible Note Subscription Agreements
The Company is obligated to register the resale of the 2026 Convertible Notes and the shares issuable upon the conversion of the 2026 Convertible Notes. The Company agreed that, the Company will file with a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the 2026 Convertible Notes. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of such registration statement, and to be supplemented and amended to the extent necessary to ensure that such prospectus is available or, if not available, that another registration statement is available for the resale of the 2026 Convertible Notes, until the earliest of (i) the date on which the 2026 Convertible Notes may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such 2026 Convertible Notes have actually been sold and (iii) the date which is three years after the Closing.
Notwithstanding anything to the contrary in the Convertible Note Subscription Agreements, the Company shall be entitled to delay or postpone the effectiveness of the registration statement, and from time to time to require any Selling Noteholder not to sell under the registration statement or to suspend the effectiveness thereof, if (i) it determines that in order for the registration statement not to contain a material misstatement or omission, an amendment or supplement thereto would be needed or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure
of which in the registration statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements.
Section 203 of the DGCL
BigBear is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “ interested stockholder ”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds
of the outstanding voting stock not owned by the interested stockholder.

Listing of Securities
The Company’s Common Stock and warrants are listed on the NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.

2026 Convertible Notes
On December 7, 2021, we issued the 2026 Convertible Notes in the aggregate principal of $200.0 million. The 2026 Convertible Notes are governed by the Indenture. The 2026 Convertible Notes bear interest at a rate of 6.00% per annum, payable semiannually, are convertible into shares of Common Stock at an initial conversion price of $11.50 (subject to adjustment as described in the Indenture) in accordance with the terms thereof, and shall mature on December 15, 2026. The full amount of the 2026 Convertible Notes remains outstanding and may not be redeemed or repaid by the Company prior to maturity. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture.
Maturity and Interest
The 2026 Convertible Notes will mature on December 15, 2026, unless earlier converted or repurchased.
The 2026 Convertible Notes will bear interest at a rate of 6.00% per annum until conversion, redemption or repurchase. Interest accrues from the issue date or from the most recent date on which interest has been paid. Interest is payable annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2022. Accrued interest on the Convertible 2026 Notes shall be computed on the basis of a
360-day
year composed of twelve
30-day
months and, for partial months, on the basis of the number of days actually elapsed in a
30-day
month.
Ranking
The 2026 Convertible Notes are general senior obligations of the Company and:

•	rank pari passu in right of payment with all existing and future senior indebtedness of the Company;

•	are effectively senior to all of the Company’s subordinated indebtedness; and

•	are guaranteed on a senior basis by the Guarantors (as defined below).
The Guarantees (as defined below) are general senior obligations of each Guarantor and:

•	rank pari passu in right of payment with all existing and future senior indebtedness of such Guarantor; and

•	are effectively senior to all of such Guarantor’s subordinated indebtedness.
Certain Covenants
The 2026 Convertible Notes are subject to various covenants that restrict the Company’s and its Subsidiaries’ ability to, among other things:

•	make restricted payments;

•	incur or guarantee indebtedness or issue disqualified stock;

•	create, incur or assume any Lien;

•	make any payment to, or sell, lease, transfer or otherwise dispose of properties or assets or enter into transactions with any Affiliate of the Company;

•	sell or transfer interest in its Material Intellectual Property; or

•	merge or consolidate with other companies or transfer all or substantially all of the Company’s assets.

Limitation on Certain Restricted Payments
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any payment or distribution (x) on account of the Company’s or any of its Subsidiaries’ Capital Stock (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or (y) to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends, payments or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends, payments or distributions by a Subsidiary to the Company or another Subsidiary (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);
(ii) purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Capital Stock of the Company held by Persons other than the Company or any Subsidiary; or
(iii) purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than (A) Indebtedness permitted under the Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock covenant hereof or (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition.
(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “
Restricted Payments
”).
Notwithstanding anything to the contrary contain herein, so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the provisions of this covenant will not prohibit:
(i)    the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any provision of this covenant;
provided
that the making of such payment will reduce capacity for Restricted Payments pursuant such provisions when so made;
(ii)    a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock of the Company held by any future, present or former employee, director, officer, member of management, operating partner, manager, contractor, service provider, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Company in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Capital Stock rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries in connection with any transaction;
provided
,
however
, that the aggregate Restricted Payments made under this clause do not exceed $3,760,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $7,520,000 in any fiscal year);
provided
,
further
, that such amount in any calendar year may be increased by an amount not to exceed:
(A)    the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this covenant; plus
(B)    the cash proceeds of key man life insurance policies received by the Company or any Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries (or any permitted transferees thereof) of the Company or any Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;
(iii) cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represent a portion of the exercise, conversion or exchange price thereof;
(iv) each Subsidiary of the Company may make Restricted Payments to the Company or any Guarantor or to another Subsidiary of the Company which is the immediate parent of the Subsidiary making such Restricted Payment;
(v) payments made or expected to be made by the Company or any Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any Subsidiary and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;
(vi) the making of cash payments in connection with any conversion or redemption of the Notes, in each case, pursuant to the terms of the Indenture;
(vii) any
non-Wholly
Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its stockholders, members or partners generally, so long as the Company or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary);
(viii) the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this covenant;
(ix) the declaration and payment of cash dividends, or the making of cash distributions, to holders of the Company’s Capital Stock (including Common Stock and Preferred Stock) on account of such Capital Stock (including Common Stock and Preferred Stock);
provided
that (A) Consolidated Adjusted EBITDA for the most recent Four Quarter Period for which consolidated financial statements are available was equal to or greater than $50,000,000 and (B) on a Pro Forma Basis after giving effect to such Restricted Payment, the Consolidated Total Indebtedness Ratio would be equal to or less than 4.50 to 1.00;
provided
,
further
, that, in no event shall any distribution, as a dividend or otherwise, by the Company of (A) any Material Intellectual Property or (B) the Capital Stock of any Guarantor, be permitted under this covenant;

(x) any Restricted Payment made in connection with the Transactions;
(xi) (a) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock, including any accrued and unpaid dividends thereon (“
Treasury Capital Stock
”) or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (in each case, other than Disqualified Stock or Designated Preferred Stock) (“
Refunding Capital Stock
”), and (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;
(xii) any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be incurred pursuant to Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock; and
(xiii) payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets not prohibited by the Indenture.
For purposes of determining compliance with this covenant, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide such Restricted Payment in any manner that complies with this covenant.
Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock
The Company will not, and will not permit any of its Subsidiaries, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock.
Notwithstanding anything to the contrary therein, this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “
Permitted Indebtedness
”):
(i)    (A) the incurrence of Indebtedness pursuant to Credit Facilities, other than the Revolving Facility (as defined herein), by the Company or any Guarantor up to an aggregate principal amount of all Indebtedness incurred under this covenant (including any Permitted Refinancing Indebtedness in respect thereof) not to exceed $75,000,000 at any time outstanding; and
(B) the incurrence of Indebtedness pursuant to one or more debt facilities providing for revolving loans by a Bank Lender or group of Bank Lenders (a “
Revolving Facility
”) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) by the Company or any Guarantor up to an aggregate principal amount of all Indebtedness incurred under this covenant (including any Permitted Refinancing Indebtedness in respect thereof) not to exceed $50,000,000 at any time outstanding;
(ii)    (A) the incurrence by the Company and any Guarantor of Indebtedness represented by the 2026 Convertible Notes (including any guarantee thereof) to be issued on the Issue Date (but excluding any Additional Notes) and (B) any Indebtedness outstanding on the Issue Date (other than clause (i) hereof) and, for the purposes of clause (iii) hereof, any Indebtedness incurred pursuant to clauses (v) and (vi) hereof);

(iii) the incurrence by the Company or any Guarantor of purchase money Indebtedness to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capitalize Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than Intellectual Property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing thereof;
provided
,
however
, that the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed, at any one time outstanding, $10,000,000;
(iv) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness to Refinance any Indebtedness that was permitted to be incurred under this covenant (other than clause (i) and (iii) thereof);
(v) Indebtedness of the Company to a Subsidiary;
provided
that any such Indebtedness owing to a Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the 2026 Convertible Notes;
provided further
, that any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (v);
(vi) Indebtedness of a Subsidiary to the Company or another Subsidiary;
provided
that if a Guarantor incurs such Indebtedness owing to a Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the 2026 Convertible Notes of such Guarantor;
provided
further
, that any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vi);
(vii) the issuance by any of the Company’s Subsidiaries to the Company or to any of its Subsidiaries of shares of Preferred Stock;
provided
,
however
, that: (x) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Subsidiary; and (y) any sale or other transfer of any such Preferred Stock to a Person that is not the Company or a Subsidiary, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary that was not permitted by this clause (vii);
(viii) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;
(ix) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (x) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (y) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (z) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;
(x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor permitted to be incurred under any other provision of Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock, and the guarantee by any Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant;
provided
that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the 2026 Convertible Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;
(xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness (other than for borrowed money) arising from agreements of the Company or any such Subsidiary providing indemnification, deferred purchase price, non-cash
earn-outs, cash earn-outs, purchase price adjustments and other similar obligations, in each case, incurred or assumed in connection with any investment, the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(xii) the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business;
(xiii) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements, other than any such Indebtedness of the Company or any Guarantor in respect of any such obligations of a Subsidiary that is not a Guarantor;
(xiv) Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Company or any Guarantor, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;
(xv) Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;
provided
that any reimbursement obligations in respect thereof are reimbursed within ninety (90) days following the due date thereof;
provided
,
further
, that this clause (xv) shall not include any Indebtedness of the Company or any Guarantor in respect of such obligations of a Subsidiary that is not a Guarantor;
(xvi) Indebtedness representing deferred compensation or similar obligation to employees of the Company or any Guarantor or any of their Subsidiaries or incurred in the ordinary course of business;
(xvii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(xviii) Indebtedness of the Company and its Subsidiaries, to the extent the net proceeds thereof are promptly used to purchase the 2026 Convertible Notes in connection with a Fundamental Change;
(xix) Subordinated Indebtedness;
(xx) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary incurred or issued to finance an acquisition or (B) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Subsidiary or merged into, or consolidated, amalgamated or combined with, the Company or a Subsidiary in accordance with the terms of the Indenture;
 provided
 that in the case of clauses (A) and (B) of this covenant, after giving pro forma effect to such acquisition, merger, amalgamation, consolidation or other business combination, the Consolidated Total Indebtedness Ratio for the Company immediately subsequent to the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued is less than or equal to the Consolidated Total Indebtedness Ratio immediately prior to such acquisition, merger, amalgamation, consolidation or other business combination; and
(xxi) Indebtedness issued by the Company or any of its Subsidiaries to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries, in each case to finance the purchase or redemption of Capital Stock of the Company that is not prohibited by the Indenture and (b) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business, consistent with past practice or in connection with the Transactions, any investment or any acquisition (by merger, consolidation, amalgamation or otherwise).

Limitation on Liens
The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee of Indebtedness, on any asset or property of the Company or any Guarantor, unless:
(i) In the case of Liens securing Subordinated Indebtedness, the 2026 Convertible Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
(ii) In all other cases, the 2026 Convertible Notes or the Guarantees are equally and ratably secured, in each case of clauses (i) and (ii), until such time as such Indebtedness is no longer secured by the Initial Lien. The foregoing provisions shall not apply to (i) Liens securing the 2026 Convertible Notes and the related Guarantees and (ii) Liens securing Indebtedness and other Obligations permitted to be incurred under (or secured pursuant to) Credit Facilities (including the Revolving Facility), including any letter of credit facility relating thereto, that was incurred pursuant to clause (i) of the definition of Permitted Indebtedness.
“
Permitted Liens
” means:
(a)    Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;
(b)    Carriers,’ warehousemen’s, mechanics,’ materialmen’s, repairmen’s and other like Liens imposed by applicable laws, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;
(c)    Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, other than any Lien imposed by ERISA;
(d)    Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    Liens (i) securing judgments, awards, attachments and/or decrees for the payment of money not constituting an Event of Default, (ii) arising out of judgments or awards against the Company, or the Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens
and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;
(f)    Liens consisting of survey exceptions, minor encumbrances, ground leases, easements, or reservations of, rights of others for, licenses, rights-of-way,
servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, minor defects or irregularities in title and similar encumbrances) as to the use of a Real Estate Asset or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness for borrowed money and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business as currently conducted or as contemplated to be conducted;
(g)    Liens on fixed or capital assets of the Company or any Guarantor which secure Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets and (iii) such Liens shall attach only to the assets acquired, plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof (including after-acquired property that is (A) affixed or incorporated into the property or assets covered by such Lien, (B) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets, and (C) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations relating to any Indebtedness or other obligations to which such Liens relate;
(h)     Liens securing Indebtedness permitted under clause (xxii) of the definition of Permitted Indebtedness so long as such Liens shall attach only to the assets acquired, plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure the obligations relating to any Indebtedness or other obligations to which such Liens relate;
(i)    Landlords’ and lessors’ statutory Liens in respect of rent not in default;
(j)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;
(k)    Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to the Company or any Guarantor or bailee arrangements entered into in the ordinary course of business;
(l)    Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary;
 provided
 that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;
 provided
,
 further
, that such Liens may not extend to any other property or other assets owned by the Company or any Subsidiaries (other than Subsidiaries of such Person);
(m)    Liens on property or other assets at the time the Company or a Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation, consolidation or business combination with or into the Company, any Guarantor or any of their respective Subsidiaries;
 provided
 that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger, consolidation or business combination;
 provided
,
 further
, that the Liens may not extend to any other property owned by the Company or any of its Subsidiaries (other than Subsidiaries of such Person);
(n)    Liens on earnest money deposits made in connection with an agreement to purchase assets or Capital Stock of a Person, or in connection with an agreement to dispose of any property in an asset sale not prohibited hereby;
(o)    ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;
(p)     (i) licenses or sublicenses granted by the Company and/or its Subsidiaries permitted (or not expressly restricted) in accordance with the terms of the Indenture, (ii) leases or subleases granted by the Company or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Company or any Subsidiary, (iii) any interest or title of a lessor, sublessor or licensor under any Capitalized Lease Obligations, (iv) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject, (v) subordination of the interest of the lessee or sub-lessee under
such Capitalized Lease Obligations to any restriction or encumbrance referred to in the preceding clause (iv) and (vi) royalty, revenue, profit sharing or buy/sell arrangements arising out of Joint Ventures, purchase and sale contracts, development contracts or other arrangements expressly permitted hereunder;

(q)    Liens in connection with any zoning, building, land use or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(r)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;
(s)    Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(t)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company or the Subsidiaries;
(u)    Liens deemed to exist in connection with investments in repurchase agreements;
(v)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and not prohibited by the Indenture or (ii) by operation of law under Article 2 of the Uniform Commercial Code (and/or any similar Requirement of Law under any jurisdiction);
(w)    Liens (i) in favor of the Company and any Guarantor and/or (ii) granted by any entity that is not the Company or any Guarantor in favor of any Subsidiary that is not the Company or any Guarantor, in each case of the foregoing clauses (i) and (ii), securing intercompany Indebtedness permitted under Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock;
(x)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiaries or any other insurance or self-insurance arrangements;
(y)    Liens on cash and cash equivalents that are earmarked to be used to satisfy or discharge Indebtedness;
provided
(i) such cash and/or cash equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or cash equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(z)    Liens or rights of
set-off
against credit balances of the Company or any of the Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Company or any Subsidiaries in the ordinary course of business to secure the obligations of any Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;
(aa)    deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiaries to secure the performance of the Company’s, any Guarantor’s and such Subsidiary’s obligations under the terms of the lease for such premises;

(bb)    the modification, replacement, renewal or extension of any Lien permitted by his Indenture;
provided
that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof and customary security deposits and (C) assets subject to any cross collateralization of obligations owed to the holder of such Lien, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock (to the extent constituting Indebtedness);
(cc)    Liens securing Hedging Obligations; and
(dd)    Liens (i) consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business and (ii) Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company or such Subsidiary’s client at which such equipment is located.
For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition.
Transactions with Affiliates
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “
Affiliate Transaction
”) involving aggregate payments or consideration in excess of $5,000,000, unless:
(1)    the Affiliate Transaction is on terms that are substantially as favorable to the Company or the relevant Subsidiary, taken as a whole, as those that would have been obtained at the time in a comparable arms-length transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company or any of its Subsidiaries;
(2)    the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10,000,000, a resolution of the Board of Directors of the Company accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with the Transactions with Affiliates covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
(3)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction or Affiliate Transactions is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.
The following will not be deemed Affiliate Transactions under to the Indenture, and are therefore not subject to the above limitations:
(1)    any collective bargaining, consulting or employment agreement or compensation plan, stock option, stock ownership plan, management equity plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), termination or severance agreement, or officer or director indemnification arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business for the benefit of any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries and payments and transactions pursuant thereto, including (A) any issuance, transfer or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members,) of the Company, any of its Subsidiaries; (B) the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, members of management, managers, contractors, consultants, distributors or advisors (or their respective Immediate Family Members) of the Company or any Subsidiary (whether directly or indirectly and including by their Immediate Family Members); (C) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors; and (D) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(2)    transactions between or among the Company and/or its Subsidiaries (or a Person that becomes a Subsidiary as a result of such transaction);
(3)    payment of fees and reimbursement of expenses and indemnities provided to any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries;
(4)    any transaction in which the only consideration paid by the Company or any Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;
(5)    Restricted Payments that do not violate the provisions Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock of the Indenture;
(6)    transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);
(7)    purchases or sales of goods and/or services with customers, clients, suppliers, joint ventures, purchasers, sales agents or sellers of goods and services or providers of employees or other labor entered into in the ordinary course of business on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company;
(8)     (A) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Subsidiary; (B) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Subsidiaries, the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and (C) (i) investments by Affiliates in securities or loans of the Company or any of the Subsidiaries so long as the investment is being offered by the Company or such

Subsidiary generally to other
non-affiliated
third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Company or any of the Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Subsidiaries, in each case, in accordance with the terms of such securities or loans;
(9)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Subsidiary and not for the purpose of circumventing any provision of the Indenture;
(10)    to the extent permitted under the Indenture, including in compliance with Article 11, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (i) forming or collapsing a holding company structure or (ii) reincorporating the Company in a new jurisdiction;
(11)    entering into and the payment of costs and expenses and indemnities pursuant to one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company and that have been approved by the Board of Directors of the Company;
(12)    fees, indemnities and reimbursements may be paid to directors, officers, employees, members of management, managers, consultants independent contractors of the Company and its Subsidiaries;
(13)    Subsidiaries of the Company may pay management fees, licensing fees and similar fees to the Company or to any Guarantor;
(14)    advances to employees of the Company or any Subsidiary made in the ordinary course of business, in a manner that is consistent with past practice;
(15)    the Transactions and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related to the Transactions;
(16)    the existence of, or the performance by the Company or any Subsidiary of its obligations under the terms of, any equityholders, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided that the existence of, or the performance by the Company or any Subsidiary of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Holders in any material respect in the reasonable determination of the Company than those in effect on the Issue Date; and
(17)    transactions in which the Company or any Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or meets the requirements of the Transactions with Affiliates covenant in the Indenture.
In addition, if the Company or any of its Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Subsidiary to be deemed an Affiliate Transaction).

Material Intellectual Property
Interests in the Material Intellectual Property shall be held at all times by the Company or a Guarantor and the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) sell or transfer its interest, in one or a series of transactions, in any of the Material Intellectual Property to a Person that is not the Company or a Guarantor, (b) exclusively or co-exclusively
licenses any Material Intellectual Property to a Person that is not the Company or a Guarantor (other than
(i) non-perpetual
licenses that are exclusive solely with respect to a customized software or software enhancement entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Subsidiaries has a commercial arrangement to provide services or technology to enable the provision of such services to its customers; provided that, (i) at the time such license is entered into, in the judgment of the Company, the granting of such license does not materially and adversely affect the business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole), or (c) sell or transfer any interest in any Guarantor holding interests in Material Intellectual Property to a Person that is not the Company or a Guarantor, provided that, in each case, any Lien permitted by the Indenture shall not be prohibited by this covenant.
Merger, Consolidation or Sale of Assets
Subject to certain provisions of the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:
(i)    the resulting, surviving or transferee Person, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under 2026 Convertible Notes and the Indenture;
(ii)     immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and
(iii)    if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with the Indenture and that such supplemental indenture is authorized or permitted by the Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.
Subject to certain provisions of the Indenture, no Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of its assets to, another Person, unless:
(i) the other Person is the Company or a Guarantor or becomes a Guarantor concurrently with the transaction;
(ii) either (x) the Company or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under the Indenture by the execution of a supplemental indenture; or
(iii) the transaction constitutes a sale or other disposition or transfer (including by way of consolidation, merger or amalgamation) of the Guarantor or the sale, conveyance, transfer or lease of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Guarantor) otherwise not prohibited by the Indenture.

Notes Guarantees
Certain subsidiaries of the Company, BigBear.ai Intermediate Holdings, LLC, BigBear.ai, LLC, NuWave Solutions, L.L.C., PCI Strategic Management, LLC, ProModel Government Solutions, Inc. and Open Solutions Group, LLC (each a “
Guarantor
” and collectively, the “
Guarantors
”), have jointly and severally, fully and unconditionally guaranteed the obligations under the 2026 Convertible Notes as to payment of principal of and premium, if any, and interest when and as the same shall become due and payable (the “
Guarantees
”).
A Guarantee will be automatically and unconditionally terminated, and the relevant Guarantor will be automatically and unconditionally released and relieved of any obligations under its Guarantee and the Indenture in the event of:

•
upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by the Indenture;

•
upon the release or discharge of such Guarantor’s obligations under the Credit Agreement or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon;

•
upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the Indenture;

•	upon the satisfaction and discharge of the 2026 Convertible Notes; or

•	as permitted by Article 10 of the Indenture.
Company’s Mandatory Conversion Option
On or after December 15, 2022 and prior to the close of business on October 7, 2026, the Company may, at its option, elect to convert the original principal amount of the 2026 Convertible Notes in whole but not in part if (x) the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter (the “
Mandatory Conversion Determination Date
”) is greater than or equal to 130% of the Conversion Price on each applicable Trading Day and (y) the
30-Day
ADTV ending on, and including, the Mandatory Conversion Determination Date is greater than or equal to $3,000,000 for the first two (2) years after the initial issuance of the 2026 Convertible Notes hereunder and $2,000,000 thereafter (the “
Company Mandatory Conversion Condition
”).
To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “
Mandatory Conversion Notice
”) to Holders, the Trustee and the Conversion Agent no later than the fifth (5th) Business Day following the Mandatory Conversion Determination Date.
Such Mandatory Conversion Notice must state:
(i)    that the 2026 Convertible Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under the Indenture;
(ii)    the Mandatory Conversion Date;
(iii)    the current Conversion Rate;
(iv)    the name and address of the Paying Agent and the Conversion Agent; and
(v)    the CUSIP and ISIN numbers, if any, of the 2026 Convertible Notes.

If the Company exercises the Company Mandatory Conversion Right in accordance with the Indenture, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second (2 nd
) Business Day immediately following the Mandatory Conversion Date.
Each share of Common Stock delivered upon a Mandatory Conversion of any 2026 Convertible Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable,
free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange and has been registered on an effective registration statement with the Commission, then the Company will cause each share of Common Stock, when delivered upon a Mandatory Conversion of any 2026 Convertible Note, to be admitted for listing on such exchange. Notwithstanding anything herein to the contrary, the Company (1) shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists and (2) shall not be required to pay any Interest Make-Whole Amount in connection with any Mandatory Conversion.
Adjustment of Conversion Rate
The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the 2026 Convertible Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the 2026 Convertible Notes, in any of the transactions described in this section, without having to convert their 2026 Convertible Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of 2026 Convertible Notes held by such Holder.
If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR 1 = CR 0 ×	OS 1
OS 0
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR 1 =	the Conversion Rate in effect immediately after the open of business on such Record Date or Effective Date, as applicable;

OS 0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS 1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this section is declared but not so paid or made, or any share split or combination of the type described in this section is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines in good faith not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	OS 0 + X
OS 0 + Y
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR 1 =	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS 0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by
(ii) the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this section shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
For purposes of this section, in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by

the Board of Directors of the Company in good faith.    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e) of the Indenture, (ii) except as otherwise described in the Stockholder Right Plans section of the Indenture, rights issued pursuant to any stockholders rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) of the Indenture shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this section shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “
Distributed Property
”), then the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	SP 0
SP 0 – FMV
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR 1 =	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP 0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors of the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.
Any increase made under the portion of this section above shall become effective immediately after the open of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “
FMV
” (as defined above) is equal to or greater than “
SP
0
” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Record Date for the distribution. If the Board of Directors of the Company determines in good faith the “
FMV
” (as defined above) of any distribution for purposes of this section by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this section where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “
Spin-Off”
), the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	FMV 0 + MP 0
MP 0
where,

CR 0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR 1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV 0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in the Definitions section of the Indenture as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Record Date of the
Spin-Off
(the “
Valuation Period
”); and

MP 0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period;
provided
that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such
Spin-Off
and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a
Spin-Off
is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.
For purposes of this section (and subject in all respect the Stockholder Rights Plans section of the Indenture, rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“
Trigger Event
”):

(i)	are deemed to be transferred with such shares of the Common Stock;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this section (and no adjustment to the Conversion Rate under this section will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this section. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made:
(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and
(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this section of the Indenture, if any dividend or distribution to which this section is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 14.04(a) of the Indenture is applicable (the “
Clause A Distribution
”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) of the Indenture is applicable (the “
Clause B Distribution
”),
then, in either case,
(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this section is applicable (the “
Clause C Distribution
”) and any Conversion Rate adjustment required by this section with respect to such Clause C Distribution shall then be made, and
(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.08(b) of the Indenture with respect thereto shall then be made, except that, if determined by the Company (I) the “
Record Date
” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or Effective Date” within the meaning of Section 14.04(a) of the Indenture or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 14.04(b) of the Indenture.
If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	SP 0
SP 0 – C
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR 1 =	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP 0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “
SP
0
” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.
(ii)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	AC + (SP 1 x OS 1 )
OS 0 x SP 1
where,

CR 0 =	the Conversion Rate in effect immediately prior to the close of business on the tenth (10 th
) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “
Expiration Date
”);

CR 1 =	the Conversion Rate in effect immediately after the close of business on the tenth (10 th ) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS 0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS 1 =	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP 1 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
The increase to the Conversion Rate under this section shall occur at the close of business on the tenth (10 th
) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
provided
that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “ten (10)” or “tenth (10 th
)” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth (10 th
) Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “ten (10)” or “tenth (10 th
)” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.
In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.
If the average of the Daily VWAP during the 30 consecutive Trading Days immediately preceding the date that is one hundred eighty (180) days after November 30, 2021 (the “
Reset Date
”) is less than $10.00, the Conversion Rate shall be replaced, with effect from the Reset Date, by the lower of (a) $1,000 divided by 115% of the average of the Daily VWAP during the 30 consecutive Trading Days immediately preceding the Reset Date and (b) 102.2495. The Company shall notify the Trustee, the Holders and the Conversion Agent (if other than the Trustee) if the events in this section occur and the new resulting Conversion Rate.
Notwithstanding the Adjustment of Conversion Rate Section of the Indenture or any other provision of the Indenture or the 2026 Convertible Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) of the Indenture based on an adjusted Conversion Rate for such Record Date, then, notwithstanding the Conversion Rate adjustment provisions in the Adjustment on Conversion Rate Section of the Indenture, the Conversion Rate adjustment relating to such Record Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
In addition to those adjustments required by clauses (a)-(f) of the Adjustment of Conversion Rate section of the Indenture, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors of the Company determines in good faith that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
Except as stated in the Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:
(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the 2026 Convertible Notes were first issued;
(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back
transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e) of the Indenture;
(v) solely for a change in the par value (or lack of par value) of the Common Stock; or
(vi) for accrued and unpaid interest, if any.
All calculations and other determinations under the Conversion of Notes article in the Indenture shall be made by the Company and shall be made to the nearest one-ten
thousandth (1/10,000th) of a share.
Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
For purposes of the Adjustment of Conversion Rate section of the Indenture, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
For the avoidance of doubt, the closing of the transactions contemplated by the BCA to occur on the date of the Indenture shall not result in any adjustment of the Conversion Rate, Conversion Price or any other terms of the 2026 Convertible Notes.
Adjustment of Prices
Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the Adjustment of Conversion Rate section of the Indenture) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the
Ex-Dividend
Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.
Effect of Recapitalizations, Reclassifications and Changes of the Common Stock
(a) In the case of:
(i) any recapitalization, reclassification or similar change of the Common Stock (other than changes in par value or resulting from a subdivision or combination);

(ii) any consolidation, merger, combination or similar transaction involving the Company;
(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or
(iv) any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “
Share Exchange Event
”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “
Reference Property
,” with each “
unit of Reference Property
” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) of the Indenture providing for such change in the right to convert each $1,000 principal amount of Notes;
provided
,
however
, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Interest Make-Whole Amount upon conversion of Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture and (B) (I) any amount payable in cash upon conversion of the Convertible Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Convertible Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the 2026 Convertible Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to the Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion section of the Indenture), multiplied by
the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second (2 nd
) Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.
If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in the Conversion of Notes article in the Indenture with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Convertible Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in the Repurchase at Option of Holders Upon a Fundamental Change section of the Indenture.
When the Company executes a supplemental indenture pursuant to subsection (a) of the Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder promptly and in any event within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in the Conversion Privilege section of the Indenture and the Conversion Procedure Conversion Procedure; Settlement Upon Conversion section of the Indenture prior to the effective date of such Share Exchange Event.
The above provisions of this section shall similarly apply to successive Share Exchange Events.
Fundamental Change
If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the 2026 Convertible Notes will have the right to require the Company to repurchase all or any portion of their 2026 Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the 2026 Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the Company will in certain circumstances increase the conversion rate for a holder who elects to convert its 2026 Convertible Notes in connection with such corporate events or has been forced to convert its 2026 Convertible Notes in connection with such corporate events, as the case may be.
Pursuant to the Indenture, a Fundamental Change shall be deemed to have occurred at the time after the 2026 Convertible Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and any Permitted Holders, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in
Rule 13d-3
under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b)
the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property and/or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into or exchanged for cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c)	the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)
the Common Stock (or other Common Equity underlying the 2026 Convertible Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the 2026 Convertible Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)) of the Indenture.
Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (b) above).
The transactions contemplated by the BCA shall not constitute a “Fundamental Change.”
Events of Default
Each of the following events shall be an “Event of Default” with respect to the 2026 Convertible Notes:

(a)	default in any payment of interest on any 2026 Convertible Note when due and payable, and the default continues for a period of thirty (30) days;

(b)
default in the payment of principal or premium, if any, of any 2026 Convertible Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)	failure by the Company to comply with its obligation to convert the 2026 Convertible Notes in accordance with the Indenture, and such failure continues for three (3) Business Days;

(d)
failure by the Company to issue a Fundamental Change Company Notice in accordance with Repurchase at Option of Holders Upon a Fundamental Change when due, and such failure continues for five (5) Business Days;

(e)	failure by the Company to comply with its obligations under Consolidation, Merger, Sale, Conveyance and Lease;

(f)
failure by the Company for sixty (60) days after receipt by the Company of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the 2026 Convertible Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the 2026 Convertible Notes or the Indenture;

(g)
default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of 2026 Convertible Notes then outstanding in accordance with the Indenture;

(h)
a final judgment or judgments for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance policies issued by insurers believed by the Company in good faith to be credit-worthy) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)
the Company or any Significant Subsidiary commencing a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due;

(j)
an involuntary case or other proceeding commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other similar relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(k)
any Guarantee ceasing to be in full force and effect, other than in accordance with the terms of the Indenture, or any Guarantor denying or disaffirming its obligations under its Guarantee or giving notice to such effect.

If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in (i) or (j) above with respect to the Company), unless the principal of all of the 2026 Convertible Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the 2026 Convertible Notes then outstanding determined in accordance with the section of the Indenture on Company-Owned Notes Disregarded, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, of and accrued and unpaid interest on, all the 2026 Convertible Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in (i) or (j) above with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all 2026 Convertible Notes shall become and shall automatically be immediately due and payable.
The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company or its Subsidiaries to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
In addition, the Company shall deliver to the Trustee within thirty (30) days after an Officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof;
provided
that the Company is not required to deliver such notice if such Default has been cured.
Modification and Amendment
Without the consent of any Holder, the Company and the Guarantors, when authorized by the resolutions of their respective Boards of Directors (or similar governing body) and the Trustee, at the Company’s sole expense, may from time to time and at any time amend or supplement the Indenture or the 2026 Convertible Notes in writing for one or more of the following purposes: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor Person of the obligations of the Company or a Guarantor under the Indenture or the 2026 Convertible Notes in accordance with the Indenture or to provide for the release of any Guarantor in accordance with the Release of Guarantee section of the Indenture; (iii) to add additional guarantees with respect to the 2026 Convertible Notes; (iv) to secure the 2026 Convertible Notes or the Guarantees; (v) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company; (vi) to make any change that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the rights of any Holder; (vii) in connection with any Share Exchange Event, to provide that the 2026 Convertible Notes are convertible into Reference Property, subject to the provisions of the Conversion Procedure; Settlement Upon Conversion section of the Indenture, and make such related changes to the terms of the 2026 Convertible Notes to the extent expressly required by the Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture; (vii) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act to the extent the Indenture is qualified thereunder; (viii) provide for the appointment of a successor Trustee, Note Registrar, Paying Agent or Conversion Agent; (ix) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder; (x) increase the Conversion Rate as provided in the Indenture; or (xi) to make any change to comply with rules of the Depositary, so long as such change does not adversely affect the rights of any Holder, as certified in good faith by the Company in an Officer’s Certificate.
Upon the written request of the Company and subject to the section Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee in the Indenture, the Trustee is hereby authorized to, and shall, join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions in the paragraph above may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the 2026 Convertible Notes at the time outstanding, notwithstanding any of the provisions of of the paragraphs below.
With the consent (evidenced as provided in the Concerning the Holders article of the Indenture) of the Holders of at least a majority of the aggregate principal amount of the 2026 Convertible Notes then outstanding (determined in accordance with the Concerning the Holders article of the Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 2026 Convertible Notes), the Company and the Guarantors, when authorized by the resolutions of their respective Boards of Directors (or similar governing body) and the Trustee, at the Company’s sole expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, any supplemental indenture or the 2026 Convertible Notes or of modifying in any manner the rights of the Holders;
provided
,
however
, that, without the consent of (i) in the case of clause (x) below, holders of at least 75% of the aggregate principal amount of the 2026 Convertible Notes then Outstanding (determined in accordance with the Concerning the Holders article of the Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 2026 Convertible Notes) or (y) in all other cases, each Holder of an outstanding Note affected, no such supplemental indenture shall: (i) reduce the principal amount of 2026 Convertible Notes whose Holders must consent to an amendment; (ii) reduce the rate of or extend the stated time for payment of interest, including any default interest, on any Note; (iii) reduce the principal amount of any 2026 Convertible Notes, reduce the premium payable upon the conversion of the 2026 Convertible Notes, or extend the Maturity Date of any Note; (iv) make any change that adversely affects the conversion rights of any 2026 Convertible Notes other than as expressly permitted or required by the Indenture; (v) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (vi) make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note; (vii) change the ranking or priority of the 2026 Convertible Notes; (viii) impair the right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its 2026 Convertible Notes, on or after the respective due dates expressed or provided for in the 2026 Convertible Notes or the Indenture; (ix) make any change in this section that requires each Holder’s consent or in the waiver provisions in the section Acceleration; Recession and Annulment or the Direction of Proceedings and Waiver of Defaults by Majority of Holders sections of the Indenture; (x) release any Guarantor from any of its obligations under its Guarantee otherwise than in accordance with the terms contained in the Indenture; or (xi) provide for the issuance of additional 2026 Convertible Notes except as permitted in the Indenture.
Upon the written request of the Company, and upon the delivery to the Trustee of evidence of the consent of Holders as aforesaid and subject to the Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee section of the Indenture, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Holders do not need under this section to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Governing Law
The Indenture and the 2026 Convertible Notes are governed by, and construed in accordance with, the laws of the State of New York.
Trustee
Wilmington Trust, National Association is the trustee under the Indenture governing the 2026 Convertible Notes.

PLAN OF DISTRIBUTION
The Selling Securityholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock and/or warrants on NYSE or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. In addition, the Selling Noteholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their 2026 Convertible Notes on any market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The Selling Stockholders and Selling Noteholders may use any one or more of the following methods when disposing of their shares of our Common Stock, our warrants and/or our 2026 Convertible Notes:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price;

•	distribution to members, limited partners or stockholders of Selling Stockholders;

•	“at the market” or through market makers or into an existing market for the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The Selling Stockholders and Selling Noteholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock, our warrants or our 2026 Convertible Notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, warrants or 2026 Convertible Notes, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock, warrants, 2026 Convertible Notes or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling

Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of our Common Stock, warrants or 2026 Convertible Notes offered by them will be the purchase price less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock, warrants or 2026 Convertible Notes to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders also may in the future resell a portion of our Common Stock, warrants or 2026 Convertible Notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock, warrants or 2026 Convertible Notes or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock, warrants or 2026 Convertible Notes may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Common Stock, warrants or 2026 Convertible Notes to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the prospectus that includes this prospectus.
To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to maintain the effectiveness of this prospectus until all such securities have been sold under this prospectus or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock, warrants or 2026 Convertible Notes to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or warrants.
The Selling Securityholders may use this prospectus in connection with resales of our Common Stock, warrants or 2026 Convertible Notes. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Common Stock, warrants or 2026 Convertible Notes and any material relationships between us and the Selling Securityholders. The Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock, warrants or 2026 Convertible Notes they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of our Common Stock, warrants or 2026 Convertible Notes.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of Common Stock, warrants or 2026 Convertible Notes to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock, warrants or 2026 Convertible Notes pursuant to the distribution through a registration statement.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of May 11, 2022:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our current officers and directors; and

•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
The beneficial ownership of our Common Stock is based on 126,263,451 shares of Common Stock issued and outstanding as of May 11, 2022.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
AE Industrial Partners (1)	113,250,000	89.7%
GigAcquisitions4, LLC (2)(3)(5)	8,702,000	6.9%
Sean Battle (4)	—	—
Pamela Braden (4) .	—	—
Dr. Louis R. Brothers (4)	—	—
Peter Cannito (4) .	—	—
Dr. Raluca Dinu (2)(5)(6) (7)	8,730,333	6.9%
Jeffry R. Dyer (4)	—	—
Brian Frutchey (4)	—	—
Paul Fulchino (4)	—	—
Samuel J. Gordy (4) .	—	—
Jeffrey Hart (4) .	—	—
Dorothy D. Hayes (2) .	12,000	*
Raanan I. Horowitz (2)	—	—
Dr. Avi S. Katz (2)(3)(6) (7)	8,730,333	6.9%
Joshua Kinley (4)	—	—
Kirk Konert (4)	—	—
All directors and officers as a group (15 individuals)	8,742,333	6.9%

*	Less than one percent.
(1)
BBAI Ultimate Holdings, LLC and AE BBAI Aggregator, LP are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners
Fund II-A,
LP and AE Industrial Partners Fund
II-B,
LP (collectively, the “
AE Partners Funds
”). The general partner of the BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs.

Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. Each of the entities and individuals named above disclaims beneficial ownership of the BigBear securities held of record by BBAI Ultimate Holdings, LLC, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.
(2)	The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California.
(3)
Includes 8,702,000 shares held by GigAcquisitions4, LLC. The shares held by GigAcquisitions4, LLC are beneficially owned by Dr. Avi Katz, who is the manager of GigAcquisitions4, LLC and who has sole voting and dispositive power over the shares held by GigAcquisitions4, LLC.

(4)	The business address for this person is 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046.
(5)
Includes 8,702,000 shares held by GigAcquisitions4, LLC. Dr. Dinu is a member of GigFounders, LLC, which has a financial and voting interest in GigAcquisitions4, LLC as a member of GigAcquisitions4, LLC and that entitles this partnership to participate in any economic return of GigAcquisitions4, LLC in accordance with terms negotiated with the other holders of financial and voting interests in GigAcquisitions4, LLC. Accordingly, the shares of Common Stock held by GigAcquisitions4, LLC, subject to the interests of such other holders, are indirectly and beneficially owned by Dr. Dinu by virtue of her financial interest in GigFounders, LLC.

(6)	Includes shares of Common Stock underlying warrants that are exercisable within 60 days.
(7)
Includes 21,250 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock (and the 7,083 shares of Common Stock into which these warrants are exercisable) that were distributed by GigAcquisitions4, LLC to this individual. Such shares and warrants were acquired by GigAcquisitions4, LLC in connection with the closing of our predecessor’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Consulting Agreement
PCI and NuWave were parties to that certain Amended and Restated Consulting Agreement, dated December 21, 2020, with AE Industrial Operating Partners, LLC and AE Industrial Partners, LP (collectively, the “
AE Consultants
”) (the “
Amended and Restated Consulting Agreement
”), pursuant to which the AE Consultants provided consulting and advisory services to the subsidiaries of BigBear in exchange for certain fees in respect of each fiscal year and in respect of certain extraordinary corporate events, such as refinancings, restructurings, equity or debt offerings, dividends, distributions, acquisitions and divestitures. The AE Consultants are affiliates of AE. The Amended and Restated Consulting Agreement was terminated in connection with closing of the Business Combination.
Commercial Arrangements with Affiliates
BigBear.ai is party to (A)(i) a Memorandum of Understanding, dated April 22, 2021, and (ii) a Confidential Disclosure Agreement, dated March 17, 2021, in each case with Redwire Space, Inc. (“
Redwire
”), and (B) a Memorandum of Understanding, dated April 22, 2021, with Edge Autonomy, whereby BigBear will develop AI/ML capabilities for Edge Autonomy’s unmanned systems and components used in autonomous operations within the commercial and defense markets (together, the “
Affiliate MOUs
”). Edge Autonomy is an affiliate of AE. The terms of each such agreement reflect the results of an arm’s length negotiation between unaffiliated third parties.
Policies and Procedures for Approval of Related Party Transactions
Our board of directors has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the related party transaction was initiated by the Company or the related party;

•	the availability of other sources of comparable products or services;

•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the related party transaction;

•	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

•	the related party’s interest in the related party transaction; and

•	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our code of conduct and ethics, which have been adopted, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Under our Related Party Transactions Policy, any related party transaction with AE Industrial Operating Partners, LLC, AE Industrial Partners, LP, Redwire Space, Inc., Edge Autonomy and/or any of their respective subsidiaries that is contemplated by the Amended and Restated Consulting Agreement, Teaming Agreement, Affiliate MOUs or otherwise contemplated by the disclosure in the Company’s proxy statement on Schedule 14A relating to the business combination are pre-approved
by our Audit Committee.
All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Kirkland & Ellis LLP, New York, New York and Ballard Spahr LLP, Baltimore, Maryland.
EXPERTS
The audited consolidated financial statements of BigBear.ai Holdings, Inc. included in this preliminary prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
As disclosed in our Current Report on Form 8-K filed on December 13, 2021, BPM LLP (“
BPM
”), GigCapital4’s independent registered public accounting firm prior to the Business Combination, was informed on December 7, 2021 that it was dismissed as the Company’s independent registered public accounting firm. Effective December 7, 2021, the Company’s Board approved the engagement of Grant Thornton LLP (“
Grant Thornton
”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Grant Thornton previously served as the independent registered public accounting firm of BigBear.ai Holdings, LLC, NuWave Solutions, LLC, Open Solutions Group, LLC, and ProModel (a carve-out of ProModel Government Solutions, Inc.) prior to the Business Combination.
BPM’s report on GigCapital4’s financial statements as of December 31, 2020 and for the period from December 4, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainties, audit scope, or accounting principles. During the period from December 4, 2020 (inception) through December 31, 2020 and the subsequent interim period through December 7, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act between the Company and BPM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BPM, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.
During the period from December 4, 2020 (inception) through December 31, 2020, and the subsequent interim period through December 7, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
During the period from December 4, 2020 (inception) through December 31, 2020 and the subsequent interim period through December 7, 2021, GigCapital4 did not consult with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of GigCapital4 or BigBear, and no written report or oral advice was provided to GigCapital4 by Grant Thornton that Grant Thornton concluded was an important factor considered by BigBear in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company has provided BPM with a copy of the foregoing disclosures and has requested that BPM furnish the Company with a letter addressed to the SEC, which is incorporated by reference in Exhibit 16.1 to the Current Report on Form 8-K filed on December 13, 2021, stating whether it agrees with such disclosures made by the Company set forth above, and, if not, stating the respects in which it does not agree.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at
http://www.sec.gov
. We also maintain a website at
https://ir.bigbear.ai
, where you may access these materials free of charge. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
If you would like additional copies of this prospectus, you should contact us at the following address and telephone number:
BigBear.ai Holdings, Inc.
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
(410)
312-0885

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Consolidated Financial Statements
Reports of Independent Registered Public Accounting Firm (PCAOB ID Number 248)	F-2
Consolidated Balance Sheets as of December 31, 2021 and December 31, 2020	F-3
Consolidated Statements of Operations for the Year Ended December 31, 2021, the Period from May 22, 2020 through December 31, 2020, the Period from January 1, 2020 through October 22, 2020 and for the Year Ended December 31, 2019
F-4
Consolidated Statements of Changes in Equity for January 1, 2020 through October 22, 2020 and for the Year Ended December 31, 2019	F-5
Consolidated Statements of Changes in Equity for the Year Ended December 31, 2021 and the Period from May 22, 2020 through December 31, 2020	F-6
Consolidated Statements of Cash Flows for the Year Ended December 31, 2021, the Period from May 22, 2020 through December 31, 2020, the Period from January 1, 2020 through October 22, 2020 and for the Year Ended December 31, 2019
F-7
Notes to Consolidated Financial Statements	F-9

Financial Statements (Unaudited) as of March 31, 2021
Consolidated Balance Sheets as of March 31, 2022 and December 31, 2021	F-52
Consolidated Statements of Operations for the Three Months Ended March 31, 2022 and 2021	F-53
Consolidated Statements of Stockholders’ Equity for the Three Months Ended March 31, 2022 and 2021	F-54
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2022 and 2021	F-55
Notes to Consolidated Financial Statements (Unaudited).	F-56

Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
BigBear.ai Holdings, Inc.
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of BigBear.ai Holdings, Inc. (a Delaware corporation) and subsidiaries (formerly BigBear.ai Holdings, LLC, collectively the “Company” or “Successor”) as of December 31, 2021 and 2020 (Successor), the related consolidated statements of operations, changes in equity, and cash flows for the year ended December 31, 2021 and the period from May 22, 2020 through December 31, 2020 (Successor) and the consolidated statements of operations, changes in equity, and cash flows of PCI Strategic Management, LLC (“Predecessor”) for the period from January 1, 2020 through October 22, 2020 and the year ended December 31, 2019 (Predecessor), and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 (Successor), and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from May 22, 2020 through December 31, 2020 (Successor) and the period from January 1, 2020 through October 22, 2020 and the year ended December 31, 2019 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2021.
Arlington, Virginia
March 31, 2022

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(
in thousands, except share and per share data
)

	Successor
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$68,900	$9,704
Restricted cash	101,021	—
Accounts receivable, less allowance for doubtful accounts of $43 as of December 31, 2021 and December 31, 2020	28,605	21,426
Contract assets	628	2,575
Prepaid expenses and other current assets	7,028	641

Total current assets	206,182	34,346

Non-current assets:
Property and equipment, net	1,078	863
Goodwill	91,636	91,271
Intangible assets, net	83,646	90,498
Deferred tax assets	—	794
Other non-current assets	780	593

Total assets	$383,322	$218,365

Liabilities and equity
Current liabilities:
Accounts payable	$5,475	$2,731
Short-term debt, including current portion of long-term debt	4,233	1,100
Accrued liabilities	10,735	7,270
Contract liabilities	4,207	541
Derivative liabilities	44,827	—
Other current liabilities	541	413

Total current liabilities	70,018	12,055

Non-current liabilities:
Long-term debt, net	190,364	105,894
Deferred tax liabilities	248	—
Other non-current liabilities	324	19

Total liabilities	260,954	117,968

Commitments and contingencies (Note M)
Equity:
Common stock, par value $0.0001; 500,000,000 shares authorized and 135,566,227 shares issued at December 31, 2021.	14	11
Additional paid-in capital	253,744	108,224
Accumulated deficit	(131,390)	(7,838)

Total equity	122,368	100,397

Total liabilities and equity	$383,322	$218,365

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(
in thousands, except share and per share data
)

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Revenues	$145,578	$31,552	$59,765	$73,626
Cost of revenues	111,510	22,877	46,755	56,130

Gross margin	34,068	8,675	13,010	17,496
Operating expenses:
Selling, general and administrative	106,507	7,909	7,632	11,004
Research and development	6,033	530	85	110
Transaction expenses	—	10,091	—	—

Operating (loss) income	(78,472)	(9,855)	5,293	6,382
Net increase in fair value of derivatives	33,353	—	—	—
Loss on extinguishment of debt	2,881	—	—	—
Interest expense	7,762	616	1	127

(Loss) income before taxes	(122,468)	(10,471)	5,292	6,255
Income tax (benefit) expense	1,084	(2,633)	3	9

Net (loss) income	$(123,552)	$(7,838)	$5,289	$6,246

Basic net loss per share	$(1.15)	$(0.07)
Diluted net loss per share	$(1.15)	$(0.07)
Weighted-average shares outstanding:
Basic	107,009,834	105,000,000
Diluted	107,009,834	105,000,000
The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(
in thousands, except unit data
)
For the Predecessor 2019 and Predecessor 2020 Period

	Class A Units	Class B Units	Members’ contribution	Retained earnings	Total members’ equity
As of December 31, 2018 (Predecessor)	900	—	4,894	1,270	6,164
Net income	—	—	—	6,246	6,246
Class B Units vested	—	10	—	—	—
Equity-based compensation expense	—	—	104	—	104
Distributions	—	—	—	(839)	(839)

As of December 31, 2019 (Predecessor)	900	10	4,998	6,677	11,675
Net income	—	—	—	5,289	5,289
Equity-based compensation expense	—	—	80	—	80
Distributions	—	—	—	(9,773)	(9,773)

As of October 22, 2020 (Predecessor)	900	10	$5,078	$2,193	$7,271

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(
in thousands, except share and unit data
)
For the Successor 2020 Period

	Common Stock		Additional paid-in capital	Accumulated deficit	Total equity
	Shares	Amount
As of May 22, 2020 (Successor)	—	$—	$—	$—	$—
Net loss	—	—	—	(7,838)	(7,838)
Parent’s contributions*	105,000,000	11	95,036	—	95,047
Parent’s contributions for acquisitions	—	—	13,188	—	13,188

As of December 31, 2020 (Successor)	105,000,000	$11	$108,224	$(7,838)	$100,397

*
The units of the Company prior to the Merger (as defined in Note A) have been retroactively restated to reflect the exchange ratio established in the Merger (computed as 105,000,000 shares of Common Stock to 100 Company units).

For the Successor 2021 Period

	Common Stock		Additional paid-in capital	Accumulated deficit	Total equity
	Shares	Amount
As of December 31, 2020 (Successor)*	105,000,000	$11	$108,224	$(7,838)	$100,397
Net loss	—	—	—	(123,552)	(123,552)
Equity-based compensation expense	—	—	60,615	—	60,615
GigCapital4 shares net of redemptions, including PIPE, warrant liability, and Merger costs	30,556,227	3	84,905	—	84,908

As of December 31, 2021 (Successor)	135,556,227	$14	$253,744	$(131,390)	$122,368

*
The units of the Company prior to the Merger (as defined in Note A) have been retroactively restated to reflect the exchange ratio established in the Merger (computed as 105,000,000 shares of Common Stock to 100 Company units).

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(
in thousands
)

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Cash flows from operating activities:
Net (loss) income	$(123,552)	$(7,838)	$5,289	$6,246
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	7,262	1,028	52	50
Amortization of debt issuance costs	679	17	—	—
Equity-based compensation expense	60,615	—	80	104
Provision for doubtful accounts	—	43	—	—
Deferred income tax expense (benefit)	1,042	(2,637)	(8)	(2)
Loss on extinguishment of debt	2,881	—	—	—
Net increase in fair value of derivatives	33,353	—	—	—
Loss on sale of property and equipment	14	—	—	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(7,179)	(4,000)	6,818	(2,488)
(Increase) decrease in contract assets	1,947	3,868	(4,300)	(127)
(Increase) decrease in prepaid expenses and other assets	(6,437)	(453)	(29)	(59)
Increase (decrease) in accounts payable	2,744	1,111	51	(349)
Increase (decrease) in accrued liabilities	2,845	1,224	504	735
Increase (decrease) in contract liabilities	3,666	40	—	—
Increase (decrease) in other liabilities	338	181	157	11

Net cash (used in) provided by operating activities	(19,782)	(7,416)	8,614	4,121

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(224)	(184,714)	—	—
Purchases of property and equipment	(645)	(155)	(121)	(18)
Proceeds from disposal of property and equipment	6	—	—	—

Net cash used in investing activities	(863)	(184,869)	(121)	(18)

Cash flows from financing activities:
Proceeds from term loan	—	107,249	—	—
Repayment of term loan	(110,000)	—	—	—
Proceeds from promissory notes	—	91,283	—	—
Repayment of promissory notes	—	(91,283)	—	—
Proceeds from short-term borrowings	9,233	4,000	2,000	—
Repayment of short-term borrowings	(5,000)	(4,000)	(2,000)	(2,000)
Proceeds from issuance of convertible notes	200,000	—	—	—
Proceeds from the Merger	101,958	—	—	—
Payment of Merger transaction costs	(9,802)	—	—	—
Payment of debt issuance costs to third parties	(5,527)	(307)	—	—
Distributions to members	—	—	(9,773)	(839)
Parent’s contribution	—	95,047	—	—

Net cash provided by (used in) financing activities	180,862	201,989	(9,773)	(2,839)

Net increase (decrease) in cash and cash equivalents and restricted cash	160,217	9,704	(1,280)	1,264
Cash and cash equivalents and restricted cash at beginning of year	9,704	—	1,644	380

Cash and cash equivalents and restricted cash at end of year	$169,921	$9,704	$364	$1,644

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(
in thousands
)

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Cash paid during the period for:
Interest	$6,241	$384	$1	$127
Income taxes	$68	$—	$9	$5

Supplemental schedule of non-cash investing and financing activities:
Merger transaction costs paid included in accrued liabilities	$259	$—	$—	$—
Merger costs settled through issuance of common stock	$10,153	$—	$—	$—
Debt issuance costs settled through issuance of common stock	$4,800	$—	$—	$—
Initial fair value of written put option at closing	$11,371	$—	$—	$—
Initial fair value of private warrants at closing	$421	$—	$—	$—
Parent units issued for acquisitions	$—	$13,188	$—	$—

	Successor
	December 31, 2021	December 31, 2020
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$68,900	$9,704
Restricted cash	101,021	—

Cash and cash equivalents and restricted cash at end of the period	$169,921	$9,704

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Note A—Description of the Business
Affiliates of AE Industrial Partners Fund II, LP (“AE”), a private equity firm specializing in aerospace, defense, space and government services, power generation, and specialty industrial markets, formed a series of acquisition vehicles on May 22, 2020, which included Lake Parent, LLC (“Lake Parent”), BigBear.ai Holdings, LLC, (“BigBear.ai Holdings” or “Successor”, formerly known as Lake Intermediate, LLC), BigBear.ai Intermediate Holdings, LLC (“BigBear.ai Intermediate”, formerly known as Lake Finance, LLC) and BigBear.ai, LLC, (“BigBear.ai”, formerly known as Lake Acquisition, LLC) with Lake Parent being the top holding company. BigBear.ai and BigBear.ai Intermediate are wholly owned subsidiaries of BigBear.ai Holdings.
On June 19, 2020, BigBear.ai acquired NuWave Solutions, LLC (“NuWave”). Subsequently, NuWave entered into an agreement with Open Solutions Group, LLC (“Open Solutions”) to acquire 100% o
f its equity on December 2, 2020. On December 21, 2020, BigBear.ai acquired the Government Services division of ProModel Government Solutions, Inc. (“ProModel”)
.
Separately, AE also formed a series of acquisition vehicles on October 8, 2020 which included PCISM Ultimate Holdings, LLC (subsequently renamed to BBAI Ultimate Holdings, LLC, “Parent”), PCISM Holdings, LLC, PCISM Intermediate Holdings, LLC, and PCISM Intermediate II Holdings, LLC. On October 23, 2020, Parent acquired PCI Strategic Management, LLC (“PCI” or “Predecessor”).
On December 21, 2020, NuWave acquired 100% of the equity of PCI in a series of transactions which resulted in BigBear.ai Holdings being a wholly owned subsidiary of Parent. These transactions left Lake Parent with no assets or operations, and it was dissolved.
BigBear.ai Holdings includes the Predecessor, which is comprised of PCI prior to its acquisition date, and the Successor, including NuWave, PCI, Open Solutions and ProModel after the acquisition of each, respectively. The Company offers a comprehensive suite of solutions including artificial intelligence (“AI”) and machine learning (“ML”), data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems integration.
On December 7, 2021, the previously announced merger (“Merger”) with GigCapital4, Inc. (“GigCapital4”) was consummated pursuant to the business combination agreement (the “Agreement”) dated June 4, 2021, as amended in July 2021 and December 2021, by and between GigCapital4 Merger Sub Corporation (the “Merger Sub”), a wholly owned subsidiary of GigCapital4, BigBear.ai Holdings, and Parent. Immediately prior to the stockholder vote for the Merger, GigCapital4 executed a series of Forward Share Purchase Agreements (“FPAs”) with certain investors. Included within the FPAs is a provision that each of the participants would not redeem their shares and instead would hold the shares for a period of up to three months following the consummation of the Merger, at which time they will have the right to sell the shares to the Company for $10.15 per share. Upon the closing of the Merger, GigCapital4 was renamed to BigBear.ai, Holdings Inc. (“BigBear.ai” or the “Company”), the SEC registrant. As a result of the Merger, the Company received aggregate gross proceeds of $101,958 from GigCapital4’s trust account and PIPE Proceeds, and issued $200,000 of unsecured convertible notes that are convertible into 17,391,304 shares of the Company’s common stock at an initial Conversion Price of $11.50 (refer to
Note I
for detail). Proceeds from the Merger were partially used to fund the $114,393 repayment of the Antares Loan and Merger transaction costs and other costs paid through the funds flow of $9,802, consisting of marketing, legal and other professional fees.
The Merger is accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. For accounting purposes, the Merger is treated as the equivalent of BigBear.ai Holdings issuing equity

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

for the net assets of GigCapital4 followed by a recapitalization. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity (BigBear.ai) represent the continuation of the consolidated financial statements of BigBear.ai Holdings in many respects.
Immediately prior to the closing of the Merger, but following the consummation of the GigCapital4’s domestication to a Delaware corporation, the authorized capital stock of GigCapital4 consisted of 501,000,000 shares, including (i) 500,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock. 135,566,227 shares of common stock and no shares of the preferred stock were outstanding as of December 31, 2021. At the effective time of the Merger, 100 units of BigBear.ai Holdings were cancelled and automatically deemed for all purposes to represent the Parent’s right to receive, in the aggregate, $75 million in cash and shares in GigCapital4, and Parent exchanged its 100 units of BigBear.ai Holdings for 105,000,000 shares of BigBear.ai’s common stock. In addition, 8,000,000 shares of PIPE financing were issued and 1,495,320 shares were issued to certain advisors. AE became the majority stockholder of the Company, via its ownership of Parent, following the close of the Merger (83.5%).
Note B—Summary of Significant Accounting Policies
Basis of Presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and all intercompany balances and transactions have been eliminated in consolidation. Amounts presented within the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages, units, shares, per unit, and per share amounts.
The period from May 22, 2020 (inception) through December 31, 2020 and as of December 31, 2020 (the “Successor 2020 Period”) and the year ended December 31, 2021 (the “Successor 2021 Period”) relate to activity of BigBear.ai Holdings and its subsidiaries. The year ended December 31, 2019 (the “Predecessor 2019 Period”), and the period from January 1, 2020 to October 22, 2020 (the “Predecessor 2020 Period”) relate to the predecessor period. The Successor 2020 Period begins before the Predecessor 2020 Period ended due to the acquisitions that took place prior to the acquisition of PCI.
The PCI, NuWave, Open Solutions, and ProModel acquisitions were accounted for as business combinations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), and the resulting new basis of accounting is reflected in the Successor 2020 Period as of each acquisition date. As a result, financial information of the Predecessor and Successor periods has been prepared under two different bases of accounting and therefore are not comparable.
PCI was identified as the Predecessor through an analysis of various factors, including the size, financial characteristics, and ongoing management.
The audited consolidated financial statements are presented as described below:

•	The consolidated financial statements for the Predecessor 2019 Period, which includes a full year of operating results of PCI.

•	The consolidated financial statements for the Predecessor 2020 Period, which includes the operating results of PCI from January 1, 2020 to October 22, 2020.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

•
The combined financial statements for the Successor 2020 Period, which includes the operating results of BigBear.ai Holdings and its subsidiaries from each of their respective acquisition dates through December 31, 2020.

•	The consolidated financial statements for the Successor 2021 Period, which includes the operating results of BigBear.ai Holdings and its subsidiaries for the year ended December 31, 2021.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ materially from those estimates. Accounting policies subject to estimates include valuation of goodwill, intangible assets, impairments, revenue recognition, income taxes, business combinations and equity-based compensation.
Business Combinations
The Company utilizes the acquisition method of accounting under ASC 805, for all transactions and events in which it obtains control over one or more other businesses (even if less than 100% ownership is acquired), to recognize the fair value of all assets and liabilities assumed and to establish the acquisition date fair value as of the measurement date.
While the Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed as of the acquisition date, the estimates and assumptions are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. For changes in the valuation of intangible assets between the preliminary and final purchase price allocation, the related amortization is adjusted in the period it occurs. Subsequent to the measurement period, any adjustment to assets acquired or liabilities assumed is included in operating results in the period in which the adjustment is determined. Transaction expenses that are incurred in connection with a business combination, other than costs associated with the issuance of debt or equity securities, are expensed as incurred.
Revenue Recognition
The Company’s revenues from contracts with customers are from offerings including artificial intelligence and machine learning, data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems integration, primarily with the U.S. Government and its agencies. The Company also serves various commercial customers.
The Company organizes its solutions into three categories:

1.	Observe–helps customers collect, normalize and curate data from a variety of sources in real-time.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

2.	Orient–uses low code, composable, distributed, and event-driven predictive analytics to uncover hidden items in raw data and make sense of incomplete data.

3.	Dominate–helps customers turn data into insights by recommending and evaluating multiple courses of action through data visualization and descriptive analytics.
Each of the Company’s solutions can be sold individually or combined and sold together. Regardless of whether a customer is procuring only one of the Company’s solutions or a combination of solutions, the Company’s contracts generally include a significant service of integrating the solutions with the Company’s customer’s existing solutions and information systems. After the Company implements the solutions, the Company may also enter into contracts with the customers to further refine or customize these solutions to either enhance the functionality or adjust for changes in the customer’s requirements. These post-implementation service contracts are generally performed on a time-and-materials
basis.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. The Company performs under various types of contracts, which generally include firm-fixed-price (“FFP”) and time-and-materials
(“T&M”) contracts.
Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined
price. To the extent the Company’s actual costs vary from the estimates upon which the price was negotiated, the Company will generate more or less profit or could incur a loss. Under T&M contracts, the Company agrees to perform the specified work for a pre-determined
rate per hour, as well as the reimbursement of other direct billable costs which are presented on a gross basis. The Company has a right to consideration from the customer in an amount that corresponds directly with the value of the Company’s performance and recognizes revenue in the amount to which the Company has a right to invoice (the “right to invoice” practical expedient).
The Company assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, the Company considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as one single contract for revenue recognition purposes.
The Company generally uses internally developed and third-party applications, which the Company integrates, when implementing solutions to meet specific customer requirements. The Company evaluates the solutions or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. Each of the Company’s solutions is capable of being distinct as the customer can benefit from each individual solution on its own or with other resources that are readily available. When customer contracts include a significant service of integrating the solutions to provide a set of integrated or highly interrelated tasks, the Company accounts for these arrangements as a single performance obligation. While the contracts provide customers access to the Company’s solutions, the contracts generally do not contain separate licensing provisions for independent use of the underlying internally developed software. Additionally, these components are highly interdependent and highly interrelated into the solutions delivered to the Company’s customers. Therefore, these components are not capable of being distinct and are not separately identifiable from the other promises in the contract. In cases where customer contracts have an explicit licensing provision to the underlying software, such software is generally accounted for as a separate performance obligation.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The Company determines the transaction price for each contract based on the consideration the Company expects to receive for the solutions or services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant revenue reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate this risk.
At the inception of a contract, the Company estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on
contracts until they become legally enforceable. Contracts are often subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. The Company’s contracts with the U.S. Government often contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Therefore, such modifications are accounted for as if they were part of the existing contract and may result in a cumulative adjustment to revenue recognized. The Company accounts for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.
For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone selling price of the solution or service underlying each performance obligation. The standalone selling price represents the amount for which the Company would sell the solution or service to a customer on a standalone basis (i.e., not bundled with any other solutions or services). The Company’s contracts with the U.S. government are subject to the Federal Acquisition Regulation (“FAR”) and priced on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for
non-U.S.
government agencies and commercial customers is based on specific negotiations with each customer. In circumstances where the standalone selling price is not directly observable, the Company estimates the standalone selling price using the expected cost-plus margin approach.
The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the solutions and services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the solution or service. Substantially all of the Company’s revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer. For most contracts with the U.S. Government, this continuous transfer of control of the work in process to the customer is supported by clauses in the contract that give the customer ownership of work in process and allow the customer to unilaterally terminate the contract for convenience and pay the Company for costs incurred plus a reasonable profit. For most
non-U.S.
Government contracts, continuous transfer of control to the customer is supported because the Company delivers solutions that do not have an alternative use to the Company and if the Company’s customer were to terminate the contract for reasons other than the Company’s non-performance,
the Company would have the right to recover damages which would include, among other potential damages, the right to payment for the work performed to date plus a reasonable profit.
For performance obligations to deliver solutions with continuous transfer of control to the customer, revenue is recognized based on the extent of progress towards completion of the performance obligation,

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

generally using the
percentage-of-completion
cost-to-cost
measure of progress for the Company’s contracts because it best depicts the transfer of control to the customer as the Company incurs costs on the contracts. Under the percentage-of-completion
cost-to-cost
measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation(s). For T&M contracts, revenue is recognized over time based on costs incurred or the right to invoice method (in situations where the value transferred matches the Company’s billing rights) as the customer receives and consumes the benefits.
For arrangements with the U.S. Government, the Company generally does not begin work on contracts until funding is appropriated by the customer. Billing timetables and payment terms on the Company’s contracts vary based on a number of factors, including the contract type. CPFF and T&M contracts are generally billed on a monthly basis. FFP contracts are generally billed based on milestones, which are the achievement of specific events as defined in the contract. Amounts billed and due from customers are classified as receivables on the combined balance sheets. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.
In some cases where a portion of payment retained by the customer is not considered a significant financing component; the Company expects, at contract inception, that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component.
Sale of Products
Revenue from sale of products to customers purchased from third parties is recognized at a point in time when control has transferred to the customer. Control is transferred to the customer upon customer acceptance or receipt of the product. At this point in time, the Company has a present right to payment, and the customer has legal title and physical possession of the product as well as the risks and rewards of ownership.
Contract Balances
Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.
Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities consist of billings in excess of revenues and customer advances. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues
Cash and Cash Equivalents
Cash and cash equivalents are comprised of cash on hand, cash balances with banks and similar institutions and all highly liquid investments with an original maturity of three months or less when purchased.
Restricted Cash
The Company’s restricted cash consists of cash deposited into escrow accounts reflecting the full obligation to certain investors related to the FPAs. The funds held in the escrow accounts will not be available to the

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Company for three months following the consummation of the Merger unless and until any of the Investors sell these shares in the market or the investors redeem their shares under FPAs by March 7, 2022. Notwithstanding the sale of shares by any FPA investors, the restricted cash will be used to settle any of the Company’s repurchase obligations arising as a result of a FPA investor requiring the Company to repurchase its shares. The Company settled its obligations under the FPAs subsequent to December 31, 2021. See “Note V — Subsequent Events” for additional information.
Property and Equipment
Property and equipment are the long-lived, physical assets of the Company acquired for use in the Company’s normal business operations and not intended for resale by the Company. These assets are recorded at cost. Renewals and betterments that increase the useful lives of the assets are capitalized. Repair and maintenance expenditures that increase the efficiency of the assets are expensed as incurred. Assets under capital leases are recorded at the present value of the minimum lease payments required during the lease period. Depreciation is based on the estimated useful lives of the assets using the straight-line method and is included in selling, general and administrative or cost of revenues based upon the asset. Expected useful lives are reviewed at least annually. Estimated useful lives are as follows:

Property and equipment	Estimate useful life in years
Computer equipment	3
Furniture and fixtures	7
Laboratory equipment	5-10
Software	3-5
Leasehold improvements	5 or lease term
As assets are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.
The Company regularly evaluates its property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable, in accordance with
ASC 360, Property, Plant, and Equipment
. If the Company determines that the carrying amount of an asset or asset group is not recoverable based upon the undiscounted expected future cash flows of the asset or asset group, the Company records an impairment loss equal to the excess of carrying amount over the estimated fair value of the asset or asset group.
Finite-lived Intangible Assets
Finite-lived intangible assets result from the Company’s various business combinations and consist of identifiable finite-lived intangible assets, including technology and customer relationships. These finite-lived intangible assets are reported at cost, net of accumulated amortization, and are either amortized on a straight-line basis over their estimated useful lives or over the period the economic benefits of the intangible asset are consumed.
The Company regularly evaluates its intangible assets other than goodwill for impairment when events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable, in accordance with
ASC 350, Intangibles–Goodwill and Other
. If the Company determines that the carrying amount of an asset or asset group is not recoverable based upon the undiscounted expected future cash flows of the asset or asset group, the Company records an impairment loss equal to the excess of carrying amount over the estimated fair value of the asset or asset group.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Leases
In accordance with
 ASC 840, Leases
 (“
ASC 840
”) the Company recognizes the
minimum non-contingent rent
required under an operating lease as rent expense on a straight-line basis over the life of the lease, with differences between amounts recognized as expense and the amounts actually paid recorded as deferred rent, and included in other current liabilities on the accompanying consolidated balance sheets.
Warrants
As part of GigCapital4’s Initial Public Offering, public and private warrants were issued, which were assumed by BigBear.ai upon consummation of the Merger. Warrants are accounted for in accordance with the guidance of ASC 815,
Derivatives and Hedging
(“
ASC 815
”), under which private warrants do not meet the criteria for equity treatment and are classified as liabilities measured at fair value. Public warrants meet the criteria for equity classification. The Company measured the private warrant liability at fair value at the closing of the Merger and then at each reporting period with changes in fair value recognized in the consolidated statements of operations.
Written Put Option
The Written Put Option is a liability under ASC 480,
Distinguishing Liabilities from Equity
, because it embodies an obligation to repurchase the Company’s shares by paying cash. Furthermore, the Written Put Option meets the definition of derivative under ASC 815. Therefore, the Written Put Option is classified as a current liability measured at fair value and is presented in Derivative liabilities on the Company’s consolidated balance sheets. The unrealized gains and losses from changes in the fair value of the Written Put Option is reflected in the consolidated statements of operations.
Fair Value of Financial Instruments
The Company measures certain financial assets and liabilities at fair value. ASC 820,
Fair Value Measurement and Disclosures (“ASC 820”)
, specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair-value hierarchy:
Level 1—Quoted prices for identical instruments in active markets;
Level 2—Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
These inputs are based on Company’s own assumptions about current market conditions and require significant management judgement or estimation. Financial instruments consist of cash equivalents, accounts receivable, accounts payable, accrued liabilities, private warrants, written put options, and debt. Cash equivalents are stated at fair value on a recurring basis. Accounts receivable, accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt of payment date. Private warrants and written put options are marked to fair value on a periodic basis.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Income Taxes
The Company estimates its current tax expense together with assessing temporary differences resulting from differing treatment of items not currently deductible for tax purposes. These differences result in deferred tax assets and liabilities on the Company’s consolidated balance sheets, which are estimated based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these differences reverse. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in the Company’s consolidated statements of operations become deductible expenses under applicable income tax laws or loss or credit carry forwards are utilized. Accordingly, the realization of the Company’s deferred tax assets are dependent on future taxable income against which these deductions, losses, and credits can be utilized.
The Company evaluates the realizability of its deferred tax assets and recognizes a valuation allowance when it is more likely than not that a future benefit on such deferred tax assets will not be realized. Changes in the valuation allowance, when recorded, would be included in the Company’s consolidated statements of operations. Management’s judgment is required in determining the Company’s valuation allowance recorded against its net deferred tax assets.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions in its provision (benefit) for income taxes. As of December 31, 2021, there were no accruals for uncertain tax positions.
Concentration of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, certificates of deposit, and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit quality. At times, such amounts may exceed federally insured limits. Cash and cash equivalents and restricted cash on deposit or invested with financial and lending institutions was $169,921 and $9,704, as of December 31, 2021 and December 31, 2020, respectively.
The Company provides credit to customers in the normal course of business. The carrying amount of current accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary. The Company maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be fully collected. The allowance is based on the assessment of the following factors: customer creditworthiness, historical payment experience, and age of outstanding accounts receivable and any applicable collateral.
Segment Information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in two operating and reportable segments, Cyber & Engineering and

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Analytics, as the CODM reviews financial information presented for both segments on a disaggregated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Cyber & Engineering
The Cyber & Engineering segment provides
high-end
technology and management consulting services to its customers. This segment focuses in the areas of cloud engineering and enterprise IT, cybersecurity, computer network operations and wireless, systems engineering, strategy and program planning. The segment’s primary solutions relate to the identification of cyber-attack risks and the development and deployment of customized solutions to mitigate those risks.
Analytics
The Analytics segment provides
high-end
technology and consulting services to its customers. This segment focuses on the areas of big data computing and analytical solutions, including predictive and prescriptive analytic software solutions. The segment’s primary solutions assist customers in aggregating, interpreting, and synthesizing data to enable real-time decision-making capabilities.
The Predecessor operated as a single reportable operating segment of Cyber & Engineering.
Goodwill
Goodwill is the amount by which the purchase price exceeded the fair value of the net identifiable assets acquired and liabilities assumed in a business combination on the date of acquisition. Goodwill is assessed for impairment at least annually as of October 1, on a reporting unit basis, or when events and circumstances occur indicating that the recorded goodwill may be impaired. The Company assesses impairment first on a qualitative basis to determine if a quantitative assessment is necessary. In circumstances where the qualitative analysis indicates that it is more likely than not that the fair value of a reporting unit does not exceed its carrying value, the Company performs a quantitative impairment test by which the goodwill impairment loss is measured as the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill. All indefinite-lived assets are reviewed for impairment annually, and as necessary if indicators of impairment are present.
Internal-Use Software
Costs incurred in developing
internal-use
software are either capitalized or expensed, depending on both the nature of the costs and the phase of development in which they are incurred. Costs incurred for implementation activities during the preliminary and post-implementation phases of a project are expensed as incurred, while costs incurred during the application development phase are generally capitalized. Costs incurred to upgrade or enhance existing software are capitalized if the changes result in additional functionality, but these costs are expensed if the software’s functionality is not improved. No costs were capitalized during the Successor 2021 Period, Successor 2020 Period, Predecessor 2020 Period, and Predecessor 2019 Period.
Equity-based Compensation
Pursuant to ASC 718,
Compensation – Stock Compensation
, stock-based awards are measured at fair value on the grant date. For equity classified equity-based awards without performance conditions, the Company

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

recognizes equity-based compensation cost on a straight-line basis over the vesting period of the award. For equity classified equity-based awards with performance conditions, the Company recognizes equity-based compensation cost using the accelerated attribution method over the requisite service period when the Company determines it is probable that the performance condition will be satisfied. The Company recognizes forfeitures of equity-based awards in the period they occur.
Research and Development Costs
Research and development costs are primarily made up of labor charges, prototype material, and development expenses. Research and development costs are expensed in the period incurred.
Advertising Costs
All advertising, promotional and marketing costs are expensed when incurred and are included in selling, general and administrative expenses within the consolidated statements of operations. The table below presents advertising costs for the following periods:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Advertising Costs	$763	$35	$57	$42

Net Income (Loss) per Share
Basic net loss per share is computed by dividing net loss applicable to stockholders by the weighted average number of shares outstanding for the period. Diluted net loss per share assumes conversion of potentially dilutive shares, such as stock options. The Company’s consolidated statements of operations include a presentation of net income (loss) per share for the Successor 2021 Period and Successor 2020 Period.
Recently Issued Accounting Pronouncements
The FASB issued Accounting Standards Update (“ASU”)
No. 2016-02,
Leases
(“
ASC 842
”) (“
ASU
2016-02
”), which supersedes the current lease requirements in ASC 840. ASU
2016-02
requires lessees to recognize a
right-of-use
asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the consolidated statements of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s consolidated balance sheets. The Company does not expect this guidance to have a material impact on its consolidated financial statements or related disclosures.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments–Credit Losses (
“
ASC 326
”
)
(“
ASU
2016-13
”), an amendment of the FASB Accounting Standards Codification. Subsequent to the issuance of ASU

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

2016-13,
there were various updates that amended and clarified the impact of ASU
2016-13.
ASU
2016-13
broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU
2016-13
will require an entity to record an allowance for credit losses for certain financial instruments and financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The use of forecasted information incorporates more timely information in the estimate of expected credit losses. The new guidance will be effective for the years beginning after December 15, 2022. The Company does not expect this guidance to have a material impact to its consolidated financial statements or related disclosures.
In October 2021, the FASB issued ASU
No. 2021-08,
Business Combinations
(“
ASC 805
”),
Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
(“
ASU
2021-08
”). Upon the issuance of ASU
No. 2014-09,
Revenue from Contracts with Customers
(“
ASC 606
”), which provides a single comprehensive accounting model on revenue recognition for contracts with customers, Stakeholders indicated that there are differing views on whether the concept of a performance obligation introduced by ASC 606 should be used to determine whether a contract liability is recognized in a business combination from revenue contracts. Before the adoption date of ASC 606, a liability for deferred revenue was generally recognized in an acquirer’s financial statements if it represented a legal obligation. The amendments in ASU
2021-08
address how to determine whether a contract liability is recognized by the acquirer in a business combination. Additionally, stakeholders raised questions about how to apply ASC 805 to contracts with a customer acquired in a business. Under current practice, the timing of payment for a revenue contract may subsequently affect the amount of post-acquisition revenue recognized by the acquirer. For example, if two revenue contracts with identical performance obligations are acquired but one contract is paid upfront before the acquisition and the other contract is paid over the contract term after the acquisition, the amount of revenue recognized by the acquirer after the business combination likely would differ between the two acquired contracts. The amendments in ASU
2021-08
resolve this inconsistency by providing specific guidance on how to recognize and measure acquired contract assets and contract liabilities from revenue contracts in a business combination. The new guidance will be effective for the years beginning after December 15, 2022. The Company is planning to prospectively adopt ASU
2021-08
as of January 1, 2022.
Recently Adopted Accounting Pronouncements
In August 2020, the FASB issued ASU
2020-06,
Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
(“
ASU
2020-06
”), which, amongst other provisions, simplifies the guidance on the issuer’s accounting for convertible instruments and the derivative scope exception for contracts in an entity’s own equity such that fewer conversion features will require separate recognition and modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted earnings per share computation. While ASU
2020-06
is required for fiscal years beginning after December 15, 2021 (including interim periods), early adoption is permitted for fiscal years (including interim periods) beginning after December 15, 2020. The Company early adopted ASU
2020-06
as of January 1, 2021 on the modified retrospective basis, which requires the cumulative effect of applying the standard to be recognized at the date of initial application. The Company concluded that there is no impact to its consolidated financial statements from adopting this guidance on January 1, 2021.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Note C—Business Combinations
NuWave Acquisition
On June 19, 2020, the Successor acquired 100% of the equity interest of NuWave for cash and 2,900,000 units of the Successor’s Parent’s equity (“
Parent Units
”). The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of NuWave also stipulated that certain funds would be held in escrow (“
Indemnification Escrow Deposit
” and “
Adjustment Escrow Deposit
”), for the benefit of the seller. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $300 and the Adjustment Escrow Amount of $150 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

June 19, 2020
Cash paid	$27,881
Equity issued	2,900

Purchase consideration	$30,781

Assets:
Cash	$1,038
Accounts receivable	3,018
Other current assets	112
Contract assets	1,095
Deposits	27
Property and equipment	77
Intangible assets	16,200

$21,567

Liabilities:
Accounts payable	365
Accrued liabilities	364
Deferred tax liability	476

$1,205

Fair value of net identifiable assets acquired	364

Goodwill	$10,419

The following table summarizes the intangible assets acquired by class:

June 19, 2020
Technology	5,400
Customer relationships	10,800

Total intangible assets	16,200

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The fair value of the acquired technology was determined using the relief from royalty (“
RFR
”) method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
The results of operations of NuWave for the period from June 19, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net loss included in the Successor 2020 Period were $13,725 and $118, respectively. The acquisition-related costs included in transaction expenses in the consolidated statements of operations for the Successor 2020 Period were $1,662.
PCI Acquisition
On October 23, 2020, the Successor acquired 100% of the equity interest of PCI for cash and 8,142,985 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of cybersecurity, cloud and system engineering.
The purchase agreement with the sellers of PCI also stipulated that certain funds would be held in escrow (“
Adjustment Escrow Deposit
” and “
Indemnity Escrow Amount
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $325 and the Adjustment Escrow Amount of $650 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

October 23, 2020
Cash paid	$55,932
Equity issued	8,143

Purchase consideration	$64,075

Assets:
Cash	$364
Accounts receivable	6,710
Contract assets	4,569
Prepaid expenses and other current assets	383
Property and equipment	218
Other non-current assets	5
Intangible assets	22,800

$35,049

Liabilities:
Accounts payable	$1,131
Deferred tax liability	1,033
Accrued liabilities	3,776

$5,940

Fair value of net identifiable assets acquired	29,109

Goodwill	$34,966

The following table summarizes the intangible assets acquired by class:

October 23, 2020
Customer relationships	$22,800

A measurement period adjustment increasing accrued liabilities and goodwill by $286 was recognized during the year ended December 31, 2021.
The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
The results of operations of PCI for the period from October 23, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net income included in the Successor 2020 Period were $15,584 and $288, respectively. The acquisition-related costs included in transaction expenses in the consolidated statements of operations for the Successor 2020 Period were $3,484.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Open Solutions Acquisition
On December 2, 2020, the Company acquired 100% of the equity interest of Open Solutions for cash and 2,144,812 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of Open Solutions also stipulated that certain funds would be held in escrow (“
Indemnification Escrow Deposit
,” “
Adjustment Escrow Deposit
” and “
Representative Expense Fund
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $285, the Adjustment Escrow Amount of $372 and Representative Expense Fund $150 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 2, 2020
Cash paid	$60,715
Equity issued	2,145

Purchase consideration	$62,860

Assets:
Cash	$63
Accounts receivable	6,127
Prepaid expenses and other current assets	89
Property and equipment	305
Other non-current assets	48
Intangible assets	30,800

$37,432

Liabilities:
Accounts payable	$122
Accrued liabilities	946
Deferred tax liability	334
Other non-current liabilities	27

$1,429

Fair value of net identifiable assets acquired	36,003

Goodwill	$26,857

The following table summarizes the intangible assets acquired by class:

December 2, 2020
Technology	$10,300
Customer relationships	20,500

Total intangible assets	$30,800

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
The results of operations of Open Solutions for the period from December 2, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net income included in the Successor 2020 Period were $1,855 and $64, respectively. The acquisition-related costs included in transaction expenses in the consolidated statements of operations for the Successor 2020 Period were $2,432.
ProModel Acquisition
On December 21, 2020, the Successor acquired 100% of the equity interest of ProModel for cash. The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of ProModel also stipulated that certain funds would be held in escrow (“
Adjustment Escrow Deposit
” and “
PPP Escrow Amount
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Adjustment Escrow Amount of $425 and PPP Escrow Amount $2,557 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 21, 2020
Cash paid	$43,718

Assets:
Cash	1,843
Accounts receivable	907
Other receivables	707
Contract assets	779
Prepaid expenses and other current assets	64
Property and equipment	134
Other non-current assets	18
Intangible assets	21,700

$26,152

Liabilities:
Accounts payable	$2
Contract liabilities	501
Accrued liabilities	960

$1,463

Fair value of net identifiable assets acquired	24,689

Goodwill	$19,029

The following table summarizes the intangible assets acquired by class:

December 21, 2020

Technology	$7,000
Customer relationships	14,700

Total intangible assets	$21,700

A measurement period adjustment increasing accrued liabilities and goodwill by $79 was recognized during the year ended December 31, 2021.
The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is deductible.
The results of operations of ProModel for the period from December 21, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

net income included in the Successor 2020 Period were $388 and $19, respectively. The acquisition-related costs included in transaction expenses in the consolidated statements of operations for the Successor 2020 Period were $2,513.
Pro Forma Financial Data (Unaudited)
The following table presents the pro forma combined results of operations for the business combinations for the years ended December 31, 2020 and December 31, 2019 as though the acquisitions had been completed as of January 1, 2019. The year ended December 31, 2020 includes the pre-acquisition 2020
period, the Predecessor 2020 Period, and the Successor 2020

	Pro forma for the year ended
	December 31, 2020	December 31, 2019
Net revenue	$138,992	$121,231
Net income	3,903	11,772
The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if all the business combinations had taken place as of January 1, 2019, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the acquisition occurred as of the date indicated or that may be achieved in the future.
Transaction expenses of $10,091 incurred in the Successor 2020 period are reflected in the pro forma net income for the year ended December 31, 2020.
Note D—Fair Value of Financial Instruments
Cash and cash equivalents, accounts receivable, contract assets, prepaid expenses and other current assets, accounts payable, accrued expenses, contract liabilities, other current liabilities, and long-term debt are reflected on the consolidated balance sheets at amounts that approximate fair value because of the short-term nature of these financial assets and liabilities.
Private warrants and written put options are valued using a modified Black-Scholes option pricing model, which is considered to be a Level 3 fair value measurement. See the Note–Warrants for information on the Level 3 inputs used to value the private warrants and the Note–Written Put Options for information on the Level 3 inputs used to value the written put options.
The table below presents the financial liabilities measured at fair value on a recurring basis:

		Successor
		December 31, 2021
	Balance Sheet Caption	Level 1	Level 2	Level 3	Total
Private warrants	Other non-current liabilities	$—	$—	$319	$319
Written put options	Derivative liabilities	—	—	44,827	44,827

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The changes in the fair value of the Level 3 liabilities are as follows:

	Level 3
	Private warrants	Written put options
December 31, 2020	$—	$—
Additions	422	11,371
Changes in fair value	(103)	33,456

December 31, 2021	$319	$44,827

Note E—Property and Equipment, net
The property and equipment and accumulated depreciation balances are as follows:

	Successor
	December 31, 2021	December 31, 2020
Computer equipment	$859	$307
Furniture and fixtures	433	400
Leasehold improvements	117	80
Office equipment	89	—
Software	6	102
Less: accumulated depreciation	(426)	(26)

Property and equipment, net	$1,078	$863

The table below presents depreciation expense related to property and equipment for the following periods:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Depreciation expense on property and equipment	$410	$26	$52	$50

Note F—Goodwill
The Successor performed impairment testing on each of the two reporting units, Cyber and Engineering and Analytics. We performed a qualitative assessment of our goodwill at the end of 2021 and based on our qualitative assessment, a quantitative assessment was necessary. Following the quantitative assessment, it was determined that no goodwill impairment would be recognized for the year ended December 31, 2021.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The table below presents the changes in the carrying amount of goodwill by reportable segment:

	Cyber and Engineering	Analytics	Total
As of May 22, 2020	$—	$—	$—
Goodwill arising from the PCI acquisition	34,966	—	34,966
Goodwill arising from the NuWave acquisition	—	10,419	10,419
Goodwill arising from the Open Solutions acquisition	—	26,857	26,857
Goodwill arising from the ProModel acquisition	—	19,029	19,029

As of December 31, 2020	$34,966	$56,305	$91,271
Measurement period adjustment—PCI	286	—	286
Measurement period adjustment—ProModel	—	79	79

As of December 31, 2021	$35,252	$56,384	$91,636

There was no goodwill in the Predecessor 2020 Period and Predecessor 2019 Period.
Note G—Intangible Assets, net
The intangible asset balances and accumulated amortization are as follows:

	Successor
	December 31, 2021
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Customer relationships	$68,800	$(4,051)	$64,749	20
Technology	22,700	(3,803)	18,897	7

Total	$91,500	$(7,854)	$83,646

	Successor
	December 31, 2020
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Customer relationships	$68,800	$(610)	$68,190	20
Technology	22,700	(392)	22,308	7

Total	$91,500	$(1,002)	$90,498

The table below presents the amortization expense related to intangible assets for the following periods:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Amortization expense related to intangible assets	$6,852	$1,002	$—	$—

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The table below presents the estimated amortization expense on intangible assets for the next five years and thereafter as of December 31, 2021:

2022	$6,683
2023	6,683
2024	6,683
2025	6,683
2026	6,683
Thereafter	50,231

Total estimated amortization expense	$83,646

Note H—Accrued Liabilities
The table below presents details on accrued liabilities;

	Successor
	December 31, 2021	December 31, 2020
Payroll accruals	$9,011	$6,741
Other accrued expenses	1,724	529

Total accrued liabilities	$10,735	$7,270

Note I—Debt
Predecessor Debt
Columbia Bank Line of Credit
On December 22, 2008, the Predecessor entered into a financing arrangement with Columbia Bank (“
Line of Credit
”) for an amount not exceeding $350 to support the growth in accounts receivables. The Line of Credit was due on demand. Following an amendment in 2012, the Line of Credit was increased to $4.5 million. Under the terms of the agreement, the Predecessor could borrow up to the lesser of $4.5 million, or 90% of eligible accounts receivable, with a variable interest rate at the prime rate plus 1% with a floor of 5%. The Line of Credit provided for standard covenants for tangible net worth and a debt coverage ratio and was secured by an interest in accounts receivables, inventory, general intangibles, machinery and equipment pledged by the Predecessor. This Line of Credit arrangement was paid off in full and terminated on January 23, 2019 through a principal repayment of $2.0 million and interest repayment of $32 using proceeds from the BB&T Line of Credit.
BB&T Line of Credit
On January 22, 2019, the Predecessor entered into a line of credit arrangement with Branch Banking and Trust Company (“
BB&T
”), later renamed Truist Bank, for an amount not to exceed $10.0 million with a maturity date of January 22, 2021. The maturity date was extended to June 15, 2022 through an amendment executed on March 16, 2020.
The BB&T Line of Credit initially bore an interest at Prime Rate plus 0.25% which was changed to London Interbank Offered Rate (“LIBOR”) rate plus 2.25% through the amendment executed on March 16, 2020. The BB&T Line of Credit is secured by collateral consisting of personal property of the Predecessor such as accounts receivables, inventory, equipment, financial instruments, etc. In addition to interest, the agreement also includes an annual commitment fee and working capital solutions services fee of 0.125% per year.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The BB&T Line of Credit arrangement was paid off in full on December 15, 2020 through a principal repayment of $2.0 million and interest repayment of $4.
Successor Debt
The table below presents the Successor’s debt balances:

	Successor
	December 31, 2021	December 31, 2020
Convertible Notes	$200,000	$—
Bank of America Senior Revolver	—	—
Antares Capital Term Loan	—	110,000
Antares Capital Revolving Credit Facility	—	—
D&O Financing Loan	4,233	—

Total debt	204,233	110,000

Less: unamortized issuance costs	9,636	3,006

Total debt, net	194,597	106,994

Less: current portion	4,233	1,100

Long-term debt, net	$190,364	$105,894

Antares Capital Credit Agreement
On December 21, 2020, the Company entered into a credit agreement with Antares Capital (the “
Antares Capital Credit Agreement
”). The Antares Capital Credit Agreement includes the following, collectively referred to as the “
Loans
”:

(i)
A $110.0 million term loan (the “
Antares Capital Term Loan
”) that matures on December 21, 2026. Proceeds from the loan were used to finance the acquisition of ProModel, settle promissory notes, pay acquisition-related costs, fund working capital needs and other general corporate purposes.

(ii)
A $15.0 million revolving credit facility (the “
Antares Capital Revolving Credit Facility
”) that matures on December 21, 2026. The revolving credit facility will be used to fund working capital needs, and other general corporate purposes. The Company had not drawn on the revolving credit facility as of December 31, 2020.

The interest rates on the Loans can be based on LIBOR rates or Base rates at the Company’s discretion. The interest payable is as follows:

(i)	For LIBOR rate loans, the interest payable is the higher of (a) 1.00% per annum and (b) LIBOR rate plus 5.00% (as applicable margin).

(ii)
For Base rate loans, the interest payable is the Base Rate plus 4.00% (as applicable margin). Base Rate is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and
(c) one-month
Eurocurrency Rate plus 1.00%

The Company could prepay the Loans at any time without any premium or penalty; however, the minimum amount of prepayment
~~f~~
or the Antares Capital Term Loan and the Antares Capital Revolving Credit Facility is

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

$250 and $100, respectively. In addition, the Antares Capital Term Loan is to be repaid quarterly in principal payments of $275 with the first repayment starting on March 31, 2021.
Upon consummation of the Merger on December 7, 2021, aggregated gross proceeds were partially used to fund the $114,393 repayment of the Loans, including accrued interest of $136. The Company recognized a loss of $2,881 on the consolidated statements of operations for the extinguishment of the Loans related to the remaining unamortized debt issuance costs.
The Antares Capital Credit Agreement required the Company to meet certain financial and other covenants. The Company was in compliance with all covenants through the extinguishment of the Loans.
Promissory Notes
On June 19, 2020, the Company issued a promissory note (“
Promissory Note 1
”) to AE Industrial Partners Fund II LP and its subsidiaries for a total sum of $15.2 million with a maturity date of June 30, 2021. Promissory Note 1 was issued to obtain funds for the acquisition of NuWave. Promissory Note 1 bore interest at 2.10% compounded annually. On August 31, 2020, the Company paid off Promissory Note 1 through a principal repayment of $15.2 million and interest payment of $65.
On August 31, 2020, the Company issued a guarantee note (“
Guarantee Note 1
”) to Silicon Valley Bank (“
SVB
”) for a total sum of $15.2 million with a maturity date of August 31, 2020. Guarantee Note 1 bore interest at 2.75% compounded annually. On December 21, 2020, the Company paid off Guarantee Note 1 through a principal repayment of $15.2 million and interest payment of $122.
On October 23, 2020, the Company issued a promissory note (“
Promissory Note 2
”) to SVB for a total sum of $29.2 million with a maturity date of October 23, 2021. Promissory Note 2 was issued to obtain funds for the acquisition of PCI. Promissory Note 2 bore interest at 2.75% compounded annually. On December 21, 2020, the Company paid off Promissory Note 2 through a principal repayment of $29.2 million and interest payment of $138.
On December 2, 2020, the Company issued a promissory note (“
Promissory Note 3
”) to SVB for a total sum of $31.7 million with a maturity date of October 2, 2021. Promissory Note 3 was issued to obtain funds for the acquisition of Open Solutions. Promissory Note 3 bore interest at 2.75% compounded annually. On December 21, 2020, the Company paid off the Promissory Note 3 through a principal repayment of $31.7 million and interest payment of $48.
Bank of America Senior Revolver
On December 7, 2021 (the “
Closing Date
”), the Company entered into a new senior credit agreement with Bank of America, N.A., (the
“Bank of America Credit Agreement”
), providing the Company with a $50.0 million senior secured revolving credit facility (the
“Senior Revolver”
). Proceeds from the Senior Revolver will be used to fund working capital needs, capital expenditures, and other general corporate purposes. The Senior Revolver matures on December 7, 2025 (the “Maturity Date”).
The Senior Revolver is secured by a pledge of 100% of the equity of certain of the Company’s wholly owned subsidiaries and a security interest in substantially all of the Company’s tangible and intangible assets. The Senior Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day
notice, referred to as the “swing loans.” Any issuance of letters of credit or making of a swing loan will reduce

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

the amount available under the revolving credit facility. The Company may increase the commitments under the Senior Revolver in an aggregate amount of up to the greater of $18.8 million or 100% of consolidated adjusted EBITDA plus any additional amounts so long as certain conditions, including compliance with the applicable financial covenants for such period, in each case on a pro forma basis, are satisfied.
Borrowings under the Senior Revolver bear interest, at the Company’s option, at:

(i)
A Base Rate plus a Base Rate Margin of 2.00%. Base Rate is a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50%, (b) the prime rate of Bank of America, N.A., and (c) Bloomberg Short-Term Yield Index (“
BSBY
”) Rate plus 1.00%; or

(ii)	The BSBY Rate plus a BSBY Margin of 1.00%.
The Base Rate Margin and BSBY Margin are subject to adjustment based on the Company’s Secured Net Leverage Ratio after March 31, 2022. The Company is also required to pay unused commitment fees and letter of credit fees under the Bank of America Credit Agreement.
The Bank of America Credit Agreement requires the Company to meet certain financial and other covenants. As of December 31, 2021, the Company remained compliant with the covenant requirements.
As of December 31, 2021, the Company had not drawn on the Line of Credit. Unamortized debt issuance costs of $545 were recorded on the balance sheet and are presented in Other non-current
assets.
Convertible Notes
Upon consummation of the Merger, the Company issued $200.0 million of unsecured convertible notes (the “Convertible Notes”) to certain investors. The Convertible Notes bear interest at a rate of 6.0% per annum, payable semi-annually, and not including any interest payments that are settled with the issuance of shares, are convertible into 17,391,304 shares of the Company’s common stock at an initial Conversion Price of $11.50. The Conversion Price is subject to adjustments, including but not limited to, a Conversion Rate Reset 180 days after December 7, 2021 should certain daily volume-weighted average price thresholds be met. The Convertible Note financing matures on December 7, 2026.
The Company may, at its election, force conversion of the Convertible Notes after December 15, 2022 if the trading price of the Company’s common stock exceeds 130% of the conversion price for 20 out of the preceding 30 trading days and
30-day
average daily trading volume ending on, and including, the last trading day of the applicable exercise period is greater than or equal to $3.0 million for the first two years after the initial issuance of the Convertible Notes and $2.0 million thereafter. Upon such conversion, the Company will be obligated to pay all regularly scheduled interest payments, if any, due on the converted Convertible Notes on each interest payment date occurring after the conversion date for such conversion to, but excluding, the maturity date (such interest payments, an “
Interest Make-Whole Payments
”). In the event that a holder of the Convertible Notes elects to convert the Convertible Notes (a) prior to December 15, 2024, the Company will be obligated to pay an amount equal to twelve months of interest or (b) on or after December 15, 2024 but prior to December 15, 2025, any accrued and unpaid interest plus any remaining amounts that would be owed up to, but excluding, December 15, 2025. The Interest Make-Whole Payments will be payable in cash or shares of the common stock at the Company’s election, as set forth in the Indenture.
Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the conversion rate will be increased in

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

certain circumstances for a holder who elects, or has been forced, to convert its Convertible Notes in connection with such corporate events.
If a Fundamental Change (as defined in the Convertible Note indenture) occurs prior to the maturity date, holders of the Convertible Notes will have the right to require the Company to repurchase all or any portion of their Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
The Convertible Notes require the Company to meet certain financial and other covenants. As of December 31, 2021, the Company was in compliance with all covenants.
As of December 31, 2021, the Company has an outstanding balance of $200.0 million related to the Convertible Notes, which is recorded on the balance sheet net of approximately $9.6 million of unamortized debt issuance costs.
D&O Financing Loan
On December 8, 2021, the Company entered into a $4,233 loan (the “D&O Financing Loan”) with AFCO Credit Corporation to finance the Company’s directors and officers insurance premium. The D&O Financing Loan has an interest rate of 1.50% per annum and a maturity date of December 8, 2022.
The maturities of the Company’s debt outstanding as of December 31, 2021 are as follows:

	2022	2023	2024	2025	2026	Total
Total	$4,233	$—	$—	$—	$200,000	$204,233

Interest Expense on Debt
The table below presents interest expense, including the amortization of debt issuance costs, for the following periods:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Interest expense on debt	$7,762	$616	$1	$127

Note J—Leases
The Company is obligated under operating leases for certain real estate and office equipment assets. Certain leases contained predetermined fixed escalation of minimum rents at rates ranging from 2.5% to 5.4% per annum and renewal options that could extend certain leases to up to five additional years.
As of December 31, 2021, the future annual minimum lease payments for operating leases are as follows:

	2022	2023	2024	2025	2026	Thereafter	Total
Future annual minimum lease payments	$1,203	$1,190	$1,007	$952	$935	$1,346	$6,633

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The table below presents rent expense under all leases for the following periods:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Rent expense	$1,612	$198	$367	$323

Note K—Income Taxes
The Predecessor was established and taxed as a partnership, and therefore, was not generally subject to federal, state and local corporate income taxes. The tax attributes of the Predecessor are reported on each members’ respective income tax return. Consequently, the provision for income tax provided in the accompanying financial statements arose in states that assess income tax at the entity level.
The Successor is established as a limited liability company and has elected to be taxed as a corporation for federal, state, and local income tax purposes.
The components of income tax expense (benefit) were as follows:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Federal:
Deferred	$797	$(2,047)	$—	$—

Total Federal	797	(2,047)	—	—

State:
Current	42	4	11	11
Deferred	245	(590)	(8)	(2)

Total State	287	(586)	3	9

Income tax expense (benefit)	$1,084	$(2,633)	$3	$9

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The following is the reconciliation of the amounts computed using the federal statutory income tax rate and the amounts computed using the effective income tax rate:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Tax benefit at federal statutory rates	$(25,718)	$(2,199)	$—	$—
State income tax, net of federal tax benefit	(2,163)	(628)	3	9
Class B Incentive Unit equity-based compensation	12,673	—	—	—
Valuation allowance	8,967	—	—	—
Net increase in fair value of derivatives	7,004	—	—	—
Transaction expenses	—	119	—	—
Other permanent differences	321	75	—	—

Income tax expense (benefit)	$1,084	$(2,633)	$3	$9

The table below presents the components of net deferred tax assets and deferred liabilities:

	Successor
	December 31, 2021	December 31, 2020
Deferred tax assets:
Net operating loss carryforwards	$9,932	$891
Interest carryforwards	2,151	161
Amortizable transaction costs	1,410	—
Accrued expenses	1,361	86
Deferred rent	51	20
Equity-based compensation	50	—
Other assets	114	20

Total deferred tax assets	15,069	1,178
Valuation allowance	(13,439)	—

Net deferred tax assets	1,630	1,178

Deferred tax liabilities:
Depreciation and amortization	1,267	204
Prepaid expenses	611	137
Deferred revenue	—	43

Total deferred tax liabilities	1,878	384

Net deferred tax (liabilities) assets	$(248)	$794

As of December 31, 2021, the Company has $34,678 of U.S. federal net operating losses, all of which can be carried forward indefinitely.
As of December 31, 2021, the Company has $45,998 of U.S. state net operating losses which will begin to expire in 2031.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

A valuation allowance is provided for deferred income tax assets when it is more likely than not that future tax benefits will not be realized. The Company assesses whether a valuation allowance should be established against deferred tax assets based upon consideration of all available evidence, both positive and negative, using a more likely than not standard. This assessment considers, among other matters, the Company’s history of losses, the duration of statutory carryforward periods, the Company’s experience with tax attributes expiring, impacts of enacted changes in tax laws and tax planning strategies, and the taxable income generated through the future reversals of deferred tax liabilities. In making such judgments, significant weight is given to evidence that can be objectively verified. After analyzing all available evidence, the Company determined it was more likely that it would be not able to utilize all of its deferred tax assets, and has therefore established a full valuation allowance. The net change in the valuation allowance was $13,439 during 2021.
Note L—Employee Benefit Plans
401(k) Plans
The Predecessor maintained a qualified 401(k) plan (the “
Predecessor 401(k) Plan
”) for its U.S. employees. The Company maintains three qualified 401(k) plans for its U.S. employees: the PCI 401(k) plan, the NuWave 401(k) plan and the Open Solutions 401(k) plan.
The table below presents the total contributions to the Company’s 401(k) plans for the following periods:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Total contributions	$3,975	$650	$1,724	$1,977

Note M—Commitments and Contingencies
Contingencies in the Normal Course of Business
Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Legal Proceedings
The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s consolidated balance sheets, consolidated statements of operations, or cash flows
Note N—Written Put Option
Immediately prior to the stockholder vote for the Merger, GigCapital4 executed a series of Forward Share Purchase Agreements (“
FPAs
”) with Highbridge Tactical Credit Master Fund. L.P. and Highbridge SPAC

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Opportunity Fund, L.P. (the “
Highbridge Investors
”), Tenor Opportunity Master Fund Ltd. (“
Tenor
”), and Glazer Capital, LLC and Meteora Capital, LLC (the “
Glazer Investors
”, together with the Highbridge Investors and Tenor, the “
Investors
”). The FPAs provide that each of the Investors would not redeem their shares and instead would hold the shares for a period of up to three months following the consummation of the Merger, at which time they will have the right to sell them to the Company for $10.15 per share (the “
Written Put Option
”). Stockholders can sell shares on the open market before the end of the three-month period provided the share price is at least $10.00 per share. If stockholders sell any shares in the open market within the first month of the three-month period and at a price greater than $10.05 per share, the Company will pay the stockholders $0.05 per share sold.
The following table indicates the aggregate number of shares of common stock subject to the FPAs by each Investor:

Highbridge Investors	2,453,195
Tenor	2,499,608
Glazer Investors	5,000,000

Total shares	9,952,803

A total of $101,021 was deposited into escrow accounts reflecting the full obligation to Investors exercising the Written Put Option and is presented as restricted cash on the Company’s consolidated balance sheets. The funds held in the escrow accounts will not be available to the Company for three months following the consummation of the Merger unless and until any of the Investors sell these shares in the market or the investors redeem their shares under FPAs by March 7, 2022.
The Written Put Option obligates the Company to repurchase its common stock for cash and is classified as a derivative liability measured at fair value. Subsequent changes in the fair value of the Written Put Option is reflected in the consolidated statements of operations.
The table below presents the value of the Written Put Options under the Black-Scholes OPM using the following assumptions as of the following dates:

	December 7, 2021	December 31, 2021
Value of the written put options	$1.14	$4.50
Exercise price	$10.15	$10.15
Common stock price	$9.99	$5.66
Expected option term (years)	0.25	0.18
Expected volatility	53.00%	66.00%
Risk-free rate of return	0.06%	0.06%
Expected annual dividend yield	—%	—%
The Written Put Options had a fair value of $11,371 upon consummation of the Merger on December 7, 2021. As of December 31, 2021, the Written Put Option had a fair value of $44,827 and is presented on the consolidated balance sheets as a derivative liability. The loss recognized as a result of the change in its fair value of $33,456 is presented in Net increase in fair value of derivatives on the consolidated statements of operations.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Note O—Stockholders’ Equity
Predecessor
As of October 22, 2020 and December 31, 2019 the Predecessor had 900 issued and outstanding Class A Units that are entitled to the voting rights and distributions.
On June 11, 2019 the Predecessor filed an amended operating agreement to issue 100 Class B Units (“
Profit Interests
”) which were subject to certain restrictions and vesting requirements (see Note N). The Class B Member was not entitled to any voting rights until January 1, 2024. Only vested Class B units participate in cash flow distributions on a pro rata basis with Class A Units and are eligible for capital transactions proceeds only if the aggregate distributions were equal to or greater than $50 million.
The Successor’s 100 issued and outstanding Successor units (“Units”) as of December 31, 2020 were cancelled and exchanged for common stock as part of the closing of the Merger.
Successor
Common stock
The table below presents the details of the Company’s authorized common stock as of the following period:

December 31, 2021
Common stock:
Authorized shares of common stock	500,000,000
Common stock par value per share	$0.0001
Common stock outstanding at the period end	135,566,227
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Company’s preferred stock or any class or series of stock having a preference over or the right to participate with the Company’s common stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Company’s common stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Company’s Board in its discretion shall determine.
Voting Rights
Each outstanding share of the Company’s common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights.
Conversion or Redemption Rights
The Company’s common stock is neither convertible nor redeemable.
Liquidation Rights
Upon the Company’s liquidation, the holders of the Company’s common stock are entitled to receive prorata the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of the Company’s preferred stock then outstanding.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Preferred stock
The table below presents the details of the Company’s authorized preferred stock as of the following period:

December 31, 2021
Preferred stock:
Authorized shares of preferred stock	1,000,000
Preferred stock par value per share	$0.0001
Preferred stock outstanding at the period end	—
The Company’s Board may, without further action by the Company’s stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Company’s common stock. Satisfaction of any dividend preferences of outstanding shares of the Company’s preferred stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s common stock. Upon the affirmative vote of a majority of the total number of directors then in office, the Company’s Board may issue shares of the Company’s preferred stock with voting and conversion rights which could adversely affect the holders of shares of the Company’s common stock.
Note P—Warrants
Public Warrants
Each public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire on December 7, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company may call the public warrants for redemption as follows: (1) in whole and not in part; (2) at a price of $0.01 per warrant; (3) upon a minimum of 30 days’ prior written notice of redemption; (4) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus available throughout the
30-day
notice period; and (5) only if the last reported closing price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a
30-trading
day period ending on the 3rd trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the Company public warrants to do so on a “cashless basis.”
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including stock dividends, stock splits, extraordinary dividends, consolidation, combination, reverse stock split or reclassification of shares of the Company’s common stock or other similar event. In no event will the Company be required to net cash settle the warrant shares.
As of December 31, 2021, there are 11,959,939 public warrants issued and outstanding.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Private Warrants
The terms and provisions of the public warrants above also apply to the private warrants. If the private warrants are held by holders other than GigAcquisitions4, LLC (“
Sponsor
”), Oppenheimer & Co. Inc. and Nomura Securities International, Inc. (together, the “
Underwriters
”), or any respective permitted transferees, the private warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants. The Sponsor, the Underwriters, and any respective permitted transferees have the option to exercise the private placement warrants on a cashless basis.
The table below presents the value of the private warrants under the Black-Scholes OPM using the following assumptions as of the following periods:

	December 7, 2021	December 31, 2021
Fair value of each private warrant	$1.15	$0.87
Exercise price	$11.50	$11.50
Common stock price	$9.99	$5.66
Expected option term (years)	5	4.94
Expected volatility	16.50%	39.50%
Risk-free rate of return	1.26%	1.25%
Expected annual dividend yield	—%	—%
The private warrants had a fair value of $422 upon consummation of the Merger on December 7, 2021. As of December 31, 2021, the private warrants had a fair value of $319 and is presented on the consolidated balance sheets within other non-current
liabilities. The gain recognized as a result of the change in its fair value of $103 is presented in Net increase in fair value of derivatives on the consolidated statements of operations for the Successor 2021 Period.
As of December 31, 2021, there are 366,533 private warrants issued and outstanding.
Note Q—Equity-Based Compensation
Predecessor
On June 11, 2019, the Predecessor granted 100 Class B Units to a Member in consideration for the Member’s services to the Predecessor, subject to terms and conditions stated in the profits interest grant agreement. The Class B Units granted upon full vesting represented 10% percent interest in the Predecessor. The Class B Units were non-voting profits
interest which were subject to vesting and other restrictions. According to the vesting schedule, 10 Units vested on June 11, 2019 and 90 Units would vest on January 1, 2024. The Class B Units shall have the same voting rights as the Class A Members beginning on January 1, 2024.
The Class B Units granted had a service condition only, and equity-based compensation for the Class B Units was recognized on a straight-line basis over the requisite service period. The grant date fair value per unit of the Class B Units was $4,982 which was measured used the Black-Scholes Merton Option Pricing Model.
The assumptions used in determining the fair value were as follows:

As of June 11, 2019
Volatility	25.8%
Risk-free interest rate	1.89%
Expected time to exit (years)	2.5

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The expected time to exit used in the determination of the fair value was based on the time to sale consistent with when investor return would be measured. The volatility used in the determination of the fair value was based on analysis of the selected asset volatility of guideline companies, re-leveled
to account for differences in leverage.
The table below presents the activity for the Class B Units:

Balance as of January 1, 2019	—

Granted during the year	100
Vested during the year	(10)
Forfeited during the year	—

Unvested as of December 31, 2019	90

Unvested as of October 22, 2020	90

Unvested Class B Units became fully vested and were settled for $731 of the purchase consideration on the PCI acquisition as of October 23, 2020.
Selling, general and administrative expenses for the Predecessor 2020 Period and the Predecessor 2019 Period included $80 and $104 of equity-based compensation related to Class B Units, respectively.
Successor
Class A Units granted to board of directors
Certain members of the board of directors of the Company have elected to receive their compensation for their services as a board member in stock, Class A units of the Parent. The number of units granted or to be granted by the Parent are determined by dividing the compensation payable for the quarter by the fair value of the Class A units at the end of each respective quarter. The total value of the Class A units granted to such board of directors for the year ended December 31, 2021 is $86, and is reflected in the selling, general and administrative expenses within the consolidated statements of operations.
Class B Unit Incentive Plan
In February 2021, the Company’s Parent adopted a written compensatory benefit plan (the “
Class B Unit Incentive Plan
”) to provide incentives to present and future directors, managers, officers, employees, consultants, advisors, and/or other service providers of the Company’s Parent or its Subsidiaries in the form of the Parent’s Class B Units (“
Incentive Units
”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“
Tranche I
,” “
Tranche II
,” and “
Tranche III
”). Tranche I Incentive Units are subject to performance-based, service-based, and market-based conditions. The grant date fair value for the Incentive Units was $5.19 per unit.
The assumptions used in determining the fair value of the Incentive Units at the grant date are as follows:

Volatility	57%
Risk-free interest rate	0.1%
Expected time to exit (years)	1.6

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

On July 29, 2021, the Company’s Parent amended the Class B Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the “Merger Agreement”) dated June 4, 2021. The Company’s Parent also amended the Class B Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class B Unit Incentive Plan, rather than only upon the occurrence of an Exit Sale, subject to the market-based condition stipulated in the Class B Unit Incentive Plan prior to its amendment.
Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The performance conditions required to vest per the amended Incentive Plan remain improbable until they occur due to the unpredictability of the events required to meet the vesting conditions. As such events are not considered probable until they occur, recognition of equity-based compensation for the Incentive Units is deferred until the vesting conditions are met. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their modification date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
The modification date fair value of the Incentive Units was $9.06 per unit. The assumptions used in determining the fair value of the Incentive Units at the modification date are as follows:

Volatility	46%
Risk-free interest rate	0.2%
Expected time to exit (years)	1.2
The volatility used in the determination of the fair value of the Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Successor.
On December 7, 2021, the previously announced merger was consummated. As a result, the Tranche I and Tranche III Incentive Units immediately became fully vested and the performance condition for the Tranche II Incentive Units was met. The fair value determined at the date of the amendment of the Class B Unit Incentive Plan was immediately recognized as compensation expense on the vesting date for Tranches I and III. Compensation expense for the Tranche II Incentive Units is recognized over the derived service period of 30 months from the modification date, which resulted in approximately 17.0% of the compensation expense for Tranche II being recognized during the year ended December 31, 2021. The remaining compensation expense for the Tranche II Incentive Units will be recognized over the remaining service period of approximately 25 months. Additionally, the Company’s Parent modified the vesting conditions for three former employees. Under the original terms of the grant agreements, Incentive Units are forfeited upon separation. Due to the amended agreement, the Incentive Units held by the three former employees will continue to vest through the vesting date. The result of the amended agreement is an accounting modification that resulted in 100% of the compensation expense being recognized for the three former employees based on the modification date fair value. The incremental compensation cost recognized as a result of the modification was $4,572 during the year ended December 31, 2021. The total compensation expense recognized by the Company for Tranches I, II, and III Incentive Units, including the effects of the modification, was $60,349 during the year ended December 31, 2021, of which $53,463 was recognized in selling, general and administrative expense and $6,886 in cost of revenues.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The table below presents the activity in the Class B Units:

Unvested and outstanding as of January 1, 2021	—
Granted	9,650,000
Vested	(5,640,000)
Forfeited	(250,000)

Unvested and outstanding as of December 31, 2021	3,760,000

As of December 31, 2021, there was approximately $22,713 of unrecognized compensation costs related to Tranche II Incentive Units.
Stock Options
On December 7, 2021, the Company adopted the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by providing eligible employees, prospective employees, consultants, and non-employee
directors of the Company the opportunity to receive stock- and cash-based incentive awards. Pursuant to the Plan, the Company’s Board of Directors granted certain grantees Options to purchase shares of the Company’s common stock at an exercise price of $9.99. The Options vest 25% on each anniversary of the grant date. Vesting is contingent upon continued employment or service to the Company; both the vested and unvested portion of a Grantee’s Option will be immediately forfeited and cancelled if the Grantee ceases employment or service to the Company. The Options expire on the 10th anniversary of the grant date.
The table below presents the activity in the Stock Options:

Unvested and outstanding as of January 1, 2021	—
Granted	482,000
Vested	—
Forfeited	—

Unvested and outstanding as of December 31, 2021	482,000

The fair value of the Options of $5.21 each is estimated on the grant date of December 7, 2021, using the Black-Scholes OPM using the following assumptions:

Expected option term (years)	10
Expected volatility	54.0%
Risk-free rate of return	1.4%
Expected annual dividend yield	—%
As the Options are out of the money, the intrinsic value is zero. The Company recognizes equity-based compensation expense for the Options equal to the fair value of the awards on a straight-line basis over the service based vesting period. The Company recognized $42 and $1 in stock compensation expense in selling, general and administrative expense and cost of revenues, respectively, during the year ended December 31, 2021. As of December 31, 2021, there was approximately $2,471 of unrecognized compensation costs related to the Options.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Restricted Stock Units
On December 7, 2021, pursuant to the Plan, the Company’s Board of Directors communicated the key terms and committed to grant Restricted Stock Units (“RSUs”) to certain employees and nonemployee directors. The grant date of this award is December 7, 2021. The Company granted 273,300 RSUs to employees, 25% of which will vest on the first anniversary of the grant date, 25% on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and 25% on the fourth anniversary of the grant date. The Company granted 130,000 RSUs to nonemployee directors, 100% of which will vest on the first anniversary of the grant date. Vesting of the RSUs is subject to the grantee’s continued service through the vesting date. The grant-date fair value of the RSUs was $10.03.
The table below presents the activity in the RSUs:

Unvested and outstanding as of January 1, 2021	—
Granted	403,300
Vested	—
Forfeited	—

Unvested and outstanding as of December 31, 2021	403,300

The Company recognizes equity-based compensation expense for RSUs on a straight-line over the requisite service period. During the year ended December 31, 2021, the Company recognized $134 and $3 of equity-based compensation expense in selling, general and administrative expense and cost of revenues, respectively. As of December 31, 2021, there was approximately $3,908 of unrecognized compensation costs related to the RSUs.
Performance Stock Units
On December 7, 2021, pursuant to the Plan, the Company’s Board of Directors communicated the key terms and committed to grant Performance Stock Units (“PSUs”) to an employee. The grant date of this award is December 7, 2021. The percentage of vesting is based on achieving certain performance criteria during each of the 4 fiscal years ended December 31, 2022 through December 31, 2025, provided that the employee remains in continuous service on each vesting date. Vesting will not occur unless a minimum performance criteria threshold is achieved. There is a maximum of 37,500 PSUs available to vest during each of the four performance periods.
The table below presents the activity in the PSUs:

Unvested and outstanding as of January 1, 2021	—
Granted	150,000
Vested	—
Forfeited	—

Unvested and outstanding as of December 31, 2021	150,000

The Company recognized no equity-based compensation expense for the PSUs during the year ended December 31, 2021 as it was not considered probable that the performance conditions would be achieved.
Note R—Net Income (Loss) Per Share
Prior to the Merger, the membership structure of BigBear.ai Holdings included units which had profit interests. As result of the Merger, which was accounted for as a reverse recapitalization, the Company has

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

retroactively adjusted the weighted averages shares outstanding prior to the Merger to give effect to the exchange ratio used to determine the number of shares of common stock into which they were converted, which is reflected in the denominator of basic and diluted net loss per share for the Successor 2020 Period below.
The numerators and denominators of the basic and diluted net income (loss) per share are computed as follows (in thousands, except per share, unit and per unit data):

	Successor
Basic and diluted net income (loss) per share	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020
Numerator:
Net income (loss)	$(123,552)	$(7,838)
Denominator:
Weighted average Shares outstanding—basic and diluted	107,009,834	105,000,000

Basic and diluted net loss per Share	$(1.15)	$(0.07)

As of December 31, 2021, there were outstanding options to purchase 482,000 shares of common stock at an exercise price of $9.99, outstanding private warrants and public warrants to convert to 366,533 shares and 11,959,939 shares, respectively, of common stock at a price of $11.50 per share, convertible notes to convert to 17,391,304 shares of common stock at an initial conversion price of $11.50, written put options for 9,952,803 shares of common stock at a price of $10.15 per share, and outstanding restricted stock units and performance stock units representing the right to receive 403,300 shares and 150,000 shares of common stock, respectively. The effects of these dilutive instruments have not been presented for the Successor 2021 Period as the effects would be anti-dilutive. There were no potentially dilutive common stock for the Successor 2020 Period.
During the first quarter of 2022, the Company repurchased 9,952,803 shares of common stock from certain investors under the Written Put Options.
Note S—Revenues
All revenues were generated within the United States of America.
The table below presents total revenues by contract type for the following periods:

	Successor		Predecessor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year Ended December 31, 2019
Firm fixed price	$41,231	$6,938	$2,216	$3,753
Time and materials	98,763	24,613	57,549	69,873
Cost-plus	5,584	1	—	—

Total revenues	$145,578	$31,552	$59,765	$73,626

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Concentration of Risk
Revenue earned from customers contributing in excess of 10% of total revenues are presented in the tables below for the following periods:
Successor 2021 Period

	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$31,732		$31,732	22%
Customer B	15,032	—	15,032	10%
Customer C (1)	—	11,538	11,538	8%
Customer D (1)	—	8,835	8,835	6%
All others	28,115	50,326	78,441	54%

Total revenues	$74,879	$70,699	$145,578	100%

Successor 2020 Period

	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$8,075	$—	$8,075	26%
Customer B	3,495	—	3,495	11%
Customer C	—	5,498	5,498	17%
Customer D	—	5,494	5,494	17%
All others	4,014	4,976	8,990	29%

Total revenues	$15,584	$15,968	$31,552	100%

Predecessor 2020 Period

	Total (2)	Percent of total revenues
Customer A	$26,049	44%
Customer B	12,282	21%
All others	21,434	35%

Total revenues	$59,765	100%

Predecessor 2019 Period

	Total (2)	Percent of total revenues
Customer A	$34,137	46%
Customer B	21,386	29%
All others	18,103	25%

Total revenues	$73,626	100%

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

(1)	Customers that contributed in excess of 10% of consolidated revenues in any period presented have been included in all periods presented for comparability.
(2)	The Predecessor 2020 Period and Predecessor 2019 Period each comprise a single reportable segment. As a result, segment reporting for those periods is not presented.
Contract Balances
The table below presents the contract assets and contract liabilities included on the consolidated balance sheets for the following periods:

	Successor
	December 31, 2021	December 31, 2020
Contract assets	$628	$2,575
Contract liabilities	$4,207	$541
The change in contract assets between December 31, 2020 and December 31, 2021 was primarily driven by invoices being issued for services previously rendered for NuWave and ProModel. The change in contract liability balances between December 31, 2020 and December 31, 2021 was primarily driven by a large upfront payment related to an Analytics customer. Services on this contract will be performed over twelve months commencing in January 2022. Revenue recognized in the year ended December 31, 2021 that was included in the contract liability balance as of December 31, 2020 was $541.
When the Company’s estimate of total costs to be incurred to satisfy a performance obligation exceeds the expected revenue, the Company recognizes the loss immediately. When the Company determines that a change in estimate has an impact on the associated profit of a performance obligation, the Company records the cumulative positive or negative adjustment in the consolidated statements of operations. Changes in estimates and assumptions related to the status of certain long-term contracts may have a material effect on the Company’s operating results.
The following table summarizes the impact of the net estimates at completion “ EAC” adjustments on the Company’s operating results:

	Successor
	Year Ended December 31, 2021	Period from May 22, 2020 through December 31, 2020
Net EAC Adjustments, before income taxes	$1,650	$—
Net EAC Adjustments, net of income taxes	$1,304	$—
Net EAC Adjustments, net of income taxes, per diluted share	$0.01	$—
Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders and generally includes the funded and unfunded contracts that have been awarded. As of December 31, 2021 (Successor), the aggregate amount of the transaction price allocated to remaining performance obligations was $159 million. The Company expects to recognize approximately 96% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Note T—Reportable Segment Information
The Company has determined that it operates in two operating and reportable segments, Cyber & Engineering and Analytics, as the CODM reviews financial information presented for both segments on a disaggregated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Adjusted gross margin is the primary measure of segment profitability used by the CODM to assess performance and to allocate resources to the segments. Research and development costs incurred that generate marketable intellectual property (“
IP
”) are added back to the gross margin to arrive at the adjusted gross margin. Certain customer contracts that generate lower gross margin (revenue less direct costs including fringe and overheard costs) than the thresholds set by the management are accepted as the work performed for these customer contracts also simultaneously generates reusable code and other IP that is used in the execution of future customer contracts that may potentially generate higher gross margin, or enhances the marketability of the products due to additional functionality or features.
The tables below present the Company’s operating segment results of operations for the following periods:

	Successor
	Year Ended December 31, 2021
	Cyber & Engineering	Analytics	Total
Revenues	$74,879	$70,699	$145,578
Segment adjusted gross margin	17,480	31,756	49,236
Segment adjusted gross margin %	23%	45%	34%
Research and development costs excluded from segment adjusted gross margin			(8,282)
Equity-based compensation excluded from segment adjusted gross margin			(6,886)
Operating expenses:
Selling, general and administrative			106,507
Research and development			6,033

Operating loss			(78,472)
Net increase in fair value of derivatives			33,353
Loss on extinguishment of debt			2,881
Interest expense			7,762

Loss before taxes			$(122,468)

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

	Successor
	Period from May 22, 2020 through December 31, 2020
	Cyber & Engineering	Analytics	Total
Revenues	$15,584	$15,968	$31,552
Segment adjusted gross margin	3,570	7,799	11,369
Segment adjusted gross margin %	23%	49%	36%
Research and development costs excluded from segment adjusted gross margin			(2,694)
Operating expenses:
Selling, general and administrative			7,909
Research and development			530
Transaction expenses			10,091

Operating loss			(9,855)
Interest expense			616

Loss before taxes			$(10,471)

The following table presents the assets by segment as of the following periods:

	Successor				Successor
	December 31, 2021				December 31, 2020
	Cyber & Engineering	Analytics	Corporate	Total	Cyber & Engineering	Analytics	Corporate	Total
Total assets	$74,808	$154,085	$154,429	$383,322	$73,225	$143,978	$1,162	$218,365

The Predecessor 2020 Period and Predecessor 2019 Period each comprise a single reportable segment. As a result, segment reporting for those periods is not presented.
Note U—Related Party Transactions
The Company incurred expenses related to consulting services provided by the affiliates of AE of $1,001 and $414 during the years ended December 31, 2021 and December 31, 2020, respectively.
On February 4, 2021, the Company signed a teaming agreement with Gryphon Technologies, an affiliate of AE, to develop the best management and technical approach for certain solicitations with the DHS. Gryphon Technologies was acquired by ManTech International Corporation on December 10, 2021 and subsequent to the acquisition, Gryphon Technologies was no longer deemed to be an affiliate of AE.
On March 17, 2021, the Company signed a confidential disclosure agreement with Redwire Space, Inc. (“Redwire”) to engage in discussions concerning a potential business relationship between the two parties. Redwire is an affiliate of AE.
On April 22, 2021, the Company entered into an agreement with Redwire to establish a Space Cyber Range capability that leverages Redwire’s Advanced Configurable Open-system Research Network and BigBear.ai’s capabilities in developing offensive and defensive solutions and techniques for security research across multiple platforms, architectures, and network links.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

On July 1, 2021, the Company entered into a memorandum of understanding with UAV Factory, an affiliate of AE, whereby BigBear.ai will develop AI/ML capabilities for UAV Factory’s unmanned systems and components use in autonomous operations within the commercial and defense markets.
During the year ended December 31, 2021, the Successor paid or accrued $181 as compensation expense for the members of the board of directors, including aggregate fair value of $86 of Parent’s Class A Units, which is reflected in the selling, general and administrative expenses within the consolidated statements of operations. During the year ended December 31, 2020, the Successor paid or accrued $56 as compensation expense for the board of directors, including aggregate fair value of $25 of Parent’s Class A Units.
During the period from May 22, 2020 through December 31, 2020, the Successor accrued $650 as compensation expense settled in Parent’s Class A units for services related to the acquisition of PCI provided by Peter Cannito, Chairman of the Company’s Board of Directors, which is reflected in the transaction expenses within the consolidated statements of operations.
There were no related-party transactions during the Predecessor Periods.
Note V—Subsequent Events
The Company has evaluated subsequent events from the date of the consolidated balance sheets through the date the consolidated financial statements were issued on March 31, 2022.
On February 22, 2022, the Company entered into an agreement with the Glazer Investors and Meteora Investors to terminate each of their respective FPAs and redeem the associated shares, which resulted in the Company repurchasing 5.0 million shares for $50,625, or $10.125 per share. These shares were repurchased using restricted cash that was held in escrow at the date of the Merger.
In March 2022, the Company repurchased approximately 2.5 million shares from the Highbridge Investors to terminate their respective FPAs and redeem the associated shares. The Company paid $24,901, or $10.15 per share, to repurchase these shares. These shares were repurchased using restricted cash that was held in escrow at the date of the Merger.
On February 23, 2022, the Tenor Investors exercised their right to sell to the Company approximately 2.5 million shares which constituted all shares held by the Tenor Investors. As of the end of the first quarter of 2022, the Company repurchased all of these shares using restricted cash that was held in escrow at the date of the Merger.

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(
unaudited; in thousands, except share and per share data
)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$59,978	$68,900
Restricted cash	—	101,021
Accounts receivable, less allowance for doubtful accounts of $43 as of March 31, 2022 and December 31, 2021	26,624	28,605
Contract assets	2,934	628
Prepaid expenses and other current assets	6,601	7,028

Total current assets	96,137	206,182

Non-current assets:
Property and equipment, net	1,335	1,078
Goodwill	91,636	91,636
Intangible assets, net	81,976	83,646
Other non-current assets	741	780

Total assets	$271,825	$383,322

Liabilities and equity
Current liabilities:
Accounts payable	$6,625	$5,475
Short-term debt, including current portion of long-term debt	3,074	4,233
Accrued liabilities	17,042	10,735
Contract liabilities	2,792	4,207
Derivative liabilities	—	44,827
Other current liabilities	623	541

Total current liabilities	30,156	70,018

Non-current liabilities:
Long-term debt, net	190,853	190,364
Deferred tax liabilities	422	248
Other non-current liabilities	343	324

Total liabilities	221,774	260,954

Commitments and contingencies (Note I)
Stockholders’ equity:
Common stock, par value $0.0001; 500,000,000 shares authorized and 125,613,424 shares issued at March 31, 2022 and 135,566,227 at December 31, 2021	14	14
Additional paid-in capital	257,602	253,744
Treasury stock, at cost 9,952,803 shares at March 31, 2022 and — shares at December 31, 2021	(57,350)	—
Accumulated deficit	(150,215)	(131,390)

Total stockholders’ equity	50,051	122,368

Total liabilities and stockholders’ equity	$271,825	$383,322

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(
unaudited; in thousands, except share and per share data
)

	Three Months Ended March 31,
	2022	2021
Revenues	$36,390	$35,570
Cost of revenues	26,523	25,290

Gross margin	9,867	10,280
Operating expenses:
Selling, general and administrative	22,020	10,114
Research and development	2,874	928
Transaction expenses	1,399	—

Operating loss	(16,426)	(762)
Net decrease in fair value of derivatives	(1,263)	—
Interest expense	3,555	1,860
Other expense (income)	30	(1)

Loss before taxes	(18,748)	(2,621)
Income tax expense (benefit)	77	(184)

Net loss	$(18,825)	$(2,437)

Basic net loss per share	$(0.14)	$(0.02)
Diluted net loss per share	$(0.14)	$(0.02)
Weighted-average shares outstanding:
Basic	131,882,556	105,000,000
Diluted	131,882,556	105,000,000
The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
C
ONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUIT
Y
(
unaudited; in thousands, except share data
)

	Common Stock		Additional	Treasury	Accumulated	Total stockholders’
	Shares	Amount	paid in capital	stock	deficit	equity
As of December 31, 2020 *	105,000,000	$11	$108,224	$—	$(7,838)	$100,397
Net loss	—	—	—	—	(2,437)	(2,437)
Equity-based compensation expense	—	—	25	—	—	25

As of March 31, 2021	105,000,000	$11	$108,249	$—	$(10,275)	$97,985

	Common Stock		Additional	Treasury	Accumulated	Total stockholders’
	Shares	Amount	paid in capital	stock	deficit	equity
As of December 31, 2021	135,556,227	$14	$253,744	$—	$(131,390)	$122,368
Net loss	—	—	—	—	(18,825)	(18,825)
Equity-based compensation expense	—	—	3,858	—	—	3,858
Repurchase of shares as a result of Forward Share Purchase Agreements	(9,952,803)	—	—	(57,350)	—	(57,350)

As of March 31, 2022	125,603,424	$14	$257,602	$(57,350)	$(150,215)	$50,051

*
The units of the Company prior to the Merger (as defined in Note A—Description of the Business) have been retroactively restated to reflect the exchange ratio established in the Merger (computed as 105,000,000 shares of Common Stock to 100 Company units).

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(
unaudited; in thousands
)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(18,825)	$(2,437)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	1,772	1,921
Amortization of debt issuance costs	523	143
Equity-based compensation expense	3,858	25
Deferred income tax expense (benefit)	174	(202)
Net decrease in fair value of derivatives	(1,263)	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	1,981	(1,442)
(Increase) decrease in contract assets	(2,306)	897
Decrease (increase) in prepaid expenses and other assets	432	(653)
Increase in accounts payable	1,150	174
Increase in accrued liabilities	6,307	2,316
(Decrease) increase in contract liabilities	(1,415)	130
Increase in other liabilities	83	21

Net cash (used in) provided by operating activities	(7,529)	893

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(224)
Purchases of property and equipment	(359)	(170)

Net cash used in investing activities	(359)	(394)

Cash flows from financing activities:
Repurchase of shares as a result of forward share purchase agreements	(100,896)	—
Repayment of short-term borrowings	(1,159)	—
Repayment of term loan	—	(275)

Net cash used in financing activities	(102,055)	(275)

Net (decrease) increase in cash and cash equivalents and restricted cash	(109,943)	224
Cash and cash equivalents and restricted cash at the beginning of period	169,921	9,704

Cash and cash equivalents and restricted cash at the end of the period	$59,978	$9,928

	March 31, 2022	December 31, 2021
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$59,978	$68,900
Restricted cash	—	101,021

Cash and cash equivalents and restricted cash at end of the period	$59,978	$169,921

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Note A—Description of the Business
BigBear.ai Holdings, Inc. (
“BigBear.ai”
or the
“Company”
) is a leader in the use of Artificial Intelligence (
“AI”
) and Machine Learning (
“ML”
) for decision support. Our products and services are widely used by government agencies in the United States to support many of the nation’s most critical defense and intelligence capabilities. We also support several commercial customers by integrating our solutions to turn data into actionable information for operational decision making. Unless otherwise indicated, references to “we”, “us” and “our” refer collectively to BigBear.ai Holdings, Inc. and its consolidated subsidiaries. We operate in two reportable segments: Cyber & Engineering and Analytics.
On December 7, 2021, the previously announced merger (
“Merger”
) with GigCapital4, Inc. (
“GigCapital4”
) was consummated pursuant to the business combination agreement (the
“Agreement”
) dated June 4, 2021, as amended in July 2021 and December 2021, by and between GigCapital4 Merger Sub Corporation (the
“Merger Sub”
), a wholly owned subsidiary of GigCapital4, BigBear.ai Holdings, and Parent. Immediately prior to the stockholder vote for the Merger, GigCapital4 executed a series of Forward Share Purchase Agreements (
“FPAs”
) with certain investors. Included within the FPAs is a provision that each of the participants would not redeem their shares and instead would hold the shares for a period of up to three months following the consummation of the Merger, at which time they will have the right to sell the shares to the Company for $10.15 per share. Upon the closing of the Merger, GigCapital4 was renamed to BigBear.ai, Holdings Inc., the SEC registrant. As a result of the Merger, the Company received aggregate gross proceeds of $101,958 from GigCapital4’s trust account and PIPE Proceeds, and issued $200,000 of unsecured convertible notes that are convertible into 17,391,304 shares of the Company’s common stock at an initial Conversion Price of $11.50 (refer to Note F—Debt for detail). Proceeds from the Merger were partially used to fund the $114,393 repayment of the Antares Loan and Merger transaction costs and other costs paid through the funds flow of $9,802, consisting of marketing, legal and other professional fees.
The Merger is accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. For accounting purposes, the Merger is treated as the equivalent of BigBear.ai Holdings issuing equity for the net assets of GigCapital4 followed by a recapitalization. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity (BigBear.ai) represent the continuation of the consolidated financial statements of BigBear.ai Holdings in many respects.
Immediately prior to the closing of the Merger, but following the consummation of GigCapital4’s domestication to a Delaware corporation, the authorized capital stock of GigCapital4 consisted of 501,000,000 shares, including (i) 500,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock. 135,566,227 shares of common stock and no shares of the preferred stock were outstanding as of December 31, 2021. At the effective time of the Merger, 100 units of BigBear.ai Holdings were cancelled and automatically deemed for all purposes to represent the Parent’s right to receive, in the aggregate, $75 million in cash and shares in GigCapital4, and Parent exchanged its 100 units of BigBear.ai Holdings for 105,000,000 shares of BigBear.ai’s common stock. In addition, 8,000,000 shares of PIPE financing were issued and 1,495,320 shares were issued to certain advisors. AE Industrial Partners, LP (
“AE”
) became the majority stockholder of the Company, via its ownership of PCISM Ultimate Holdings, LLC (subsequently renamed to BBAI Ultimate Holdings, LLC,
“Parent”
), following the close of the Merger (83.5%).

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Note B—Summary of Significant Accounting Policies
Basis of Presentation
We prepared these consolidated financial statements in accordance with U.S. generally accepted accounting principles (
“GAAP”
) for interim financial information, the instructions to Form
10-Q
and Article 10 of U.S. Securities and Exchange Commission (
“SEC”
) Regulation
S-X.
Accordingly, they do not include all information and notes required by GAAP for complete financial statements. Amounts presented within the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages, units, shares, per unit, and per share amounts.
In the opinion of management, these consolidated financial statements reflect all adjustments that are of a normal recurring nature necessary for a fair presentation of our results of operations, financial condition, and cash flows for the interim periods presented. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base these estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Our actual results may differ materially from these estimates. Significant estimates inherent in the preparation of our consolidated financial statements include, but are not limited to, accounting for revenue and cost recognition; evaluation of goodwill; intangible assets; and other assets for impairment; income taxes; equity-based compensation; fair value measurements; and contingencies. We eliminate intercompany balances and transactions in consolidation.
The results of operations for the interim periods presented are not necessarily indicative of results to be expected for the full year or future periods. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form
10-K
for the year ended December 31, 2021.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the
“JOBS Act”
) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Recently Adopted Accounting Pronouncements
In October 2021, the FASB issued ASU
No. 2021-08,
Business Combinations
(“
ASC 805
”),
Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
(“
ASU
2021-08
”). Upon the issuance of ASU
No. 2014-09,
Revenue from Contracts with Customers
(“
ASC 606
”), which provides a single comprehensive accounting model on revenue recognition for contracts with customers, stakeholders indicated that there are differing views on whether the concept of a performance obligation introduced by ASC 606 should be used to determine whether a contract liability is recognized in a business combination from revenue contracts. Before the adoption date of ASC 606, a liability for deferred revenue was generally recognized in an acquirer’s financial statements if it represented a legal obligation. The amendments in ASU
2021-08
address how to determine whether a contract liability is recognized by the acquirer in a business combination. Additionally, stakeholders raised questions about how to apply ASC 805 to contracts with a customer acquired in a business. Under current practice, the timing of payment for a revenue contract may subsequently affect the amount of post-acquisition revenue recognized by the acquirer. For example, if two revenue contracts with identical performance obligations are acquired but one contract is paid upfront before the acquisition and the other contract is paid over the contract term after the acquisition, the amount of revenue recognized by the acquirer after the business combination likely would differ between the two acquired contracts. The amendments in ASU
2021-08
resolve this inconsistency by providing specific guidance on how to recognize and measure acquired contract assets and contract liabilities from revenue contracts in a business combination. The new guidance will be effective for the years beginning after December 15, 2022. The Company prospectively adopted ASU
2021-08
as of January 1, 2022.
Note C—Fair Value of Financial Instruments
Cash and cash equivalents, accounts receivable, contract assets, prepaid expenses and other current assets, accounts payable, short-term debt, including the current portion of long-term debt, accrued expenses, contract liabilities, and other current liabilities are reflected on the consolidated balance sheets at amounts that approximate fair value because of the short-term nature of these financial assets and liabilities.
Private warrants and written put options are valued using a modified Black-Scholes option pricing model (
“OPM”
), which is considered to be a Level 3 fair value measurement. See the Note L—Warrants for information on the Level 3 inputs used to value the private warrants and the Note J—Written Put Option for information on the Level 3 inputs used to value the written put options.
The table below presents the financial liabilities measured at fair value on a recurring basis:

		March 31, 2022
	Balance Sheet Caption	Level 1	Level 2	Level 3	Total
Private warrants	Other non-current liabilities	$—	$—	$337	$337
Written put options	Derivative liabilities	—	—	—	—

		December 31, 2021
	Balance Sheet Caption	Level 1	Level 2	Level 3	Total
Private warrants	Other non-current liabilities	$—	$—	$319	$319
Written put options	Derivative liabilities	—	—	44,827	44,827

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

The changes in the fair value of the Level 3 liabilities are as follows:

	Level 3
	Private warrants	Written put options
December 31, 2021	$319	$44,827
Changes in fair value	18	(1,281)
Settlements	—	(43,546)

March 31, 2022	$337	$—

Note D—Prepaid expenses and other current assets
The table below presents details on prepaid expenses and other current assets:

	March 31, 2022	December 31, 2021
Prepaid insurance	$3,347	$4,265
Prepaid expenses	2,386	2,217
Pre-contract costs 1	868	546

Total prepaid expenses and other current assets	$6,601	$7,028

1
Costs incurred to fulfill a contract in advance of the contract being awarded are included in prepaid expenses and other current assets if we determine that those costs relate directly to a contract or to an anticipated contract that we can specifically identify and contract award is probable, the costs generate or enhance resources that will be used in satisfying performance obligations, and the costs are recoverable (referred to as pre-contract
costs).

Pre-contract
costs that are initially capitalized in prepaid assets and other current assets are generally recognized as cost of revenues consistent with the transfer of products or services to the customer upon the receipt of the anticipated contract. All other pre-contract
costs, including
start-up
costs, are expensed as incurred. As of March 31, 2022 and December 31, 2021, $868 and $546 of
pre-contract
costs were included in prepaid expenses and other current assets, respectively.
Note E—Accrued Liabilities
The table below presents details on accrued liabilities:

	March 31, 2022	December 31, 2021
Payroll accruals	$10,767	$9,011
Accrued interest	3,833	842
Other accrued expenses	2,442	882

Total accrued liabilities	$17,042	$10,735

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Note F—Debt
The table below presents the Company’s debt balances:

	March 31, 2022	December 31, 2021
Convertible Notes	$200,000	$200,000
Bank of America Senior Revolver	—	—
D&O Financing Loan	3,074	4,233

Total debt	203,074	204,233

Less: unamortized issuance costs	9,147	9,636

Total debt, net	193,927	194,597

Less: current portion	3,074	4,233

Long-term debt, net	$190,853	$190,364

Bank of America Senior Revolver
On December 7, 2021 (the “
Closing Date
”), the Company entered into a new senior credit agreement with Bank of America, N.A. (the
“Bank of America Credit Agreement”
), providing the Company with a $50.0 million senior secured revolving credit facility (the
“Senior Revolver”
). Proceeds from the Senior Revolver will be used to fund working capital needs, capital expenditures, and other general corporate purposes. The Senior Revolver matures on December 7, 2025 (the
“Maturity Date”
).
The Senior Revolver is secured by a pledge of 100% of the equity of certain of the Company’s wholly owned subsidiaries and a security interest in substantially all of the Company’s tangible and intangible assets. The Senior Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day
notice, referred to as the “swing loans.” Any issuance of letters of credit or making of a swing loan will reduce the amount available under the revolving credit facility. The Company may increase the commitments under the Senior Revolver in an aggregate amount of up to the greater of $18.8 million or 100% of consolidated adjusted EBITDA plus any additional amounts so long as certain conditions, including compliance with the applicable financial covenants for such period, in each case on a pro forma basis, are satisfied.
Borrowings under the Senior Revolver bear interest, at the Company’s option, at:

(i)
A Base Rate plus a Base Rate Margin of 2.00%. Base Rate is a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50%, (b) the prime rate of Bank of America, N.A., and (c) Bloomberg Short-Term Yield Index (“
BSBY
”) Rate plus 1.00%; or

(ii)	The BSBY Rate plus a BSBY Margin of 1.00%.
The Base Rate Margin and BSBY Margin are subject to adjustment based on the Company’s Secured Net Leverage Ratio after March 31, 2022. The Company is also required to pay unused commitment fees and letter of credit fees under the Bank of America Credit Agreement.
The Bank of America Credit Agreement requires the Company to meet certain financial and other covenants. As of March 31, 2022, the Company remained compliant with the covenant requirements.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

As of March 31, 2022, the Company had not drawn on the Line of Credit. Unamortized debt issuance costs of $511 were recorded on the balance sheet and are presented in other non-current
assets.
Convertible Notes
Upon consummation of the Merger, the Company issued $200.0 million of unsecured convertible notes (the
“Convertible Notes”
) to certain investors. The Convertible Notes bear interest at a rate of 6.0% per annum, payable semi-annually, and not including any interest payments that are settled with the issuance of shares, are convertible into 17,391,304 shares of the Company’s common stock at an initial Conversion Price of $11.50. The Conversion Price is subject to adjustments, including but not limited to, a Conversion Rate Reset 180 days after November 30, 2021 should certain daily volume-weighted average price thresholds be met. The Convertible Note financing matures on December 15, 2026.
The Company may, at its election, force conversion of the Convertible Notes after December 15, 2022 and prior to October 7, 2026 if the trading price of the Company’s common stock exceeds 130% of the conversion price for 20 out of the preceding 30 trading days and the
30-day
average daily trading volume ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to $3.0 million for the first two years after the initial issuance of the Convertible Notes and $2.0 million thereafter. Upon such conversion, the Company will be obligated to pay all regularly scheduled interest payments, if any, due on the converted Convertible Notes on each interest payment date occurring after the conversion date for such conversion to, but excluding, the maturity date (such interest payments, an “
Interest Make-Whole Payments
”). In the event that a holder of the Convertible Notes elects to convert the Convertible Notes (a) prior to December 15, 2024, the Company will be obligated to pay an amount equal to twelve months of interest or (b) on or after December 15, 2024 but prior to December 15, 2025, any accrued and unpaid interest plus any remaining amounts that would be owed up to, but excluding, December 15, 2025. The Interest Make-Whole Payments will be payable in cash or shares of the common stock at the Company’s election, as set forth in the Indenture.
Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the conversion rate will be increased in certain circumstances for a holder who elects, or has been forced, to convert its Convertible Notes in connection with such corporate events.
If a Fundamental Change (as defined in the Convertible Note indenture) occurs prior to the maturity date, holders of the Convertible Notes will have the right to require the Company to repurchase all or any portion of their Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
The Convertible Notes require the Company to meet certain financial and other covenants. As of March 31, 2022, the Company was in compliance with all covenants.
As of March 31, 2022, the Company has an outstanding balance of $200.0 million related to the Convertible Notes, which is recorded on the balance sheet net of approximately $9.1 million of unamortized debt issuance costs.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

D&O Financing Loan
On December 8, 2021, the Company entered into a $4,233 loan (the
“D&O Financing Loan”
) with AFCO Credit Corporation to finance the Company’s directors and officers insurance premium. The D&O Financing Loan has an interest rate of 1.50% per annum and a maturity date of December 8, 2022.
Note G—Leases
The Company is obligated under operating leases for certain real estate and office equipment assets. Certain leases contained predetermined fixed escalation of minimum rents at rates ranging from 2.5% to 5.4% per annum and renewal options that could extend certain leases to up to five additional years.
Note H—Income Taxes
The table below presents the effective income tax rate for the following periods:

	Three Months Ended March 31,
	2022	2021
Effective tax rate	(0.4)%	7.0%
The Company was taxed as a corporation for federal, state, and local income tax purposes for the three months ended March 31, 2022 and as a limited liability company which elected to be taxed as a corporation for federal, state, and local income tax purposes for the three months ended March 31, 2021. The effective tax rate for the three months ended March 31, 2022 differs from the U.S. federal income tax rate of 21.0% primarily due to state and local corporate income taxes as well as the valuation allowance that was established during 2021. The effective tax rate for the three months ended March 31, 2021 differs from the U.S. federal income tax rate of 21.0% primarily due to non-deductible
transaction expenses, offset by state and local corporate income taxes.
Note I—Commitments and Contingencies
Contingencies in the Normal Course of Business
Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Legal Proceedings
The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s consolidated balance sheets, consolidated statements of operations, or cash flows
Note J—Written Put Option
Immediately prior to the stockholder vote for the Merger, GigCapital4 executed a series of FPAs with Highbridge Tactical Credit Master Fund. L.P. and Highbridge SPAC Opportunity Fund, L.P. (the “
Highbridge

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Investors
”), Tenor Opportunity Master Fund Ltd. (“
Tenor
”), and Glazer Capital, LLC and Meteora Capital, LLC (the “
Glazer Investors
”, together with the Highbridge Investors and Tenor, the “
Investors
”). The FPAs provide that each of the Investors would not redeem their shares and instead would hold the shares for a period of up to three months following the consummation of the Merger, at which time they will have the right to sell the shares to the Company for $10.15 per share (the “
Written Put Option
”). The Investors could sell shares on the open market before the end of the three-month period provided that the share price was at least $10.00 per share. If the Investors sold any shares in the open market within the first month of the three-month period and at a price greater than $10.05 per share, the Company would pay the Investors $0.05 per share sold.
The following table indicates the aggregate number of shares of common stock subject to the FPAs by each Investor:

December 6, 2021
Highbridge Investors	2,453,195
Tenor	2,499,608
Glazer Investors	5,000,000

Total shares	9,952,803

During the three months ended March 31, 2022, the Company settled the derivative liability associated with the Written Put Option by repurchasing all 9,952,803 shares of its common stock at the Investors’ request. Certain of the Investors requested for their shares to be repurchased prior to the end of the three-month period at a reduced price per share. As a result, 5,000,000 shares were repurchased at $10.125 per share. Of the $101,021 previously presented as restricted cash on the Company’s consolidated balance sheets on December 31, 2021, $100,896 was released from the escrow account to settle the obligation to Investors and the remaining $125 was reclassified to cash and cash equivalents.
The table below presents the value of the Written Put Option under the Black-Scholes OPM using the following assumptions as of the following date:

December 31, 2021
Value of the written put options	$4.50
Exercise price	$10.15
Common stock price	$5.66
Expected option term (in years)	0.18
Expected volatility	66.00%
Risk-free rate of return	0.06%
Expected annual dividend yield	—%

As of December 31, 2021, the Written Put Option had a fair value of $44,827 and was presented on the consolidated balance sheets as a derivative liability. During the three months ended March 31, 2022, the derivative liability was remeasured to its intrinsic value at each date that the underlying shares were repurchased. The resulting gain of $1,281 is presented in net decrease in fair value of derivatives on the consolidated statements of operations for the three months ended March 31, 2022. The intrinsic value of the Written Put Option upon settlement was $43,546 and was recognized directly in equity.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Note K—Stockholders’ Equity
Common stock
The table below presents the details of the Company’s authorized common stock as of the following periods:

	March 31, 2022	December 31, 2021
Common stock:
Authorized shares of common stock	500,000,000	500,000,000
Common stock par value per share	$0.0001	$0.0001
Common stock outstanding at the period end	125,613,424	135,566,227
Treasury Stock
During the three months ended March 31, 2022, the Company repurchased 9,952,803 shares at a cost of $57,350 to settle the Company’s obligations under the FPAs. These shares are measured at cost and presented as treasury stock on the consolidated balance sheets and consolidated statements of stockholders’ equity.
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Company’s preferred stock or any class or series of stock having a preference over or the right to participate with the Company’s common stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Company’s common stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Company’s Board in its discretion shall determine.
Voting Rights
Each outstanding share of the Company’s common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights.
Conversion or Redemption Rights
The Company’s common stock is neither convertible nor redeemable.
Liquidation Rights
Upon the Company’s liquidation, the holders of the Company’s common stock are entitled to receive prorata the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of the Company’s preferred stock then outstanding.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Preferred stock

The table below presents the details
of
the Company’s authorized preferred stock as of the following periods:

	March 31, 2022	December 31, 2021
Preferred stock:
Authorized shares of preferred stock	1,000,000	1,000,000
Preferred stock par value per share	$0.0001	$0.0001
Preferred stock outstanding at the period end	—	—
The Company’s Board may, without further action
by
the Company’s stockholders,
fro
m time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Company’s common stock. Satisfaction of any dividend preferences of outstanding shares of the Company’s preferred stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s common stock. Upon the affirmative vote of a majority of the total number of directors then in office, the Company’s Board may issue shares of the Company’s preferred stock with voting and conversion rights which could adversely affect the holders of shares of the Company’s common stock.
Note L—Warrants
Public Warrants
Each public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire on December 7, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company may call the public warrants for redemption as follows: (1) in whole and not in part; (2) at a price of $0.01 per warrant; (3) upon a minimum of 30 days’ prior written notice of redemption; (4) if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus available throughout the
30-day
notice period; and (5) only if the last reported closing price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the Company public warrants to do so on a “cashless basis.”
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including stock dividends, stock splits, extraordinary dividends, consolidation, combination, reverse stock split or reclassification of shares of the Company’s common stock or other similar event. In no event will the Company be required to net cash settle the warrant shares.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

As of March 31, 2022 and December 31, 2021, there were 11,959,939 public warrants issued and outstanding.
Private Warrants
The terms and provisions of the public warrants above also apply to the private warrants. If the private warrants are held by holders other than GigAcquisitions4, LLC (“
Sponsor
”), Oppenheimer & Co. Inc. and Nomura Securities International, Inc. (together, the
“Underwriters”
), or any respective permitted transferees, the private warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants. The Sponsor, the Underwriters, and any respective permitted transferees have the option to exercise the private warrants on a cashless basis.
The table below presents the value of the private warrants under the Black-Scholes OPM using the following assumptions as of the following dates:

	March 31, 2022	December 31, 2021
Fair value of each private warrant	$0.92	$0.87
Exercise price	$11.50	$11.50
Common stock price	$8.24	$5.66
Expected option term (in years)	4.68	4.94
Expected volatility	22.20%	39.50%
Risk-free rate of return	2.41%	1.25%
Expected annual dividend yield	—%	—%
As of March 31, 2022, the private warrants have a fair value of $337 and are presented on the consolidated balance sheets within other non-current
liabilities. The loss recognized as a result of the change in fair value of $18 is presented in net decrease in fair value of derivatives on the consolidated statements of operations for the three months ended March 31, 2022.
As of March 31, 2022 and December 31, 2021, there were 366,533 private warrants issued and outstanding.
Note M—Equity-Based Compensation
Class A Units granted to Board of Directors
Certain members of the Board of Directors of the Company have elected to receive compensation for their services as a board member in stock, Class A units of the Parent. The number of units granted or to be granted by the Parent are determined by dividing the compensation payable for the quarter by the fair value of the Class A units at the end of each respective quarter. The total value of the Class A units granted to such Board of Directors for the three months ended March 31, 2022 and three months ended March 31, 2021 was $— and $25, respectively, and is reflected in the selling, general and administrative expenses within the consolidated statements of operations.
Class B Unit Incentive Plan
In February 2021, the Company’s Parent adopted a compensatory benefit plan (the
“Class
 B Unit Incentive Plan”
) to provide incentives to directors, managers, officers, employees, consultants, advisors, and/or other service providers of the Company’s Parent or its Subsidiaries in the form of the Parent’s Class B Units

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

(
“Incentive Units”
). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (
“Tranche I,” “Tranche II,” and “Tranche III”
). Tranche I Incentive Units are subject to performance-based, service-based, and market-based conditions. The grant date fair value for the Incentive Units was $5.19 per unit.
The assumptions used in determining the fair value of the Incentive Units at the grant date are as follows:

February 16, 2021
Volatility	57.0%
Risk-free interest rate	0.1%
Expected time to exit (in years)	1.6
On July 29, 2021, the Company’s Parent amended the Class B Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the
“Merger Agreement”
) dated June 4, 2021. The Company’s Parent also amended the Class B Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class B Unit Incentive Plan, rather than only upon the occurrence of an Exit Sale, subject to the market-based condition stipulated in the Class B Unit Incentive Plan prior to its amendment.
Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The performance conditions required to vest per the amended Incentive Plan remain improbable until they occur due to the unpredictability of the events required to meet the vesting conditions. As such events are not considered probable until they occur, recognition of equity-based compensation for the Incentive Units is deferred until the vesting conditions are met. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their modification date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
The modification date fair value of the Incentive Units was $9.06 per unit. The assumptions used in determining the fair value of the Incentive Units at the modification date are as follows:

July 29, 2021
Volatility	46.0%
Risk-free interest rate	0.2%
Expected time to exit (in years)	1.2
The volatility used in the determination of the fair value of the Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Company.
On December 7, 2021, the previously announced merger was consummated. As a result, the Tranche I and Tranche III Incentive Units immediately became fully vested and the performance condition for the Tranche II Incentive Units was met. The fair value determined at the date of the amendment of the Class B Unit Incentive Plan was immediately recognized as compensation expense on the vesting date for Tranches I and III. Compensation expense for the Tranche II Incentive Units is recognized over the derived service period of 30 months from the modification date, which resulted in approximately 17.0% of the compensation expense for Tranche II being recognized during the year ended December 31, 2021. The remaining compensation expense for the Tranche II Incentive Units will be recognized over the remaining service period of approximately 25 months.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

During the three months ended March 31, 2022, the Company’s Parent modified the vesting conditions for one former employee. Under the original terms of the grant agreements, Incentive Units are forfeited upon separation. Due to the amended agreement, the Incentive Units held by the former employee will continue to vest through the vesting date. The result of the amended agreement is an accounting modification that resulted in 100% of the compensation expense being recognized for the former employee based on the modification date fair value. The incremental compensation cost recognized as a result of the modification was $219 during the three months ended March 31, 2022. The total compensation expense recognized by the Company for Tranche II Incentive Units, including the effects of the modification, was $2,706 during the three months ended March 31, 2022, of which $2,353 was recognized in selling, general and administrative expense and $353 in cost of revenues.
The table below presents the activity in Tranche II of the Class B Units:

Unvested and outstanding as of December 31, 2021	3,760,000
Vested	(100,000)
Forfeited	(50,000)

Unvested and outstanding as of March 31, 2022	3,610,000

As of March 31, 2022, there was approximately $19,957 of unrecognized compensation costs related to Tranche II Incentive Units, which is expected to be recognized over a weighted average period of 1.83 years.
Stock Options
On December 7, 2021, the Company adopted the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (the
“Plan”
). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by providing eligible employees, prospective employees, consultants, and non-employee
directors of the Company the opportunity to receive stock- and cash-based incentive awards.
During the three months ended March 31, 2022, pursuant to the Plan, the Company’s Board of Directors granted certain grantees Stock Options to purchase shares of the Company’s common stock at an exercise price of $7.00. The Stock Options vest over four years with 25% vesting on the one year anniversary of the grant date and then 6.25% per each quarter thereafter during years two, three and four. Vesting is contingent upon continued employment or service to the Company and is accelerated in the event of death, disability, or a change in control, subject to certain conditions; both the vested and unvested portion of a Grantee’s Option will be immediately forfeited and cancelled if the Grantee ceases employment or service to the Company. The Stock Options expire on the 10th anniversary of the grant date.
The table below presents the fair value of the Stock Options as estimated on the grant date using the Black-Scholes OPM using the following assumptions:

March 30, 2022
Stock Options grant date
Number of Stock Options granted	424,017
Fair value of the Stock Options on the grant date	$4.67
Expected option term (in years)	6.26
Expected volatility	54.0%
Risk-free rate of return	2.4%
Expected annual dividend yield	—%

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

The table below presents the activity in the Stock Options:

	Stock Options Outstanding	Weighted- Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Unvested and outstanding as of December 31, 2021	482,000	$9.99	10.0	$—
Granted	424,017	7.00		—
Vested	—	—		—
Forfeited	(12,031)	9.99		—

Unvested and outstanding as of March 31, 2022	893,986	$8.57	9.7	$526

Stock Options vested and exercisable as of March 31, 2022	—	$—	0.0	$—

The intrinsic value of the Stock Options as of March 31, 2022 was $526. The Company recognizes equity-based compensation expense for the Options equal to the fair value of the awards on a straight-line basis over the service based vesting period. As of March 31, 2022, there was approximately $4,236 of unrecognized compensation costs related to the Options, which is expected to be recognized over a weighted average period of 3.84 years.
Restricted Stock Units
During the three months ended March 31, 2022, pursuant to the Plan, the Company’s Board of Directors communicated the key terms and committed to grant Restricted Stock Units (
“RSUs”
) to certain employees and nonemployee directors. The Company granted 2,836,023 RSUs to employees during the three months ended March 31, 2022. RSUs granted to employees generally vest over four years, with 25% vesting on the one year anniversary of the grant date and then 6.25% per each quarter thereafter during years two, three and four. RSUs granted to nonemployee directors vest 100% on the one year anniversary of the grant date. Vesting of RSUs is accelerated in the event of death, disability, or a change in control, subject to certain conditions
The table below presents the activity in the RSUs:

	RSUs Outstanding	Weighted-Average Grant Date Fair Value Per Share
Unvested and outstanding as of December 31, 2021	403,300	$10.03
Granted	2,836,023	5.32
Vested	(3,591)	5.20
Forfeited	(87,458)	5.47

Unvested and outstanding as of March 31, 2022	3,148,274	$5.92

As of March 31, 2022, there was approximately $17,608 of unrecognized compensation costs related to the RSUs, which is expected to be recognized over a weighted average period of 3.67 years.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Performance Stock Units
On December 7, 2021, pursuant to the Plan, the Company’s Board of Directors communicated the key terms and committed to grant Performance Stock Units (
“PSUs”
) to an employee. The grant date of this award is December 7, 2021. The percentage of vesting is based on achieving certain performance criteria during each of the four fiscal years ended December 31, 2022 through December 31, 2025, provided that the employee remains in continuous service on each vesting date. Vesting will not occur unless a minimum performance criteria threshold is achieved. There is a maximum of 37,500 PSUs available to vest during each of the four performance periods. The Company did not grant any PSUs during the three months ended March 31, 2022.
The table below presents the activity in the PSUs:

	PSUs Outstanding	Weighted-Average Grant Date Fair Value Per Share
Unvested and outstanding as of December 31, 2021	150,000	$10.03
Granted	—	—
Vested	—	—
Forfeited	—	—

Unvested and outstanding as of March 31, 2022	150,000	$10.03

The Company recognized $103 of equity-based compensation expense for the PSUs during the three months ended March 31, 2022. As of March 31, 2022, there was approximately $248 of unrecognized compensation costs related to the PSUs, which is expected to be recognized over a weighted average period of 0.71 years.
Stock-based Compensation Expense
The table below present the total stock compensation expense recognized for Class A and B Units, Stock Options, RSUs and PSUs in selling, general and administrative expense, cost of revenues, and research and development for the following periods:

	Three Months Ended March 31,
	2022	2021
Stock compensation expense in selling, general and administrative	$3,071	$25
Stock compensation expense in cost of revenues	700	—
Stock compensation expense in research and development	87	—

Total stock compensation expense	$3,858	$25

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Note N—Net Loss Per Share
The numerators and denominators of the basic and diluted net loss per share are computed as follows (in thousands, except per share, unit and per unit data):

	Three Months Ended March 31,
Basic and diluted net loss per share	2022	2021
Numerator:
Net loss	$(18,825)	$(2,437)
Denominator:
Weighted average Shares outstanding—basic and diluted	131,882,556	105,000,000

Basic and diluted net loss per Share	$(0.14)	$(0.02)

As of March 31, 2022, there were outstanding Stock Options to purchase 893,986 shares of common stock at a weighted-average exercise price of $8.57, outstanding private warrants and public warrants to convert to 366,533 shares and 11,959,939 shares, respectively, of common stock at a price of $11.50 per share, convertible notes to convert to 17,931,304 shares of common stock at an initial conversion price of $11.50, and outstanding restricted stock units and performance stock units representing the right to receive 3,148,274 shares and 150,000 shares of common stock, respectively. Because of the net loss incurred during the three months ended March 31, 2022, the impacts of dilutive instruments would have been anti-dilutive for the period presented and have been excluded from loss per share calculations. There were no potentially dilutive instruments for the three months ended March 31, 2021.
On April 7, 2022, the Company issued 649,976 shares of common stock as part of the transaction to acquire ProModel Corporation. Refer to Note R—Subsequent Events for more information on this acquisition.
Note O—Revenues
All revenues were generated within the United States of America.
The table below presents total revenues by contract type for the following periods:

	Three Months Ended March 31,
	2022	2021
Time and materials	$23,998	$28,843
Firm fixed price	8,097	6,727
Cost-plus	4,295	—

Total revenues	$36,390	$35,570

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Concentration of Risk
Revenue earned from customers contributing in excess of 10% of total revenues are presented in the tables below for the following periods:

	Three Months Ended March 31, 2022
	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$7,264	$—	$7,264	20%
Customer B	4,497	—	4,497	12%
Customer C (1)	—	5,351	5,351	15%
All others	5,572	13,706	19,278	53%

Total revenues	$17,333	$19,057	$36,390	100%

	Three Months Ended March 31, 2021
	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$8,342	$—	$8,342	23%
Customer B	3,755	—	3,755	11%
Customer C (1)	—	—	—	—%
All others	6,462	17,011	23,473	66%

Total revenues	$18,559	$17,011	$35,570	100%

(1)	Customers that contributed in excess of 10% of consolidated revenues in any period presented have been included in all periods presented for comparability.
Contract Balances
The table below presents the contract assets and contract liabilities included on the consolidated balance sheets for the following periods:

	March 31, 2022	December 31, 2021
Contract assets	$2,934	$628
Contract liabilities	$2,792	$4,207
The change in contract assets between December 31, 2021 and March 31, 2022 was primarily driven by services rendered for Analytics customers that are yet to be invoiced. The change in contract liability balances between December 31, 2021 and March 31, 2022 was primarily driven by services performed for an Analytics customer that had a large contract liability balance at December 31, 2021. Revenue recognized in the three months ended March 31, 2022 that was included in the contract liability balance as of December 31, 2021 wa
s $
4,207.
When the Company’s estimate of total costs to be incurred to satisfy a performance obligation exceeds the expected revenue, the Company recognizes the loss immediately. When the Company determines that a change in estimate has an impact on the associated profit of a performance obligation, the Company records the cumulative positive or negative adjustment in the consolidated statements of operations. Changes in estimates

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

and assumptions related to the status of certain long-term contracts may have a material effect on the Company’s operating results.
The following table summarizes the impact of the net estimates at completion (
“EAC”
) adjustments on the Company’s operating results:

	Three Months Ended March 31,
	2022	2021
Net EAC Adjustments, before income taxes	$20	$224
Net EAC Adjustments, net of income taxes	$16	$177
Net EAC Adjustments, net of income taxes, per diluted share	$—	$—
Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders and generally includes the funded and unfunded components of contracts that have been awarded. As of March 31, 2022, the aggregate amount of the transaction price allocated to remaining performance obligations was $136 million. The Company expects to recognize approximately 97% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Note P—Reportable Segment Information
The Company has determined that it operates in two operating and reportable segments, Cyber & Engineering and Analytics, as the Chief Operating Decision Maker (
“CODM”
) reviews financial information presented for both segments on a disaggregated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Adjusted gross margin is the primary measure of segment profitability used by the CODM to assess performance and to allocate resources to the segments. Research and development costs incurred that generate marketable intellectual property (“
IP
”) and equity-based compensation are added back to the gross margin to derive the adjusted gross margin. Certain customer contracts that generate lower gross margin (revenue less direct costs including fringe and overheard costs) than the thresholds set by management are accepted as the work performed for these customer contracts also simultaneously generates reusable code and other IP that is used in the execution of future customer contracts that may potentially generate higher gross margin, or enhances the marketability of the products due to additional functionality or features.

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

The tables below present the Company’s operating segment results of operations for the following periods:

	Three Months Ended March 31, 2022
	Cyber & Engineering	Analytics	Total
Revenues	$17,333	$19,057	$36,390
Segment adjusted gross margin	3,745	8,927	12,672
Segment adjusted gross margin %	22%	47%	35%
Research and development costs excluded from segment adjusted gross margin			(2,105)
Equity-based compensation excluded from segment adjusted gross margin			(700)
Operating expenses:
Selling, general and administrative			22,020
Research and development			2,874
Transaction expenses			1,399

Operating loss			(16,426)
Net decrease in fair value of derivatives			(1,263)
Interest expense			3,555
Other expense			30

Loss before taxes			$(18,748)

	Three Months Ended March 31, 2021
	Cyber & Engineering	Analytics	Total
Revenues	$18,559	$17,011	$35,570
Segment adjusted gross margin	4,209	8,299	12,508
Segment adjusted gross margin %	23%	49%	35%
Research and development costs excluded from segment adjusted gross margin			(2,228)
Operating expenses:
Selling, general and administrative			10,114
Research and development			928

Operating loss			(762)
Interest expense			1,860
Other income			(1)

Loss before taxes			$(2,621)

The following table presents the assets by segment as of the following periods:

	March 31, 2022				December 31, 2021
	Cyber & Engineering	Analytics	Corporate	Total	Cyber & Engineering	Analytics	Corporate	Total
Total assets	$74,533	$153,231	$44,061	$271,825	$74,808	$154,085	$154,429	$383,322

BIGBEAR.AI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited; in thousands of U.S. dollars unless stated otherwise)

Note Q—Related Party Transactions
The Company incurred expenses related to consulting services provided by the affiliates of AE of $— and $225 during the three months ended March 31, 2022 and March 31, 2021, respectively.
On February 4, 2021, the Company signed a teaming agreement with Gryphon Technologies, an affiliate of AE, to develop the best management and technical approach for certain solicitations with the DHS. Gryphon Technologies was acquired by ManTech International Corporation on December 10, 2021 and subsequent to the acquisition, Gryphon Technologies was no longer deemed to be an affiliate of AE.
On March 17, 2021, the Company signed a confidential disclosure agreement with Redwire Space, Inc. (
“Redwire”)
to engage in discussions concerning a potential business relationship between the two parties. Redwire is an affiliate of AE.
On April 22, 2021, the Company entered into an agreement with Redwire to establish a Space Cyber Range capability that leverages Redwire’s Advanced Configurable Open-system Research Network and BigBear.ai’s capabilities in developing offensive and defensive solutions and techniques for security research across multiple platforms, architectures, and network links.
On July 1, 2021, the Company entered into a memorandum of understanding with Edge Autonomy Holdings, LLC (
“Edge”
and formerly known as UAV Factory), an affiliate of AE, whereby BigBear.ai will develop AI/ML capabilities for Edge’s unmanned systems and components use in autonomous operations within the commercial and defense markets.
During the three months ended March 31, 2022, the Company paid or accrued $586 as compensation expense for the members of the Board of Directors, including equity-based compensation related to the RSUs of $322, which is reflected in the selling, general and administrative expenses within the consolidated statements of operations. During the three months ended March 31, 2021, the Company paid or accrued $50 as compensation expense for the Board of Directors, including aggregate fair value of $25 of Parent’s Class A Units.
Note R—Subsequent Events
The Company has evaluated subsequent events from the date of the consolidated balance sheets through the date the consolidated financial statements were issued on May 12, 2022.
On April 7, 2022, the Company’s subsidiary BigBear.ai, LLC acquired ProModel Corporation, a leader in simulation-based predictive and prescriptive analytic software for process improvement enabling organizations to make better decisions, for $16.1 million, subject to certain adjustments. The acquisition was funded through a combination of cash on hand and newly issued shares of common stock of the Company. The Company plans to align ProModel Corporation under its Analytics business segment. For risks related to the transaction, see Item 1A — Risk Factors —Risks Related to Our Business and Industry — We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments — included in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

Securities and Exchange Commission registration fee	$124,098
Accounting fees and expenses	70,000
Legal fees and expenses	200,000
Financial printing and miscellaneous expenses	180,000

Total	$574,098

Item 14. Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.
BigBear.ai Intermediate Holdings, LLC and BigBear.ai, LLC are organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended and Restated Limited Liability Company Agreements of BigBear.ai Intermediate Holdings, LLC and BigBear.ai, LLC provide for the indemnification of any member, manager or officer to the fullest extent permitted by the Delaware Limited Liability Company Act, except that neither entity will indemnify a member, manager or officer if the damage, loss or liability arises from such member, manager or officer’s fraud, gross negligence, willful misconduct, intentional and material breach of the respective entity’s limited liability company agreement or any other agreement between such member, manager or officer and the respective entity, or, in the case of a criminal matter, knowingly unlawful action.
NuWave Solutions, L.L.C. and PCI Strategic Management, LLC are organized under the laws of the State of Maryland. Maryland law allows a limited liability company to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness. The Amended and Restated Operating Agreements, as amended, of each of NuWave Solutions, L.L.C. and PCI Strategic Management, LLC provide for the indemnification of any member, manager or officer to the fullest extent permitted by the Maryland Limited Liability Company Act, except that neither entity will indemnify a member, manager or officer if the damage, loss or liability arises from such member, manager or officer’s fraud, gross negligence, willful misconduct, intentional and material breach of the respective entity’s operating agreement or any other agreement between such member, manager or officer and the respective entity or, in the case of a criminal matter, knowingly unlawful action.

ProModel Government Solutions, Inc. is incorporated under the laws of the State of Utah. Pursuant to the Utah Revised Business Corporation Act, a corporation has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of such corporation, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. ProModel Government Solutions, Inc.’s Amended and Restated Bylaws provide that the entity’s board of directors, in its sole discretion, shall have the power, on behalf of the entity, to indemnify to the fullest extent authorized under the Utah Revised Business Corporation Act any person made a party to an action, suit or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a director, officer or employee of the entity.
Open Solutions Group, LLC is organized under the laws of the State of Virginia. The Virginia Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding. The Amended and Restated Operating Agreement of Open Solutions Group, LLC provides for the indemnification of any member, manager or officer to the fullest extent permitted by the Virginia Limited Liability Company Act, except that the entity will not indemnify a member, manager or officer if the damage, loss or liability arises from such member, manager or officer’s fraud, gross negligence, willful misconduct, intentional and material breach of the entity’s operating agreement or any other agreement between such member, manager or officer and the entity or, in the case of a criminal matter, knowingly unlawful action.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 15. Recent Sales of Unregistered Securities.
The 2026 Convertible Notes issued in connection with the Closing of the Business Combination are convertible into up to 23,709,503 shares of Company Common Stock.
On November 29, 2021, GigCapital4 and an affiliate of BBAI Holdings, AE BBAI Aggregator, LP, a Delaware limited partnership (the “
AE Subscriber
”), entered into a Backstop Subscription Agreement (the “
Backstop Subscription Agreement
”) whereby the AE Subscriber committed to purchase at the Closing up to 7,500,000 shares of Company Common Stock at a per share purchase price of $10.00, for a maximum total amount of $75,000,000 (the “
Original Subscription Amount
”). As previously disclosed in the Current Report on
Form 8-K filed
on December 7, 2021, on December 6, 2021, GigCapital4 and the AE Subscriber entered into the First Amendment to Backstop Subscription Agreement whereby they agreed to amend the Backstop Subscription Agreement to provide that the AE Subscriber committed to purchase 8,000,000 shares of Company Common Stock for an aggregate purchase price of $80,000,000. On December 7, 2021, the AE Subscriber purchased, and the Company issued to the AE Subscriber, 8,000,000 shares of Company Common Stock.
In addition, on December 7, 2021, on December 6, 2021, GigCapital4 entered into payment agreements with each of Oppenheimer & Co. Inc. (“
Oppenheimer
”), Nomura Securities International, Inc. (“
Nomura
”) and BMO Capital Markets Corp. (“
BMO
”). In addition, on December 6, 2021, GigCapital4, BBAI Holdings and William Blair & Company, L.L.C. (“
William
 Blair
”) entered into a payment agreement. Collectively, these payment agreements are referred to as the “
Payment Agreements
.”

The Payment Agreements provide that the Company, at the Closing, will pay cash and issue shares of Company Common Stock to each of Oppenheimer, Nomura, BMO and William Blair, as (i) consideration for the services (a) rendered by Oppenheimer, BMO and William Blair as placement agents to GigCapital4, (b) rendered by BMO as financial advisor to GigCapital4, and (c) rendered by William Blair as financial advisor to BBAI Holdings; and (ii) settlement for the deferred underwriting commissions due and owing at the Closing by the Company to Oppenheimer and Nomura. The amount of cash and shares of Company Common Stock are as follows:

	Cash	Number of Shares of Stock
Oppenheimer	$8,338,560.00	833,856
BMO	$2,480,000.00	248,000
Nomura	$1,004,640.00	100,464
William Blair	$3,130,000.00	313,000
On December 7, 2021, the Company issued the above number of shares of Company Common Stock to the above-named parties to the Payment Agreements.
The sales of these securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The purchasers of the securities acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. The registrant believes that all recipients of securities in these transactions were accredited investors, sophisticated investors, or had adequate access, through their relationships with the registrant, to information about the registrant. The sales of these securities were made without any general solicitation or advertising. No underwriters were involved in the issuance of these securities.
There were no sales of unregistered equity securities during the three months ended March 31, 2022.
The following table provides information about our repurchases of our common stock during the three months ended March 31, 2022.

Period	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Share Purchased as Part of Publicly Announced Plans Or Programs	Approximate Dollar Value of Shares That May Yet be Purchased Under the Plans or Programs
January 1, 2022 to January 31, 2022	—	$—	—	$—
February 1, 2022 to February 28, 2022	5,000,000	10.13	—	—
March 1, 2022 to March 31, 2022	4,952,803	10.15	—	—

Total	9,952,803	$10.14	—	$—

Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.

Exhibit Number	Description

2.1†**	Agreement and Plan of Merger, dated as of June 4, 2021, as amended by the Amendment to Merger Agreement, dated August 6, 2021, by and among GigCapital4, Inc., GigCapital4 Merger Sub Corporation, BigBear.ai Holdings, LLC and BBAI Ultimate Holdings, LLC (included as Annex A to the definitive Proxy Statement filed by GigCapital4, Inc. on November 5, 2021).

Exhibit Number	Description

2.2†**	Amendment No. 2 to Merger Agreement, dated as of November 29, 2021 (incorporated by reference to Exhibit 10.1 filed on the Company’s Current Report on Form 8-K, filed by GigCapital4, Inc. on November 30, 2021 and on Exhibit 2.2 to BigBear.ai Holdings, Inc.’s Form 8-K filed on December 13, 2021, respectively).

3.1**	Second Amended and Restated Certificate of Incorporation of BigBear.ai Holdings, Inc., filed with the Secretary of State of the State of Delaware on December 7, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

3.2**	Amended and Restated Bylaws of BigBear.ai Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

3.3**	Certificate of Formation of BigBear.ai Intermediate Holdings, LLC (f/k/a Lake Finance, LLC), as amended by the Certificate of Amendment dated April 30, 2021, changing the entity’s name to BigBear.ai Intermediate Holdings, LLC.

3.4**	Amended and Restated Limited Liability Company Agreement of BigBear.ai Intermediate Holdings, LLC, dated as of April 30, 2021.

3.5**	Certificate of Formation of BigBear.ai, LLC (f/k/a Lake Acquisition, LLC), amended by the Certificate of Amendment dated April 30, 2021, changing the entity’s name to BigBear.ai, LLC, the Certificate of Merger of PCISM Intermediate Holdings, LLC merging with and into Lake Acquisition, LLC dated December 21, 2020, and Certificate of Merger of PCISM Intermediate II Holdings, LLC and PCISM Holdings, LLC merging with and into Lake Acquisition, LLC, dated December 21, 2020.

3.6**	Amended and Restated Limited Liability Company Agreement of BigBear.ai, LLC, dated as of April 30, 2021.

3.7**	Articles of Organization of NuWave filed with the State Department of Assessments and Taxation of Maryland on September 30, 1999 and the Articles of Amendment of NuWave, dated January 28, 2021.

3.8**	Third Amended and Restated Operating Agreement of NuWave Solutions, L.L.C., dated as of June 20, 2020, as amended by Amendment No. 1 to the Third Amended and Restated Operating Agreement, dated as of December 21, 2020.

3.9**	Articles of Organization of PCI Strategic Management, LLC, dated September 12, 2007.

3.10**	Second Amended and Restated Operating Agreement of PCI Strategic Management, LLC, dated as of December 21, 2020.

3.11**	Articles of Incorporation of ProModel Government Solutions, Inc. filed with the Utah Department of Commerce, Division of Corporations & Commercial Code on August 4, 1988, the Articles of Restatement of the Articles of Incorporation of ProModel filed with the Division on June 24, 1994, the Articles of Merger of ProModel filed with the Division on April 14, 2000 and the Articles of Amendment to Articles of Incorporation of ProModel, dated December 23, 2020.

3.12**	Amended and Restated Bylaws of ProModel Government Solutions, Inc., dated as of December 21, 2020.

3.13**	Articles of Entity Conversion of Open Solutions Group, Inc. filed with the Virginia State Corporation Commission on December 1, 2020, including the Plan of Entity Conversion attached thereto as Attachment A, the Articles of Organization of Open Solutions attached to the Plan of Entity Conversion as Exhibit A, and the Certificate of Entity Conversion issued by the Commission on December 1, 2020.

3.14**	Amended and Restated Operating Agreement of Open Solutions Group, LLC, dated as of December 2, 2020.

Exhibit Number	Description

4.1**	Warrant Agreement, dated as of February 8, 2021, between Continental Stock Transfer & Trust Company and the GigCapital4, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by GigCapital4, Inc. on February 12, 2021).

4.2**	Indenture, dated December 7, 2021, between Wilmington Trust, National Association and GigCapital4, Inc., relating to the 6.00% Convertible Notes due 2026 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

4.3**	Form of 2026 Convertible Note (included in Exhibit 4.2).

5.1**	Opinion of Kirkland & Ellis LLP.

5.2**	Opinion of Ballard Spahr LLP.

10.1**	Form of Amended and Restated Convertible Note Subscription Agreement and form of Revised Indenture (incorporated by reference to Exhibit 10.3 filed on the Company’s Current Report on Form 8-K filed by the Registrant on November 30, 2021).

10.2#**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.3#**	BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.4#	Form of BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Grant Notice (Employees).

10.5#	Form of BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan Stock Option Grant Notice.

10.6#	Form of BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Grant Notice (Non-Employee Director).

10.7#**	BigBear.ai Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.8#**	Form of Employee Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.9#**	Form of Non-Employee Director Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.10#**	Form of Nonqualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.11#**	Form of Performance Stock Unit Agreement (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.12**	Backstop Subscription Agreement, dated as of November 29, 2021, by and between GigCapital4, Inc. and AE BBAI Aggregator, LP (incorporated by reference to Exhibit 10.2 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on November 30, 2021).

10.13**	First Amendment to Backstop Subscription Agreement, dated as of December 6, 2021, by and between GigCapital4, Inc. and AE BBAI Aggregator, LP (incorporated by reference to Exhibit 10.1 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

Exhibit Number	Description

10.14**	Payment Agreement, dated December 6, 2021, by and between GigCapital4, Inc. and Oppenheimer & Co. Inc. (incorporated by reference to Exhibit 10.3 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.15**	Payment Agreement, dated December 6, 2021, by and between GigCapital4, Inc. and Nomura Securities International, Inc. (incorporated by reference to Exhibit 10.4 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.16**	Payment Agreement, dated December 6, 2021, by and between GigCapital4, Inc. and BMO Capital Markets Corp. (incorporated by reference to Exhibit 10.5 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.17**	Payment Agreement, dated December 6, 2021, by and among GigCapital4, Inc., BBAI Ultimate Holdings, LLC and William Blair & Company, L.L.C. (incorporated by reference to Exhibit 10.6 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.18**	Amended and Restated Investor Rights Agreement, dated December 6, 2021, by and among GigCapital4, Inc., BBAI Ultimate Holdings, LLC, AE BBAI Aggregator, LP, GigAcquisitions4, LLC, Oppenheimer & Co. Inc., Nomura Securities International, Inc., BMO Capital Markets Corp., William Blair & Company, L.L.C., and Other Holders (as defined in the Amended and Restated Investor Rights Agreement) (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.19**	Credit Agreement, dated as of December 7, 2021, by and among BigBear.ai Holdings, Inc., the other borrowers party thereto from time to time, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.20#**	Employment Agreement, dated as of October 23, 2020, between PCI Strategic Management, LLC, and Joshua Kinley (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.21#**	Offer Letter, dated as of May 22, 2020, on behalf of AE Industrial Partners Fund II, L.P., to Dr. Louis R. Brothers (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.22**	Forward Share Purchase Agreement, dated October 21, 2021, by and among GigCapital4, Inc. and Tenor Opportunity Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on October 22, 2021).

10.23**	Termination of the Forward Share Purchase Agreement, dated February 22, 2022, by and among BigBear.ai Holdings, Inc., Glazer Capital, LLC and Meteora Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on form 8-K filed by BigBear.ai Holdings, Inc. on February 23, 2022).

16.1**	Letter from BPM LLP to Securities and Exchange Commission, dated December 13, 2021 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

21.1	Subsidiaries of the Registrant.

22.1**	List of Guarantor Subsidiaries.

23.1	Consent of Grant Thornton LLP.

Exhibit Number	Description

23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3**	Consent of Ballard Spahr LLP (included in Exhibit 5.2).

24.1**	Power of Attorney (included on the signature page of this Registration Statement on Form S-1).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee.

101.INS**	Inline XBRL Instance Document.

101.SCH**	Inline XBRL Taxonomy Extension Schema Document.

101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104**	Cover Page Interactive Data File (as formatted as Inline XBRL and contained in Exhibit 101).

107**	Filing Fee Table.

#	Indicates a management contract or compensatory plan, contract or arrangement.
†
Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

**	Previously filed.
Item 17. Undertakings
The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of registration statement filed with the Securities and Exchange Commission (the “
Commission
”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 19th day of May 2022.

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Joshua Kinley
	Name:	Joshua Kinley
	Title:	Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement, has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

* Dr. Louis R. Brothers	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2022

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer (Principal Financial Officer)	May 19, 2022

* Sean Ricker	Corporate Controller (Principal Accounting Officer)	May 19, 2022

* Sean Battle	Director	May 19, 2022

* Pamela Braden	Director	May 19, 2022

* Peter Cannito	Director	May 19, 2022

* Dr. Raluca Dinu	Director	May 19, 2022

* Paul Fulchino	Director	May 19, 2022

* Jeffrey Hart	Director	May 19, 2022

* Dorothy D. Hayes	Director	May 19, 2022

* Ranaan I. Horowitz	Director	May 19, 2022

Signature	Position	Date

* Dr. Avi Katz	Director	May 19, 2022

* Kirk Konert	Director	May 19, 2022

*By:	/s/ Joshua Kinley
Name:	Joshua Kinley
Title:	Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 19th day of May 2022.

BIGBEAR.AI INTERMEDIATE HOLDINGS, LLC

By:	BigBear.ai Holdings, Inc., its Sole Member

By:	/s/ Joshua Kinley
Name: Joshua Kinley
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

* Dr. Louis R. Brothers	Chief Executive Officer and Manager (Principal Executive Officer)	May 19, 2022

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 19, 2022

*By:	/s/ Joshua Kinley
Name:	Joshua Kinley
Title:	Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 19th day of May 2022.

BIGBEAR.AI, LLC

By:	BigBear.ai Intermediate Holdings, LLC, its Sole Member

By:	/s/ Joshua Kinley
Name: Joshua Kinley
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

* Dr. Louis R. Brothers	Chief Executive Officer and Manager (Principal Executive Officer)	May 19, 2022

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 19, 2022

*By:	/s/ Joshua Kinley
Name:	Joshua Kinley
Title:	Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 19th day of May 2022.

NUWAVE SOLUTIONS, L.L.C.

By:	BigBear.ai, LLC, its Sole Member

By:	/s/ Joshua Kinley
Name: Joshua Kinley
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

* Dr. Louis R. Brothers	Chief Executive Officer and Manager (Principal Executive Officer)	May 19, 2022

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 19, 2022

*By:	/s/ Joshua Kinley
Name:	Joshua Kinley
Title:	Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 19th day of May 2022.

PCI STRATEGIC MANAGEMENT, LLC

By:	BigBear.ai, LLC, its Sole Member

By:	/s/ Joshua Kinley
Name: Joshua Kinley
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

* Dr. Louis R. Brothers	Chief Executive Officer and Manager (Principal Executive Officer)	May 19, 2022

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 19, 2022

*By:	/s/ Joshua Kinley
Name:	Joshua Kinley
Title:	Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 19th day of May 2022.

PROMODEL GOVERNMENT SOLUTIONS, INC.

By:	NUWAVE Solutions, L.L.C., its Sole Shareholder

By:	/s/ Joshua Kinley
Name: Joshua Kinley
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	May 19, 2022

* Dr. Louis R. Brothers	Director	May 19, 2022

*By:	/s/ Joshua Kinley
Name:	Joshua Kinley
Title:	Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 19th day of May 2022.

OPEN SOLUTIONS GROUP, LLC

By:	NUWAVE Solutions, L.L.C., its Sole Member

By:	/s/ Joshua Kinley
Name: Joshua Kinley
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer and Manager (Principal Executive, Financial and Accounting Officer)	May 19, 2022

* Dr. Louis R. Brothers	Manager	May 19, 2022

*By:	/s/ Joshua Kinley
Name:	Joshua Kinley
Title:	Attorney-in-fact